As filed with the Securities and Exchange Commission on July 30, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUNLIGHT FINANCIAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	85-2599566 (I.R.S. Employer Identification No.)
101 N. Tryon Street
Suite 1000
Charlotte, NC 28246
(888) 315-0822
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry Edinburg
Chief Financial Officer
101 N. Tryon Street
Suite 1000
Charlotte, NC 28246
Tel: (888) 315-0822
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, to:
Matthew Potere Chief Executive Officer Sunlight Financial Holdings Inc. 101 N. Tryon Street Suite 1000 Charlotte, NC 28246 (888) 315-0822	G. Michael O’Leary Taylor E. Landry Hunton Andrews Kurth LLP 600 Travis Street Suite 4200 Houston, TX 77002 (713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price	Amount of Registration Fee(13)
Class A Common Stock, par value $0.0001 per share(2)	7,437,241	$8.14(11)	$60,539,141.74	$6,604.82
Class A Common Stock, par value $0.0001 per share(3)	25,000,000	$8.14(11)	$203,500,000.00	$22,201.85
Class A Common Stock, par value $0.0001 per share(4)	34,178,896	$8.14(11)	$278,216,213.44	$30,353.39
Class A Common Stock, par value $0.0001 per share(5)	1,712,711	$8.14(11)	$13,941,467.54	$1,521.02
Class A Common Stock, par value $0.0001 per share(6)	47,595,455	$8.14(11)	$387,427,003.70	$42,268.29
Class A Common Stock, par value $0.0001 per share(7)	17,250,000	$11.50	$198,375,000.00	$21,642.72
Class A Common Stock, par value $0.0001 per share(8)	9,900,000	$11.50	$113,850,000.00	$12,421.04
Class A Common Stock, par value $0.0001 per share(9)	627,780	$7.715	$4,843,322.70	$528.41
Warrants to purchase Class A Common Stock(10)	9,900,000	—(12)	—	—
Total			$1,260,692,149.12	$137,541.54

(1)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s Class A Common Stock that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Class A Common Stock, as applicable.

(2)
Consists of an aggregate of 7,437,241 outstanding shares of the Registrant’s Class A Common Stock that were issued to the Sponsor in connection with the initial public offering of the Registrant, 100,000 of which were subsequently transferred to two independent director nominees of Spartan at their original purchase price. These shares are being registered for resale on this Registration Statement.

(3)
Consists of an aggregate of 25,000,000 outstanding shares of the Registrant’s Class A Common Stock beneficially owned by a number of subscribers purchased from the Company, for a purchase price of $10.00 per share, pursuant to separate subscription agreements. These shares are being registered for resale on this Registration Statement.

(4)
Consists of an aggregate of 34,178,896 outstanding shares of the Registrant’s Class A Common Stock issued as consideration in connection with the Business Combination (as defined below), beneficially owned by affiliates of the Registrant and former equity holders of Sunlight LLC (as defined below). All of these shares were previously registered pursuant to the registration statement on Form S-4 (File No. 333-254589), as amended, effective as of June 17, 2021, reporting the Business Combination. These shares are being registered for resale on this Registration Statement.

(5)
Consists of an aggregate of 1,712,711 shares of the Registrant’s Class A Common Stock withheld, and expected to be withheld as vesting requirements are satisfied, by the Registrant for the tax purposes of certain recipients of Class A Common Stock as consideration in connection with the Business Combination. All of these shares were previously registered pursuant to the registration statement on Form S-4 (File No. 333-254589), as amended, effective as of June 17, 2021, reporting the Business Combination. These shares are being registered for sale by the Registrant on this Registration Statement.

(6)
Consists of an aggregate of 47,595,455 shares of the Registrant’s Class A Common Stock subject to issuance upon redemption of the 47,595,455 shares of Class C Common Stock (and equivalent number of Class EX Units (as defined below)) issued as consideration in connection with consummation of the Business Combination, including such shares and units that are subject to release from escrow as vesting requirements are satisfied. These shares are being registered for resale on this Registration Statement.

(7)
Consists of an aggregate of 17,250,000 shares of the Registrant’s Class A Common Stock issuable upon exercise of warrants that were issued to stockholders in connection with the initial public offering of the Registrant. Each whole warrant is currently exercisable for one share of the Registrant’s Class A Common Stock at a price of $11.50 per share. These shares are being registered for issuance on this Registration Statement.

(8)
Consists of an aggregate of 9,900,000 shares of the Registrant’s Class A Common Stock issuable upon exercise of certain private placement warrants issued to the Sponsor or that were transferred to affiliates of the Sponsor in connection with the initial public offering of the Registrant. Each whole warrant is currently exercisable for one share of the Registrant’s Class A Common Stock at a price of $11.50 per share. These shares are being registered for issuance and resale on this Registration Statement.

(9)
Consists of an aggregate of 627,780 shares of the Registrant’s Class A Common Stock issuable upon exercise of the Tech Capital Warrants (as defined below). Each such warrant is currently exercisable for one share of the Registrant’s Class A Common Stock at a price of $7.715 per share. All of these shares were previously registered pursuant to the registration statement on Form S-4 (File No. 333-254589), as amended, effective as of June 17, 2021, reporting the Business Combination. These shares are being registered for issuance on this Registration Statement.

(10)
Consists of warrants to purchase 9,900,000 shares of the Registrant’s Class A Common Stock issuable upon exercise of certain private placement warrants issued to the Sponsor or that were transferred to affiliates of the Sponsor in connection with the initial public offering of the Registrant. Each whole warrant is currently exercisable for one share of the Registrant’s Class A Common Stock at a price of $11.50 per share. These warrants are being registered for resale on this Registration Statement.

(11)
Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock quoted on the New York Stock Exchange on July 29, 2021 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

(12)
Pursuant to Rule 457(i), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants and no separate fee payable for the warrants.

(13)
Calculated by multiplying the proposed maximum aggregate offering price of the securities to be registered by 0.0001091.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the Registration Statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 30, 2021
PRELIMINARY PROSPECTUS
Sunlight Financial Holdings Inc.
Up to 143,702,083 Shares of
Class A Common Stock
9,900,000 Warrants to Purchase
Class A Common Stock

This prospectus relates to the issuance by us of (i) up to an aggregate of 17,250,000 shares of our Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) that are issuable upon the exercise of our publicly-traded warrants (the “public warrants”), (ii) up to 9,900,000 shares of our Class A Common Stock issuable upon exercise of private placement warrants issued to Spartan Acquisition Sponsor II LLC (the “private placement warrants” and, together with the public warrants, the “Sunlight Warrants”) at an exercise price of $11.50 per share, (iii) 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination (as defined below) and (iv) up to 627,780 shares of Class A Common Stock that are issuable upon the exercise of certain other warrants (the “Tech Capital Warrants”) at an exercise price of $7.715 per share.
This prospectus also relates to the sale from time to time of (A) 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination and resale from time to time of (B) upon the expiration of lock-up agreements, as applicable, up to 124,111,592 shares of our Class A Common Stock, including such shares subject to issuance upon redemption of our Class C Common Stock (and Class EX Units) on a one-for-one basis, by the selling stockholders named in this prospectus or their permitted transferees (the “Selling Stockholders”) and (C) up to 9,900,000 private placement warrants by the selling holders thereof (the “Selling Warrantholders,” together with the Selling Stockholders, the “Selling Securityholders”).
The Selling Securityholders may offer, sell or distribute all or a portion of the shares of Class A Common Stock and private placement warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
We will pay certain offering fees and expenses and fees in connection with the registration of the Class A Common Stock and private placement warrants and will not receive proceeds from the sale of the shares of Class A Common Stock or private placement warrants by the Selling Securityholders. We will receive the proceeds from any exercise of any warrants for cash.
Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”. On July 29, 2021, the closing price of our Class A Common Stock was $7.96 and the closing price of our publicly-traded warrants was $1.61.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 16 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August   , 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States:   We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the Registration Statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On July 9, 2021 (the “Closing Date”), Spartan Acquisition Corp. II, a Delaware corporation and our predecessor company (“Spartan”), consummated the previously announced merger pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of January 23, 2021 (the “Business Combination Agreement”), by and among Spartan, SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of Spartan (“MergerCo1”), SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“MergerCo2”), SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“Holdings I”), SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“Holdings II”), SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of Spartan (“Spartan Sub”), SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan Sub (“OpCo Merger Sub” and collectively with MergerCo1, MergerCo2, Holdings I, Holdings II and Spartan Sub, the “Spartan Subsidiaries”), Sunlight Financial LLC, a Delaware limited liability company (“Sunlight LLC”), FTV-Sunlight, Inc., a Delaware corporation (“FTV Blocker”), and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company (“Tiger Blocker,” and collectively with FTV Blocker, the “Blockers”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “Business Combination.” Pursuant to the terms of the Business Combination Agreement, at the closing of the Business Combination (the “Closing”), among other things:
(a)
OpCo Merger Sub merged with and into Sunlight LLC, with Sunlight LLC surviving the merger (the “OpCo Merger”);

(b)
immediately following the OpCo Merger, (i) MergerCo1 merged with and into FTV Blocker, with FTV Blocker surviving as a wholly owned subsidiary of Spartan (the “First FTV Blocker Merger”) and immediately thereafter, FTV Blocker merged with and into Holdings I, with Holdings I surviving the merger as a wholly owned subsidiary of Spartan (the “Second FTV Blocker Merger” and together with the First FTV Blocker Merger, the “FTV Blocker Mergers”) and (ii) MergerCo2 merged with and into Tiger Blocker, with Tiger Blocker surviving as a wholly owned subsidiary of Spartan (the “First Tiger Blocker Merger”) and immediately thereafter, Tiger Blocker merged with and into Holdings II, with Holdings II surviving the merger as a wholly owned subsidiary of Spartan (the “Second Tiger Blocker Merger” and together with the First Tiger Blocker Merger, the “Tiger Blocker Mergers,” and together with the FTV Blocker Mergers, the “Blocker Mergers”); and

(c)
immediately following the effective time of the Blocker Mergers (the “Blocker Mergers Effective Time”), Spartan contributed all of its remaining assets (other than the membership interests in each of Holdings I and Holdings II and the stock in Spartan Sub) to Spartan Sub and Spartan Sub in turn contributed such assets to Sunlight LLC in exchange for units representing limited liability company interests in Sunlight LLC designated as Class X Units (“Sunlight Class X Units”) and warrants of Sunlight LLC.
On the Closing Date, and in connection with the Closing, Spartan changed its name to Sunlight Financial Holdings Inc. The post-Business Combination company is organized in an “Up-C” structure, such that all of the material assets of the combined company are held by, and substantially all of Sunlight’s business operations are conducted by, Sunlight LLC, and the only material asset of Sunlight Financial Holdings Inc. (together with its wholly owned subsidiaries, Spartan Sub, Holdings I and Holdings II, “Sunlight”) will be its indirect equity interests in Sunlight LLC. Sunlight currently owns 84,837,655 (excludes 1,535,941 of units held by Sunlight in respect of net withholding for tax payments) Class X Units of Sunlight LLC, constituting 100% of the issued and outstanding Class X Units and approximately 64.1% of the outstanding Sunlight Units (as defined herein), and Spartan Sub controls Sunlight LLC as its sole managing member in accordance with the terms of the Sunlight A&R LLC Agreement (as defined herein).
The securities that are the subject of this prospectus are those that Sunlight is obligated to register pursuant to the registration obligations in the Subscription Agreements (as defined herein) and the Investor Rights Agreement (as defined herein), among other agreements.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Sunlight Financial Holdings,” “Sunlight,” “we,” “us,” “our” and similar terms refer to the post-Business Combination company Sunlight Financial Holdings Inc. and its consolidated subsidiaries (including Sunlight LLC). References to “Spartan” refer to our predecessor company prior to the consummation of the Business Combination.

CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this prospectus to:
•
“Apollo” are to Apollo Global Management, Inc. (NYSE: APO), a Delaware corporation, and its consolidated subsidiaries;

•
“Audit Committee” are to the audit committee of the Sunlight Board;

•
“Blocker Holders” are to the FTV Blocker Holder and Tiger Blocker Holder, collectively;

•
“Blocker Mergers” are to the FTV Blocker Mergers and the Tiger Blocker Mergers;

•
“Blocker Mergers Effective Time” are to the effective time of the Blocker Mergers;

•
“Blockers” are to FTV Blocker and Tiger Blocker;

•
“Business Combination” are to the transactions contemplated by the Business Combination Agreement;

•
“Business Combination Agreement” are to that certain Business Combination Agreement, dated as of January 23, 2021, by and among Spartan, MergerCo1, MergerCo2, Holdings I, Holdings II, Spartan Sub, OpCo Merger Sub, Sunlight LLC, FTV Blocker and Tiger Blocker;

•
“bylaws” are to the Amended and Restated Bylaws of Sunlight, effective as of July 9, 2021;

•
“CFPB” are to the Consumer Financial Protection Bureau;

•
“Class A Common Stock” are to Sunlight Financial Holdings’ Class A Common Stock, par value $0.0001 per share;

•
“Class A Units” are to, collectively, Class A-1 Units, Class A-2 Units and Class A-3 Units which represented limited liability company interests in Sunlight LLC prior to the Closing;

•
“Class B Common Stock” are to (a) prior to giving effect to the Second A&R Charter, Spartan’s Class B Common Stock, par value $0.0001 per share, and (b) after giving effect to the Second A&R Charter, Sunlight Financial Holdings’ Class B Common Stock, par value $0.0001 per share;

•
“Class B Units” are to Class B Units which represented limited liability company interests in Sunlight LLC prior to the Closing;

•
“Class C Common Stock” are to Sunlight Financial Holdings’ Class C Common Stock, par value $0.0001 per share;

•
“Class C Units” are to, collectively, Class C-1 Units, Class C-2 Units, Class C-2AD Units, Class C-3 Units and Class C-3AD Units which represented limited liability company interests in Sunlight LLC, prior to the Closing;

•
“Closing” are to the closing of the Business Combination;

•
“Closing Date” are to the date on which the Closing occurred;

•
“Code” are to the Internal Revenue Code of 1986, as amended;

•
“Common Stock” are to (a) prior to giving effect to the Business Combination, the Class A Common Stock and the Class B Common Stock, and (b) after giving effect to the Business Combination, the Class A Common Stock and the Class C Common Stock;

•
“Compensation Committee” are to the compensation committee of the Sunlight Board;

•
“COVID-19” are to the ongoing novel coronavirus pandemic;

•
“DGCL” are to the General Corporation Law of the State of Delaware;

•
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•
“FCRA” are to the Fair Credit Reporting Act;

•
“First FTV Blocker Merger” are to the merger of MergerCo1 with and into FTV Blocker, with FTV Blocker surviving the merger as a wholly owned subsidiary of Spartan;

•
“First Tiger Blocker Merger” are to the merger of MergerCo2 with and into Tiger Blocker, with Tiger Blocker surviving the merger as wholly owned subsidiary of Spartan;

•
“Flow-Through Sellers” are to the Unblocked Sunlight Unitholders and the holders of Sunlight LLC Warrants;

•
“FTV Blocker” are to FTV-Sunlight, Inc., a Delaware corporation;

•
“FTV Blocker Holder” are to FTV V, L.P., a Delaware limited partnership;

•
“FTV Blocker Mergers” are to the First FTV Blocker Merger and the Second FTV Blocker Merger;

•
“FTV Parties” are to the FTV Blocker Holder and its respective affiliates;

•
“Founder Shares” are to shares of our Class B Common Stock;

•
“GAAP” are to generally accepted accounting principles in the United States;

•
“Holdings I” are to SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan;

•
“Holdings II” are to SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan;

•
“home improvements” are to Sunlight’s line of business related to home improvements, such as roofing, siding, windows, doors, HVAC systems and insulation;

•
“initial stockholders” are to the holders of our Founder Shares, which included the Sponsor and our independent directors;

•
“Initial Public Offering” or “IPO” are to Spartan’s initial public offering of units, which closed on November 30, 2020;

•
“Investor Rights Agreement” are to that certain Investor Rights Agreement entered into concurrently with the Closing, by and among Sunlight Financial Holdings and certain stockholders named therein;

•
“IPO Registration Rights Agreement” are to that certain Registration Rights Agreement, dated as of November 24, 2020, by and among Spartan, the Sponsor and the other holders of our Founder Shares;

•
“IRS” are to the Internal Revenue Service;

•
“JOBS Act” are to the U.S. legislation Jumpstart Our Business Startups Act of 2012;

•
“Letter Agreement” are to that certain letter agreement, dated as of November 24, 2020, by and among Spartan, the Sponsor and Spartan’s officers and directors;

•
“Letter Agreement Amendment” are to that certain Amendment No. 1 to the Letter Agreement, dated as of January 23, 2021, by and among Spartan, the Sponsor and Spartan’s officers and directors;

•
“LTIP” are to the Sunlight Financial LLC 2017 Long-Term Incentive Plan, dated effective as of December 13, 2017, which was terminated in connection with the Closing;

•
“LTIP Unitholders” are to persons and entities who own LTIP Units (other than forfeited and unallocated LTIP Units);

•
“LTIP Units” are to units issued under the LTIP and having the terms set forth in the LTIP and the applicable award agreements granted certain employees and executive officers of Sunlight LLC pursuant to the LTIP prior to the Closing;

•
“management” or our “management team” are to our officers and directors;

•
“MergerCo1” are to SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of Spartan;

•
“MergerCo2” are to SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan;

•
“Note” are to the unsecured promissory note from an affiliate of the Sponsor for an aggregate of up to $300,000 to cover expenses related to the IPO;

•
“NYSE” are to the New York Stock Exchange;

•
“OpCo Merger” are to the merger of OpCo Merger Sub with and into Sunlight LLC, with Sunlight LLC surviving the merger as a subsidiary of Spartan Sub and with the Unblocked Sunlight Unitholders and the Blockers being the other owners of Sunlight;

•
“OpCo Merger Effective Time” are to the effective time of the OpCo Merger;

•
“OpCo Merger Sub” are to SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan Sub;

•
“PIPE Financing” are to the private offering of Class A Common Stock to certain investors in connection with the Business Combination;

•
“PIPE Funds” are to the proceeds from the PIPE Financing;

•
“PIPE Investor” are to each investor in the PIPE Financing, and “PIPE Investors” are to the investors, collectively, in the PIPE Financing;

•
“PIPE Shares” are to the shares of Class A Common Stock that are issued in the PIPE Financing;

•
“POS” are to point-of-sale;

•
“Preferred Stock” are to (a) prior to giving effect to the Business Combination, Spartan’s Preferred Stock, par value $0.0001 per share, and (b) after giving effect to the Business Combination, Sunlight Financial Holdings’ Preferred Stock, par value $0.0001 per share;

•
“Prior Sunlight LLC Agreement” are to the Fourth Amended and Restated Limited Liability Company Agreement of Sunlight, dated as of May 25, 2018, as amended or otherwise modified;

•
“private placement warrants” are to the warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO, which are exercisable for shares of Class Common Stock;

•
“Proprietary Information” are to intellectual property, trade secrets and confidential and proprietary information;

•
“public shares” are to shares of our Class A Common Stock;

•
“public stockholders” are to the holders of our public shares;

•
“public warrants” are to the public warrants of Sunlight, which are exercisable for shares of Class A Common Stock;

•
“Registration Statement” are to this registration statement on Form S-1, as it may be amended or supplemented from time to time;

•
“Restricted Stock” are to the shares of Class A Common Stock or Sunlight Class EX Units and corresponding number of shares of Class C Common Stock held by certain persons that are subject to lock-up transfer restrictions for specified periods;

•
“Sarbanes-Oxley Act” are to the Sarbanes Oxley Act of 2002;

•
“SEC” are to the U.S. Securities and Exchange Commission;

•
“Second A&R Charter” are to that certain Second Amended and Restated Certificate of Incorporation of Spartan adopted in connection with Closing;

•
“Second FTV Blocker Merger” are to the merger of FTV Blocker with and into Holdings I, with Holdings I surviving the merger as a wholly owned subsidiary of Spartan;

•
“Second Tiger Blocker Merger” are to the merger of Tiger Blocker with and into Holdings II, with Holdings II surviving the merger as wholly owned subsidiary of Spartan;

•
“Securities Act” are to the Securities Act of 1933, as amended;

•
“Sellers” are to the Blocker Holders and Flow-Through Sellers;

•
“solar systems” are to Sunlight’s residential energy solar systems line of business;

•
“Spartan” are to Spartan Acquisition Corp. II, a Delaware corporation, our predecessor company prior to the consummation of the Business Combination;

•
“Spartan Board” are to the former board of directors of Spartan;

•
“Spartan Charter” are to Spartan’s Amended and Restated Certificate of Incorporation;

•
“Spartan Sub” are to SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of Spartan;

•
“Spartan Subsidiaries” are to MergerCo1, MergerCo2, Holdings I, Holdings II, Spartan Sub and OpCo Merger Sub;

•
“Sponsor” are to Spartan Acquisition Sponsor II LLC, a Delaware limited liability company, which is an affiliate of a private investment fund managed by Apollo;

•
“Subscription Agreements” are to those certain separate subscription agreements, dated as of January 23, 2021, by and among Spartan and the investors named therein;

•
“Sunlight” are to are to Sunlight Financial Holdings Inc., a Delaware corporation, the name of Spartan after giving effect to the Business Combination, together with its wholly owned subsidiaries, Spartan Sub, Holdings I and Holdings II;

•
“Sunlight A&R LLC Agreement” are to that certain Fifth Amended and Restated Limited Liability Company Agreement of Sunlight LLC, entered into by and among Sunlight LLC, Sunlight, Spartan Sub and certain members named therein concurrently with the Closing;

•
“Sunlight Board” are to the board of directors of Sunlight;

•
“Sunlight Class EX Units” and “Class EX Units” are to a class of common units representing limited liability company interests in Sunlight LLC designated in the Sunlight A&R LLC Agreement as Class EX Units;

•
“Sunlight Class X Units” and “Class X Units” are to the units representing limited liability company interests in Sunlight LLC designated in the Sunlight A&R LLC Agreement as Class X Units;

•
“Sunlight Financial Holdings” are to Sunlight Financial Holdings Inc., a Delaware corporation, the name of Spartan after giving effect to the Business Combination, together with its wholly owned subsidiaries, Spartan Sub, Holdings I and Holdings II;

•
“Sunlight LLC” are to Sunlight Financial LLC, a Delaware limited liability company;

•
“Sunlight LLC Warrants” are to previously outstanding warrants to purchase units representing limited liability company interests in Sunlight LLC;

•
“Sunlight Platform” or “Orange®” are to Sunlight’s proprietary technology-enabled point-of-sale financing platform;

•
“Sunlight Units” are to the Sunlight Class X Units and the Sunlight Class EX Units;

•
“Sunlight Warrants” are to our public warrants and private placement warrants, collectively;

•
“Tax Receivable Agreement” are to that certain Tax Receivable Agreement, entered into by and among Sunlight Financial Holdings, the TRA Holders and the Agent, each as named therein, concurrently with the Closing;

•
“TCJ Act” are to the Tax Cuts and Jobs Act;

•
“Tech Capital Warrants” are to the outstanding warrants held by Tech Capital LLC, exercisable for an aggregate of 627,780 shares of Class A Common Stock at an exercise price of $7.715 per share;

•
“Tiger” are to Tiger Blocker Holder and Tiger Infrastructure Partners Sunlight Feeder LP, collectively;

•
“Tiger Blocker” are to Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company;

•
“Tiger Blocker Holder” are to Tiger Infrastructure Partners Co-Invest B LP, a Delaware limited partnership;

•
“Tiger Blocker Mergers” are to the First Tiger Blocker Merger and the Second Tiger Blocker Merger;

•
“Tiger Parties” are to Tiger Infrastructure Partners Sunlight Feeder LP, a Delaware limited partnership, Tiger Blocker and their respective affiliates;

•
“TRA Holders” are the Blocker Holders and the Unblocked Sunlight Unitholders;

•
“Transfer Agent” are to Continental Stock Transfer & Trust Company;

•
“Trust Account” are to the trust account that holds the proceeds (including interest not previously released to Spartan to pay its franchise and income taxes) from the IPO and a concurrent private placement of private placement warrants to the Sponsor;

•
“UDAAP” are to Section 1031 of the Dodd-Frank Act, which prohibits unfair, deceptive or abusive acts or practices;

•
“Unblocked Sunlight Unitholders” are to certain persons and entities, other than the Blockers, who own Sunlight Units (other than forfeited and unallocated Sunlight Units);

•
“vendors” are to Sunlight’s third party vendors; and

•
“VIE” are to variable interest entity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act in this prospectus and in documents incorporated by reference herein. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, except as otherwise required by applicable law, the Company specifically disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company.
The following factors, among others, could cause actual results to differ materially from forward-looking statements:
•
Sunlight’s success in retaining or recruiting, or changes in, its officers, key employees or directors;

•
changes in applicable laws or regulations;

•
the possibility that the COVID-19 pandemic may adversely affect the results of operations, financial position and cash flows of Sunlight;

•
technological changes;

•
data security breaches or other network outages;

•
Sunlight’s ability to remediate its material weakness in internal control over financial reporting;

•
the possibility that Sunlight may be adversely affected by other economic, business and/or competitive factors;

•
Sunlight’s failure to retain or replace existing contractors or to grow its contractor network;

•
increased costs related to being a public company;

•
Sunlight’s ability to either expand the commitments of its existing capital providers or find additional capital providers to fund additional volume; and

•
the risk that certain third-party service providers and vendors that Sunlight relies on may be unable or unwilling to provide their services or products.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about Sunlight’s plans, strategies and prospects, which are based on information available as of the date of this prospectus. Except to the extent required by applicable law, Sunlight undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.
Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Sunlight Financial Holdings,” “Sunlight Financial,” “Sunlight,” “we,” “us,” “our” and similar terms refer to the post-Business Combination company Sunlight Financial Holdings Inc. and its consolidated subsidiaries (including Sunlight LLC). References to “Spartan” refer to our predecessor company prior to the consummation of the Business Combination.
Sunlight
Sunlight is a business-to-business-to-consumer, technology-enabled point-of-sale (“POS”) financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting and attractive risk adjusted returns. These loans are facilitated by Sunlight’s proprietary technology platform, Orange® (the “Sunlight Platform” or “Orange®”), through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers. Since Sunlight’s founding in 2014, Sunlight has facilitated over $4.0 billion of loans through the Sunlight Platform in partnership with over 1,200 contractor relationships.
Sunlight’s core business is facilitating loans made by Sunlight’s various capital providers to the consumer customers of residential solar contractors. Sales of Sunlight-facilitated loan products are made by contractors in the context of selling residential solar systems to consumers, allowing homeowners to go solar with no money down, and in most cases, immediately saving money on their utility bills and often saving a significant amount of money over the life of their solar system. Sunlight’s revenue is primarily from platform fees earned on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the margin between the dealer fee charged to the contractor by Sunlight for each loan facilitated through Orange® and the discount at which Sunlight’s capital provider either funds or purchases such loan.
The mailing address of Sunlight’s principal executive office is 101 N. Tryon Street, Suite 1000, Charlotte, North Carolina 28246, and its telephone number is (888) 315-0822. Our website is located at https://sunlightfinancial.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision as to whether to invest in the securities offered hereby.
For more information about Sunlight, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and the financial statements included herein.
Completed Business Combination
On the Closing Date, Spartan consummated the previously announced Business Combination with Sunlight LLC pursuant to the Business Combination Agreement and changed its name to Sunlight Financial Holdings Inc. At the Closing, among other things, (a) OpCo Merger Sub merged with and into Sunlight with Sunlight surviving the merger, (b) MergerCo1 merged with and into FTV Blocker, with FTV Blocker surviving as a wholly owned subsidiary of Spartan and immediately thereafter, FTV Blocker merged with and into Holdings I, with Holdings I surviving the merger as a wholly owned subsidiary of Spartan, (c) MergerCo2 merged with and into Tiger Blocker, with Tiger Blocker surviving as a wholly owned subsidiary of Spartan and immediately thereafter, Tiger Blocker merged with and into Holdings II, with

Holdings II surviving the merger as a wholly owned subsidiary of Spartan and (d) following the Blocker Mergers Effective Time, Spartan contributed all of its remaining assets (other than the membership interests in each of Holdings I, Holdings II and Spartan Sub) to Spartan Sub and Spartan Sub in turn contributed such assets to Sunlight. The post-Business Combination company is organized in an “Up-C” structure, such that all of the material assets of the combined company are held by, and substantially all of Sunlight’s business operations are conducted by, Sunlight LLC, and the only material asset of Sunlight is its indirect equity interests in Sunlight LLC. Sunlight currently owns 84,837,655 (excludes 1,535,941 of units held by Sunlight in respect of net withholding for tax payments) Class X Units of Sunlight LLC, constituting 100% of the issued and outstanding Class X Units and approximately 64.1% of the outstanding Sunlight Units (as defined herein), and Spartan Sub controls Sunlight LLC as its sole managing member in accordance with the terms of the Sunlight A&R LLC Agreement (as defined herein).
In connection with the Closing, the securities of Sunlight Financial Holdings Inc. now consist of the following:
1.
Class A Common Stock, which has both voting and economic rights. Holders of the Class A Common Stock consist of the Blocker Holders, the LTIP Unitholders, the public stockholders, the PIPE Investors and the initial stockholders.

2.
Class C Common Stock, which has only voting rights. Holders of the Class C Common Stock consist of Unblocked Sunlight Unitholders.

3.
Sunlight Warrants (including public warrants and private placement warrants), which are exercisable for shares of Class A Common Stock. The Holders of the Sunlight Warrants consist of the public warrantholders and the Sponsor (which owns the private placement warrants).

The securities of Sunlight LLC now consist of the following:
1.
Class EX Units and Class X Units, which have economic rights only. Holders of the Class EX Units and Class X Units consist of the Unblocked Sunlight Unitholders and Sunlight, respectively.

2.
The Tech Capital Warrants, which are exercisable for shares of Class A Common Stock.

Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”.
The following diagram illustrates the ownership structure of Sunlight as of July 30, 2021, prior to giving effect to this offering. Percentages are based on (i) 84,837,655 shares (excludes 1,535,941 of shares held by Sunlight in respect of net withholding for tax payments) of Class A Common Stock outstanding; (ii) 47,595,455 shares of Class C Common Stock and Class EX Units of Sunlight LLC outstanding; and (iii) 84,837,655 (excludes 1,535,941 of Class X Units held by Sunlight in respect of net withholding for tax payments) Class X Units of Sunlight LLC outstanding.

Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 16 before making a decision to invest in our Class A Common Stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:
•
Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.

•
The ongoing COVID-19 pandemic and other health epidemics and outbreaks could adversely affect Sunlight’s business, results of operations and financial condition.

•
If Sunlight fails to manage its operations and growth effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer services and support or adequately address competitive challenges.

•
Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.

•
To the extent that Sunlight seeks to grow through future acquisitions, or other strategic investments or alliances, Sunlight may not be able to do so effectively.

•
A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.
•
Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.

•
Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.

•
Sunlight’s growth is dependent on its contractor network, and its failure to retain or replace existing contractors or to grow its contractor network or the number of Sunlight loans offered through its existing network could adversely impact Sunlight’s business.

•
Sunlight’s revenue is impacted, to a significant extent, by the general economy and the financial performance of its capital providers and contractors.

•
If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

•
Sunlight’s management has limited experience in operating a public company.

•
Sunlight’s stock price will be volatile, and you may not be able to sell shares at or above the price at which you executed your purchase.

•
Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

THE OFFERING
Issuer
Sunlight Financial Holdings Inc.
Issuance of Class A Common Stock
Shares of Class A Common Stock Issuable by Us
27,777,780 shares of Class A Common Stock issuable upon exercise of the Sunlight Warrants and the Tech Capital Warrants; and
1,712,711 shares of Class A Common Stock in respect of certain withholdings for tax payments (i) in connection with the Closing and (ii) anticipated on a go-forward basis
Shares of Class A Common Stock Outstanding Prior to Such Exercise and Issuance
84,837,655 shares (excludes 1,535,941 of shares held by Sunlight in respect of net withholding for tax payments)
Shares of Common Stock Outstanding Assuming Such Exercise and Issuance
114,151,376 shares
Exercise Price of Sunlight Warrants
$11.50 per share, subject to adjustment as described herein
Exercise Price of Tech Capital Warrants
$7.715 per share
Use of Proceeds Related to the Sunlight Warrants and Tech Capital Warrants
We will receive proceeds equal to the aggregate exercise price from any exercises of the Sunlight Warrants and the Tech Capital Warrants, or equal to the applicable Cash Election Amount (as defined in the Sunlight A&R LLCA), assuming the exercise of such warrants, or redemption of such Class C Common Stock (and Class EX Units), for cash. We expect to use the net proceeds from the exercise of such warrants, and redemption of such shares and units, for general corporate purposes. See “Use of Proceeds.”
See below for a description for a description of the use of proceeds from the sale of the 1,712,711 shares of Class A Common Stock in respect of certain withholdings for tax payments (i) in connection with the Closing and (ii) anticipated on a go-forward basis.
Sale of Class A Common Stock and Resale of Class A Common Stock and Private Placement Warrants
Class A Common Stock Offered by Sunlight
Up to 1,712,711 shares of Class A Common Stock in respect of certain withholdings for tax payments (i) in connection with the Closing and (ii) anticipated on a go-forward basis
Class A Common Stock Offered by the Selling Stockholders
Up to 124,111,592 shares
Private Placement Warrants to be sold by the Selling Warrantholders
9,900,000 warrants
Use of Proceeds
We will not receive any of the proceeds from the sale of the shares of Class A Common Stock or private placement warrants by the Selling Securityholders.

We will receive the proceeds from sales by us of the shares of Class A Common Stock in respect of certain withholdings for tax payments. We expect to use the net proceeds from the sale of such shares (i) first, to offset the cash payments made by us to satisfy the payment obligation related to the tax withholding and, (ii) if any such proceeds remain, for general corporate purposes. See “Use of Proceeds.”
Market for Our Shares of Class A Common Stock
Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and in the section entitled “Cautionary Note Regarding Forward-Looking Statements” before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Summary of Principal Risks Associated with Sunlight’s Business
•
Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.

•
The ongoing COVID-19 pandemic and other health epidemics and outbreaks could adversely affect Sunlight’s business, results of operations and financial condition.

•
If Sunlight fails to manage its operations and growth effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer services and support or adequately address competitive challenges.

•
Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.

•
To the extent that Sunlight seeks to grow through future acquisitions, or other strategic investments or alliances, Sunlight may not be able to do so effectively.

•
A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.

•
Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.

•
Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.

•
Sunlight’s growth is dependent on its contractor network, and its failure to retain or replace existing contractors or to grow its contractor network or the number of Sunlight loans offered through its existing network could adversely impact Sunlight’s business.

•
Sunlight’s revenue is impacted, to a significant extent, by the general economy and the financial performance of its capital providers and contractors.

•
If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

•
Sunlight’s management has limited experience in operating a public company.

•
Sunlight’s stock and warrant prices will be volatile, and you may not be able to sell shares at or above the price at which you executed your purchase.

•
Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

•
Sunlight has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect Sunlight’s ability to report its results of operations and financial condition accurately and in a timely manner.

Risks Related to Sunlight’s Business
The following discussion should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements of Sunlight and notes to the financial statements included herein.
Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.
Sunlight LLC commenced operations as a “start-up” in 2015 and incurred net losses while developing its business, including net losses of $6.5 million and $1.1 million for the years ended December 31, 2017 and 2018, respectively (based on financial statements prior to adopting GAAP). These historical net losses were due to a number of factors, including incurring expenses to fund the development of Sunlight’s technology and the build out of its operational capacities (including, in 2018, as associated with the start of Sunlight’s home improvement line of business), obtaining financing and taking other actions associated with scaling a business generally, and lower revenues as Sunlight created its distribution channels through contractor relationships and funding networks for a diverse set of loan products. Sunlight expects to continue to incur substantial expenses as Sunlight expands its loan product offerings and operations and implements additional technology innovations and infrastructure to support its growth. In addition, as a public company, Sunlight will incur significant additional legal, accounting and other expenses that it did not incur as a private company. Sunlight can provide no assurance that its revenue will grow rapidly enough to absorb these expenses or other costs that it may incur. Sunlight’s ability to sustain profitability in both the short term and long term depends on a number of factors, across both its residential energy solar systems (“solar systems”) line of business and its line of business related to home improvements, such as roofing, siding, windows, doors, HVAC systems and insulation (collectively, referred to as “home improvements”), including:
•
Sunlight’s ability to maintain its margins by stabilizing or lowering its cost of capital with its existing funding partners and/or by engaging new capital providers on favorable economic terms to Sunlight;

•
originating increased funded volumes through its existing contractor distribution channels and by adding additional contractors to the network of contractors selling Sunlight’s loan products;

•
expanding the funding commitments of existing capital providers and/or adding new capital providers to fund increasing volumes of credit applications;

•
maintaining a low cost structure by optimizing its operational processes across increasing funded volume; and

•
Sunlight’s continuing ability to remain apace with the point of sale market by continuing to innovate and update its product offerings, services and technology.

Sunlight can provide no assurance that it will be able to sustain or increase its profitability in the future.
The ongoing novel coronavirus (“COVID-19”) pandemic and other health epidemics and outbreaks could adversely affect Sunlight’s business, results of operations and financial condition.
The ongoing COVID-19 pandemic continues to be a rapidly evolving situation. The COVID-19 pandemic and efforts to respond to it have resulted in widespread adverse impacts on the global economy and on Sunlight’s employees, capital providers, contractors, target consumer base, third-party vendors (“vendors”) and other parties with whom Sunlight has business relations. Social distancing guidelines, stay-at-home orders and similar government measures associated with the COVID-19 pandemic, as well as actions by individuals to reduce their potential exposure to the virus, contributed to a decline in credit applications and funded volumes in the first and second quarters of 2020. For solar system loans, Sunlight attributes this decline to a significant disruption to solar systems contractors’ sales model, which prior to such public health orders associated with the COVID-19 pandemic had been to sell solar systems primarily door to door, resulting in a decrease in the number of solar system sales and installations and, consequently, a decrease in credit applications and funded loans. Credit applications and funded loans for home improvements were similarly adversely affected. Sunlight believes that the decline in credit applications and funded loans was primarily attributable to consumers’ efforts to avoid infection in the early periods of the

COVID-19 pandemic, as sales for large portions of the market tended to be conducted in person at potential consumers’ homes and at home sales conventions, which were canceled.
In response to the COVID-19 pandemic, Sunlight and its contractors have modified certain business and workforce practices (including those related to solar system sales, installation and servicing solar systems and employee work locations) to conform to government restrictions and best practices encouraged by governmental and regulatory authorities in the markets in which Sunlight offers loan products. Such modifications on the solar systems side, including converting to a technology-based sales model, have largely allowed contractors offering Sunlight loan products to continue to sell and install solar systems and, accordingly, for Sunlight to continue to offer related loans. The home improvement market remains less able to convert to a technology-based sales process due primarily to the smaller average size of the contractor participants, which means that Sunlight’s home improvement credit applications and funded loan volumes have not recovered, and may not recover in the future, to the same degree as they have in connection with its solar systems line of business. If the COVID-19 pandemic or other health epidemic or outbreaks are significantly prolonged, or more stringent health and safety guidelines are adopted (e.g., travel bans, border closures, quarantines, stay-at-home orders and business shutdowns, etc.), Sunlight and its solar systems contractors’ ability to continue selling and installing solar systems and home improvements may be adversely impacted, which could have a corresponding adverse impact on solar system and home improvement credit applications for Sunlight loans and Sunlight funded loans and could have a material adverse effect on Sunlight’s business, cash flows, liquidity, financial condition and results of operations.
Worsening economic conditions could result from the continued spread of the COVID-19 pandemic and the potential for related public health measures, as described above. The effects of the economic downturn associated with the COVID-19 pandemic, and other economic factors, may increase unemployment and reduce consumer credit ratings and credit availability, which may adversely affect Sunlight’s ability to originate new loans as forecasted and/or that are of the credit quality desired by Sunlight’s capital providers. Such an outcome could cause Sunlight’s capital providers to increase pricing to adjust for increased credit risk in a down economy and thereby erode Sunlight’s margins and negatively impact Sunlight’s future financial performance and the price of its Class A Common Stock. Finally, if solar system and/or home improvement supply chains become significantly disrupted due to additional outbreaks of the COVID-19 pandemic or other health epidemics or outbreaks or because more stringent health and safety guidelines are implemented, the ability of its contractors to sell or install solar systems or to sell or complete home improvements could be adversely impacted.
Sunlight is currently unable to predict the full impact that the COVID-19 pandemic will have, directly or indirectly, on its partners, supply channels, the capital markets generally or otherwise, or on Sunlight’s business, cash flows, liquidity, financial condition and results of operations. The ultimate impact will depend on future developments, including, among other things, the efficacy of full administration of the COVID-19 vaccines, the spread of vaccine resistant strains of the virus, the ultimate duration of the COVID-19 pandemic, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 pandemic, actions taken by governmental authorities, capital providers, contractors, vendors and other parties with whom Sunlight has business relations, Sunlight’s ability and the ability of its capital providers, contractors, target consumer base, vendors and other parties with whom Sunlight has business relations to adapt to operating in a changed environment, and the timing and extent to which normal economic and operating conditions resume.
If market demand for solar systems does not continue to develop as anticipated by Sunlight or takes longer to develop than Sunlight anticipates, Sunlight may not be able to originate loans for the purchase and installation of solar systems at the rate anticipated and incorporated into Sunlight’s forecast.
The solar systems market is at a relatively early stage of development. If market demand for solar systems fails to continue to develop sufficiently or takes longer to develop than Sunlight anticipates, Sunlight may be unable to facilitate the origination of loans for the purchase and installation of solar systems to grow its business at the rate Sunlight anticipates in its forecast.

Many factors may affect the demand for solar systems, including the following:
•
monthly and/or lifetime savings potential of purchasing and using a solar system, which is associated with the availability of (i) residential solar support programs, including government targets, subsidies, incentives in the form of tax credits, grants or similar programs, renewable portfolio standards and residential net metering rules and (ii) cost efficient equipment and solar loans on terms favorable to the consumers;

•
the relative pricing of other conventional and non-renewable energy sources, such as natural gas, coal, oil and other fossil fuels, wind, utility-scale solar, nuclear, geothermal and biomass;

•
performance, reliability and availability of energy generated by solar systems compared to conventional and other non-solar renewable energy sources;

•
availability and performance of energy storage technology, the ability to implement such technology for use in conjunction with solar systems and the cost competitiveness such technology provides to consumers as compared to costs for those consumers reliant on the conventional electrical grid or other sources of energy;

•
general economic conditions and the level of interest rates available to consumers to finance the purchase of solar systems and home improvements; and

•
the desirability of relying principally on renewable energy resources.

Sunlight cannot be certain if historical growth rates reflect future opportunities in the solar industry or whether growth anticipated by Sunlight will be fully realized. The failure or delay of solar systems to continue on a path towards increasing adoption could have a material adverse effect on Sunlight’s business, results of operations and financial condition.
If Sunlight fails to manage its operations and growth effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer service and support or adequately address competitive challenges.
Sunlight has experienced significant growth in recent periods measured by, among others, funded volumes, and Sunlight intends to continue the efforts to expand its business. This growth has placed, and any future growth may place, a strain on Sunlight’s management, operational and financial infrastructure. Sunlight’s growth requires its management to devote a significant amount of time and effort to maintain and expand its relationships with contractors, capital providers and other third parties, creating innovative new lending products that offer attractive financing options to consumers, improving its credit analysis and decisioning processes, arranging financing for Sunlight’s growth and managing its expansion into new markets.
In addition, Sunlight’s current and planned operations, personnel, information technology and other systems and procedures might be inadequate to support its future growth and may require Sunlight to make additional unanticipated investments in its infrastructure. Sunlight’s success and ability to further scale its business will depend, in part, on its ability to manage these changes in a cost-effective and efficient manner.
If Sunlight cannot manage its operations to meet the demands of its growth, Sunlight may be unable to meet market expectations regarding growth, opportunity and financial targets, take advantage of market opportunities, execute its business strategies successfully or respond to competitive pressures. This could also result in declines in the attractiveness or quality of the lending options that Sunlight provides, declines in consumer satisfaction, weakening of Sunlight’s relationships with its network of contractors, increased operational costs or lower margins on loans Sunlight originates or other operational difficulties. Any failure to effectively manage Sunlight’s operations and growth could adversely impact its reputation, business, financial condition, cash flows and results of operations.

During the period from March 31, 2020 to March 31, 2021, Sunlight funded approximately 9% of its total solar system loan volume and, during the period from March 31, 2020 to March 31, 2021, 100% of its home improvement loan volume through a bank partnership arrangement. Pursuant to the terms of that arrangement, Sunlight must arrange for the sale of the loans to a third party within 180 days from origination for solar system loans and, as of August 1, 2021, for certain home improvement loans that have been on its bank partner’s balance sheet for greater than 12 months, subject to certain exceptions. If Sunlight is not able to arrange these sales, Sunlight may be required to purchase all or a portion of these loans, which could have a material adverse impact on Sunlight’s liquidity, financial condition and stock price. Sunlight is also required to purchase solar system loans funded through its bank partnership arrangement if those loans are charged off and home improvement loans funded through its bank partner if those loans are more than 60 days delinquent. A significant downturn in the performance of Sunlight-facilitated loans that are originated by Sunlight’s bank partner could have a material adverse impact on Sunlight’s liquidity and financial condition.
Currently a portion of solar system loans originated through the Sunlight Platform and all home improvement loans originated through the Sunlight Platform are funded by Sunlight’s bank partnership arrangement whereby loans are originated by Sunlight’s bank partner but held for sale to a third party. The terms of Sunlight’s bank partnership arrangement provide that such sales must occur within a certain period of time, subject to certain exceptions (180 days from origination for solar system loans and, with respect to certain home improvement loans that have been on its bank partner’s balance sheet for greater than 12 months, as of August 1, 2021). While Sunlight has not been required to date to purchase solar system loans from its bank partner due to the expiration of Sunlight’s bank partner’s agreed hold period, Sunlight cannot be certain that fluctuations in the credit markets or other market, regulatory or business factors will not impede Sunlight’s ability to source such third-party purchasers in the future, which could result in Sunlight being required to purchase all or part of unsold solar system loans. Sunlight’s arrangements with its bank partner also require that Sunlight purchase solar loans when subject to charge-off by Sunlight’s bank partner, and with respect to home improvement, any loan that becomes 60 days delinquent. For the year ended December 31, 2020, Sunlight repurchased and wrote off 49 loans from its bank partner, totaling $1.1 million, associated with the repurchase obligation concerning charge-offs and delinquencies. For the three months ended March 31, 2021, Sunlight repurchased and wrote off 34 loans from its bank partner, totaling $0.8 million, associated with the repurchase obligation concerning charge-offs and delinquencies. Sunlight acts as the administrator for its bank partner’s portfolio of Sunlight-facilitated loans, and Sunlight has access to comprehensive daily reporting regarding those loans, which allows it to track the status of loans, including days from origination, and monitors the performance of those loans on a loan-level basis.
Sunlight has entered into committed indirect funding program agreements with capital providers for the purchase of solar system and home improvement loans from Sunlight’s bank partner; however, these agreements require periodic extension and, based on market changes and shifts in credit appetite, Sunlight cannot predict whether these capital providers will elect to continue their commitment in the future. In addition, Sunlight’s indirect funding program agreements contain covenants and agreements relating to the origination of such loans and Sunlight’s financial condition. If Sunlight materially breaches these conditions and fails to cure them in the time allotted, the relevant capital provider may terminate its relationship with Sunlight. Such covenants and agreements generally include, among others, obligations related to funding volumes, concentration limits on certain loan products, Fair Isaac Corporation (“FICO”) score requirements, agreements related to Sunlight’s legal compliance in the origination process, underwriting requirements and milestone or other payment requirements. If an existing indirect capital provider terminates its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new purchaser(s) of solar system and home improvement loans or increase commitments from other existing indirect capital providers in a timely manner and on acceptable terms, or at all, Sunlight’s business and results of operations could be materially and adversely affected.
Sunlight initiated its home improvement business in 2019 and its bank partner has originated approximately $150 million in home improvement loans. In February 2021, Sunlight entered into an indirect funding program agreement with a capital provider for the purchase of up to $400 million in home improvement loans from Sunlight’s bank partnership arrangement over an 18-month period. However, the foregoing agreement represents the sole commitment for the purchase of home improvement loans from Sunlight’s bank partnership arrangement and will require periodic extension; accordingly, based on market changes and shifts in credit appetite, Sunlight cannot predict whether this capital provider will elect to continue its commitment in the future. In addition, Sunlight’s indirect home improvement loan funding program agreement contains covenants and agreements related to the origination of such loans and Sunlight’s financial condition similar to those described in the above paragraph with respect to program agreements for the purchase of solar system loans. If Sunlight’s existing indirect home improvement loan capital provider terminates its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new third-party purchaser(s) of home improvement loans in a timely manner and on acceptable terms, or at all, then, as of August 1, 2021 Sunlight may be required to purchase any home improvement loans (with certain exceptions) that have been on its bank partner’s balance sheet for greater than 12 months, which could materially and adversely affect Sunlight’s liquidity and financial condition.
Restrictive covenants in certain of Sunlight’s debt agreements could limit its growth and its ability to finance its operations, fund its capital needs, respond to changing conditions and engage in other business activities that may be in Sunlight’s best interests.
Sunlight’s debt agreements impose operating and financial restrictions on Sunlight. These restrictions limit Sunlight’s ability to, among other things:
•
incur additional indebtedness;

•
make investments or loans;

•
create liens;

•
consummate mergers and similar fundamental changes;

•
make restricted payments;

•
make investments in unrestricted subsidiaries;

•
enter into transactions with affiliates; and

•
use the proceeds of asset sales.

Sunlight may be prevented from taking advantage of business opportunities that arise because of the limitations imposed by the restrictive covenants under its corporate debt agreement. The restrictions contained in the covenants could, among other things:
•
limit Sunlight’s ability to plan for, or react to, market conditions or meet capital needs or otherwise restrict Sunlight’s activities or business plan; and

•
adversely affect Sunlight’s ability to finance its operations, enter into acquisitions or divestitures or engage in other business activities that would be in Sunlight’s best interest.

A breach of any of these covenants or Sunlight’s inability to comply with the required financial ratios or financial condition tests could result in a default under Sunlight’s debt agreements that, if not timely cured or waived, could result in acceleration of all indebtedness outstanding thereunder and cross-default rights under other debt arrangements of Sunlight. In addition, in the event of an event of default under Sunlight’s debt facility, the affected lenders could accelerate such indebtedness and require repayment of all borrowings outstanding thereunder. Sunlight cannot be certain that it will have cash available in the future to repay its debt facility in the event that it becomes necessary to do so. If the amounts outstanding under Sunlight’s outstanding indebtedness or any of its other indebtedness, whether now or in the future, were to be accelerated and Sunlight did not have sufficient assets to repay in full the amounts owed to the lenders or to other debt holders, such parties could foreclose on the collateral granted by Sunlight to such debt holders, which could materially adversely affect Sunlight’s liquidity and financial condition or its ability to qualify as a going concern.
The loss of one or more members of Sunlight’s senior management or key employees may adversely affect its ability to implement its strategy.
Sunlight depends on its experienced management team and the loss of one or more key executives, including Sunlight’s Chief Executive Officer or Chief Financial Officer, could have a negative impact on its business. Sunlight also depends on its ability to retain and motivate key employees and to attract qualified new employees. Sunlight may be unable to replace key members of its management team or key employees if such individuals elect to leave Sunlight. An inability to attract and retain sufficient managerial personnel who have industry experience and relationships could limit or delay Sunlight’s strategic efforts, which could have a material adverse effect on its business, results of operations and financial condition.
Fraudulent activity has become more sophisticated in the financial services industry and, if experienced at a material level by Sunlight or its capital providers in connection with loans originated through the Sunlight Platform, it could negatively impact Sunlight’s reputation and business. Further, Sunlight could be subject to fraud by internal actors, which could also negatively impact its reputation and business.
Fraud occurs in the financial services industry and has increased as perpetrators become more sophisticated. Sunlight is subject to the risk of fraudulent activity generally perpetrated on participants in the financial markets and with respect to the policies and business practices of contractors, vendors and other third parties handling consumer information. Sunlight has experienced some immaterial fraud where fraudulent actors have obtained consumer personal identifying information in order to obtain fraudulent project payments from Sunlight. Sunlight has adopted increased fraud detection processes in both its commercial risk management and consumer underwriting processes in response to these events and the reported increase of fraud in the financial market. However, Sunlight’s resources, technologies and fraud prevention tools may be insufficient to accurately detect and prevent fraud in the future. The level of Sunlight’s fraud charge-offs could increase, and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity also could negatively impact Sunlight’s brand and reputation, and negatively impact its business, results of operations and financial condition.
Further, Sunlight cannot be certain that it will not be subject to fraud from internal actors in the future. Any such fraud conducted could have a material negative impact on Sunlight’s reputation or business.
If the consumer underwriting and loan origination processes Sunlight uses contain errors or incorrect inputs from consumers or third parties (e.g., credit bureaus), Sunlight’s reputation and relationships with capital providers and contractors could be harmed. Further, economic changes resulting in increases in default rates could increase Sunlight’s cost of capital.
Sunlight’s ability to attract capital providers on economic terms consistent with its current capital provider funding facilities in part is dependent on Sunlight’s ability to effectively evaluate a consumer’s credit profile and likelihood of default and potential loss in accordance with Sunlight’s capital provider’s origination policies. To conduct this evaluation, Sunlight uses FICO scores and various credit bureau attributes. If any of the credit decisioning attributes Sunlight uses contain errors or the data provided by consumers or third parties (such as credit bureaus) is incorrect or stale, Sunlight’s approvals or denials may be determined inappropriately. Additionally, following the date of the credit report that Sunlight obtains and reviews, a consumer may default on, or become delinquent in the payment of, a pre-existing debt obligation, take on additional debt, lose his or her job or other sources of income, or experience other adverse financial events. If such inaccuracies or events are not detected prior to loan funding, the loan may have a greater risk of default than expected. Greater defaults could damage Sunlight’s reputation and relationships with contractors and capital providers, causing a decrease in Sunlight’s ability to originate loans, or result in an increase to Sunlight’s cost of capital causing a decrease in Sunlight margins.
Further, Sunlight’s cost of capital is also determined in part based on the default averages in Sunlight’s consumer loan borrower portfolio. If general economic conditions worsen significantly, or other events occur, resulting in an increase in delinquencies and defaults by Sunlight’s consumer loan borrowers and Sunlight is not able to adjust its underwriting processes to address the change in credit environment, Sunlight’s cost of capital may increase. Increases in Sunlight’s cost of capital may cause a decrease in Sunlight’s margins and have a material adverse effect on Sunlight’s business, results of operations and financial condition.
Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.
Sunlight may in the future further expand into other industry verticals. There is no assurance that Sunlight will be able to successfully develop consumer financing products and services that are valued for these new industries. Sunlight’s investment of resources to develop consumer financing products and services for the new industries it enters may either be insufficient or result in expenses that are excessive as compared to the fees or other revenue that Sunlight may earn in launching such vertical. Additionally, Sunlight’s experience is in the U.S. solar system and home improvement industries and, therefore, industry participants in new industry verticals may not be receptive to its financing solutions and Sunlight may face competitors with more experience and resources. The borrower profile of consumers in new verticals may not be as attractive, in terms of average FICO scores or other attributes, as in current verticals, which may make it more difficult for Sunlight to find funding partners for these new verticals. As Sunlight explores additional opportunities, Sunlight can make no assurance that it will be able to accurately forecast demand (or the lack thereof) for a solution or that those industries will be receptive to Sunlight’s loan products or changes in loan products from time to time. Failure to predict demand or growth accurately in new industries could have a materially adverse impact on Sunlight’s business, results of operations and financial condition.
Sunlight’s risk management processes and procedures may not be effective.
Sunlight’s risk management processes and procedures seek to appropriately balance risk and return and mitigate risks, and intend to identify, measure, monitor and control the types of risk to which Sunlight, its contractors and its capital providers are subject, including credit risk, market risk, liquidity risk, strategic risk and operational risk. Credit risk is the risk of loss that arises when an obligor fails to meet the terms of an obligation. Market risk is the risk of loss due to changes in external market factors such as interest rates. Liquidity risk is the risk that financial conditions are adversely affected by an inability, or perceived inability, to meet obligations and support business growth. Strategic risk is the risk from changes in the business environment, improper implementation of decisions or inadequate responsiveness to changes in the business environment. Operational risk is the risk of loss arising from inadequate or failed processes, people or systems, external events (e.g., natural disasters), compliance, reputational or legal matters and includes those risks as they relate directly to Sunlight as well as to third parties with whom Sunlight contracts or otherwise does business.
Management of Sunlight’s risks depends, in part, upon the use of analytical and forecasting models. If these models are ineffective at predicting future losses or are otherwise inadequate, Sunlight may incur unexpected losses or otherwise be adversely affected. In addition, the information Sunlight uses in managing its credit and other risks may be inaccurate or incomplete as a result of error or fraud, both of which may be difficult to detect and avoid. There also may be risks that exist, or that develop in the future, that Sunlight has not appropriately anticipated, identified or mitigated, including when processes are changed or new products and services are introduced. If Sunlight’s risk management framework does not effectively identify and control its risks, Sunlight could suffer unexpected losses or be adversely affected, which could have a material adverse effect on its business, results of operations and financial condition.
To the extent that Sunlight seeks to grow through future acquisitions, or other strategic investments or alliances, Sunlight may not be able to do so effectively.
Sunlight may in the future seek to grow its business by exploring potential acquisitions or other strategic investments or alliances. Sunlight may not be successful in identifying businesses or opportunities that meet its acquisition or expansion criteria. In addition, even if a potential acquisition target or other strategic investment is identified, Sunlight may not be successful in completing such acquisition or integrating such new business or other investment in a way that allows Sunlight to realize the full benefits from such acquisition. Sunlight may face significant competition for acquisition and other strategic investment opportunities from other well-capitalized companies, many of which have greater financial resources and greater access to debt and equity capital to secure and complete acquisitions or other strategic investments, than Sunlight does. As a result of such competition, Sunlight may be unable to acquire certain assets or businesses, or take advantage of other strategic investment opportunities that Sunlight deems attractive; the purchase price for a given strategic opportunity may be significantly elevated; or certain other terms or circumstances may be substantially more onerous. Any delay or failure on Sunlight’s part to identify, negotiate, finance on favorable terms, consummate and integrate any such acquisition, or other strategic investment opportunity could impede Sunlight’s growth.
Even if Sunlight completes future acquisitions, it may not ultimately strengthen its competitive position or achieve its goals and business strategy; Sunlight may be subject to claims or liabilities assumed from an acquired company, product, or technology; acquisitions Sunlight completes could be viewed negatively by its customers, investors, and securities analysts; and Sunlight may incur costs and expenses necessary to address an acquired company’s failure to comply with laws and governmental rules and regulations. Additionally, Sunlight may be subject to litigation or other claims in connection with the acquired company, including claims from terminated employees, former stockholders or other third parties, which may differ from or be more significant than the risks Sunlight’s business faces. If Sunlight is unsuccessful at integrating future acquisitions in a timely manner, or the technologies and operations associated with such acquisitions, the revenue and operating results of the combined company could be adversely affected. Any integration process may require significant time and resources, which may disrupt Sunlight’s ongoing business and divert management’s attention, and Sunlight may not be able to manage the integration process successfully or in a timely manner. Sunlight may not successfully evaluate or utilize the acquired technology or personnel, realize anticipated synergies from the acquisition, or accurately forecast the financial impact of an acquisition transaction and integration of such acquisition, including accounting charges and any potential impairment of goodwill and intangible assets recognized in connection with such acquisitions. Sunlight may have to pay cash, incur debt, or issue equity or equity-linked securities to pay for any future acquisitions, each of which could adversely affect its financial condition or the market price of its Class A Common Stock. Furthermore, the sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to Sunlight’s stockholders. The occurrence of any of these risks could harm Sunlight’s business, operating results, and financial condition.
Sunlight’s insurance for certain indemnity obligations to its officers and directors may be inadequate, and potential claims could materially and negatively impact Sunlight’s financial condition and results of operations.
Pursuant to the Second A&R Charter, our bylaws and certain indemnification agreements, among various other agreements, Sunlight indemnifies its officers and directors for certain liabilities that may arise in the course of their service to Sunlight. Although Sunlight currently maintains director and officer liability insurance for certain potential third-party claims for which it is legally or financially unable to indemnify them, such insurance may be inadequate to cover certain claims, or may prove prohibitively costly to maintain in the future. If Sunlight were required to pay a significant amount on account of such liabilities, its business, financial condition and results of operations could be materially harmed.
Risks Related to the Solar Energy Generation Industry
A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.
Decreases in the retail price of electricity from electric utilities, from other retail electricity providers or other sources of energy, currently existing or as may be developed, including other renewable energy sources, as compared to the potential price of purchasing a solar system using solar system loan financing, could make solar systems less economically attractive to consumers. Reductions in consumer costs associated with traditional or other sources of power may stem from an increase in availability due to an increase in generation of such power sources, a legislated reduction in rates or special programs offered to consumers among other potential industry shifts.
Similarly, an increase in pricing associated with purchasing a solar system financed with a loan as compared to the cost to consumers of other power sources, or the cost to consumers of using a solar system pursuant to solar power purchase agreements or leases, could reduce demand for solar systems. Sunlight’s business has benefited from the declining cost of solar system components, which has been a key driver in consumer adoption of solar systems. To the extent such costs stabilize, decline at a slower rate or increase, Sunlight’s future growth may be negatively impacted. An increase in cost to the consumer purchasing a solar system financed by a loan could be as a result of, among others:
•
a decline in raw materials available to manufacture the various components of solar systems;

•
an increase in tariff penalties or duties on components of solar systems imported from other countries, which could also increase the pricing of components produced domestically associated with an increase in demand for such components;

•
the expiration or unavailability of, or adverse changes in, economic or governmental incentives, including those in the form of tax credits, grants or similar programs, which may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy, or other factors that have the impact of decreasing the ultimate price of purchasing or using a solar system to the consumer;

•
a shortage of skilled labor to install solar systems, which could have the impact of increasing demand on existing skilled labor and increasing the cost of installation of solar systems;

•
an increase in costs associated with contractor infrastructure, including as related to the potential for additional regulation, lawsuits or other unforeseen developments; and

•
an increase in interest rates that Sunlight’s capital providers charge consumers for financing solar systems.

A decrease in the price of traditional power sources or other renewable energy sources that make such sources cost less to the consumer than the purchase of a solar system with loan financing or an increase in prices to purchase a solar system with loan financing could decrease the attractiveness of the purchase and installation of such systems by consumers, which in turn may slow Sunlight’s growth and have an adverse impact on its business and results of operations.
The solar system loan industry and the home improvement industry are subject to seasonality and other industry factors that may cause Sunlight’s operating results and its ability to grow to fluctuate from quarter to quarter and year to year. These fluctuations may cause Sunlight’s future performance to be difficult to predict and cause its operating results for a particular period to fall below expectations.
Sunlight’s quarterly and annual operating results are subject to seasonality and other factors that make them difficult to predict and may fluctuate significantly in the future. Sunlight has experienced seasonal and quarterly fluctuations in the past and expects to experience such fluctuations in the future. Credit applications generally peak for a given year during the summer and are at their lowest point toward the end of the year. Because of the lag between credit applications and installation, fundings generally peak toward the end of the year and are at their lowest point during the spring. In addition to the other risks described herein, the following factors could cause Sunlight’s operating results to fluctuate:
•
expiration or initiation of any governmental rebates or incentives;

•
significant fluctuations in consumer demand for solar systems and/or home improvements;

•
Sunlight’s contractors’ ability to complete installations of solar systems and/or home improvements in a timely manner;

•
financial market fluctuations that may impact the availability of desirable solar system and/or home improvement loan products for consumers or increase the cost of capital to Sunlight, thereby decreasing Sunlight’s margins;

•
actual or anticipated developments in Sunlight’s competitors’ businesses, technology, loan products, pricing or other initiatives relevant to the solar system or home improvement lending competitive landscape;

•
natural disasters or other weather or meteorological conditions impacting solar system or home improvement industries; and

•
general economic downturns, which could negatively impact the availability of, or cost of, capital, including in response to rising delinquencies and defaults in the market, thereby making it more difficult for Sunlight to originate loans or to do so on economic terms that are favorable to Sunlight.

For these or other reasons, the results of any prior quarterly or annual periods should not be relied upon as indications of Sunlight’s future performance.

Because Sunlight’s business is heavily concentrated on consumer lending in the U.S. solar system and home improvement industries, Sunlight’s results are more susceptible to fluctuations in those markets than a more diversified company would be.
Sunlight’s business is currently concentrated on supporting consumer lending in the U.S. solar system and home improvement industries. As a result, Sunlight is more susceptible to fluctuations and risks particular to U.S. consumer credit than a more diversified company would be, and more specifically as to factors that may drive the demand for solar systems and home improvements. Sunlight’s business concentration could have an adverse effect on its business, results of operations and financial condition.
The industries that Sunlight operates in are highly competitive and are likely to become more competitive. Additionally, if new entrants join these markets who have ready access to cheaper capital, competing successfully would become more difficult for Sunlight. Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.
The consumer lending industry is highly competitive and increasingly dynamic as emerging technologies continue to enter the marketplace. Technological advances and heightened e-commerce activities have increased consumers’ accessibility to products and services, which has intensified the desirability of offering loans to consumers through digital-based solutions. Sunlight faces competition in areas such as financing terms, promotional offerings, fees, approval rates, speed and simplicity of loan origination, ease-of-use, marketing expertise, service levels, products and services, technological capabilities and integration, customer service and support, compliance capabilities, brand and reputation. Sunlight’s existing and potential competitors may decide to modify their pricing and business models to compete more directly with Sunlight’s model or offer similar promotions and ancillary services. If Sunlight is unable to compete effectively to attract contractors to sell Sunlight loans to their consumer customers, Sunlight’s results of operations and financial condition could be materially adversely affected.
Sunlight’s success in the solar systems point of sale lending industry is in part due to Sunlight’s low cost of capital. While the barriers to entry in this business are high, if new entrants with access to cheaper capital enter the market, such as a depository institution, competing could become more difficult for Sunlight. A new market entrant with a lower cost of capital could discount pricing to a level below which Sunlight would be able to match and maintain its margins or such entrant could maintain pricing but make more revenue on each loan. Sunlight’s inability to compete successfully with these tactics by lowering its own cost of capital or competing on other terms that are valuable to solar systems contractors such as user-friendly, best-in-market technology or by providing valuable ancillary services, could materially negatively impact Sunlight’s business.
Risks Related to Sunlight’s Technology and Intellectual Property
Developments in technology or improvements in the solar energy generation industry, including energy storage and distributed solar power, may adversely affect demand for Sunlight’s loans.
Significant developments in technology, such as advances in distributed solar power generation, energy storage solutions such as batteries, energy storage management systems, the widespread use or adoption of fuel cells for residential properties or improvements in other forms of distributed or centralized power production may materially and adversely affect demand for solar systems and, in turn, the demand for loans originated through the Sunlight Platform, which may negatively impact Sunlight’s business, results of operations and financial condition.
Additionally, recent technological advancements may impact Sunlight’s business in ways Sunlight does not currently anticipate. Any failure by Sunlight to adopt or have access to assist consumers to finance new or enhanced technologies or processes, or to react to changes in existing technologies, could have a material adverse effect on Sunlight’s business, results of operations and financial condition.
Cyber-attacks and other security breaches could have an adverse effect on Sunlight’s business.
In the normal course of Sunlight’s business, Sunlight collects, processes and retains sensitive and nonpublic personal consumer information. Although Sunlight devotes significant resources and management focus to ensuring the integrity of its systems through information security and business continuity programs, Sunlight’s facilities and information technology systems, and those of capital providers, contractors and third-party service providers, may be subjected to external or internal security breaches and cyber-attacks, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors and other similar events that result in the disclosure of sensitive and confidential information. Sunlight also faces security threats from malicious third parties that could attempt to obtain unauthorized access to Sunlight systems and networks, which threats have increased significantly in recent years and which Sunlight anticipates will continue to grow in scope and complexity over time. These events could interrupt Sunlight’s business and/or operations, result in significant legal and financial exposure, supervisory liability, other government or regulatory fines and penalties, damage to its reputation and a loss of confidence in the security of Sunlight’s systems and ability to facilitate the origination of loans. Although Sunlight has not experienced such adverse events to date, no assurance can be given that these events will not have a material adverse effect on Sunlight in the future.
Information security risks in the financial services industry have increased recently, in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and others. In addition to cyber-attacks and other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites. Sunlight, contractors, capital providers and vendors may not be able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. Sunlight employs detection and response mechanisms designed to contain and mitigate security incidents. Nonetheless, early detection efforts may be thwarted by sophisticated attacks and malware designed to avoid detection. Sunlight also may fail to detect the existence of a security breach related to the information of capital providers, contractors and consumers that Sunlight retains as part of its business and may be unable to prevent unauthorized access to that information.
Sunlight also faces risks related to cyber-attacks and other security breaches that typically involve the transmission of sensitive information regarding borrowers through various third parties, including Sunlight’s various service providers engaged to support Sunlight’s underwriting and other technological and operational processes. Because Sunlight does not control these third parties or oversee the security of their systems, future security breaches or cyber-attacks affecting any of these third parties could impact Sunlight through no fault of its own, and in some cases Sunlight may have exposure and suffer losses for breaches or attacks relating to them. While Sunlight regularly conducts security assessments of significant third-party service providers, no assurance is given that Sunlight’s third-party information security protocols are sufficient to prevent a service provider from experiencing a cyber-attack or other security breach.
Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.
Sunlight’s ability to facilitate the origination of loans and otherwise operate Sunlight’s business and comply with applicable laws depends on the efficient and uninterrupted operation of Sunlight’s computer systems and critical third-party service providers that support these processes. These Sunlight or third-party computer systems may encounter service interruptions at any time due to system or software failure, natural disasters, severe weather conditions, health pandemics, terrorist attacks, cyber-attacks or other events. Any of such catastrophes could have a negative effect on Sunlight’s business and technology infrastructure (including its computer network systems). Catastrophic events could also impact public agencies that provide permitting or other related services and prevent or make it more difficult for contractors to install solar systems, and could interrupt or disable local or national communications networks, including payment networks and capital provider’s ability to fund loans. All of these adverse effects of catastrophic events could result in an inability for Sunlight to meet its funding obligations with respect to existing loan applications or for Sunlight to originate new loans, which could have a material adverse effect on Sunlight’s business.
In addition, the implementation of technology changes and upgrades to maintain current and integrate new systems may cause service interruptions, transaction processing errors or system conversion delays and may cause Sunlight to fail to comply in a timely manner with its agreements with applicable laws, all of which could have a material adverse effect on Sunlight’s business. Sunlight expects that new technologies and business processes applicable to the point of sale consumer loan industry will continue to emerge. There can be no assurance that Sunlight will be able to successfully adopt new technology as critical systems and applications become obsolete and better systems, applications and processes become available. A failure to maintain or improve current technology and business processes could cause disruptions in Sunlight’s operations or cause its solution to be less competitive, all of which could have a material adverse effect on its business, results of operations and financial condition.
Sunlight may be unable to sufficiently protect its proprietary rights, trade secrets and intellectual property, and may encounter disputes from time to time relating to its use of the intellectual property of third parties.
Sunlight relies on a combination of patents, trademarks, service marks, copyrights, trade secrets, domain names and agreements with employees and third parties to protect its proprietary rights. Unauthorized third parties may attempt to duplicate or copy the proprietary aspects of its technology and processes. Sunlight’s competitors and other third parties independently may design around or develop similar technology or otherwise duplicate Sunlight’s services or products. In addition, though Sunlight has restrictive covenant agreements in place that are intended to protect its intellectual property, trade secrets and confidential and proprietary information (“Proprietary Information”) or provide a remedy in the event of an unauthorized disclosure, these agreements may not prevent misappropriation of Sunlight’s Proprietary Information or infringement of Sunlight’s intellectual property and the resulting loss of competitive advantage, and Sunlight may be required to litigate to protect its intellectual property and Proprietary Information from misappropriation or infringement by others, which may be expensive, could cause a diversion of resources and may not be successful.
Sunlight also may encounter disputes from time to time concerning intellectual property rights of others, and it may not prevail in these disputes. Third parties may raise claims against Sunlight alleging that Sunlight, or consultants or other third parties retained or indemnified by Sunlight, infringe on their intellectual property rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for Sunlight to conduct its operations in such a way as to avoid all alleged violations of such intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which Sunlight operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against Sunlight may cause Sunlight to spend significant amounts to defend the claim, even if Sunlight ultimately prevails. If Sunlight does not prevail, Sunlight may be required to pay significant money damages, suffer losses of significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), be required to cease offering certain products or services, or incur significant license, royalty or technology development expenses.
In addition, although in some cases a third party may have agreed to indemnify Sunlight for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and Sunlight may be required to pay monetary damages, which may be significant.
Some aspects of the Sunlight Platform and processes include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect its business.
Aspects of the Sunlight Platform include software covered by open source licenses. The terms of various open source licenses have not been interpreted by United States courts, and such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on the Sunlight Platform. If portions of Sunlight’s proprietary software are determined to be subject to an open source license, Sunlight could be required to publicly release the affected portions of source code, re-engineer all or a portion of its technologies or otherwise be limited in the licensing of technologies, each of which could reduce or eliminate the value of Sunlight’s technologies. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software because open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with the use of open source software cannot be eliminated and could adversely affect Sunlight’s business, results of operations and financial condition.

Contractor and Capital Provider-Related Risks
Sunlight’s growth is dependent on its contractor network, and its failure to retain or replace existing contractors or to grow its contractor network or the number of Sunlight loans offered through its existing network could adversely impact Sunlight’s business.
Solar system and home improvement loans are offered through Sunlight to Sunlight’s contractor networks to such contractors’ consumer customers who buy solar systems or home improvements. In order to continue to grow, Sunlight will need to further expand its contractor networks. Sunlight is subject to significant competition for the recruitment and retention of contractors from its current competitors and new entrants to the solar system loan and home improvement loan markets, and Sunlight may not be able to recruit new or replacement contractors in the future, or expand its loan volume with existing contractors, at a rate required to produce projected growth. Sunlight competes for contractors with solar system and home improvement lenders primarily based on scope of loan product offerings that respond to consumer demand, pricing to the contractors, user friendliness of Sunlight’s technology (Orange®) and other processes to make the loan sale process efficient and individualized in service and responsiveness. Sunlight does not have any exclusivity agreements with its contractors. Accordingly, there can be no assurance that Sunlight will be able to maintain its current contractor relationships.
Additionally, dependence on any one contractor or small group of contractors creates concentration risk, particularly in the event that any such contractor elects to terminate its relationship with Sunlight or experiences business disruption or a business failure or bankruptcy. For the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020, Sunlight’s top ten contractors accounted for approximately 74%, 46% and 42% of the total funded loan volumes for such periods, respectively. For the three months ended March 31, 2021 and 2020, Sunlight’s top ten contractors accounted for approximately 45% and 46% of the total funded loan volumes for such periods, respectively.
Sunlight’s short-term capital advance program exposes it to potential losses in the event that a contractor fails to fully perform under its agreements with Sunlight or becomes insolvent prior to completion of the underlying installation or construction, which losses could have an adverse impact on Sunlight’s business, results of operations and financial condition.
Sunlight maintains a short-term capital advance program with certain contractors that provides such contractors with up-front working capital to pay for certain expenses for installation or the construction of solar systems and home improvements. Such short-term capital advances may be paid to contractors prior to the commencement of such installation or construction, or at specified periods during the installation or construction process. The aggregate amount of advances available to a given contractor is based on a risk evaluation and tiering conducted by Sunlight’s commercial risk team that performs contractor underwriting generally, as well as additional oversight and periodic monitoring requirements. At any time prior to completion of installation or construction of solar systems or home improvements, Sunlight is at risk for defaults if a contractor to whom short-term advances have been made fails to fully perform under its agreements with Sunlight or becomes insolvent prior to the completion of installation or construction. The ability of contractors to fully perform or maintain their solvency depends on a number of factors, including, but not limited to, changes in economic conditions, adverse trends or events affecting the solar system and home improvement industries, lack of availability of, and/or access to, materials or labor for the installation or construction of solar systems or home improvements, natural disasters and management and cash flow levels. As of December 31, 2020, Sunlight had an aggregate of $35.4 million of outstanding advances to 141 contractors. Approximately 60.1% of those advances were made to four of Sunlight’s largest contractor relationships in terms of funded loan volume. As of March 31, 2021, Sunlight had an aggregate of $32.6 million of outstanding advances to 120 contractors. Approximately 64% of those advances were made to four of Sunlight’s largest contractor relationships in terms of funded loan volume. In the event that one or more contractors who receive short-term capital advances are unable to fully perform under their agreements with Sunlight or maintain their solvency, Sunlight may lose a portion or all of the funds advanced to such contractor, which may have an adverse impact on Sunlight’s business, results of operations and financial condition.
Further, Sunlight advances funding payments to contractors in order to ensure payment to its contractors within 24 hours. If a capital provider fails to reimburse Sunlight for such advances as anticipated,

Sunlight may need to write-off such advances, subjecting Sunlight to consumer credit risk. Alternatively, if the contractor funded by Sunlight declares bankruptcy prior to Sunlight being reimbursed, the capital provider is not likely to fund the loan and reimburse Sunlight. Sunlight could be subject to losses if the consumers borrowing funds from Sunlight under these loans do not pay as and when required.
Sunlight’s rebate program with certain of its contractors may be utilized by such contractors to a greater degree in certain periods, resulting in decreased fee income from its contractor partners, which could have a material adverse impact on Sunlight’s revenues during those periods.
Sunlight offers rebates to certain of its contractor partners in exchange for volume commitments. In general, the contractors with these rebate arrangements realize a rebate on funded loans originated over an agreed period of time (for example, one year) provided that the agreed volume of funded loan origination was achieved by that contractor. Sunlight accrues for such rebates on a quarterly basis based on the estimated amount of the rebate, but the accrual may be less than the actual rebate earned by a contractor or contractors when the rebate is required to be paid if volume is higher than anticipated in certain periods. If that occurs, Sunlight may be required to record a charge for rebates that is larger than would be the case if its accrual matched the rebates actually earned. If such a charge occurs, Sunlight’s revenues for the applicable quarterly period may be adversely impacted. For example, for the three months ended March 31, 2021, rebates to contractor partners totaled approximately $0.5 million in excess of the amounts accrued therefor, which directly reduced fee income received by Sunlight for loans originated by contractors on the Sunlight Platform during those periods and resulted in a decrease in total revenue to Sunlight.
Loans originated through Sunlight’s technology platform (Orange®) are originated by third-party capital providers. As Sunlight continues to grow, Sunlight will need to either expand the commitments of its existing capital providers or find additional capital providers to fund additional volume. Sunlight’s inability to identify capital provider sources for new loan volume or to replace loan volume funding capacity should a capital provider elect to terminate its relationship with Sunlight could have a material adverse impact on Sunlight’s growth.
Sunlight relies on third-party capital providers to originate solar system and home improvement loans through the Sunlight Platform to third party borrowers. As Sunlight’s business grows, Sunlight will need additional funding sources for those loans to third party borrowers, either from its existing capital providers or by entering into program funding agreements with new capital providers. Sunlight’s failure to obtain additional funding commitments in an amount needed to fund its projected loan volume, or Sunlight’s failure to extend its existing commitments or identify new capital providers on economic terms similar to or better than what Sunlight currently has with its existing capital providers, could have a material adverse impact on Sunlight’s business, results of operations and financial condition.
Additionally, Sunlight’s funding program agreements generally have automatic renewal provisions, but Sunlight cannot predict whether a capital provider will elect to terminate their commitment in the future. Many factors may influence the ability or willingness of Sunlight’s existing capital providers to renew their annual capital commitments and the terms on which such renewals are made, including, but not limited to, changes in economic conditions, including credit markets and interest rates, adverse trends or events affecting the lending industry or industries that Sunlight serves, changes in strategy by capital providers, the overall attractiveness of the returns that may be realized from solar system or home improvement loans by capital providers from their relationship with Sunlight, Sunlight’s performance and the performance of loans originated through the Sunlight Platform and changes in legislation and regulations that affect Sunlight or capital providers. Sunlight cannot predict its third-party capital providers’ appetite to continue originating solar system or home improvement loans or other risks to such parties businesses that could cause any such party to not renew their loan funding program with Sunlight.
In addition, Sunlight’s funding program agreements contain covenants and agreements relating to the origination of loans on such providers’ balance sheets. If Sunlight materially breaches these conditions and fails to cure them in the time allotted, the relevant capital provider may terminate its relationship with Sunlight. Such covenants and agreements generally include, among others, obligations related to funding volumes, concentration limits on certain loan products, FICO score requirements, agreements related to Sunlight’s legal compliance in the origination process, underwriting requirements, milestone payment requirements and data privacy requirements. If Sunlight were to breach one or more of the covenants and the relevant existing capital provider elects to terminate its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new capital providers or increase commitments from other existing capital providers in a timely manner and on acceptable terms, or at all, Sunlight’s results of operations could be materially and adversely affected.
Dependence by Sunlight on one capital provider or a group of similarly situated capital providers that would be impacted similarly by market factors subjects Sunlight to concentration risk. In 2018, 2019 and 2020, respectively, one capital provider, Technology Credit Union, funded 53.2%, 48.9% and 47.4% of Sunlight’s funded solar system loan volume. In the quarter ended March 31, 2021, Technology Credit Union funded 39.8% of Sunlight’s funded solar system loan volume. Also, although in separate geographical jurisdictions, in those same years, 63.7%, 73.9% and 84.3%, respectively, of Sunlight’s total solar system loan volume was funded by credit unions, which could have similar market, regulatory or other risks that could simultaneously impact their ability to continue to originate solar system loans through Sunlight. Sunlight’s continued growth could be materially and adversely affected if this or any other of its capital providers or a group of them were not able to or determined not to continue to fund solar loans facilitated by Sunlight, and Sunlight was not able to attract additional capital providers to replace that funding capacity. Capital providers could determine to stop funding solar loans for different reasons that are outside of Sunlight’s control such as a desire to diversify their own asset bases, changes in the market or regulatory requirements or other circumstances.
Sunlight is subject to regular audits by its capital providers and their regulators, as well as certain other parties closely involved in Sunlight’s processes, such as credit bureaus. If Sunlight does not “pass” these audits, Sunlight could suffer reputational damage that will make it more difficult to engage capital providers or extend its current relationships on positive economic terms to Sunlight, which could negatively impact Sunlight’s business and financial condition.
Sunlight is subject to regular audits by its capital providers and their regulators, as well as certain other parties closely involved in Sunlight’s processes, such as credit bureaus. These audits are broad and include reviews of Sunlight’s consumer protection law policies and procedures, privacy practices, information technology security measures, human resources practices and other areas of operation. If Sunlight does not “pass” these audits or Sunlight’s performance is deemed weak or significant deficiencies are identified, Sunlight could suffer reputational damage. Sunlight’s existing capital providers may be less willing to extend the terms of their existing agreements or may elect to increase the cost of capital to Sunlight if it perceives these issues as increasing their risk. These issues may also make it more difficult for Sunlight to engage new capital providers on positive economic terms to Sunlight. Further, if third parties critical to Sunlight’s operations should find Sunlight’s audit results concerning, they may not be willing to continue to partner with Sunlight. If these critical parties are not willing to continue to partner with Sunlight, Sunlight may need to alter its operations in a manner that has a negative impact on its business or Sunlight may experience business disruption while it seeks to find a replacement vendor (which, if identified, may not be available to Sunlight on positive economic terms) that could negatively impact Sunlight’s business and financial condition.
Contractor and marketplace confidence in Sunlight’s liquidity and long-term business prospects is important for building and maintaining Sunlight’s business. Additionally, if Sunlight experiences negative publicity, it may lose the confidence of its funding providers, capital providers and contractors and Sunlight’s business may suffer.
Sunlight’s financial condition, operating results and business prospects may suffer materially if it is unable to establish and maintain confidence about its liquidity and long-term business prospects among contractors, consumers and within Sunlight’s industry. Sunlight’s contractor network is Sunlight’s distribution channel for the loans originated through Orange® and therefore serves as the means by which Sunlight is able to rapidly and successfully expand within existing and prospective markets. Contractors and other third parties will be less likely to enter into agreements with Sunlight if they are uncertain if Sunlight will be able to make payments on time, its business will succeed or its operations will continue for many years. Sunlight may not succeed in its efforts to build this confidence.

Sunlight relies on a number of third-party service providers and vendors, and if certain of those vendors are unable or unwilling to provide their services or products, Sunlight may experience meaningful harm to its business, results of operations and financial condition.
Sunlight has established a process whereby it evaluates each vendor to determine if such vendor is “critical” to Sunlight’s business. Sunlight defines “critical” as a vendor that, if unwilling or unable to provide its services or products to Sunlight for seven days, would potentially cause Sunlight to experience material harm to its business. Sunlight currently has 18 vendors qualified as critical. Most of these critical vendors relate to services provided to support Orange® and other related technology. No assurance can be given that any vendor critical to Sunlight’s business will not experience a prolonged business or system disruption, financial difficulties, including potential bankruptcy, or other circumstances that could cause such vendor to be unable to perform under its contract with Sunlight. Further, Sunlight cannot predict whether any critical vendor would choose to breach an agreement or not renew a contract in an effort to increase pricing or otherwise that a dispute will not occur between Sunlight and a critical vendor. If any of these events do occur, Sunlight will need to find a replacement and integrate such replacement vendor quickly. If Sunlight cannot locate an adequate replacement or cannot integrate the replacement vendor services quickly, Sunlight may have to alter its operations or experience business disruption itself, which would likely have a material adverse impact on Sunlight’s business, results of operations and financial condition.
Financial and Accounting-Related Risks
Sunlight’s projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, Sunlight’s projected revenues, market share, expenses, profitability and any guidance it may publish from time to time may differ materially from its expectations.
Sunlight operates in rapidly changing and competitive industries and Sunlight’s projections will be subject to the risks and assumptions made by management with respect to its industry. Operating results are difficult to forecast because they generally depend on a number of factors, including competition, Sunlight’s ability to attract and retain capital providers and contractors, general industry trends and financial market considerations. Additionally, as described under “— Sunlight’s revenue is impacted, to a significant extent, by the general economy and the financial performance of its capital providers and contractors,” Sunlight’s business may be affected by reductions in consumer spending from time to time as a result of a number of factors that may be difficult to predict, rising interest rates and a reduction of the general availability of capital to consumers. This may result in decreased revenue and Sunlight may be unable to adopt measures in a timely manner to compensate for any unexpected decline. This inability could cause Sunlight’s operating results in a given quarter to be higher or lower than expected. If actual results differ from Sunlight’s estimates, analysts may negatively react and Sunlight’s stock price could be materially adversely impacted.
Additionally, Sunlight may, from time to time, provide guidance regarding its future performance that represents management’s estimates as of the date such guidance is provided. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions that inform such guidance will not materialize or will vary significantly from actual results. Sunlight’s ability to meet funded volume, cost, Adjusted EBITDA, free cash flow or any other forward-looking guidance is impacted by a number of factors including, but not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; risks related to Sunlight’s business and the timing of expected business milestones or results; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit; the effects of the COVID-19 pandemic on Sunlight’s business or future results; and Sunlight’s ability to issue equity or equity-linked securities. Accordingly, Sunlight’s guidance is only an estimate of what management believes is realizable as of the date such guidance is provided. Actual results may vary from such guidance and the variations may be material.
Sunlight’s revenue is impacted, to a significant extent, by the general economy and the financial performance of its capital providers and contractors.
Sunlight’s business, the consumer financial services industry, its contractors’ and its capital providers’ businesses are sensitive to macroeconomic conditions. Economic factors such as interest rates, changes in monetary and related policies, market volatility, consumer confidence and unemployment rates are among the most significant factors that impact consumer spending behavior. Weak economic conditions or a significant deterioration in economic conditions reduce the amount of disposable income consumers have, which in turn reduces consumer spending and the willingness of qualified borrowers to take out loans. Such conditions are also likely to affect the ability and willingness of borrowers to pay amounts owed to Sunlight or its capital providers, each of which would have a material adverse effect on its business, results of operations and financial condition.
General economic conditions and the willingness of its capital providers to deploy capital in the consumer industries within which Sunlight operates impacts Sunlight’s performance. The origination of new loans through Orange®, and the platform fees and other fee income to Sunlight associated with such loans, is dependent upon sales and installations of solar systems and home improvements. Contractors’ sales may decrease or fail to increase as a result of factors outside of their control, such as the macroeconomic conditions referenced above, business conditions affecting an industry vertical or region or changing regulatory environments. Weak economic conditions also could extend the length of contractors’ sales cycle and cause prospective borrowers to delay making (or not make) purchases of solar systems or home improvements. The decline of sales by contractors for any reason will generally result in reduced loan volume and associated fee income for Sunlight and its capital providers, which may materially adversely affect Sunlight’s business, results of operations and financial condition.
In addition, if a contractor or capital provider becomes subject to a voluntary or involuntary bankruptcy proceeding (or if there is a perception that it may become subject to a bankruptcy proceeding), borrowers may have less incentive to pay their outstanding balances to Sunlight or its capital providers, which could result in higher charge-off rates than anticipated. Any consistent or system failures of Sunlight’s contractors or capital providers could materially adversely affect Sunlight’s business, results of operations and financial condition.
If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.
Sunlight is required to make various assumptions and estimates in preparing its financial statements under GAAP, including for purposes of determining finance charge reversals, share-based compensation, asset impairment, reserves related to litigation and other legal matters, and other regulatory exposures and the amounts recorded for certain contractual payments to be paid to, or received from, Sunlight’s counterparties and others under contractual arrangements. In addition, significant assumptions and estimates are involved in determining certain disclosures required under GAAP, including those involving fair value measurements. If the assumptions or estimates underlying Sunlight’s financial statements are incorrect, the actual amounts realized on transactions and balances subject to those estimates will be different, which could have a material adverse effect on Sunlight’s business.
Future changes in financial accounting standards may significantly change Sunlight’s reported results of operations.
GAAP is subject to standard setting or interpretation by the Financial Accounting Standards Board, the PCAOB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on Sunlight’s reported financial results and could affect the reporting of transactions completed before the announcement of a change.
Additionally, Sunlight’s assumptions, estimates and judgments related to complex accounting matters could significantly affect its financial results. GAAP and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to its business, including, without limitation, revenue recognition, finance charge reversals and share-based compensation, are highly complex and involve subjective assumptions, estimates and judgments by Sunlight. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by Sunlight could require Sunlight to make changes to its accounting systems that could increase its operating costs and significantly change its reported or expected financial performance.

Risks Related to Legal Matters and Sunlight’s Regulatory Environment
Litigation, regulatory actions and compliance issues could subject Sunlight to significant fines, penalties, judgments, remediation costs, indemnification obligations and/or other requirements resulting in increased expenses and negatively impacting Sunlight’s liquidity and financial condition.
Sunlight’s business is subject to increased risks of litigation and regulatory actions as a result of a number of factors and from various sources, including as a result of the highly regulated nature of the consumer financial services industry and the focus of state and federal enforcement agencies on the financial services industry.
Federal and state agencies have broad enforcement powers over Sunlight, including powers to investigate Sunlight’s business practices and broad discretion to deem particular practices unfair, deceptive, abusive or otherwise not in accordance with the law. The continued focus of regulators on the consumer financial services industry has resulted, and could continue to result, in new enforcement actions that could, directly or indirectly, affect the manner in which Sunlight conducts its business and increase the costs of defending and settling any such matters, which could negatively impact its business. In some cases, regardless of fault, it may be less time-consuming or costly to settle these matters, which may require Sunlight to implement certain changes to its business practices, provide remediation to certain individuals or make a settlement payment to a given party or regulatory body. There is no assurance that any future settlements will not have a material adverse effect on Sunlight’s business.
From time to time, Sunlight may be involved in, or the subject of, reviews, requests for information, investigations and proceedings (both formal and informal) by state and federal governmental agencies regarding Sunlight’s business activities and Sunlight’s qualifications to conduct its business in certain jurisdictions, which could subject Sunlight to significant fines, penalties, obligations to change its business practices, capital provider, contractor and consumer remediations, increased compliance costs and other requirements resulting in increased expenses and diminished earnings. Sunlight’s involvement in any such matter also could cause significant harm to its reputation and divert management attention from the operation of its business, even if the matters are ultimately determined in Sunlight’s favor. Moreover, any settlement, or any consent order or adverse judgment in connection with any formal or informal proceeding or investigation by a government agency, may prompt litigation or additional investigations or proceedings as other litigants or other government agencies begin independent reviews of the same activities.
In addition, a number of participants in the consumer finance industry have been the subject of putative class action lawsuits; state attorney general actions and other state regulatory actions; federal regulatory enforcement actions, including actions relating to alleged unfair, deceptive or abusive acts or practices; violations of state licensing and lending laws, including state usury laws; actions alleging discrimination on the basis of race, ethnicity, gender or other prohibited bases; and allegations of noncompliance with various state and federal laws and regulations relating to originating and servicing consumer finance loans. The current regulatory environment, increased regulatory compliance requirements and enhanced regulatory enforcement could result in significant operational and compliance costs and may prevent Sunlight from offering certain products and services. There is no assurance that these regulatory matters or other factors will not, in the future, affect how Sunlight conducts its business and, in turn, could have a material adverse effect on Sunlight’s business or results of operations. In particular, legal proceedings brought under state consumer protection statutes or under several of the various federal consumer financial services statutes may result in a separate fine for each violation of the statute, which, particularly in the case of class action lawsuits, could result in damages substantially in excess of the amounts Sunlight earned from the underlying activities.
In addition, from time to time, through Sunlight’s operational and compliance controls, Sunlight identifies compliance issues that require it to make operational changes and, depending on the nature of the issue and contractual obligations to its various capital providers, result in financial remediation to impacted capital providers or consumers. These self-identified issues and voluntary remediation payments could be significant, depending on the issue and the number of capital providers, contractors or consumers impacted, and also could generate litigation or regulatory investigations that subject Sunlight to additional risk.

Sunlight is subject to federal and state consumer protection laws.
In connection with the origination of loans, Sunlight must comply with various regulatory regimes, including those applicable to consumer credit transactions, various aspects of which are untested as applied to Sunlight’s business model. The complex regulatory environment of the consumer credit industry are subject to constant change and modification. While changes to statutes and promulgating new regulations may take a substantial amount of time, issuing regulatory guidance with the force of law in the form of opinions, bulletins and notices can occur quickly. Also, consumer credit regulators often initiate inquiries into market participants, which can lead to investigations and, ultimately, enforcement actions. In addition, the laws and regulations applicable to Sunlight are subject to administrative or judicial interpretation. Some of these laws and regulations have been enacted only recently and may not yet have been interpreted or may be interpreted infrequently. As a result of infrequent or sparse interpretations, ambiguities in these laws and regulations may create uncertainty with respect to what type of conduct is permitted or restricted under such laws and regulations. Any ambiguity under a law or regulation to which Sunlight is subject may lead to regulatory investigations, governmental enforcement actions and private causes of action, such as class action lawsuits, with respect to Sunlight’s compliance with such laws or regulations. As a result, Sunlight is subject to a constantly evolving regulatory environment that is difficult to predict and which may affect Sunlight’s business. The laws to which Sunlight directly or its services by contract are or may be subject to include, among others:
•
state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination and unfair or deceptive business practices;

•
the Truth-in-Lending Act, and its implementing Regulation Z, and similar state laws, which require certain disclosures to borrowers regarding the terms and conditions of their loans and credit transactions;

•
Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Act, which prohibits unfair, deceptive, or abusive acts or practices (“UDAAP”), in connection with any consumer financial product or service;

•
the Equal Credit Opportunity Act, and its implementing Regulation B, which prohibit creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the Federal Consumer Credit Protection Act or any applicable state law;

•
the Fair Credit Reporting Act (the “FCRA”), and its implementing Regulation V, as amended by the Fair and Accurate Credit Transactions Act, which promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies;

•
the Fair Debt Collection Practices Act, and its implementing Regulation F, the Telephone Consumer Protection Act, as well as state debt collection laws, all of which provide guidelines and limitations concerning the conduct of debt collectors in connection with the collection of consumer debts;

•
the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

•
state data privacy laws, including the California Consumer Privacy Act, which includes certain limitations on the disclosure of nonpublic personal information by financial institutions about a consumer to nonaffiliated third parties, in certain circumstances require financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal consumer information, and other privacy laws and regulations;

•
the rules and regulations promulgated by the Federal Deposit Insurance Corporation, the National Credit Union Administration, as well as state banking regulators;

•
the Office of Foreign Assets Control, which publishes a list of individuals and companies owned or controlled by, or acting for or on behalf of, targeted or sanctioned countries, whose assets are blocked and Sunlight is generally prohibited from dealing with;

•
the Servicemembers Civil Relief Act, which allows active duty military members to suspend or postpone certain civil obligations, and prohibits certain creditor self-help remedies, including repossession, so that the military member can devote his or her full attention to military duties;

•
the Military Lending Act, enacted in 2006 and implemented by the Department of Defense, which imposes a 36% cap on the “all-in” annual percentage rates charged on certain loans to active-duty members of the U.S. military, reserves and National Guard and their dependents;

•
the Electronic Fund Transfer Act, and Regulation E promulgated thereunder, which provide disclosure requirements, guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts;

•
the Telephone Consumer Protection Act, which restricts telephone solicitations and the use of automated phone equipment;

•
the Electronic Signatures in Global and National Commerce Act, and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures; and

•
the Bank Secrecy Act, which relates to compliance with anti-money laundering, due diligence and record-keeping policies and procedures.

While Sunlight has developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance is given that its compliance policies and procedures will be effective. Failure to comply with these laws and with regulatory requirements applicable to Sunlight’s business could subject it to damages, revocation of licenses, class action lawsuits, administrative enforcement actions, civil and criminal liability, indemnification obligations to its capital providers, loan repurchase obligations and reputational damage which may harm Sunlight’s business, results of operations and financial condition.
The consumer finance industry is highly regulated and subject to regular changes or evolution in those regulatory requirements. Changing federal, state and local laws, as well as changing regulatory enforcement policies and priorities, may negatively impact Sunlight’s business.
In connection with Sunlight’s financial services operations, Sunlight is subject to extensive regulation, supervision and examination under United States federal and state laws and regulations. Sunlight is required to comply with numerous federal, state and local laws and regulations that regulate, among other things, the manner in which Sunlight administers loans, the terms of the loans that its capital providers originate and the fees that Sunlight may charge. Any failure to comply with any of these laws or regulations could subject Sunlight to lawsuits or governmental actions or damage Sunlight’s reputation, which could materially and adversely affect Sunlight’s business. Regulators have broad discretion with respect to the interpretation, implementation and enforcement of these laws and regulations, including through enforcement actions that could subject Sunlight to civil money penalties, capital provider and consumer remediations, increased compliance costs and limits or prohibitions on Sunlight’s ability to offer certain products or services or to engage in certain activities. In addition, to the extent that Sunlight undertakes actions requiring regulatory approval or non-objection, regulators may make their approval or non-objection subject to conditions or restrictions that could have a material adverse effect on its business. Moreover, any competitors subject to different, or in some cases less restrictive, legislative or regulatory regimes may have or obtain a competitive advantage over Sunlight.
Proposals to change the statutes affecting financial services companies are frequently introduced in Congress and state legislatures that, if enacted, may affect its operating environment in substantial and unpredictable ways. In addition, numerous federal and state regulators have the authority to promulgate or change regulations that could have a similar effect on Sunlight’s operating environment. Sunlight cannot determine with any degree of certainty whether any such legislative or regulatory proposals will be enacted and, if enacted, the ultimate impact that any such potential legislation or implementing regulations, or any such potential regulatory actions by federal or state regulators, would have upon Sunlight’s business, results of operations or financial condition.
Sunlight is also subject to potential enforcement and other actions that may be brought by state attorneys general or other state enforcement authorities and other governmental agencies. Any such actions could subject Sunlight to civil money penalties and fines, capital provider, contractor and consumer remediation, and increased compliance costs, damage its reputation and brand and limit or prohibit Sunlight’s ability to offer certain products and services or engage in certain business practices.
New laws, regulations, policy or changes in enforcement of existing laws or regulations applicable to Sunlight’s business, or reexamination of current practices, could adversely impact Sunlight’s profitability, limit its ability to continue existing or pursue new business activities, require it to change certain of its business practices or alter its relationships with contractors or capital providers, affect retention of key personnel, including management, or expose Sunlight to additional costs (including increased compliance costs and/or capital provider, contractor or consumer remediation). These changes also may require Sunlight to invest significant resources, and devote significant management attention, to make any necessary changes and could adversely affect its business, results of operations and financial condition.
Sunlight’s “business to business to consumer” business model subjects Sunlight and its capital providers to potential regulatory risk and litigation based on the sales practices employed by the various contractors in Sunlight’s networks.
Loan products offered by Sunlight through Orange® are offered to the consumer customers of the various contractors in Sunlight’s contractor networks by sales people employed by or engaged as third-party service providers of such contractors. Sales of consumer loans are regulated by various federal, state and local regulators. From time to time, Sunlight and its capital providers have been included in lawsuits brought by the consumer customers of certain contractors in Sunlight’s networks citing claims based on the sales practices of these contractors. Sunlight does not view contractors in its networks as its agents for whose actions Sunlight would potentially have vicarious liability. Sunlight has processes to provide educational support to these contractors and a robust process to detect any contractor sales practices that may violate applicable law and Sunlight obtains indemnities for such claims in the program agreements between Sunlight and the contractors with whom Sunlight partners. While Sunlight has paid only minimal damages to date, Sunlight cannot be sure that a court of law would not determine that Sunlight is liable for the actions of the contractors in Sunlight’s networks or that a regulator or state attorney general’s office would not hold Sunlight accountable for violations of consumer protection or other applicable laws by the contractors in selling Sunlight loans. Sunlight’s risk mitigation processes may not be sufficient to mitigate financial harm to Sunlight or its capital providers associated with violations of applicable law by its contractors or that any such contractor would or is able to make good on its indemnification obligations to Sunlight or its capital providers. Any significant finding making Sunlight liable for damages in such claims could expose Sunlight to broader liabilities, a need to adjust its distribution channels for its loan products or otherwise change its business model, and could have a material and adverse impact on Sunlight’s business prospects.
The highly regulated environment in which Sunlight’s capital providers operate could have an adverse effect on Sunlight’s business.
Sunlight and its capital providers are subject to federal and state supervision and regulation. Federal and state regulation of the banking industry, credit unions and other types of capital providers, along with tax and accounting laws, regulations, rules and standards, may limit their operations significantly and control the methods by which they conduct business and when and how they are able to deploy their capital. These requirements may constrain Sunlight’s ability to enter funding program agreements with new capital providers or the ability of its existing capital providers to continue originating loans through the Sunlight Platform. In choosing whether and how to conduct business with Sunlight, current and prospective capital providers can be expected to take into account the legal, regulatory and supervisory regimes that apply to them, including potential changes in the application or interpretation of regulatory standards, licensing requirements or supervisory expectations. Regulators may elect to alter standards or the interpretation of the standards used to measure regulatory compliance or to determine the adequacy of liquidity, certain risk management or other operational practices for financial services companies in a manner that impacts capital providers’ ability to originate loans through the Sunlight Platform. An inability for an individual or type of capital provider to originate loans through the Sunlight Platform could materially and adversely affect Sunlight’s ability to grow its business.
The contours of the Dodd-Frank UDAAP standard remain uncertain, and there is a risk that certain features of Sunlight’s business could be deemed to be a UDAAP.
The Dodd-Frank Act prohibits UDAAP and authorizes the Consumer Financial Protection Bureau (the “CFPB”) to enforce that prohibition. The CFPB has filed a large number of UDAAP enforcement actions against consumer lenders for practices that do not appear to violate other consumer finance statutes. There is a risk that the CFPB could determine that certain features of loans for the purchase and installation of solar systems or home improvements or the process by which Sunlight originates such loans are unfair, deceptive or abusive, which could have a material adverse effect on Sunlight’s business, financial condition and results of operations. Most states also have their own statutes designed to protect consumers from UDAAP. In addition to federal UDAAP claims, Sunlight could also be subject to consumer litigation arising out of state UDAAP laws or state regulatory investigations alleging that Sunlight’s business practices are unfair, deceptive or abusive, which could in turn have similar material adverse effects on Sunlight’s business and financial condition.
Regulations relating to privacy, information security and data protection could increase Sunlight’s costs, affect or limit how Sunlight collects and uses personal information, and adversely affect its business opportunities.
Sunlight is subject to various privacy, information security and data protection laws, including, without limitation, requirements concerning security breach notification, and it could be negatively impacted by them.
Furthermore, legislators and/or regulators are increasingly adopting or revising privacy, information security and data protection laws that potentially could have a significant impact on Sunlight’s current and planned privacy, data protection and information security-related practices; Sunlight’s collection, use, sharing, retention and safeguarding of consumer or employee information; and some of Sunlight’s current or planned business activities. This also could increase Sunlight’s costs of compliance and business operations and could reduce income from certain business initiatives.
Compliance with current or future privacy, information security and data protection laws (including those regarding security breach notification) affecting consumer or employee data to which Sunlight is subject could result in higher compliance and technology costs and could restrict Sunlight’s ability to provide certain products and services (such as products or services that involve sharing information with third parties), which could materially and adversely affect Sunlight’s profitability. Additionally, regulators may attempt to assert authority over Sunlight’s business in the area of privacy, information security and data protection. If Sunlight’s vendors also become subject to laws and regulations in the more stringent and expansive jurisdictions, this could result in increasing costs on Sunlight’s business.
Privacy requirements, including notice and opt-out requirements under the FCRA, are enforced by the FTC and by the CFPB (through UDAAP). State entities also may initiate actions for alleged violations of privacy or security requirements under state law. Sunlight’s failure to comply with privacy, information security and data protection laws could result in potentially significant regulatory investigations and government actions, litigation, fines or sanctions, consumer, capital providers or contractor actions and damage to Sunlight’s reputation and brand, all of which could have a material adverse effect on Sunlight’s business, financial condition and results of operations.
If Sunlight is found to be operating without having obtained necessary state or local licenses, it could adversely affect Sunlight’s business.
Certain states have adopted laws regulating and requiring licensing by parties that engage in certain activity regarding consumer finance transactions, including, in certain circumstances facilitating and assisting such transactions. While Sunlight believes it has obtained all necessary licenses, the application of some consumer finance licensing laws to Sunlight’s loans is unclear. Further, if a governmental or enforcement agency determines that Sunlight is the “true lender” of loans originated under its bank partnership arrangement, Sunlight could be found to have violated licensing requirements of several states and other consumer protection statutes. If Sunlight is found to be in violation of applicable state licensing requirements by a court or a state, federal, or local enforcement agency, it could be subject to fines, damages, injunctive relief (including required modification or discontinuation of Sunlight’s business in certain areas), criminal penalties and other penalties or consequences, including indemnification obligations to its capital providers, and the loans originated through Orange® could be rendered void or unenforceable, in whole or in part, any of which could have a material adverse effect on Sunlight’s business, financial condition and results of operations.
Sunlight may in the future be subject to federal or state regulatory inquiries regarding its business.
From time to time, in the normal course of its business, Sunlight may receive or be subject to, inquiries or investigations by state and federal regulatory agencies and bodies, such as the CFPB, state attorneys general, state financial regulatory agencies and other state or federal agencies or bodies regarding its loans, including the origination and servicing of consumer loans, practices by contractors or other third parties and licensing and registration requirements. Any such inquiries or investigations could involve substantial time and expense to analyze and respond to, could divert management’s attention and other resources from running Sunlight’s business and could lead to public enforcement actions or lawsuits and fines, penalties, injunctive relief and the need to obtain additional licenses that it does not currently possess. Sunlight’s involvement in any such matters, whether tangential or otherwise and even if the matters are ultimately determined in Sunlight’s favor, could also cause significant harm to its reputation, lead to additional investigations and enforcement actions from other agencies or litigants, and further divert management attention and resources from the operation of Sunlight’s business. As a result, the outcome of legal and regulatory actions arising out of any state or federal inquiries Sunlight receives could be material to its business, results of operations, financial condition and cash flows and could have a material adverse effect on its business, financial condition or results of operations.
Risks Related to Ownership of Our Securities
An active trading market for our Class A Common Stock may never develop or be sustained, which may make it difficult to sell the shares of our Class A Common Stock you purchase.
An active trading market for the our Class A Common Stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of our Class A Common Stock at an attractive price (or at all). The market price of our Class A Common Stock may decline below your purchase price, and you may not be able to sell your shares of our Class A Common Stock at or above the price you paid for such shares (or at all).
The market price of our Class A Common Stock and publicly-traded warrants is likely to be highly volatile, and you may lose some or all of your investment.
The market price of our Class A Common Stock and publicly-traded warrants is likely to be highly volatile following the Closing of the Business Combination and may be subject to wide fluctuations in response to a variety of factors, including the following:
•
actual or anticipated fluctuations in operating results;

•
failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•
issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•
announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•
operating and share price performance of other companies in the industry or related markets;

•
the timing and magnitude of investments in the growth of the business;

•
actual or anticipated changes in laws and regulations;

•
additions or departures of key management or other personnel;

•
sales of substantial amounts of the Class A Common Stock by members of the Sunlight Board, executive officers or significant stockholders or the perception that such sales could occur;

•
changes in capital structure, including future issuances of securities or the incurrence of debt; and

•
general economic, political and market conditions.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of affected companies. Broad market and industry factors may seriously affect the market price of our Class A Common Stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.
We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
Following the issuance of the statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” by the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC (the “SEC Staff” and such statement, the “SEC Staff Statement”) on April 12, 2021, and after consultation with our independent registered public accounting firm, our management and our Audit Committee, we concluded that, in light of the SEC Staff Statement, it was appropriate to restate previously issued and audited financial statements as of and for the period ended December 31, 2020 and for the period from August 17, 2020 (inception) to December 31, 2020.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
As described elsewhere in this prospectus, we have identified a material weakness in our internal control over financial reporting related to the accounting for a significant and unusual transaction related to the warrants we issued in connection with the Initial Public Offering in November 2020. As a result of this material weakness, our management has concluded that our internal control over financial reporting was not effective as of December 31, 2020. This material weakness resulted in a material misstatement of our derivative warrant liabilities, change in fair value of derivative warrant liabilities, shares of Class A Common Stock subject to possible redemption, accumulated deficit and related financial disclosures for the period from August 17, 2020 (inception) through December 31, 2020. For a discussion of management’s consideration of the material weakness identified related to our accounting for a significant and unusual transaction related to the warrants we issued in connection with the Initial Public Offering, see “Note 2 — Restatement of Previously Issued Financial Statements” to Spartan’s audited financial statements (as restated) as of and for the year ended December 31, 2020 included elsewhere in this prospectus.
We have concluded that our internal control over financial reporting was ineffective as of December 31, 2020 because material weaknesses existed in our internal control over financial reporting. We have taken a number of measures to remediate the material weaknesses described therein; however, if we are unable to remediate our material weaknesses in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our Class A Common Stock is listed, the SEC or other regulatory authorities. The existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could have a negative effect on the trading price of our stock. In addition, we will incur additional costs to remediate material weaknesses in our internal control over financial reporting, as described in our Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.
Additional restatements of financial results, or the time required to evaluate possible errors, may impact the market price for our Class A Common Stock.
There has been recent focus on historical accounting practices by SPACs. For example, on April 12, 2021, the SEC Staff issued the SEC Staff Statement, which resulted in a determination that the warrants and other related instruments issued by many SPACs, including us, being classified as liabilities rather equity. Further guidance from the SEC or industry-wide consensus could result in additional changes in the accounting treatment of features related to SPACs. Changes could result in the recognition of accounting errors in our previously issued financial statements, restatements of our previously issued audited financial statements, the filing of notices that previously issued financial statements may not be relied upon, and findings of material weaknesses and significant deficiencies in internal controls over financial reporting.
Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.
The SEC Staff Statement regarding the accounting and reporting considerations for warrants issued by SPACs focused on certain settlement terms and provisions related to certain tender offers following a business combination. The terms described in the SEC Staff Statement are common in SPACs and are similar to the terms contained in the warrant agreement governing our warrants. In response to the SEC Staff Statement, we reevaluated the accounting treatment of our public warrants and private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on our balance sheet as of March 31, 2021 and December 31, 2020 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.
We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting and the restatement of our financial statements.
Following the issuance of the SEC Staff Statement, the Audit Committee of the Sunlight Board, after considering the recommendations of management, determined that it was appropriate to restate our previously filed financial statements for certain periods. See “— Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of this restatement, we identified a material weakness in our internal control over financial reporting.
As a result of such material weakness, such restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.
Sunlight’s management has limited experience in operating a public company.
Sunlight’s executive officers and directors have limited experience in the management of a publicly traded company. Sunlight’s management team may not successfully or effectively manage a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of Sunlight. It is possible that Sunlight will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.
Sunlight will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, results of operations and financial condition.
Sunlight will face increased legal, accounting, administrative and other costs and expenses as a public company that Sunlight LLC did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require Sunlight to carry out activities Sunlight LLC did not do previously. For example, Sunlight will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified, such as the restatement of our previously issued and consolidated financial statements, and related material weakness as described in the Form 10-K/A filed with the SEC on May 21, 2021 (see also “— We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting and the restatement of our financial statements,” and “— We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner,” for more detail), Sunlight could incur additional costs rectifying those or new issues, and the existence of such issues could adversely affect Sunlight’s reputation or investor perceptions of it. It may also be more expensive to maintain director and officer liability insurance. Risks associated with Sunlight’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the Sunlight Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require Sunlight to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
Sunlight may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act.
Sunlight is subject to Section 404 of the Sarbanes-Oxley Act and is required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are now applicable. If Sunlight is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its shares of Class A Common Stock.
Sunlight qualifies as an emerging growth company within the meaning of the Securities Act and takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, which may make Sunlight’s securities less attractive to investors and may make it more difficult to compare its performance to the performance of other public companies.
Sunlight qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Sunlight is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Sunlight will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the shares of its Class A Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or more during such fiscal year, (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period and (iv) the last day of the fiscal year following November 30, 2025, the fifth anniversary of the IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act so long as Sunlight remains an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Sunlight may elect not to avail itself of this exemption from new or revised accounting standards and, therefore, it may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find Class A Common Stock of Sunlight less attractive because it will rely on these exemptions, which may result in a less active trading market for such Class A Common Stock and its stock price may be more volatile. Additionally, this may make comparison of Sunlight’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Anti-takeover provisions contained in Sunlight’s governing documents and applicable laws could impair a takeover attempt.
The Second A&R Charter and Sunlight’s bylaws afford certain rights and powers to the Sunlight Board that could contribute to the delay or prevention of an acquisition that it deems undesirable. Sunlight is also subject to Section 203 of the DGCL and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock, and could also affect the price that some investors are willing to pay for the Class A Common Stock.
The Second A&R Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
The Second A&R Charter provides that, unless Sunlight consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (“Court of Chancery”) will, to the fullest extent permitted by applicable law and subject to applicable jurisdictional requirements, be the sole and exclusive forum for (i) any derivative action or proceeding as to which the DGCL confers jurisdiction upon the Court of Chancery, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Sunlight to Sunlight or its stockholders, (iii) any action asserting a claim against Sunlight, its directors, officers or employees arising pursuant to any provision of the DGCL, the Second A&R Charter or Sunlight’s bylaws or (iv) any action asserting a claim against Sunlight, its directors, officers or employees that is governed by the internal affairs doctrine, in each case except for such claims as to which (a) the Court of Chancery determines that it does not have personal jurisdiction over an indispensable party, (b) exclusive jurisdiction is vested in a court or forum other than the Court of Chancery or (c) the Court of Chancery does not have subject matter jurisdiction. Further, the forum selection provision is not intended to apply to claims arising under the Securities Act or the Exchange Act. The Second A&R Charter provides that, unless Sunlight consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States.
If any action, the subject matter of which is within the scope of the forum selection provision described in the preceding paragraph, is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum selection provision (an “Foreign Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Foreign Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Any person or entity purchasing or otherwise acquiring any interest in shares of Sunlight’s capital stock will be deemed to have notice of, and consented to, the provisions of the Second A&R Charter described in the preceding paragraphs. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Sunlight or its directors, officers or other employees, which may discourage such lawsuits against Sunlight and such persons. Additionally, stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Second A&R Charter is inapplicable or unenforceable. If a court were to find these provisions of the Second A&R Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Sunlight may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.
Sunlight’s ability to continue successfully operating the business is largely dependent upon the efforts of certain key personnel of Sunlight. The loss of such key personnel could negatively impact the operations and financial results of Sunlight.
Sunlight’s ability to continue successfully operating the business is dependent upon the efforts of certain key personnel of Sunlight. It is possible that Sunlight will lose some key personnel, the loss of which could negatively impact the operations and profitability of Sunlight. Furthermore, certain of the key personnel of Sunlight may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause Sunlight to have to expend time and resources helping them become familiar with such requirements.
Some of Sunlight’s relationships with its capital providers, contractors and vendors may experience disruptions in connection with the recent consummation of the Business Combination, which may limit Sunlight’s business.
Parties with which Sunlight did business prior to consummating the Business Combination or may do business with in the future, including contractors, capital providers, consumers and vendors, may experience uncertainty associated with the recent consummation of the Business Combination, including with respect to business relationships with Sunlight. As a result, the business relationships of Sunlight may be subject to disruptions if contractors, capital providers, consumers, vendors or others attempt to renegotiate changes in existing business relationships or consider entering into business relationships with parties other than Sunlight. For example, certain third parties with whom Sunlight has business relations may exercise contractual termination rights as they arise or elect to not renew contracts with Sunlight. These disruptions could harm relationships with existing capital providers, contractors, borrowers, vendors or others and preclude Sunlight from originating new loans, all of which could have a material adverse effect on Sunlight’s business, results of operations and financial condition.
Sunlight is a holding company and its sole material asset is its indirect equity interest in Sunlight LLC. As a result, Sunlight is dependent upon distributions from Sunlight LLC to pay taxes, make payments under the Tax Receivable Agreement, cover its corporate and other overhead expenses and pay dividends, if any, on its Common Stock.
Sunlight is a holding company, and has no material assets other than its indirect equity interest in Sunlight LLC. Sunlight has no independent means of generating revenue or cash flow. To the extent Sunlight LLC has available cash, taking into account available borrowings, and subject to the terms of any current or future debt instruments, the Sunlight A&R LLC Agreement requires Sunlight LLC to make pro rata cash distributions to all holders of Sunlight Units, including Sunlight in an amount generally intended to allow the holders of Sunlight Units, including Sunlight, to satisfy their respective income tax liabilities with respect to their allocable share of the income of Sunlight LLC, based on certain assumptions, provided that tax distributions, except in limited circumstances, will be made sufficient to allow Sunlight to satisfy its actual tax liabilities and obligations under the Tax Receivable Agreement. Sunlight expects Sunlight LLC to fund such distributions out of available cash, taking into account available borrowings, and in the event that payments under the Tax Receivable Agreement are accelerated, where applicable, Sunlight generally expects to fund such accelerated payment out of the proceeds of the Change of Control (as defined in the Tax Receivable Agreement) giving rise to such acceleration. In addition, the Sunlight A&R LLC Agreement allows Spartan Sub, as the sole managing member of Sunlight LLC, to cause Sunlight LLC to make non-pro rata payments to Sunlight to reimburse it for its corporate and other overhead expenses, which payments are not treated as distributions under the Sunlight A&R LLC Agreement. To the extent that Sunlight needs funds and Sunlight LLC fails to generate sufficient cash flow to distribute funds to it or is restricted from making such distributions or payments under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, Sunlight’s liquidity and financial condition could be materially adversely affected.
Moreover, because Sunlight has no independent means of generating revenue, Sunlight’s ability to make tax payments and payments under the Tax Receivable Agreement are dependent on the ability of Sunlight LLC to make distributions to Sunlight in an amount sufficient to cover Sunlight’s tax obligations and payment obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of any subsidiaries Sunlight LLC may have in the future to make distributions to it. The ability of Sunlight LLC, any subsidiaries and any other entity in which it may own an interest, to make such distributions is subject to, among other things, (i) the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and (ii) restrictions in relevant debt instruments of Sunlight LLC and its subsidiaries, if any. To the extent that Sunlight is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.
Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.
Sunlight has not paid any cash dividends on its capital stock to date. Sunlight may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Sunlight Board and will depend on, among other things, Sunlight’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Sunlight Board may deem relevant. In addition, Sunlight’s ability to pay dividends is limited by covenants regarding its existing outstanding indebtedness.
The Blocker Holders and Unblocked Sunlight Unitholders own a significant amount of Sunlight’s voting stock and are entitled to appoint a majority of its board members, and their interests may conflict with those of other stockholders.
The Blocker Holders and Unblocked Sunlight Unitholders own approximately 61.4% of Sunlight’s voting stock and are entitled to appoint up to seven of the nine members of the Sunlight Board (although four of the seven appointed directors must be independent directors, as further described in the Investor Rights Agreement). In addition, each of the Blocker Holders and the Sponsor have the right to appoint and nominate persons to serve on the Sunlight Board, so long as such person continues to own at least 50.0% of the number of shares of our Common Stock owned immediately after the Closing. For a further description of such rights, see “Management — Board Composition.” As a result, the Blocker Holders and Unblocked Sunlight Unitholders may be able to substantially influence matters requiring stockholder or board approval, including the election of directors, approval of any potential acquisition of Sunlight, changes to its organizational documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of Sunlight’s Class A Common Stock will be able to affect the way Sunlight is managed or the direction of its business. The interests of the Blocker Holders and Unblocked Sunlight Unitholders with respect to matters potentially or actually involving or affecting Sunlight, such as future acquisitions, financings and other corporate opportunities and attempts to acquire Sunlight may conflict with the interests of other stockholders.
For example, the Blocker Holders and the Unblocked Sunlight Unitholders may have different tax positions from Sunlight, especially in light of the Tax Receivable Agreement, that could influence their decisions regarding whether and when to support the disposition of assets or the incurrence or refinancing of new or existing indebtedness, or the termination of the Tax Receivable Agreement and acceleration of Sunlight’s obligations thereunder. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any challenge by any taxing authority to Sunlight’s tax reporting positions may take into consideration tax or other considerations of the Blocker Holders and Unblocked Sunlight Unitholders, including the effect of such positions on Sunlight’s obligations under the Tax Receivable Agreement, which may differ from the considerations of Sunlight or its other stockholders.
Sunlight is required to make payments under the Tax Receivable Agreement for certain tax benefits that it may claim, and the amounts of such payments could be significant.
In connection with the Business Combination, Sunlight entered into the Tax Receivable Agreement, which generally provides for the payment by Sunlight to the Agent, for disbursement to the TRA Holders on a pro rata basis, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax (computed using simplifying assumptions to address the impact of state and local taxes) that Sunlight actually realizes (or is deemed to realize in certain circumstances) in periods after the consummation of the Business Combination as a result of certain increases in tax basis available to Sunlight as a result of its acquisition of Sunlight Class EX Units (accompanied by a corresponding number of shares of Class C Common Stock) pursuant to an exercise of the Redemption Right or Spartan’s Call Right (each as defined in the Sunlight A&R LLC Agreement) (including any increases in tax basis relating to prior transfers of such Sunlight Class EX Units that will be available to Sunlight as a result of its acquisition of such Sunlight Class EX Units), and certain benefits attributable to imputed interest. Sunlight will retain the benefit of the remainder of the actual net cash savings, if any.
The term of the Tax Receivable Agreement commenced upon the consummation of the Business Combination and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, unless Sunlight exercises its right to terminate the Tax Receivable Agreement (or the Tax Receivable Agreement is terminated due to Sunlight’s breach of a material obligation thereunder or certain mergers or other changes of control), and Sunlight makes the termination payments as specified in the Tax Receivable Agreement. In addition, payments Sunlight makes under the Tax Receivable Agreement will be increased by any interest accrued from the due date (without extensions) of the corresponding tax return. In the event that the Tax Receivable Agreement is not terminated early, the payments under the Tax Receivable Agreement are anticipated to commence following the first exercise of the Redemption Right following the consummation of the Business Combination and to continue for at least 15 years after the date of the last redemption of Sunlight Class EX Units.
We expect that the payments Sunlight is required to make under the Tax Receivable Agreement could be substantial. Estimating the amount and timing of Sunlight’s realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, as well as the amount and timing of Sunlight’s ability to use any deductions (or decreases in gain or increases in loss) arising from such increases in tax basis, are dependent upon significant future events, including but not limited to the timing of the redemptions of Sunlight Class EX Units, the price of the Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of the redeeming unitholder’s tax basis in its Sunlight Class EX Units at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character, and timing of taxable income Sunlight generates in the future, the U.S. federal income tax rate then applicable, and the portion of Sunlight’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing Sunlight’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount Sunlight would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. Thus, the amount and timing of any payments under the Tax Receivable Agreement are also dependent upon significant future events, including those noted above in respect of estimating the amount and timing of Sunlight’s realization of tax benefits. Any distributions made by Sunlight LLC to Sunlight in order to enable Sunlight to make payments under the Tax Receivable Agreement, as well as any corresponding pro rata distributions made to the other holders of Sunlight Units, could have an adverse impact on Sunlight’s liquidity.
The payments under the Tax Receivable Agreement will not be conditioned upon a TRA Holder having a continued ownership interest in Sunlight or Sunlight LLC. In addition, certain of the TRA Holders’ rights (including the right to receive payments) under the Tax Receivable Agreement will be transferable, subject to Sunlight’s consent (not to be unreasonably withheld, conditioned, or delayed), at the option of such TRA Holder.
In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, Sunlight realizes in respect of the tax attributes subject to the Tax Receivable Agreement.
If Sunlight experiences a Change of Control (as defined in the Tax Receivable Agreement) or the Tax Receivable Agreement terminates early (at Sunlight’s election or as a result of Sunlight’s material breach thereunder), Sunlight will be required to make a payment equal to the deemed present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (determined by applying a discount rate equal to SOFR (as defined in the Tax Receivable Agreement) plus 100 basis points), and such early termination payment could be substantial, depending, among other things, on the timing of such early termination. The calculation of anticipated future payments would be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including (i) that Sunlight has sufficient taxable income to fully utilize the tax benefits covered by the Tax Receivable Agreement, and (ii) that any Sunlight Class EX Units outstanding on the termination date or Change of Control date, as applicable, are deemed to be redeemed on such date. In the case of termination at Sunlight’s election or as a result of Sunlight’s material breach, the termination payment would be due immediately. In the case of a Change of Control of Sunlight, Sunlight will have the option to make such early termination payment immediately upon such Change of Control or ratably over a two-year period following the Change of Control. In such situations, payments under the Tax Receivable Agreement may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.
If Sunlight experiences a Change of Control or the Tax Receivable Agreement terminates early (at Sunlight’s election or as a result of Sunlight’s material breach thereunder), Sunlight’s obligations under the Tax Receivable Agreement could have a material adverse effect on Sunlight’s liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control, or reduce the consideration payable to holders of shares of Class A Common Stock. In the event that Sunlight’s obligation to make payments under the Tax Receivable Agreement is accelerated as a result of a Change of Control, where applicable, we generally expect the accelerated payments due under the Tax Receivable Agreement to be funded out of the proceeds of the Change of Control giving rise to such acceleration. However, Sunlight may be required to fund such payment from other sources, and as a result, any early termination of Sunlight’s obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and may substantially reduce the consideration payable to holders of Sunlight’s Class A Common Stock in connection with a Change of Control. Sunlight does not currently expect to cause an acceleration due to breach, and does not currently expect that Sunlight would elect to terminate the Tax Receivable Agreement early, except in cases where the early termination payment would not be material. There can be no assurance that Sunlight will be able to meet its obligations under the Tax Receivable Agreement.
In the event that Sunlight’s payment obligations under the Tax Receivable Agreement are accelerated upon by certain mergers, other forms of business combinations or other changes of control, the consideration payable to holders of Class A Common Stock could be substantially reduced.
If Sunlight experiences a Change of Control (as defined in the Tax Receivable Agreement), Sunlight would be obligated to make a payment immediately or ratably over the two-year period, at the option of Sunlight, following the Change of Control, and such payment or payments may be significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the payment relates. As a result of Sunlight’s payment obligations under the Tax Receivable Agreement, holders of Class A Common Stock could receive substantially less consideration in connection with a Change of Control than they would receive in the absence of such obligation. Further, Sunlight’s payment obligations under the Tax Receivable Agreement are not conditioned upon TRA Holders’ having a continued interest in Sunlight of Sunlight LLC. Accordingly, a TRA Holders’ interests may conflict with those of the holders of Class A Common Stock. Please read “— In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, Sunlight realizes in respect of the tax attributes subject to the Tax Receivable Agreement.”
Sunlight will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are subsequently disallowed.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that Sunlight will determine, and the IRS or another tax authority may challenge all or part of the tax basis increases upon which the payments under the Tax Receivable Agreement are based, as well as other related tax positions Sunlight takes, and a court could sustain such challenge. The TRA Holders will not reimburse Sunlight for any payments previously made under the Tax Receivable Agreement if any tax benefits that have given rise to payments under the Tax Receivable Agreement are subsequently disallowed, except that excess payments made to any such TRA Holders will be netted against future payments that would otherwise be made to such TRA Holders, if any, after Sunlight’s determination of such excess (which determination may be made a number of years following the initial payment and after future payments have been made). As a result, in such circumstances, Sunlight could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments, which could materially adversely affect its liquidity.
In certain circumstances, Sunlight LLC will be required to make tax distributions to holders of Sunlight Units, including Sunlight, and such tax distributions may be substantial. To the extent Sunlight receives tax distributions in excess of its actual tax liabilities and retains such excess cash, holders of Sunlight Class EX Units would benefit from such accumulated cash balances if they exercise their redemption right.
Pursuant to the Sunlight A&R LLC Agreement, to the extent Sunlight LLC has available cash (taking into account Sunlight LLC’s borrowing capacity), Sunlight LLC will generally be required to make pro rata distributions (which we refer to as “tax distributions”), to all holders of Sunlight Units, including Sunlight, in an amount generally intended to allow holders of Sunlight Units, including Sunlight, to satisfy their respective income tax liabilities with respect to their allocable share of the income of Sunlight LLC, based on certain assumptions and conventions, provided that tax distributions will be made, except in limited circumstances, sufficient to allow Sunlight to satisfy its actual tax liabilities and obligations under the Tax Receivable Agreement. The amount of such tax distributions will be determined based on certain assumptions, including an assumed individual income tax rate (unless the corporate tax rate is higher), and will be calculated after taking into account other distributions (including prior tax distributions) made by Sunlight LLC. Because tax distributions will be made pro rata based on ownership and due to, among other items, differences between the tax rates applicable to Sunlight and the assumed individual income tax rate used in the calculation and requirements under the applicable tax rules that Sunlight LLC’s net taxable income be allocated disproportionately to its unitholders in certain circumstances, tax distributions may significantly exceed the actual tax liability for many of the holders of Sunlight Units, including Sunlight. If Sunlight retains the excess cash it receives, the holders of Sunlight Class EX Units would benefit from any value attributable to such accumulated cash balances as a result of their exercise of the Redemption Right (as defined in the Sunlight A&R LLC Agreement). However, Sunlight expects to take other steps to eliminate any material cash balances. In addition, the tax distributions Sunlight LLC will be required to make may be substantial and may exceed the tax liabilities that would be owed by a similarly situated corporate taxpayer. Funds used by Sunlight LLC to satisfy its tax distribution obligations will not be available for reinvestment in our business, except to the extent Sunlight uses the excess cash it receives to reinvest in Sunlight LLC for additional Sunlight Units. In addition, because cash available for additional tax distributions is determined by taking into account the ability of Sunlight LLC and any subsidiaries to incur additional borrowing, Sunlight LLC may be required to increase its indebtedness in order to fund additional tax distributions. Such additional borrowing may adversely affect Sunlight LLC’s financial condition and business operations by, without limitation, limiting Sunlight LLC’s ability to borrow in the future for other purposes, such as capital expenditures, and increasing Sunlight LLC’s interest expense and leverage ratios.
If Sunlight LLC were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, Sunlight and Sunlight LLC might be subject to potentially significant tax inefficiencies, and Sunlight would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.
Sunlight LLC intends to operate such that it does not become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is a partnership the interests of which are listed for trading on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under certain circumstances, redemptions of Sunlight Class EX Units pursuant to the Redemption Right (or the Call Right) (each as defined in the Sunlight A&R LLC Agreement) or other transfers of Sunlight Class EX Units could cause Sunlight LLC to be treated as a publicly traded partnership. Applicable U.S. Treasury regulations provide for certain safe harbors from treatment as a publicly traded partnership, and we intend to operate such that redemptions or other transfers of Sunlight Class EX Units qualify for one or more such safe harbors. For example, we have limited the number of unitholders of Sunlight LLC, and the Sunlight A&R LLC Agreement provides for limitations on the ability of unitholders of Sunlight LLC to transfer their Sunlight Class EX Units and provides Sunlight, through its control of the sole managing member of Sunlight LLC, with the right to impose restrictions (in addition to those already in place) on the ability of unitholders of Sunlight LLC to redeem their Sunlight Class EX Units pursuant to the Redemption Right (as defined in the Sunlight A&R LLC Agreement) to the extent Sunlight believes it is necessary to ensure that Sunlight LLC will continue to be treated as a partnership for U.S. federal income tax purposes.
If Sunlight LLC were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, significant tax inefficiencies might result for Sunlight and for Sunlight LLC, for example, if Sunlight is not able to file a consolidated U.S. federal income tax return with Sunlight LLC. In addition, Sunlight may not be able to realize tax benefits covered under the Tax Receivable Agreement, and Sunlight would not be able to recover any payments previously made by it under the Tax Receivable Agreement, even if the corresponding tax benefits (including any claimed increase in the tax basis of Sunlight LLC’s assets) were subsequently determined to have been unavailable.
Increases in applicable tax rates, changes in applicable tax laws or disagreements with tax authorities can adversely affect Sunlight’s business, financial condition or results of operations.
Sunlight has no material assets other than its indirect interest in Sunlight LLC, which holds, directly or indirectly, all of the operating assets of Sunlight’s business. Sunlight LLC generally is not subject to U.S. federal income tax. Sunlight is a U.S. corporation that is subject to U.S. corporate income tax on its worldwide operations, including its share of income of Sunlight LLC. Sunlight and Sunlight LLC are also subject to various U.S. federal, state and local taxes.
New U.S. laws and policy relating to taxes may have an adverse effect on Sunlight’s and Sunlight LLC’s business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Sunlight and Sunlight LLC. Increases in income tax rates or other changes in income tax laws in the United States or any particular jurisdiction in which Sunlight LLC operates or is otherwise subject to tax can reduce Sunlight’s after-tax income from such jurisdiction and adversely affect our business, financial condition or results of operations. Existing tax laws in the United States have been and could in the future be subject to significant change. For example, in December 2017, the Tax Cuts and Jobs Act (the “TCJ Act”), was signed into law in the United States, making significant changes to the Code. While Sunlight’s accounting for the recorded impact of the TCJ Act is deemed to be complete, these amounts are based on prevailing regulations and currently available information, and additional guidance issued by the IRS may continue to impact Sunlight’s recorded amounts in future periods. Further, President Joe Biden has set forth several tax proposals that would, if enacted, make significant changes to U.S. tax laws (including provisions enacted pursuant to the TCJ Act), including an increase in the U.S. income tax rate applicable to corporations from 21% to 28%. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. Additional changes in the United States tax regime, including changes in how existing tax laws are interpreted or enforced, can adversely affect Sunlight’s business, financial condition or results of operations.
Sunlight is subject to reviews, examinations and audits by the IRS and other taxing authorities with respect to income and non-income-based taxes. Economic and political pressures to increase tax revenues in jurisdictions in which Sunlight operates, or the adoption of new or reformed tax legislation or regulation, may make resolving tax disputes more difficult and the final resolution of tax audits and any related litigation can differ from Sunlight’s historical provisions and accruals, resulting in an adverse impact on our business, financial condition or results of operations.
If exercised, the Sunlight Warrants and the Tech Capital Warrants, which are exercisable for our Class A Common Stock, will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
As of July 30, 2021, there were 17,250,000 public warrants, 9,900,000 private placement warrants and the Tech Capital Warrants, exercisable for a total of 627,780 shares of Class A Common Stock, outstanding, collectively exercisable for a total of 27,777,780 shares of Class A Common Stock. The shares of our Class A Common Stock issued upon the exercise of such warrants will result in dilution to the then existing holders of Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Stock.
The Sunlight Warrants are being accounted for as a warrant liability and are being recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Class A Common Stock.
Under U.S. GAAP, we are required to evaluate the Sunlight Warrants to determine whether they should be accounted for as a warrant liability or as equity. We have concluded that the Sunlight Warrants contain provisions requiring liability classification. Therefore, as described in the financial statements of Spartan included herein, we are accounting for the Sunlight Warrants as a warrant liability and are recording that liability at fair value upon issuance. We will record any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A Common Stock and may cause fluctuations in our results of operations based on factors that are outside of our control.
Risks Related to the Private Placement Warrants, Sunlight Warrants and Class C Common Stock (with Class EX Units)
We may amend the terms of the private placement warrants in a manner that may be adverse to holders of private placement warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your private placement warrants could be increased, the private placement warrant could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a private placement warrant could be decreased, all without your approval.
Our private placement warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the private placement warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the holders of private placement warrants. Accordingly, we may amend the terms of the private placement warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the private placement warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the private placement warrants, convert the private placement warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a private placement warrant.
We may redeem your unexpired private placement warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
Although none of the private placement warrants are redeemable by us so long as they are held by the Sponsor or its permitted transferees, the private placement warrants will become redeemable by us on terms set forth under the subsection “Description of Securities — Warrants — Private Placement Warrants” if they are sold by the Sponsor or its permitted transferees. If so redeemed by us, they may be redeemed at an inopportune time and at a price that does not reflect the value of the private placement warrants so redeemed.
If the Sunlight Warrants are exercised on a “cashless” basis, the holder will receive fewer shares of Class A Common Stock from such exercise than if the holder were to exercise such warrants for cash.
There are circumstances in which the exercise of the Sunlight Warrants may be required or permitted to be made on a cashless basis. First, if our shares of Class A Common Stock are at any time of any exercise of a Sunlight Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of redeemable Sunlight Warrants who exercise their redeemable warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such circumstances, each holder would exchange a number of Sunlight Warrants for a number of shares of Class A Common Stock equal to the number of warrants exchanged multiplied by the lesser of (A) the quotient obtained by dividing (x) the product of (i) the number of shares of our Class A Common Stock underlying such warrants, and (ii) the excess of the “fair market value” (defined below) over the exercise price of such warrants by (y) such fair market value and (B) the product of the number of warrants surrendered and 0.361 (subject to adjustment). The “fair market value” of our Class A Common Stock as used in this paragraph shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Sunlight Warrants. Second, if we call our redeemable Sunlight Warrants for redemption for cash when the price per share of Class A Common Stock equals or exceeds $10.00, holders who exercise their warrants will receive that number of shares set forth in the table as described under the subsection “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00.” As a result, the holder would receive fewer shares of Class A Common Stock from such exercise than if the holder were to exercise such warrants for cash.
We may redeem the unexpired public warrants prior to their exercise at a time that is disadvantageous to the holder thereof, thereby making such warrants worthless.
We have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met.

If and when the outstanding public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the outstanding public warrants as set forth above even if the holders are otherwise unable to exercise the public warrants. Redemption of the outstanding public warrants could force the holder (i) to exercise its warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) to sell its public warrants at the then-current market price when it might otherwise wish to hold its public warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of the public warrants.
The Sunlight Warrants and Tech Capital Warrants will become exercisable for shares of Class A Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
The Sunlight Warrants are exercisable for 27,150,000 shares of Class A Common Stock. The Tech Capital Warrants outstanding are exercisable for 627,780 shares of Class A Common Stock. The shares of our Class A Common Stock issued upon exercise of the Sunlight Warrants and the Tech Capital Warrants will result in dilution to the then existing holders of Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Stock.

USE OF PROCEEDS
We will receive proceeds equal to the aggregate exercise price from any exercise of the Sunlight Warrants or Tech Capital Warrants, assuming the exercise in full of all of such warrants for cash. We expect to use the net proceeds from the exercise of such warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of such warrants. There is no assurance that the holders of such warrants will elect to exercise any or all of such warrants. To the extent that the Sunlight Warrants or Tech Capital Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.
We will also receive the proceeds from sales by us of the shares of Class A Common Stock in respect of certain withholdings for tax payments. We expect to use the net proceeds from the sale of such shares (i) first, to offset the cash payments made by us to satisfy the payment obligation related to the tax withholding and, (ii) if any such proceeds remain, for general corporate purposes.
All of the shares of Class A Common Stock and private placement warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Sunlight Warrants offered hereby is determined by reference to the exercise price of the public warrants and private placement warrants of $11.50 per share and the Tech Capital Warrants, which have an exercise price of $7.715 per share. Our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS.”
We cannot currently determine the price or prices at which shares of our Class A Common Stock or private placement warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Spartan’s units, Class A Common Stock and warrants were historically listed for trading on the NYSE under the symbols “SPRQ U”, “SPRQ” and “SPRQ WS”, respectively. On July 12, 2021, the Class A Common Stock and publicly-traded warrants began trading on the NYSE under the new trading symbols of “SUNL” and “SUNL WS”, respectively. Spartan’s units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and have been delisted from the NYSE.
Prior to the Closing, there was no established public trading market for Sunlight’s member interests.
As of the Closing Date and following the completion of the Business Combination and the redemption of public shares described above, the Company had 84,837,655 (excludes 1,535,941 of shares held by Sunlight in respect of net withholding for tax payments) shares of Class A Common Stock issued and outstanding held of record by 122 holders, 47,595,455 shares of Class C Common Stock outstanding and held of record by 21 holders, 27,150,000 warrants outstanding held of record by 2 holders and no shares of preferred stock outstanding. The Tech Capital Warrants were also outstanding and exercisable for 627,780 shares of Class A Common Stock. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.
As of July 30, 2021, we had 84,837,655 (excludes 1,535,941 of shares held by Sunlight in respect of net withholding for tax payments) shares of Class A Common Stock issued and outstanding held of record by 122 holders, 47,595,455 shares of Class C Common Stock outstanding and held of record by 21 holders, 27,150,000 warrants outstanding held of record by 2 holders and no shares of preferred stock outstanding. The Tech Capital Warrants were also outstanding and exercisable for 627,780 shares of Class A Common Stock. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.
Dividends
Sunlight has not paid any cash dividends on its capital stock to date. Sunlight may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Sunlight Board and will depend on, among other things, Sunlight’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Sunlight Board may deem relevant. In addition, Sunlight’s ability to pay dividends is limited by covenants regarding its existing outstanding indebtedness.
Certain Indebtedness
Sunlight’s Prior Credit Facility
As of December 31, 2020, Sunlight maintained a $15.0 million revolving credit facility (the “Credit Facility”). The interest rate on the Credit Facility was generally equal to the prime rate plus 0.75%, and the maturity date thereof was May 2021. Sunlight used borrowings from the Credit Facility for working capital.
Sunlight’s New Credit Facility
On April 26, 2021, Sunlight entered into a Loan and Security Agreement with SVB (as defined below). The Loan and Security Agreement, which replaces Sunlight’s prior $15.0 million Credit Facility, has a borrowing capacity of up to $30.0 million and matures on April 26, 2023. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum. The Loan and Security Agreement contains certain financial covenants, including (i) liquidity in an amount equal to or greater than (a) 35% of all outstanding principal amounts of any advances and (b) $10.0 million; (ii) Available Takeout Commitment Amount (as defined therein) in an amount equal to or greater than $200.0 million; and (iii) EBITDA of at least $5.0 million for the six month period ending on the last day of each month. The Loan and Security Agreement contains customary events of default. SVB could elect to accelerate the maturity of the loans and/or terminate the commitments under the Loan and Security Agreement upon the occurrence and during the continuation of an event of default, and Sunlight could be required to repay all amounts outstanding under the Loan and Security Agreement. In connection with the transition of accounts to SVB, Sunlight experienced a technical default that was waived informally by SVB via email. Sunlight expects to receive a formal waiver similarly addressing the technical default. Otherwise, no defaults or events of defaults have occurred as of the date of this filing.
Description of Registrant’s Securities
A description of our capital stock is in the section entitled “Description of Securities.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction:
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the acquisition of Sunlight LLC by Spartan consummated on July 9, 2021, resulting reorganization into an umbrella partnership C corporation structure (or “Up-C” structure), and other agreements entered into as part of the Business Combination Agreement.
Spartan was a blank check company incorporated in Delaware on August 17, 2020 (inception) for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The registration statement for the IPO was declared effective on November 24, 2020. On November 30, 2020, Spartan consummated its IPO of 34,500,000 units, including the issuance of 4,500,000 units as a result of the underwriter’s exercise in full of its over-allotment option, at $10.00 per unit, generating gross proceeds of approximately $345.0 million. Simultaneously with the closing of the IPO, Spartan consummated the private placement of 9,900,000 Spartan Warrants, at a price of $1.00 per Spartan Warrant to the Sponsor, generating proceeds of $9.9 million. Each Spartan Warrant was exercisable to purchase for $11.50 one share of Class A Common Stock. As of March 31, 2021, there was approximately $345.1 million held in the Trust Account.
Sunlight is a business-to-business-to-consumer, technology-enabled point-of-sale (POS) financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting and attractive risk adjusted returns. These loans are facilitated by Sunlight’s proprietary technology platform, Orange®, through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers. Since Sunlight LLC’s founding in 2014, Sunlight has facilitated over $4.0 billion of loans through the Sunlight Platform in partnership with over 1,200 contractor relationships.
The organizational structure following the completion of the Business Combination, as described herein, is an “Up-C” structure. This organizational structure allows the Unblocked Sunlight Unitholders and holders of any Sunlight LLC Warrants (see the diagram in Note 2, collectively, the “Flow-Through Sellers”) to retain equity ownership in Sunlight LLC, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Class EX Units. Each Class EX Unit, together with one share of Class C Common Stock, will be redeemable, subject to certain conditions, for either one share of Class A Common Stock, or at Sunlight LLC’s election, an amount of cash approximately equivalent to the market value of one share of Class A Common Stock, pursuant to and in accordance with the terms of the Sunlight A&R LLC Agreement. The public stockholders of Spartan continue to hold Class A Common Stock of Spartan, which, upon consummation of the Business Combination, was renamed to Sunlight Financial Holdings Inc., a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 present the pro forma effect of the Business Combination as if they had been completed on January 1, 2020.
We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the “pro forma financial information.”
The pro forma financial information is not necessarily indicative of what the Sunlight balance sheet or statement of operations actually would have been had the Business Combination been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination.
The following summarizes the pro forma ownership of the issued and outstanding Class A Common Stock of Sunlight following the Business Combination:
Shares in thousands	Shares	%
Existing direct and indirect Sunlight owners’ interest in Spartan1	38,373	44.6%
Spartan public stockholders	15,273	17.8%
Sponsor and related parties	7,437	8.6%
Third party PIPE investors	25,000	29.0%
Total Class A Common Stock	86,083	100.0%
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of Spartan as the accounting acquirer and Sunlight LLC as the accounting acquiree. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration. Spartan has been determined to be the accounting acquirer based on evaluation of the following factors:
•
Sunlight LLC is a variable interest entity (“VIE”). Spartan Sub is the sole managing member and primary beneficiary who has full and complete charge of all affairs of Sunlight LLC, and the existing non-managing member stockholders of Sunlight do not have substantive participating or kick out rights; and

•
No single party controls Sunlight LLC pre and post transaction, hence, the Business Combination is not considered a common control transaction.

1
This excludes the impact of shares of Class A Common Stock that were subject to vesting as of the Closing, which will be accounted for as post Business Combination compensation expenses, but includes Class A Common Shares issued to satisfy one of the Sellers’ tax withholdings requirements in connection with the Business Combination. This also excludes the Flow-Through Sellers’ noncontrolling economic interest in Class EX Units, which is redeemable (together with a corresponding number of shares of voting, non-economic Class C Common Stock) for Class A Common Stock on a 1-for-1 basis or cash, pursuant to and in accordance with the terms of the Sunlight A&R LLC Agreement. The table below presents the Class EX Units and noncontrolling interest percentage in Sunlight LLC, excluding the impact of Class EX Units that were subject to vesting as of the Closing, which will be accounted for as post Business Combination compensation expenses:

Units in thousands	Units	% of Sunlight
Flow-Through Seller’s Class EX Units and noncontrolling interest percentage in Sunlight LLC	46,936	35.3%
The factors discussed above support the conclusion that Spartan acquired a controlling financial interest in Sunlight LLC and is the accounting acquirer. Spartan is the primary beneficiary of Sunlight LLC, which is a VIE, since it has the power to direct the activities of Sunlight LLC that most significantly impact Sunlight LLC’s economic performance through its control of Spartan Sub, which is the sole managing member of Sunlight LLC, and Spartan’s variable interests in Sunlight LLC include ownership of Sunlight LLC, which resulted in the right (and obligation) to receive benefits (and absorb losses) of Sunlight LLC that could potentially be significant to Sunlight LLC. Therefore, the Business Combination is accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of Sunlight LLC, based on their estimated acquisition-date fair values. Transaction costs are expensed as if the Business Combination was consummated on January 1, 2020.
The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31,

2021 and for the year ended December 31, 2020 are based on the historical financial statements (as restated) of Spartan and historical financial statements of Sunlight LLC. The unaudited transaction accounting adjustments are based on information currently available, and assumptions and estimates underlying the unaudited transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.
The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial information is described in the accompanying notes, which should be read in conjunction with, the following:
•
Spartan’s audited financial statements (as restated) and related notes as of and for the year ended December 31, 2020 included elsewhere in this prospectus.

•
Sunlight LLC’s unaudited consolidated financial statements and related notes as of and for the three months ended March 31, 2021 included elsewhere in this prospectus.

•
Sunlight’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
($ in thousands, except share amounts)2
	Spartan Historical	Sunlight Historical	Transaction Accounting Adjustments	Note	Pro Forma Combined
Assets
Cash and cash equivalents	$278	$51,235	$152,782	3a	$97,715
			250,000	3b
			(310,977)	3c
			(17,418)	3d
			(8,184)	3e
			(15,756)	3e
			(3,587)	3e
			(658)	3f
Restricted cash	—	4,081	—		4,081
Prepaid expenses	1,625	—	—		1,625
Advances (net of allowance for credit losses)	—	32,529	—		32,529
Investments held in Trust Account	345,079	—	(345,079)	3a	—
Financing receivables (net of allowance for credit losses)	—	5,065	807	3g	5,872
Property and equipment, net	—	5,625	(4,462)	3g	1,163
Due from affiliates	—	1,839	(1,839)	3f	—
Intangible assets, net	—	—	407,600	3g	407,600
Goodwill	—	—	705,247	3g	705,247
Other assets	—	4,418	—		4,418
Total assets	$346,982	$104,792	$808,476		$1,260,250
Liabilities and Stockholder’s Equity
Accounts payable and accrued expenses	$5,343	$16,353	$(8,930)	3d, 3e	12,766
Funding commitments	—	16,470	—		16,470
Debt	—	14,625	—		14,625
Accrued income taxes	2	—	—		2
Franchise tax payable	71	—	—		71
Distributions payable	—	765	(765)	3f	—
Deferred tax liability	—	—	43,479	3g	43,479
Due to affiliates	—	1,732	(1,732)	3f	—
Deferred underwriting commissions	12,075	—	(12,075)	3d	—
Warrants, at fair value	52,456	8,257	(8,257)	3h	52,456
Other liabilities	—	1,306	1,039	3i	2,345
Total liabilities	69,947	59,508	12,759		142,214

2
Refer to Note 3 for more information on the adjustments to the Pro Forma Condensed Combined Balance Sheet

	Spartan Historical	Sunlight Historical	Transaction Accounting Adjustments	Note	Pro Forma Combined
Temporary Equity
Class A Common Stock	272,034	—	(272,034)	3j	—
Preferred class A-3 unit members’ capital	—	319,772	(319,772)	3k	—
Preferred class A-2 unit members’ capital	—	196,340	(196,340)	3k	—
Preferred class A-1-unit members’ capital	—	257,301	(257,301)	3k	—
Common unit members’ capital	—	59,836	(59,836)	3k	—
Stockholder’s Equity
Preferred stock	—	—	—	—	—
Class A Common Stock	1	—	8	3a, 3b, 3j, 3l, 3m	9
Class B Common Stock	1	—	(1)	3m	—
Class C Common Stock	—	—	5	3l	5
Additional paid- in capital	38,062	1,450	(192,295)	3a	715,256
			249,998	3b
			(310,977)	3c
			(15,756)	3e
			1,065,713	3g
			8,257	3h
			(1,039)	3i
			272,031	3j
			833,249	3k
			(9)	3l
			(789,415)	3n
			(444,013)	3o
Accumulated deficit	(33,063)	(789,415)	781,231	3e, 3n	(41,247)
Total stockholder’s equity	5,001	(787,965)	1,456,987		674,023
Noncontrolling interest	—	—	444,013	3o	444,013
Total equity	5,001	(787,965)	1,901,000		1,118,036
Total liabilities and stockholder’s equity	$346,982	$104,792	$808,476		$1,260,250

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE THREE MONTHS
ENDED MARCH 31, 2021
($ in thousands, except per share amounts)3
	Spartan Historical	Sunlight Historical	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	$—	$24,787	$—		$24,787
Costs and expenses
Cost of revenues (exclusive of items shown separately below)	—	4,854	—		4,854
Compensation and benefits	—	8,012	—		8,012
Selling, general, and Administrative	5,077	1,916	—		6,993
Property and technology	—	1,208	—		1,208
Depreciation and amortization	—	809	7,418	4a	8,227
Franchise tax expense	49	—	—		49
Provision for losses	—	736	—		736
Management fees to affiliate	—	100	—		100
Total operating expense	5,126	17,635	7,418		30,179
Operating income (loss)	(5,126)	7,152	(7,418)		(5,392)
Interest income	—	141	(38)	4b	103
Interest expense	—	(255)	—		(255)
Change in fair value of warrant liabilities	(10,173)	(2,614)	2,614	4c	(10,173)
Change in fair value of contract derivative, net	—	(856)	—		(856)
Interest income from investments held in Trust Account	69	—	(69)	4d	—
Realized gains on contract derivative, net	—	2,267	—		2,267
Other realized losses, net	—	—	—		—
Other income (expense)	—	412			412
Business combination Expenses	—	(3,587)	3,587	4e	—
Income (loss) before income Taxes	(15,230)	2,660	(1,324)		(13,894)
Income tax expense (benefit)	2	—	(3,255)	4f	(3,253)
Net income (loss)	(15,232)	2,660	1,931		(10,641)
Net income (loss) attributable to noncontrolling interests	—	—	(3,093)	4g	(3,093)
Net income (loss) attributable to stockholders	$(15,232)	$2,660	$5,024		$(7,548)
Weighted average shares outstanding, basic and diluted:
Weighted average shares outstanding of Class A Common Stock – basic and Diluted	34,500	n/a			86,083
Net loss per share, Class A Common Stock – basic and Diluted	$—	n/a			$(0.09)
Weighted average shares outstanding of Class B Common Stock – basic and Diluted	8,625	n/a
Net income per share, Class B Common Stock – basic and Diluted	$(1.77)	n/a

3
Refer to Note 4 for more information on the adjustments to the Pro Forma Condensed Combined Statement of Operations

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE YEAR
ENDED DECEMBER 31, 2020
($ in thousands, except per share amounts)4
	Spartan Historical (As Restated)	Sunlight Historical	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	$—	$69,564	$—		$69,564
Costs and expenses
Cost of revenues (exclusive of items shown separately below)	—	13,711	—		13,711
Compensation and benefits	—	26,174	—		26,174
Selling, general, and Administrative	688	3,806	—		4,494
Property and technology	—	4,304	—		4,304
Depreciation and amortization	—	3,231	72,660	4a	75,891
Franchise tax expense	22	—	—		22
Provision for losses	—	1,350	—		1,350
Management fees to affiliate	—	400	—		400
Total operating expense	710	52,976	72,660		126,346
Operating income (loss)	(710)	16,588	(72,660)		(56,782)
Interest income	—	520	(152)	4b	368
Interest expense	—	(829)	—		(829)
Change in fair value of warrant liabilities	(16,169)	(5,510)	5,510	4c	(16,169)
Transaction costs — derivative warrant liabilities	(963)	—	—		(963)
Change in fair value of contract derivative, net	—	1,435	—		1,435
Net gain from investments held in Trust Account	10	—	(10)	4d	—
Realized gains on contract derivative, net	—	103	—		103
Other realized losses, net	—	(171)	—		(171)
Other income (expense)	—	(634)	—		(634)
Business combination Expenses	—	(878)	(11,771)	4e	(12,649)
Income (loss) before income Taxes	(17,832)	10,624	(79,083)		(86,291)
Income tax expense (benefit)	—	—	(15,506)	4f	(15,506)
Net income (loss)	(17,832)	10,624	(63,577)		(70,785)
Net income (loss) attributable to noncontrolling interests	—	—	(30,197)	4g	(30,197)
Net income (loss) attributable to stockholders	$(17,832)	$10,624	$(33,380)		$(40,588)
Weighted average shares outstanding, basic and diluted:
Weighted average shares outstanding of Class A Common Stock – basic and Diluted	34,500	n/a			86,083
Net loss per share, Class A Common Stock – basic and Diluted	$—	n/a			$(0.47)
Weighted average shares outstanding of Class B Common Stock – basic and Diluted	7,765	n/a
Net income per share, Class B Common Stock – basic and Diluted	$(2.30)	n/a

4
Refer to Note 4 for more information on the adjustments to the Pro Forma Condensed Combined Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except per share amounts)
NOTE 1 — BASIS OF PRO FORMA PRESENTATION
The unaudited pro forma condensed combined financial information has been prepared assuming the Business Combination is accounted for using the acquisition method of accounting with Spartan as the acquiring entity. Under the acquisition method of accounting, Spartan’s assets and liabilities retain their carrying values and the assets and liabilities associated with Sunlight LLC are be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, is recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Spartan, who was determined to be the accounting acquirer.
ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
The transaction accounting adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial information and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined.
The accompanying unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805 and is based on certain currently available information and certain assumptions and methodologies that Sunlight believes are reasonable under the circumstances. The unaudited condensed transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the transaction accounting adjustments and it is possible the difference may be material. Sunlight believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments in connection with the Business Combination. Transaction costs incurred in connection with the IPO and the PIPE Financing are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to additional paid-in capital (“APIC”) and a decrease to cash, whereas transaction costs incurred in connection with the Business Combination are expensed. See Note 3(d), 3(e) and 4(e) for a discussion of transaction costs. Sunlight has negotiated certain employment agreements and new equity incentive plans for the combined company, which have resulted in an increase in compensation cost on a pro forma basis. However, Sunlight has not included a transaction accounting adjustment.
The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of Class A Common Stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.
NOTE 2 — DESCRIPTION OF THE BUSINESS COMBINATION
Pursuant to the Business Combination Agreement, the Blocker Holders, LTIP Unitholders and Flow-Through Sellers (collectively, the “Sellers”) received a combination of cash, rights under the Tax Receivable

Agreement, Class A Common Stock and non-economic voting Class C Common Stock in Sunlight. Following the consummation of the Business Combination, the combined company is now structured as an “Up-C”, whereby the Flow-Through Sellers own equity in Sunlight LLC through the Sunlight Class EX Units and hold direct voting rights in Sunlight through Class C Common Stock.
In connection with the Closing, Sunlight entered into the Tax Receivable Agreement with the TRA Holders and the Agent (as defined therein). The Tax Receivable Agreement generally provides for the payment by Sunlight to the Agent, for disbursement to the TRA Holders on a pro rata basis, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that Sunlight actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of a TRA Holder’s Sunlight Class EX Units upon the exercise of the redemption or call rights set forth in the Sunlight A&R LLC Agreement and (ii) imputed interest deemed to be paid by Sunlight as a result of, and additional tax basis arising from, any payments Sunlight makes under the Tax Receivable Agreement. The Company will retain the benefit of the remainder of the actual net cash savings, if any.
The amount of the cash payments that Sunlight may be required to make under the Tax Receivable Agreement could be significant and is dependent upon future events and assumptions, including the timing of the redemptions of Sunlight Class EX Units, the price of the Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of the redeeming unitholder’s tax basis in its Sunlight Class EX Units at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character and timing of taxable income Sunlight generates in the future, the U.S. federal income tax rate then applicable and the portion of Sunlight’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis.
Given the future payment obligations pursuant to the Tax Receivable Agreement, absent an early termination (including upon a change of control), will not arise until after the holders of Sunlight Class EX Units redeem their Sunlight Class EX Units for Class A Common Stock (or cash) after the Business Combination, and that the amount of such payments is subject to a significant uncertainty as of the Closing, for the purpose of preparation of Article 11 pro forma financial information, no initial Tax Receivable Agreement liability is recognized upon the consummation of the Business Combination. However, for example, if all of the Class EX Units were redeemed immediately upon consummation of the Business Combination, we would have recognized a change in deferred tax balance of approximately $135.2 million and a liability of approximately $114.9 million assuming (i) that the holders of Class EX Units redeemed all of their Class EX Units immediately after the completion of the Business Combination at the assumed price of $9.46 per share of our Class A Common Stock, (ii) no material changes in relevant tax law, (iii) a constant corporate tax rate of 25.2%, and (iv) that we earn sufficient taxable income in each year to realize on a current basis all tax benefits that are subject to the Tax Receivable Agreement. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that we will recognize will differ based on, among other things, the timing of the redemptions, the price of our shares of Class A Common Stock at the time of the redemption, and the tax rates then in effect.
NOTE 3 — ADJUSTMENTS TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
Explanations of the adjustments to the pro forma balance sheet are as follows:
a)
Reflects the reclassification of $345.1 million of investments held in the Trust Account that became available for transaction consideration, transaction expenses, underwriting commission, redemption of Sunlight public shares, and the operating activities of Sunlight following the Business Combination, and $192.3 million withdrawal of funds from the Trust Account to fund the redemption of 19.2 million shares of Class A Common Stock at approximately $10.00 per share.

b)
Reflects the gross cash proceeds of $250.0 million generated from the PIPE Financing through the issuance of 25.0 million shares of Class A Common Stock to the private investors. Of the

$250.0 million, $2.5 thousand is recorded under Class A common stock at par and the remaining is recorded under APIC.
c)
Reflects the payment of $311.0 million of cash to the Sellers in connection with the Business Combination.

d)
Reflects the payment of $17.4 million of transaction costs incurred and accrued by Sunlight. Of that amount, $12.1 million relates to the cash settlement of deferred underwriting expenses payable incurred as part of the IPO to be paid upon the consummation of a Business Combination. $5.3 million relates to the cash settlement of Sunlight’s accrued advisory fees in connection with the IPO.

e)
Reflects the payment of $27.5 million of transaction costs incurred by Sunlight upon consummation of the Business Combination. Of that amount, $15.7 million relates to equity financing fees associated with the PIPE Financing, which will be offset against APIC. The remaining $11.8 million of transaction costs incurred5 upon Closing including direct and incremental costs in connection with the Business Combination, such as legal, third party advisory, investment banking, and other miscellaneous fees will be expensed. Refer to Note 4(e) for a discussion of transaction costs to be expensed in connection with the Business Combination.

f)
Reflects the cash settlement of Sunlight’s distributions payable to Blocker Holders, due from affiliates and due to affiliates upon Closing. The net cash effect is a decrease of $0.7 million.

g)
Represents the purchase price allocation adjustments resulting from the Business Combination.

The following shows the fair value of consideration transferred and a purchase price allocation in connection with the Business Combination.
($ in thousands)
Equity consideration paid to Blocker Holders in Class A Common Stock, net of $2.8 million	$364,439
Cash consideration to Sellers, net of $1.0 million	302,545
Total purchase consideration	$666,984
Cash and cash equivalents	51,235
Restricted cash	4,081
Advances	32,529
Other assets	4,418
Financing receivables	5,872
Property and equipment, net	1,163
Due from affiliates	1,839
Intangible assets, net	407,600
Goodwill	705,247
Account payable and accrued expenses	(16,353)
Funding commitments	(16,470)
Debt	(14,625)
Distributions payable	(765)
Deferred tax liability	(43,479)
Due to affiliates	(1,732)
Other liabilities	(1,306)
Warrants, at fair value	(8,257)
Fair value of noncontrolling interests	(444,013)
Fair value of net assets acquired	$666,984
Intangible Assets:   The following describes intangible assets that met either the separability criterion or the contractual-legal criterion described in ASC 805, and the anticipated valuation approach. The installer

5
Note that of the $11.8 million, $3.6 million was accrued by Sunlight as of March 31, 2021, but the remaining $8.2 million had not yet been accrued.

relationships intangible asset represents the existing installer relationships of Sunlight that may be estimated by applying a multi-period excess earnings methodology. The capital provider relationships intangible asset represents existing relationships with the banks that may be estimated by applying a with-and-without methodology. The developed technology intangible asset represents technology developed by Sunlight for the purpose of generating income for Sunlight, and is valued using a replacement cost method. The trademark and trade name intangible assets represent the trade names that Sunlight originated or acquired that may be valued using a relief-from-royalty method.
($ in thousands, except for weighted average useful life)	Weighted average useful life (years)	Fair value
Installer relationships	11.5	$350,000
Capital provider relationships	0.75	43,000
Trademark and trade name	10	7,900
Developed technology	5	6,700
Total		$407,600
Goodwill:   Approximately $705.2 million has been allocated to goodwill. Goodwill is calculated as the excess of the gross consideration transferred over the estimated fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill represents future economic benefits arising from acquiring Sunlight LLC primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as intangible assets. In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill and indefinite lived intangible assets related to certain acquired brands will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill and/or indefinite/finite lived intangible assets has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.
h)
Reflects the elimination of Sunlight LLC Warrants of $8.3 million either exercised or reclassified to equity upon Closing.

i)
Reflects the future tax liability created on the transaction primarily related to the deferred tax liability on the book versus tax basis of Sunlight.

j)
Represents the reclassification of $272.0 million of Class A Common Stock subject to possible redemption to permanent equity.

k)
Reflects the reclassification of Sunlight’s historical temporary equity to APIC.

l)
Reflects the issuance of 38.4 million shares of Class A Common Stock to Blocker Holders, LTIP Unitholders and holders of Sunlight LLC Warrants and 46.9 million shares of Class C Common Stock to Unblocked Sunlight Unitholders at $0.0001 par value as consideration for the Business Combination.

m)
Reflects the reclassification of $1.0 thousand par value of Class B Common Stock to Class A Common Stock at par value to account for the conversion of 8.6 million shares of Class B Common Stock to Class A Common Stock.

n)
Represents the elimination of $789.4 million of Sunlight’s historical accumulative deficit.

o)
Represents the transaction accounting adjustment to record noncontrolling interest in Sunlight of $444.0 million.

NOTE 4 — ADJUSTMENTS TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Explanations of the transaction accounting adjustments to the pro forma statement of operations are as follows:
p)
Represents additional depreciation and amortization expenses of $8.1 million and $75.6 million for the three months ended March 31, 2021 and year ended December 31, 2020, respectively, resulting from the following newly acquired intangible assets. Amount also represents the elimination of $0.7 million and $2.9 million of historical depreciation and amortization related to internally developed software for the three months ended March 31, 2021 and year ended December 31, 2020, respectively, which were fair valued under developed technology. This transaction accounting adjustment has been proposed assuming the Business Combination occurred on January 1, 2020.

($ in thousands, except for weighted average useful life)	Fair value	Weighted average useful life (years)	Amortization expense for the three months ended March 31, 2021	Amortization expense for the year ended December 31, 2020
Installer relationships	$350,000	11.5	$7,609	$30,435
Capital provider relationships	43,000	0.75	—	43,000
Trademark and trade name	7,900	10	198	790
Developed technology	6,700	5	335	1,340
Total			$8,142	$75,565

q)
Represents adjustments to interest income related to Sunlight’s new amortized cost basis due to the fair value adjustment made to its financing receivables.

r)
Reflects the elimination of the changes in fair value of warrants of $2.6 million and $5.5 million for the three months ended March 31, 2021 and for the year ended December 31, 2020, respectively, given the exercise or reclassification of Sunlight LLC Warrants at Closing.

s)
Represents the elimination of $0.07 million and $0.01 million of interest income and net gains on Spartan’s Trust Account for the three months ended March 31, 2021 and for the year ended December 31, 2020, respectively.

t)
Reflects the transaction-related costs incurred by Sunlight in connection with the Business Combination as if the transaction was consummated on January 1, 2020. Specifically, the adjustment of $11.8 million in the year ended December 31, 2020 includes $3.6 million of transaction-related costs accrued and expensed in the three months ended March 31, 2021 and $8.2 million of transaction-related costs accrued and expensed post March 31, 2021 but prior to the consummation of the Business Combination.

u)
Represents the income tax effect of the transaction accounting adjustments calculated using a blended statutory income tax rate of 25.2% applied to the loss before income tax benefit applicable to the controlling interest. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Spartan and Sunlight LLC filed consolidated income tax returns during the period presented.

v)
Represents noncontrolling interest in Sunlight. Net loss attributable to noncontrolling interest is $3.0 million for the three months ended March 31, 2021, and $30.2 million for the year ended December 31, 2020.

NOTE 5 — PRO FORMA LOSS PER SHARE INFORMATION
As a result of the Business Combination, both the pro forma basic and diluted number of shares are reflective of 86.1 million shares of Class A Common Stock outstanding.

The calculation excludes warrants and contingently issuable shares that would be considered anti-dilutive to pro forma loss per share calculation, including (i) 17.3 million redeemable warrants to purchase Class A Common Stock offered by Sunlight in the IPO; (ii) 9.9 million warrants to purchase Class A Common Stock that were issued to the Sponsor concurrently with the IPO; (iii) 46.9 million Class EX Units owned by the Flow-Through Sellers that are redeemable (together with a corresponding number of shares of voting, non-economic Class C Common Stock) for Class A Common Stock; (iv) and 0.1 million warrants to purchase Class EX Units and Class C Common Stock, which are mandatorily exchanged into Class A Common Stock of Sunlight once exercised.
	Pro Forma Combined
($ in thousands, except per share data)	For the three months ended March 31, 2021	For the year ended December 31, 2020
Pro forma net loss attributable to Sunlight Financial Holdings – basic and diluted	$(7,548)	$(40,588)
Pro forma weighted average Class A Common Stock outstanding – basic and diluted	86,083	86,083
Pro forma loss per share – basic and diluted	(0.09)	(0.47)
Pro forma weighted average Class A Common Stock outstanding – basic and diluted
Sunlight public stockholders	15,273	15,273
Sponsors and related parties	7,437	7,437
Sunlight LLC stockholders	38,373	38,373
Third party PIPE investors	25,000	25,000
Pro forma weighted average Class A Common Stock outstanding – basic and diluted	86,083	86,083

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of Sunlight’s consolidated results of operations and financial condition. The discussion should be read in conjunction with Sunlight LLC’s consolidated financial statements and notes thereto included elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of and for the year ended December 31, 2020 and the three-months ended March 31, 2021. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.
Business Overview
Sunlight is a business-to-business-to-consumer, technology-enabled point-of-sale (POS) financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting and attractive risk adjusted returns. These loans are facilitated by Sunlight’s proprietary technology platform, Orange®, through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers. Since Sunlight’s founding in 2014, Sunlight has facilitated over $4.0 billion of loans through the Sunlight Platform in partnership with over 1,200 contractor relationships.
Sunlight’s success is fueled by its strong and intentional culture based on core values such as honesty, fairness and scrappiness. Sunlight’s culture encourages Sunlight teammates to work collaboratively with Sunlight’s contractor and capital provider partners, and the consumers they serve, to find the right result to business challenges and to deliver white-glove service. Also core to Sunlight’s values is a passion for Sunlight’s business and the societal benefits that the business funds. To date, Sunlight has facilitated loans to more than 100,000 homeowners who, as a result, have had the opportunity to save money on their utility bills and choose renewable energy over carbon-producing traditional sources of power. As of the end of 2020, residential solar systems and energy efficient home improvement products, facilitated through Sunlight financings, have eliminated more than 12.6 million metric tons of carbon dioxide from the atmosphere. Sunlight has also executed the United Nations Climate Neutral Now Pledge, and its business was certified as carbon neutral for its fiscal year 2020. Sunlight will continue to pursue certification for carbon neutrality in the future.
Sunlight’s core business is facilitating loans made by Sunlight’s various capital providers to the consumer customers of residential solar contractors. Sales of Sunlight-facilitated loan products are made by contractors in the context of selling residential solar systems to consumers, allowing homeowners to go solar with no money down, and in most cases, immediately saving money on their utility bills and often saving a significant amount of money over the life of their solar system. While only approximately 20% of residential solar system sales were financed with solar loans in 2015, an estimated 63% of residential solar loan sales were financed with solar loans in 2020. Solar loans made to finance residential solar systems through the Sunlight Platform are made exclusively to homeowners. Sunlight believes that homeowners generally have better credit characteristics than other consumer groups. As of July 2021, the average FICO score of all solar borrowers financed through the Sunlight Platform is 747. Both the generally strong credit profile of solar loan borrowers and attractive risk-adjusted returns on solar loans to capital providers have enabled Sunlight to build a diversified network of capital providers to fund the solar loans facilitated by the Sunlight Platform.
Loan providers in the residential solar industry compete primarily on process (customer and contractor experience), pricing and products. Orange® offers contractors robust tools to sell more solar systems and home improvements and homeowners a fast, fully-digital and frictionless experience. Because Sunlight has diverse funding sources, Sunlight is able to offer a large suite of competitive loan products that include multiple loan structures and combinations of interest rates and tenors.

Sunlight’s revenue is primarily from platform fees earned on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the margin between the dealer fee charged to the contractor by Sunlight for each loan facilitated through Orange® and the discount at which Sunlight’s capital provider either funds or purchases such loan (as described in more detail below). The best-in-class credit quality of Sunlight-facilitated loans attracts diverse and attractively-priced capital (the “price” to Sunlight being the amount that a capital provider will pay to originate or purchase a Sunlight-facilitated loan), ensuring that Sunlight can offer competitive pricing to its network of contractors while still earning attractive margins. Sunlight’s business model is asset-light and therefore Sunlight has minimal consumer credit risk. Sunlight does not earn material revenue from loans maintained on its balance sheet.
Executive Overview
Sunlight’s revenue is primarily attributable to platform fees earned by Sunlight for facilitating the origination of solar and home improvement loans by its capital providers. Sunlight believes that revenue and resulting Adjusted EBITDA will increase over time as the solar and home improvement markets grow organically, as Sunlight adds solar and home improvement contractors to its network, and as Sunlight continues to expand its relationship with its existing contractor partners.
Three Months Ended March 31, 2021 Compared to the Three Months Ended March 31, 2020
Sunlight facilitated the origination of $581 million of loans during the year three months ended March 31, 2021, representing an increase of 132.8% from $250 million of loans during the three months ended March 31, 2020.
Total revenue was $24.8 million for the three months ended March 31, 2021, representing an increase of 89.6% from $13.1 million for the three months ended March 31, 2020.
Net income was $2.7 million for the three months ended March 31, 2021, representing an increase of 487.4% from $0.5 million for the three months ended March 31, 2020.
Adjusted EBITDA was $11.5 million for the three months ended March 31, 2021, representing an increase of 403.1% from $2.3 million for the three months ended March 31, 2020.
Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019
Sunlight facilitated the origination of $1.5 billion of loans during the year ended December 31, 2020, representing an increase of 41.2% from $1.0 billion of loans during the year ended December 31, 2019.
Total revenue was $69.6 million for the year ended December 31, 2020, representing an increase of 30.8% from $53.2 million for the year ended December 31, 2019.
Net income was $10.6 million for the year ended December 31, 2020, representing an increase of 54.2% from $6.9 million for the year ended December 31, 2019.
Adjusted EBITDA was $24.0 million for the year ended December 31, 2020, representing an increase of 40.0% from $17.1 million for the year ended December 31, 2019.
Adjusted EBITDA
Information regarding use of Adjusted EBITDA, a non-GAAP measure, and a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, is included in “— Non-GAAP Financial Measures.”

Highlights
In the three months ended March 31, 2021, Sunlight continued to experience strong growth including:
•
Surpassed $4.0 billion of loan volume, funded through Orange® (referred to as “funded loans”) from inception through March 31, 2021, including $0.6 billion of loans funded in the first quarter of 2021, a 132.8% increase compared to Q1 2020;

•
Connected 15,952 borrowers with financing, up 109% from 7,630 borrowers in Q1 2020;

•
Experienced an average loan balance of over $36,000, an 11% increase from the Q1 2020 average loan balance of $32,700;

•
Worked with over 1,200 contractors, including the addition of 39 solar contractors and 93 home improvement contractors in Q1 2021;

•
Saw battery attachment rates of 20%, which is more than double the 8% battery attachment rate seen in Q1 2020; and

•
Executed first home improvement loan sales via indirect channel.

In 2020, Sunlight experienced substantial growth in its business, achieved several milestones, and continued to build additional functionality into Orange®, Sunlight’s proprietary technology-enabled POS financing platform, including the following (amongst others):
•
Surpassed $3.5 billion of funded loans from inception through December 31, 2020, including $1.5 billion of loans funded in calendar year 2020, a 41.2% increase from the previous year;

•
Increased the number of nationwide contractors in its network to over 1,000;

•
Began offering loan products to finance new solar products such as solar storage and solar shingles;

•
Expanded Sunlight’s suite of offered loan products to include the opportunity to finance a residential solar system and home improvements, such as a roof, with one loan;

•
Formed strategic partnerships with equipment distributors and referral companies in both solar and home improvement industries to facilitate rapid expansion of Sunlight’s contractor network. Under Sunlight’s partnerships with equipment distributors, Sunlight will make payments on behalf of a relevant contractor to the equipment distributor from which the contractor obtains its equipment to install solar systems. These payments constitute advances to the contractors and are repaid to Sunlight (like Sunlight’s regular contractor advance program) by Sunlight deducting the relevant amount from amounts paid by Sunlight to the contractor when the related solar system loan is funded. Separately, Sunlight also partners with other non-supply chain participants in the solar and home improvement industries for the referral of their contractor customers to Sunlight in exchange for a specified fee for each Sunlight-facilitated loan sold by such contractors. For solar system loans, those fees are generally paid after Sunlight approves the commencement of the installation of the related financed solar system. For home improvement loans, those referral fees are generally paid after the home improvement loan is fully disbursed. For accounting purposes, Sunlight reduces the gross platform fees it recognizes by the referral fees earned during that period;

•
Established OrangeLeads™, offering residential solar system contractors the opportunity to purchase pre-qualified leads;

•
Launched Sunlight Rewards™, a program to create loyalty among solar salespeople. The proprietary loyalty program allows solar salespeople to earn valuable points for selling Sunlight-facilitated loans. These individuals can gain “status” for their own overall loyalty, track their points and choose to redeem points for quality awards, all within Orange®; and

•
Provided Sunlight’s capital providers the opportunity to track their pipeline of loans through a capital provider portal in Orange® from credit approval through the funding process.

In 2019, Sunlight continued to build its business by entering into a new consumer lending market and innovating and advancing Orange®, including the following (amongst others):
•
Surpassed $2.0 billion of funded loans from, inception through December 31, 2019, including $1.0 billion of loans funded in calendar year 2019, a 79.1% increase from the previous year;

•
Entered the home improvement market by facilitating funded loans for home improvements through Orange®. Sunlight quickly developed a broad range of offered loan products, including special products with interest-only or principal-only features (amongst others) and initiated progress payment capability;

•
Offered Sunlight’s network of contractors flexible loan funding milestones to meet their liquidity needs;

•
Launched the Orange® mobile app for iOS (for Apple) and Android devices, giving contractors quick access to the financing platform through all their devices; and

•
Added important tools to Orange® designed to facilitate a faster and easier process for the contractor and the homeowner interested in purchasing a solar system or home improvements, such as a multi-quote calculator permitting the contractor to easily compare payments indicated by various loan products to assist the homeowner in the loan selection process and in-person signing capability so that the homeowner can execute documents on a contractor’s device at the point of sale.

Key Performance Measures
Sunlight reviews several key performance measures, discussed below, to evaluate its business and results, measure performance, identify trends, formulate plans and make strategic decisions. Sunlight believes that the presentation of such metrics is useful to its investors and counterparties because they are used to measure and model the performance of companies such as Sunlight using similar metrics.
The following table sets forth key performance measures for the three months ended March 31, 2021 and 2020 (in thousands, except percentages):
	Three Months ended March 31,
	2021	2020	% change
Funded Loans	$581,059	$249,642	132.8%
Direct Channel Funded Loans	496,546	149,733	231.6%
Indirect Channel Funded Loans	84,513	99,909	(15.4)%
Platform Fee Loans	622,640	255,636	143.6%
Direct Channel Platform Fee Loans	496,546	149,733	231.6%
Indirect Channel Platform Fee Loans	126,094	105,903	(19.1)%
Revenue	24,787	13,073	89.6%
Net Income	2,661	453	487.4%
Adjusted EBITDA	11,491	2,284	403.1%

The following table sets forth key performance measures for the years ended December 31, 2020 and 2019 (in thousands, except percentages):
	Years ended December 31,
	2020	2019	% change
Funded Loans	$1,468,647	$1,040,180	41.2%
Direct Channel Funded Loans	1,205,392	762,310	58.1%
Indirect Channel Funded Loans	263,255	277,870	(5.3)%
Platform Fee Loans	1,432,661	993,614	44.2%
Direct Channel Platform Fee Loans	1,205,392	762,310	58.1%
Indirect Channel Platform Fee Loans	227,269	231,304	(1.7)%
Revenue	69,564	53,184	30.8%
Net Income	10,624	6,890	54.2%
Adjusted EBITDA	23,958	17,109	40.0%
Funded Loans.   Sunlight refers to the aggregate principal balance of the loans facilitated through Orange®, and funded by Sunlight’s capital providers, during a given period, as “funded loans.” Direct channel capital providers fund Sunlight-facilitated solar or home improvement loans one-by-one directly onto their balance sheet via Orange®. Sunlight’s direct channel capital providers are depository institutions with the power and authority to originate loans such as banks and credit unions. In the indirect channel, Sunlight’s solar loan allocation engine directs the solar loans to be funded on the balance sheet of Sunlight’s intermediary bank partner. These loans are aggregated, pooled and sold to indirect channel capital providers that cannot, or do not wish to, directly originate solar loans. The indirect channel capital provider relationship allows Sunlight to access a broader range of capital, which may include, among others, credit funds, insurance companies and pension funds. The home improvements line of business represents an immaterial portion of the funded loans.
Platform Fee Loans. Indicates loans facilitated by Sunlight on which it earns platform fees in a given period (as described further under “Revenue” below).
Revenue.   Sunlight earns revenue in two primary streams: platform fees earned on funded loans, as described above, and fees for loan monitoring and administration services. For loans originated through Sunlight’s direct channel, Sunlight earns platform fees when the direct channel capital provider funds a particular loan and, for loans originated through Sunlight’s indirect channel, Sunlight earns platform fees when the indirect channel capital provider purchases a particular loan from Sunlight’s bank partner. Fees earned by Sunlight for loan monitoring and administration services are paid to Sunlight by the capital providers for which such services are performed on a monthly basis or such other period as the parties agree.
Net Income.   Net income is a financial measure used to measure Sunlight’s performance from period-to-period on a consistent basis.
Adjusted EBITDA.   Adjusted EBITDA is a non-GAAP financial measure used by Sunlight’s management to evaluate operating performance, generate future operating plans and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Please see “— Non-GAAP Financial Measures” for a further description of the calculation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.
Recent Developments
Coronavirus Outbreak.   During the first quarter of 2020, Sunlight experienced strong continued growth in funded loan volume, which was a continuation of the rapid growth experienced in fiscal year 2019. The onset of the novel coronavirus (“COVID-19”) pandemic beginning in March 2020 led to a 3% decline in the number of credit approvals and a 15% decline in volume of loans funded during the second quarter of 2020 compared to the second quarter of 2019. However, the number of credit approvals and funded loan volumes largely recovered in the third quarter of 2020 to approximately the levels experienced during the third quarter of 2019. During the twelve months ended December 31, 2020 and 2019, Sunlight funded $1.5 billion and $1.0 billion of new loans respectively. During the three months ended March 31, 2021 and 2020, Sunlight funded $581 million and $250 million of new loans respectively, which resulted in the cumulative funded loan volume since inception of approximately $4.1 billion as of March 31, 2021.
Contractor Partnership.   In February 2021, Sunlight entered into an indirect funding program agreement with an indirect channel capital provider for the purchase by such capital provider of up to $400 million in home improvement loans that have been or will be originated by Sunlight’s bank partner over the next 18-month period. The capital provider’s commitment is further limited in that the capital provider is not required to purchase more than $40 million in home improvement loans during any calendar month or more than $100 million in home improvement loans during any 3-month period. The relevant indirect funding program agreement includes covenants and agreements by Sunlight relating to funding volumes, concentration limits on certain loan products, FICO score requirements, legal compliance in the origination process, underwriting requirements and payment requirements. The initial sale of home improvement loans from Sunlight’s bank partner to the indirect channel capital provider occurred on March 4, 2021 and included approximately $63.4 million of home improvement loans.
Closing of Business Combination.   On the Closing Date, Spartan consummated the previously announced merger pursuant to the Business Combination Agreement, by and among Spartan, the Spartan Subsidiaries, Sunlight LLC, and the Blockers. Pursuant to the terms of the Business Combination Agreement, at the Closing, among other things:
a)
OpCo Merger Sub merged with and into Sunlight LLC, with Sunlight LLC surviving the merger;

b)
immediately following the OpCo Merger, (i) MergerCo1 merged with and into FTV Blocker, with FTV Blocker surviving as a wholly owned subsidiary of Spartan and immediately thereafter, FTV Blocker merged with and into Holdings I, with Holdings I surviving the merger as a wholly owned subsidiary of Spartan and (ii) MergerCo2 merged with and into Tiger Blocker, with Tiger Blocker surviving as a wholly owned subsidiary of Spartan and immediately thereafter, Tiger Blocker merged with and into Holdings II, with Holdings II surviving the merger as a wholly owned subsidiary of Spartan; and

c)
immediately following the effective time of the Blocker Mergers, Spartan contributed all of its remaining assets (other than the membership interests in each of Holdings I and Holdings II and the stock in Spartan Sub) to Spartan Sub and Spartan Sub in turn contributed such assets to Sunlight LLC in exchange for Sunlight Class X Units and warrants of Sunlight LLC.

On the Closing Date, and in connection with the Closing, Spartan changed its name to Sunlight Financial Holdings Inc. The post-Business Combination company is organized in an “Up-C” structure, such that all of the material assets of the combined company are held by, and substantially all of Sunlight’s business operations are conducted by, Sunlight LLC, and the only material asset of Sunlight Financial Holdings Inc. will be its indirect equity interests in Sunlight LLC. Sunlight currently owns 84,837,655 (excludes 1,535,941 of units held by Sunlight in respect of net withholding for tax payments) Class X Units of Sunlight LLC, constituting 100% of the issued and outstanding Class X Units and approximately 64.1% of the outstanding Sunlight Units (as defined herein), and Spartan Sub controls Sunlight LLC as its sole managing member in accordance with the terms of the Sunlight A&R LLC Agreement (as defined herein).
Key Factors Affecting Operating Results
Sunlight’s future operating results and cash flows are dependent upon a number of opportunities, challenges, and other factors, including (i) growth in the number of contractors included in Sunlight’s network and growth in the number of loans funded to the customers of each contractor; (ii) the availability of capital to fund the loan products offered by Sunlight and desired by the markets in which Sunlight participates and on economic terms favorable to Sunlight: (iii) funded loan volume; (iv) competition in the markets in which Sunlight operates; (v) the cost of traditional and other alternative sources of power to consumers and industry trends and general economic conditions; and (vi) concentration among Sunlight’s contractor partners and capital provider partners.

Growth in the Number of Contractors and in the Number of Loans Funded for the Customers of each Contractor
Sunlight’s expansive network of more than 1,200 residential solar and other home improvement contractors, supported by a differentiated set of tools and services offered through Orange® and by Sunlight more generally, constitutes the distribution channel through which Sunlight builds funded loan volume and earns fee income. Sunlight believes that continued growth in the number of contractors in Sunlight’s network, and growth in the number of loans funded to the customers of each such contractor, have been and will continue to be key components of Sunlight’s increased market penetration, growth in funded loan volume and Sunlight’s operating results.
Availability of Capital to Fund Loans; Funded Loan Volume
Sunlight’s business model is heavily dependent on connecting its capital providers, who wish to build a portfolio of residential solar or home improvement loans, to the homeowner customers of the contractors in Sunlight’s distribution network, who wish to finance the purchase of residential solar systems or home improvements. Sunlight earns a platform fee on each solar and home improvement funded loan facilitated through Orange®. Sunlight’s ability to continue to increase its funding capacity either by adding additional capital providers or by increasing the commitments of its existing capital providers to fund loans on terms desired by the solar and/or home improvement markets and on terms that are economically favorable to Sunlight is a critical factor in Sunlight’s ability to increase funded loan volume, which is a critical factor in Sunlight’s operating results.
Competition
Competition for Sunlight occurs at two levels: (i) competition to acquire and maintain contractor relationships; and (ii) competition to acquire high quality capital to fund loans, in each case on economic terms favorable to Sunlight.
Competition to Acquire and Maintain Contractor Relationships
Competition to obtain contractor relationships is significant. Contractors generally do not enter exclusive relationships with residential solar loan providers and Sunlight’s agreements with its network of contractors do not provide for exclusive relationships. Contractors may offer loan products from Sunlight, as well as from Sunlight’s competitors, and generally select between loan providers based on pricing (original issue discount charged), consumer credit approval rates, variety of loan products to address shifting consumer demands and market conditions, ease of loan application and completion process (platform) and other services to facilitate the contractor’s business).
Sunlight believes that the following factors, among others, are key to Sunlight’s success in acquiring and maintaining contractor relationships:
•
Superior value proposition for contractors.   Sunlight’s large array of loan products and flexibility in offering new and additional products stem from the depth, diversity and attractively-priced funding of Sunlight’s capital providers. Sunlight loan products allow contractors to capture additional purchase opportunities from consumers that do not want to or are not able to pay cash for solar system installation or do not want to lease a system from a third party and forego the benefits of ownership. Sunlight’s attractive loan products and competitive dealer fees allow contractors to choose products that fit their business needs and the financing needs of their customers. The broad range of products offered by Sunlight improves the contractor’s chances of meeting its customers’ financing needs and completing a sale.

•
Easy-to-use technology-enabled POS financing platform, instant credit decisioning.   Orange® is easy to use and provides instant credit decisions for homeowners interested in financing the purchase of a residential solar system or home improvement. Access to prompt credit decisions and the ability to close financing transactions through an intuitive and easy process through the execution of loan agreements in one encounter with a potential customer provides significant additional sale opportunities for contractors. Orange® may be accessed via the Orange® web address, directly from certain contractor’s own website via a flexible application programming interface, or API, and via

Sunlight’s mobile App. Besides instant credit decisioning, Orange® includes automated loan stipulation clearance, secure document upload, e-sign capacity and other features that facilitate efficient loan transactions and provide contractors with the ability to grow their businesses.
•
Additional features and services offered by Sunlight further support the growth of contractor businesses, attract new contractors to Sunlight’s network and build contractor loyalty.   Sunlight prioritizes innovation in Orange® and services that support growth in the businesses of its existing network of contractors, attract new contractors and build contractor loyalty. Examples of such innovations include Sunlight’s short-term advance program, Sunlight’s launch of Spanish-language loan products and Sunlight Rewards™. Sunlight believes that it has innovated more quickly than its competitors and offers contractors a greater array of valuable services that drive their determination to offer their customers Sunlight-offered loan products over those of Sunlight’s competitors and that Sunlight will continue to be able to innovate quickly to meet the needs of its contractor network.

Competition to Acquire Capital to Fund Loans
The solar system and home improvement loan markets are relatively fragmented. Facilitating the aggregation of loan volume from these markets is a highly competitive sector of these broader industries. Sunlight faces competition from a diverse landscape of consumer lenders, including traditional banks, credit unions, and specialized solar system lenders and lease providers. Sunlight’s competitors source capital from a mix of alternative sources, including depository capital and/or other alternatives that rely on the capital markets.
Sunlight believes that it offers capital providers an attractive value proposition due to its industry-leading consumer credit underwriting, attractive risk-adjusted returns earned by its capital providers relative to other asset classes, the access that the Sunlight Platform provides to a unique and growing asset class that may reduce volatility in the ability to deploy capital, and the ability to access new customers for very little cost. Sunlight has successfully added capital providers and grown commitments from existing capital providers since inception. As its contractor network has grown, Sunlight has consistently diversified its capital provider base to ensure that it has sufficient capital to fund the demand for Sunlight facilitated loans and that it is able to offer an evolving competitive mix of loan products to meet contractor and consumer demand. Capital providers have actively participated in this success and Sunlight has not experienced any capital provider attrition since inception, although one capital provider recently provided notice to Sunlight that it had exceeded its internal asset concentration levels for solar loans and, accordingly, such capital provider terminated their program agreement with Sunlight as of April 2021. This capital provider purchased an immaterial portion (less than 2.2%) of Sunlight’s total facilitated solar loans in 2020. Sunlight believes that there are many institutions seeking to deploy capital into solar and home improvement loan assets, but Sunlight intends to continue to be selective about adding capital provider partners. Sunlight values diversification but will specifically focus on partnering with potential capital providers that can enable Sunlight to meet strategic goals, including access to the most attractive pricing and access to capacity for a growing suite of loan products, among others.
Industry Trends and General Economic Conditions; Cost of Power
Sunlight’s results of operations in the past have been fairly resilient to economic downturns but in the future may be impacted by the relative strength of the overall economy and its effect on unemployment, consumer spending and consumer demand for solar systems and home improvements. As general economic conditions improve or deteriorate, the amount of disposable income consumers have access to tends to fluctuate, which in turn impacts consumer spending levels and the willingness of consumers to take out loans to finance purchases. Specific economic factors such as interest rate levels, changes in monetary, fiscal and related policies, market volatility, consumer confidence, the impact of the pandemic crisis and, particularly, the unemployment rate also influence consumer spending and borrowing patterns.
Sunlight’s results of operations are also dependent upon continued growth in the residential solar market and the continued penetration of residential solar across the country. Growth in the solar market is attributable to several factors including, among others, savings available to consumers as compared with the cost of traditional sources of power or other forms of clean or alternative power and the opportunity to participate in the world-wide effort of reducing carbons in the atmosphere, or “going green.” The cost to homeowners to install solar is impacted by many factors, including the cost of materials, the cost of labor, to the extent financed, prevailing interest rates and the availability of federal, state and local incentives.
Specifically, future results of operations may be impacted by the potential discontinuation or material reduction or other change in the federal solar tax credit (the “ITC”). The ITC currently allows a qualifying homeowner to deduct 26% of the cost of installing residential solar systems from their U.S. federal income taxes, thereby returning a material portion of the purchase price of the residential solar system to homeowners. Congress has extended the ITC expiration date multiple times including, most recently, in December 2020. Under the terms of the current extension, the ITC will remain at 26% through the end of 2022, reduce to 22% for 2023, and further reduce to 0.0% after the end of 2023 for residential solar systems, unless it is extended before that time. Although the ITC has been extended several times, there is no guarantee that it will be extended beyond 2023.
Though the residential solar market has grown steadily over the last several years, Sunlight cannot guarantee that such growth will continue. In addition, although the home improvement business is not currently a material part of Sunlight’s business, Sunlight believes that it is well-positioned to grow that business significantly over time. The home improvement industry is, however, subject to many of the same industry trends and challenges associated with a changing economy as the solar industry and Sunlight cannot guarantee that it will be successful in growing that business as planned.
Concentration
Sunlight’s expansive network of more than 1,200 residential solar system and other home improvement contractors, supported by a differentiated set of tools and services offered through Orange®, constitutes the distribution channel through which the Sunlight-facilitated loans made available by Sunlight’s channel of capital providers are sold to the consumer customers of those loan products. Such an expansive network enables Sunlight to build increased funded loan volume and earn increased platform fees. Sunlight partners with some of the largest contractors in the U.S., which in the aggregate sell a material portion of Sunlight’s funded loan volume through Sunlight’s network of capital providers. However, with over 1,200 contractor partners, Sunlight’s contractor network is considerably diversified. In the period from March 31, 2019 to March 31, 2020, the top ten contractors in Sunlight’s network were responsible for selling 45% of Sunlight’s funded loan volume, and in the period from March 31, 2020 to March 31, 2021 that percentage decreased to 42%. In both of these periods, only one contractor sold loans aggregating more than 10% of Sunlight’s revenue. That contractor was responsible for selling more than 13.1% and 15.9% of Sunlight’s funded loan volume in the period from March 31, 2019 to March 31, 2020 and in the period from March 31, 2020 to March 31, 2021, respectively. While the percentage of Sunlight’s funded loan volume sold by any contractor in Sunlight’s network varies from period to period, there is one contractor, Marc Jones Construction, L.L.C. d/b/a Sunpro Solar (“Sunpro”), that sold more than 10% of Sunlight’s funded loan volume in both 2019 and 2020 (comprising 11.2% and 15.4% of funded loan volumes in 2019 and 2020, respectively), and in the quarter ended March 31, 2021, Sunpro sold 17.2% of Sunlight’s funded loan volume in that quarter. Sunlight believes that its contractor network is sufficiently diversified to continue to grow with the solar markets and increase share given market dynamics, but intends to continue adding contractors to the network in order to further diversify.
Sunlight has multiple capital providers in both its direct and indirect funding channels, all of which have increased their commitments since partnering with Sunlight. Sunlight has one direct capital provider that has continued to increase its commitment year-over-year and since inception has increased its commitment by 700% of its initial commitment, making it Sunlight’s largest capital provider in the period from March 31, 2020 to March 31, 2021. Though Sunlight believes that the relationship with this capital provider is healthy and will continue without disruption, the significant portion of funded loan volume attributable to this capital provider results in concentration risk. Sunlight cannot guarantee that this capital provider will continue to fund loans facilitated by Sunlight in the same volume or at all beyond its current contractual commitment which expires in 2022. This capital provider funded 47.8% and 43.2% of Sunlight’s funded loans in the period from March 31, 2019 to March 31, 2020 and in the period from March 31, 2020 to March 31, 2021, respectively. If this capital provider elects to terminate its relationship with Sunlight, then the capital provider is contractually required to provide Sunlight 12 months’ advance notice of termination. If Sunlight were to receive such an advance notice of termination, then Sunlight would use this period to develop alternate funding plans by utilizing existing relationships and exploring possible new capital provider relationships. While Sunlight believes that it would be able to identify and implement alternative arrangements during this period, Sunlight cannot guarantee that it would be able to do so at all or on equivalent or favorable terms. Sunlight believes that a failure to arrange alternative loan funding on equivalent terms would have less of an impact on Sunlight’s funded loan volume, as capital for the solar loan industry has historically been readily available. Rather, Sunlight believes that such failure would be more likely to have a greater negative impact on the amount of platform fees that Sunlight earns, and therefore could impact revenue.
Basis of Presentation
Sunlight conducts business through one operating segment, and Sunlight operates in one geographic region, the United States. See Notes 1 and 2 of the accompanying consolidated financial statements of Sunlight LLC for more information.
Components of Results of Operations
Total Revenues
Revenue.   Sunlight earns revenue in two primary streams: platform fees earned on each loan facilitated via Orange® and fees earned for loan monitoring and administration services.
Platform fees.   Platform fee revenue, for each loan facilitated via Orange®, is generally the difference between the dealer fee that Sunlight charges to the contractors in its network for access to Orange® and the ability to offer financing options to their customers and the capital provider discount charged to Sunlight (cost of capital to Sunlight) for such loan. The platform fee percentage is equal to the dollar amount of such fee divided by the principal balance at origination of such loan. For solar system loans, platform fees are generally earned by Sunlight in the direct channel when the direct channel capital provider funds a particular loan and in the indirect channel generally when an indirect channel capital provider purchases a particular loan from Sunlight’s bank partner. The contract between Sunlight and its bank partner for home improvement loans is considered a derivative for GAAP purposes, whereas the contract between Sunlight and its bank partner for solar loans is not. For home improvement loans, Sunlight records a “realized gain on contractive derivative (net)” in lieu of a platform fee generally when the loans are purchased by Sunlight’s indirect capital provider from Sunlight’s bank partner, and Sunlight is paid. As such, Sunlight excludes from its revenue any platform fee associated with a home improvement loan under Sunlight’s related home improvement agreement. Sunlight estimates the fair value of the derivative components of the bank partnership arrangement based on the present value of the net cash flows that Sunlight expects to collect under the agreement. Under this home improvement bank partnership arrangement, with respect to a given home improvement loan, Sunlight will expect to collect (x) the amount paid by Sunlight’s indirect capital provider to purchase the loan from Sunlight’s bank partner (the outstanding principal balance of the loan less the amount of the capital provider discount applied to that loan plus any accrued and unpaid interest) minus (y) the total of amounts funded to the relevant contractor in respect of the related home improvement project (total cost of the project to the consumer customer of the relevant contractor less the applicable dealer fee) and any amounts that Sunlight owes to its bank partner in the form of minimum guaranteed returns to the bank partner on the origination of such loan. The aggregate estimated fair value of this agreement is marked to market by Sunlight on a monthly basis. When a loan sale occurs, the estimated fair value associated with the loans included in the sold portfolio is reversed and Sunlight recognizes the related realized net cash as a realized gain as noted above.
Loan monitoring and administration revenue.   Sunlight also earns revenue from fees charged by Sunlight for providing loan monitoring and administration services for certain of its capital providers. These services include the reporting of loan performance information, administration of servicing performed by third parties, and addressing customer concerns or complaints through Sunlight’s call center on behalf of the relevant capital provider.
Costs and Expenses
Cost of revenues.   Sunlight’s cost of revenues includes the aggregate costs that Sunlight incurs to satisfy its obligations in facilitating the origination of a loan. The cost of revenues includes variable consideration that Sunlight pays for its platform fees which do not otherwise meet the criteria necessary for netting against gross revenues, including items such as credit bureau fees, the cost to check homeowners’ title in connection with the homeowner credit underwriting and the cost of certain sales incentives, among others.
Compensation and benefits.   Compensation and benefits expenses represent costs related to our employees, such as salaries, bonuses, benefits and equity-based compensation expenses. Also included are any recruiting costs incurred by Sunlight in attracting talent and professional and consulting fees related to certain services that Sunlight outsources to third parties.
Selling, general, and administrative.   Selling, general and administrative expenses include legal, audit and other professional services fees, travel and entertainment expenses, and insurance premiums as incurred.
Property and technology.   Property and technology expenses comprise rent, information technology services to support the Orange® infrastructure and operation, as well as other Sunlight technology requirements, and non-capitalizable costs to internally develop software as incurred.
Depreciation and amortization.   Depreciation and amortization expense relate primarily to the amortization of internally developed software to support Orange® or otherwise developed by or on behalf of Sunlight, but also relates to the depreciation of furniture, fixtures, and equipment, computer hardware and leasehold improvements.
Provision for losses.   Provision for losses expenses relate primarily to certain receivables that are held-for-investment by Sunlight that are not performing or Sunlight estimates will not perform based upon historical experience. The term relates to Sunlight’s advances program, its prefunding program, and to certain solar and home improvement loans and loan participations that Sunlight purchased from Sunlight’s capital providers pursuant to the terms of its contract with those capital providers.
Management fees to affiliate.   These expenses relate to fees paid pursuant to management agreements entered into between Sunlight and certain of Sunlight’s affiliates. These management agreements terminated upon closing of the Business Combination, and Sunlight does not expect this expense to continue.
Other Income (Expense), Net
Interest income.   Sunlight recognizes income on certain receivables that are held-for-investment by Sunlight, including certain solar or home improvement loans, or participations in such loans, held on the Sunlight balance sheet, in each case to the extent such receivables are performing. Sunlight accrues interest income based on the unpaid principal balance and contractual terms of such receivables, and recognizes income related to the discounts associated with such receivables as a yield adjustment using the interest method, or on a straight-line basis when it approximates the interest method, over the loan term.
Interest expense.   Interest expenses represent interest payable by Sunlight on its borrowings under its Credit Facility (as defined below) and the amortization of associated deferred financing costs.
Change in fair value of warrant liabilities.   The change in fair value of warrant liabilities relates to warrants issued by Sunlight to certain third parties to purchase certain of Sunlight’s member units. Such warrants are marked-to-market periodically and any change in value is reflected in this line item.
Change in fair value of, and realized gains on, contract derivative, net.   The arrangement with Sunlight’s bank partner to originate home improvement loans is considered a derivative under US GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns from the sale of home improvement loans from the bank partner’s balance sheet. Instead, Sunlight records a derivative that is marked to market on a monthly basis, with realized gains recognized on the derivative on the sale of the loan from the bank partner to an indirect channel capital provider and accounting for the impact of any changes to the applicable interest rates on the amounts payable to the bank partner in connection with any such sale.
Other realized losses, net.   Other realized losses primarily relate to losses Sunlight incurred in connection with certain indirect channel loans.

Other income (expense).   Other income or expense primarily relate to the changes in a liability for certain guarantees of performance provided by Sunlight to Sunlight’s bank partner relating to the loans held on the balance sheet of Sunlight’s bank partner and certain other guarantees of performance made by Sunlight to certain of its capital providers with respect to certain specified solar loans.
Business Combination expenses.   The expenses Sunlight incurs that are not considered operating expenses. For the year ended December 31, 2020 and the three months ended March 31, 2021, these costs primarily represent legal and other professional costs Sunlight incurred in connection with the Business Combination.
Results of Operations
This section includes a summary of our results of operations, followed by detailed comparisons of our results for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019.
Three Months Ended March 31, 2021 Compared to the Three Months Ended March 31, 2020
The following table sets forth selected consolidated statements of income data for the three months ended March 31, 2021 and 2020 (in thousands, except percentages):
	For the Three Months Ended March 31,		Increase (Decrease)
	2021	2020	Amount	%
Revenue	$24,787	$13,073	$11,714	89.6%
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	4,854	2,947	1,907	64.7
Compensation and benefits	8,012	6,450	1,562	24.2
Selling, general, and administrative	1,915	1,280	635	49.6
Property and technology	1,208	983	225	22.9
Depreciation and amortization	809	803	6	0.7
Provision for losses	736	124	612	493.5
Management fees to affiliate	100	100	—	—
	17,634	12,687	4,947	39.04
Operating income	7,153	386	6,767	1,753.1
Other Income (Expense), Net
Interest income	141	157	(16)	(10.2)
Interest expense	(255)	(159)	(96)	60.4
Change in fair value of warrant liabilities	(2,614)	42	(2,656)	(6,323.8)
Change in fair value of contract derivative, net	(856)	271	(1,127)	(415.9)
Realized gains on contract derivative, net	2,267	32	2,235	6,984.4
Other realized losses, net	—	—	—	—
Other income (expense)	412	(276)	688	(249.3)
Business combination expenses	(3,587)	—	(3,587)	n.m.
	(4,492)	67	(4,559)	(6,804.5)
Net Income	$2,661	$453	$2,208	487.4

Revenue
The following table provides the components of Sunlight’s total revenue for the three months ended March 31, 2021 and 2020 (in thousands, except percentages):
	For the Three Months Ended March 31,		Increase (Decrease)
	2021	2020	Amount	Percentage
Direct Channel Platform fees, net	$21,846	$9,322	$12,524	134.3%
Indirect Channel Platform fees, net	1,816	3,161	(1,345)	(42.5)%
Other revenues	1,125	590	535	90.7%
Total revenue	$24,787	$13,073	$11,714	89.6%
Total revenue increased by $11.7 million or 89.6% for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020 due to a 132.8% increase in funded loans and to the sale during the first quarter of all home improvement loans that were funded during 2020, partially offset by an overall 0.5% decrease in the average platform fee percentage earned on loans funded by direct channel capital providers or purchased by indirect channel capital providers. None of the home improvement loans that were funded during 2020 were sold in 2020, but were instead aggregated from the beginning of the home improvement business in 2019 and were all sold during the three months ended March 31, 2021, which had a greater incremental impact on revenue for the three months ended March 31, 2021 than Sunlight expects during subsequent periods. In the future, Sunlight anticipates selling funded home improvement loans on a monthly basis rather than aggregating loans together over a longer period of time to sell at one time.
The following chart illustrates the key drivers of Sunlight revenue.
Funded loans increased from $249.6 million in the three months ended March 31, 2020 to $581.1 million in the three months ended March 31, 2021, an increase of 132.8%. Sunlight believes that the increase in funded loans year-over-year is attributable primarily to both growth in the residential solar market and an increase in the number of contractors in Sunlight’s contractor network. The total number of contractors in Sunlight’s network increased from approximately 651 at March 31, 2020 to over 1,208 at March 31, 2021. The number of solar contractors in the network increased from 465 at March 31, 2020 to 700 at March 31, 2021, an increase of 51%. The number of home improvement contractors in the network increased from 189 at March 31, 2020 to 508 at March 31, 2021.
The average platform fee percentage earned on loans funded by direct channel capital providers or purchased by indirect channel capital providers decreased 0.5% from the three months ended March 31, 2021 to the three months ended March 31, 2020. The platform fee percentage earned by Sunlight is dependent on several factors, including (i) the dealer fees charged by Sunlight to contractors (which is impacted by competitive pressure that varies from period to period, by loan product based on consumer preferences, and by the mix of contractors in a particular period as certain contractors may generally have higher or lower dealer fees than others), (ii) the capital provider discounts charged to Sunlight by Sunlight’s capital providers (which fluctuate, among other things, based on market conditions impacting cost of capital, opportunities in other asset classes, and the mix of capital providers funding or purchasing loans in a particular period as certain capital providers may generally have higher or lower capital provider discounts than others), (iii) the mix of Sunlight loan products funded in a particular period (as certain products in that period, for reasons relating to competitive pressure for certain loan products or otherwise, may generally carry a higher or lower capital provider discount or dealer fee, than others) and (iv) other factors. Sunlight earns revenues from platform fees, which are determined by the margin between capital provider discounts charged to Sunlight and dealer fees charged by Sunlight to the contractors that sell the Sunlight facilitated loan products. Both components in the calculation of platform fees are influenced by a variety of factors, including but not limited to those described above. For example, capital providers wishing to obtain greater volume may reduce capital provider discounts charged across all products to make funding with this capital provider an attractive option to Sunlight. As well, competitive pressures or volume discounts negotiated with given contractors may reduce the dealer fees that Sunlight charges to such contractors on certain loan products or across loan products.
Sunlight believes that the difference in platform fee percentage from March 31, 2020 to March 31, 2021 is primarily attributable to competition in the market with regard to dealer fees, the mix of Sunlight loan products funded in the two periods (based on the recent trend towards contractor preference to offer certain longer term, lower interest rate loan products facing significant competitive pressure from other participants offering loan financing in the market and driving attractive dealer fee pricing in those periods) and an increase in capital provider discounts charged to Sunlight by capital providers in Sunlight’s indirect channel during the second quarter of 2020. Sunlight’s indirect channel capital providers are generally more reactive than direct channel capital providers to market uncertainty and interest rate market volatility as presented at the onset of the COVID-19 pandemic. Unlike Sunlight’s direct channel capital providers, Sunlight’s indirect channel capital providers are generally not depository institutions and therefore their own cost of capital is subject to market uncertainty. Consequently, the capital provider discounts charged to Sunlight by such indirect channel capital providers are also likely to be more reactive. Deposits, which are generally used by Sunlight’s direct channel capital providers to fund loans, are generally more stable, less reactive to market variance and the least expensive cost of capital. The following table presents averages weighted by original loan balance of capital provider discounts, dealer fees and platform fees.
	For the Three Months Ended March 31,		Change in Average
	2021	2020
Solar Total – Capital Provider Discount	16.7%	10.0%	6.7%
Solar Total – Dealer Fee	21.0%	14.8%	6.2%
Solar Total – Platform Fee	4.3%	4.8%	(0.5)%
Solar Direct Channel – Capital Provider Discount	17.0%	8.2%	8.8%
Solar Direct Channel – Dealer Fee	21.4%	14.4%	7.0%
Solar Direct Channel – Platform Fee	4.4%	6.2%	(1.8)%
Solar Indirect Channel – Capital Provider Discount	13.8%	12.5%	1.3%
Solar Indirect Channel – Dealer Fee	17.2%	15.5%	1.7%
Solar Indirect Channel – Platform Fee	3.4%	3.0%	0.4%
Costs and Expenses
Cost of revenues increased by 64.7%, which is less than the 89.6% increase in revenues, for the three months ended March 31, 2021 when compared to the three months ended March 31, 2020. The $1.9 million increase in cost of revenues resulted from $0.5 million of increased costs of consumer credit underwriting arising from increased credit approval volumes, $0.5 million from redemption of rewards by salespeople under Sunlight Rewards™, $0.9 million from costs incurred in connection with the increase of funded loan volumes and Sunlight’s role in facilitating those loans, and $0.3 million of cost increases from broker fees paid to financial institutions for arranging certain loan origination or purchase arrangements with capital providers. The broker fees are calculated as a percentage of the funded loan volume originating from an applicable loan origination or purchase arrangement with a capital provider. Sunlight’s obligation to pay these broker fees generally terminates between three and five years after the date that the initial loan is originated or purchased pursuant to an arrangement facilitated by the broker.
Compensation and benefits expense increased by $1.6 million, or 24.2% for the three months ended March 31, 2021 when compared to the three months ended March 31, 2020, primarily due to an increase in full-time employees from 168 at March 31, 2020 to 204 at March 31, 2021. The increase in full-time employees is consistent with the growth in Sunlight’s business year-over-year and Sunlight expects to continue hiring as its business grows in order to continue to expand its contractor network, develop its home improvement business and meet the demands of its contractors and capital providers.
Selling, general, and administrative expense increased by $0.6 million, or 49.6% for the three months ended March 31, 2021 when compared to the three months ended March 31, 2020 primarily due to increased professional fees including legal, audit and tax services.
Property and technology expense increased by $0.2 million, or 22.9% for the three months ended March 31, 2021 when compared to the three months ended March 31, 2020 primarily due to an increase in licensing fees charged by certain of Sunlight’s third-party service providers that support the infrastructure and operation of Orange® associated with the growth in Sunlight’s network of contractors.
Depreciation and amortization expense increased by $0.0 million, or 0.7% for the three months ended March 31, 2021 when compared to the three months ended March 31, 2020 primarily due to the amortization of investments made in Orange® to support ongoing innovation and to automate certain other corporate processes.
Provision for loss expense increased by $0.6 million, or 493.5% for the three months ended March 31, 2021 when compared to the three months ended March 31, 2020. Such increase was due primarily to an increased level of loan write offs. The ratio of provision for loss expense in the three months ended March 31, 2020 over aggregate funded bank partner loan volume in the three months ended March 31, 2020 was 0.1% as compared to 0.9% in the three months ended March 31, 2021 as a result of the write offs.
Operating margin increased materially from the three months ended March 31, 2020 to the three months ended March 31, 2021 due to the factors described above, the fixed nature of a material level of Sunlight expense and revenue generally growing materially faster than operating expenses.
Other Income (Expense), Net
Total other expenses increased $4.6 million for the three months ended March 31, 2021 when compared to the three months ended March 31, 2020, primarily resulting from (a) a $2.7 million increase in the fair value of warrants issued by Sunlight and redeemable in its equity, treated as liabilities for the three months ended March 31, 2021 in excess of the increase in fair value for the three months ended March 31, 2020; (b) a $1.1 million decrease in the value of the arrangement with Sunlight’s bank partner to originate home improvement loans treated as a derivative under U.S. GAAP; and (c) a $3.6 million increase in costs incurred in connection with the Business Combination. These increased expenses were partially offset by a $0.7 million decrease in other expense in connection with Sunlight’s short term loan guarantees made to its bank partner and $2.2 million of income Sunlight realized from that agreement during the three months ended March 31, 2021.

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019
The following table sets forth selected consolidated statements of income data for the years ended December 31, 2020 and 2019 (in thousands, except percentages):
	For the Year Ended December 31,		Increase (Decrease)
	2020	2019	Amount	%
Revenue	$69,564	$53,184	$16,380	30.8%
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	13,711	13,022	689	5.3
Compensation and benefits	26,174	20,917	5,257	25.1
Selling, general, and administrative	3,806	4,471	(665)	(14.9)
Property and technology	4,304	3,584	720	20.1
Depreciation and amortization	3,231	2,676	555	20.7
Provision for losses	1,350	725	625	86.2
Management fees to affiliate	400	400	—	—
	52,976	45,795	7,181	15.7
Operating income	16,588	7,389	9,199	124.5
Other Income (Expense), Net
Interest income	520	560	(40)	(7.1)
Interest expense	(829)	(758)	(71)	9.4
Change in fair value of warrant liabilities	(5,510)	(114)	(5,396)	4,733.3
Change in fair value of contract derivative, net	1,435	—	1,435	n.m.
Realized gains on contract derivative, net	103	—	103	n.m.
Other realized losses, net	(171)	(204)	33	(16.2)
Other income (expense)	(634)	17	(651)	(3,829.4)
Business combination expenses	(878)	—	(878)	n.m.
	(5,964)	(499)	(5,465)	1,095.2
Net Income	$10,624	$6,890	$3,734	54.2
Revenue
The following table provides the components of Sunlight’s total revenue for the years ended December 31, 2020 and 2019 (in thousands, except percentages):
	For the Year Ended December 31,		Increase (Decrease)
	2020	2019	Amount	Percentage
Direct Channel Platform fees, net	$64,120	$41,579	$22,541	54.2%
Indirect Channel Platform fees, net	2,733	9,845	(7,112)	(72.2)
Other revenues	2,711	1,760	951	54.0%
Total revenue	$69,564	$53,184	$16,380	30.8
Total revenue increased by $16.4 million or 30.8% for the year ended December 31, 2020 as compared to the year ended December 31, 2019 due to a 41.2% increase in funded loans, partially offset by an overall 0.5% decrease in the average platform fee percentage earned on loans funded by direct channel capital providers or purchased by indirect channel capital providers.

Funded loans increased from $1.0 billion in the year ended December 31, 2019 to $1.5 billion in the year ended December 31, 2020, an increase of 41.2%. Sunlight believes that the increase in funded loans year-over-year is attributable primarily to both growth in the residential solar market and an increase in the number of contractors in Sunlight’s contractor network. The total number of contractors in Sunlight’s network increased from approximately 500 at December 31, 2019 to over 1,200 at December 31, 2020. The number of solar contractors in the network increased from 408 at December 31, 2019 to 661 at December 31, 2020, an increase of 62.0%. The number of home improvement contractors in the network increased from 111 at December 31, 2019 to 415 at December 31, 2020.
The average platform fee percentage earned on loans funded by direct channel capital providers or purchased by indirect channel capital providers decreased 0.5% from the year ended December 31, 2019 to the year ended December 31, 2020. The platform fee percentage earned by Sunlight is dependent on several factors, including (i) the dealer fees charged by Sunlight to contractors (which is impacted by competitive pressure that varies from period to period, by loan product based on consumer preferences, and by the mix of contractors in a particular period as certain contractors may generally have higher or lower dealer fees than others), (ii) the capital provider discounts charged to Sunlight by Sunlight’s capital providers (which fluctuate, among other things, based on market conditions impacting cost of capital, opportunities in other asset classes, and the mix of capital providers funding or purchasing loans in a particular period as certain capital providers may generally have higher or lower capital provider discounts than others), (iii) the mix of Sunlight loan products funded in a particular period (as certain products in that period, for reasons relating to competitive pressure for certain loan products or otherwise, may generally carry a higher or lower capital provider discount or dealer fee, than others) and (iv) other factors. Sunlight earns revenues from platform fees, which are determined by the margin between capital provider discounts charged to Sunlight and dealer fees charged by Sunlight to the contractors that sell the Sunlight facilitated loan products. Both components in the calculation of platform fees are influenced by a variety of factors, including but not limited to those described above. For example, capital providers wishing to obtain greater volume may reduce capital provider discounts charged across all products to make funding with this capital provider an attractive option to Sunlight. As well, competitive pressures or volume discounts negotiated with given contractors may reduce the dealer fees that Sunlight charges to such contractors on certain loan products or across loan products.
Sunlight believes that the difference in platform fee percentage from 2019 to 2020 is primarily attributable to competition in the market with regard to dealer fees, the mix of Sunlight loan products funded in the two periods (based on the recent trend towards contractor preference to offer certain longer term, lower interest rate loan products facing significant competitive pressure from other participants offering loan financing in the market and driving attractive dealer fee pricing in those periods) and an increase in capital provider discounts charged to Sunlight by capital providers in Sunlight’s indirect channel during the second quarter of 2020. Sunlight’s indirect channel capital providers are generally more reactive than direct channel capital providers to market uncertainty and interest rate market volatility as presented at the onset of the COVID-19 pandemic. Unlike Sunlight’s direct channel capital providers, Sunlight’s indirect channel capital providers are generally not depository institutions and therefore their own cost of capital is subject to market uncertainty. Consequently, the capital provider discounts charged to Sunlight by such indirect channel capital providers are also likely to be more reactive. Deposits, which are generally used by Sunlight’s direct channel capital providers to fund loans, are generally more stable, less reactive to market variance and the least expensive cost of capital. The following table presents averages weighted by original loan balance of capital provider discounts, dealer fees and platform fees.

	For the Year Ended December 31,		Change in Average
	2020	2019
Solar Total – Capital Provider Discount	12.7%	9.0%	3.7%
Solar Total – Dealer Fee	17.6%	14.4%	3.2%
Solar Total – Platform Fee	4.9%	5.4%	–0.5%
Solar Direct Channel – Capital Provider Discount	12.5%	8.6%	3.9%
Solar Direct Channel – Dealer Fee	18.1%	14.2%	3.8%
Solar Direct Channel – Platform Fee	5.5%	5.6%	–0.1%
Solar Indirect Channel – Capital Provider Discount	14.1%	10.4%	3.7%
Solar Indirect Channel – Dealer Fee	15.4%	14.9%	0.5%
Solar Indirect Channel – Platform Fee	1.3%	4.5%	–3.2%
Costs and Expenses
Cost of revenues increased by 5.3%, which is less than the 30.8% increase in revenues, for the year ended December 31, 2020 when compared to the year ended December 31, 2019. The $0.7 million increase in cost of revenues resulted from $1.4 million of increased costs of consumer credit underwriting arising from increased credit approval volumes, $1.7 million from redemption of rewards by salespeople under Sunlight Rewards™, and $0.5 million from costs incurred in connection with the increase of funded loan volume in 2020 and Sunlight’s role in facilitating those loans. Such cost increases were partially offset by decreased costs of $2.9 million from broker fees paid to financial institutions for arranging certain loan origination or purchase arrangements with capital providers. The broker fees are calculated as a percentage of the funded loan volume originating from an applicable loan origination or purchase arrangement with a capital provider. Sunlight’s obligation to pay these broker fees generally terminates between three and five years after the date that the initial loan is originated or purchased pursuant to an arrangement facilitated by the broker.
Compensation and benefits expense increased by $5.3 million, or 25.1% for the year ended December 31, 2020 when compared to the year ended December 31, 2019, primarily due to an increase in full-time employees from 162 at December 31, 2019 to 190 at December 31, 2020. The increase in full-time employees is consistent with the growth in Sunlight’s business year-over-year and Sunlight expects to continue hiring as its business grows in order to continue to expand its contractor network, develop its home improvement business and meet the demands of its contractors and capital providers.
Selling, general, and administrative expense decreased by $0.7 million, or 14.9% for the year ended December 31, 2020 when compared to the year ended December 31, 2019 primarily due to the decreased level of travel and expense costs and other activity in the business due to the COVID-19 pandemic.
Property and technology expense increased by $0.7 million, or 20.1% for the year ended December 31, 2020 when compared to the year ended December 31, 2019 primarily due to an increase in licensing fees charged by certain of Sunlight’s third-party service providers that support the infrastructure and operation of Orange® associated with the growth in Sunlight’s network of contractors.
Depreciation and amortization expense increased by $0.6 million, or 20.7% for the year ended December 31, 2020 when compared to the year ended December 31, 2019 primarily due to the amortization of investments made in Orange® to support ongoing innovation and to automate certain other corporate processes.
Provision for loss expense increased by $0.6 million, or 86.2% for the year ended December 31, 2020 when compared to the year ended December 31, 2019. Such increase was due primarily to an increased level of funded loan volume with Sunlight’s bank partner. The ratio of provision for loss expense in 2019 over aggregate funded bank partner loan volume in 2019 was 0.3% as compared to 0.4% in 2020, indicating a relative flat loss experience year-over-year as compared to funded bank partner loan volume.

Operating margin increased materially from the year ended December 31, 2019 to the year ended December 31, 2020 due to the factors described above, the fixed nature of a material level of Sunlight expense and revenue generally growing materially faster than operating expenses.
Other Income (Expense), Net
Total other expenses increased $5.5 million for the year ended December 31, 2020 when compared to the year ended December 31, 2019, primarily resulting from (a) a $5.4 million increase in the fair value of warrants issued by Sunlight and redeemable in its equity, treated as liabilities for the year ended December 31, 2020 in excess of the increase in fair value for the year ended December 31, 2019; (b) a $0.7 million increase in other expense in connection with Sunlight’s short term loan guarantees made to its bank partner; and (c) a $0.9 million increase in costs incurred in connection with the Business Combination. These increased expenses were partially offset by a $1.4 million increase in the value of the arrangement with Sunlight’s bank partner to originate home improvement loans treated as a derivative under U.S. GAAP and $0.1 million of income Sunlight realized from that agreement during the year ended December 31, 2020.
Liquidity and Capital Resources
Sunlight intends to use the net cash proceeds from the transaction for payment of certain transaction expenses and as working capital to finance operations and other potential needs in the business. As of March 31, 2021, Sunlight had $51.2 million, of unrestricted cash on hand and had fully drawn amounts available to it under its $15.0 million credit facility. At the closing of the Business Combination, Sunlight had an additional $50.1 million cash on hand from the proceeds of the transaction.
On April 26, 2021, Sunlight entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Silicon Valley Bank (“SVB”). The Loan and Security Agreement, which replaces Sunlight’s prior $15.0 million credit facility, has a borrowing capacity of up to $30.0 million and matures on April 26, 2023. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum. The Loan and Security Agreement contains certain financial covenants, including maintenance of (i) Liquidity (as defined therein) at all times in an amount equal to or greater than the greater of (a) 35% of all outstanding principal amounts of any advances and (b) $10.0 million; (ii) at all times Available Takeout Commitment Amount (as defined therein) in an amount equal to or greater than $200.0 million; and (iii) EBITDA of at least $5.0 million for the six month period ending on the last day of each month. The Loan and Security Agreement contains customary events of default. SVB could elect to accelerate the maturity of the loans and/or terminate the commitments under the Loan and Security Agreement upon the occurrence and during the continuation of an event of default, and Sunlight could be required to repay all amounts outstanding under the Loan and Security Agreement. In connection with the transition of accounts to SVB, Sunlight experienced a technical default that was waived informally by SVB via email. Sunlight expects to receive a formal waiver similarly addressing the technical default. Otherwise, no defaults or events of defaults have occurred as of the date of this filing.
Sunlight’s cash requirements relate primarily to funding Sunlight advances and prefunding programs, to invest in continued innovations in Orange® and to pay Sunlight’s operating expenses, repayment of borrowings (and interest thereon), management fees, outstanding commitments and guarantees (including Sunlight’s purchase of loans pursuant to the terms of certain of its capital provider agreements and loan participations), other operating expenses, and tax distributions. Sunlight may be required to purchase loans from its bank partner after an agreed period of time if Sunlight has not arranged the sale of such loans. To date, Sunlight has not been required to purchase loans from its bank partner due to an inability to sell such loans to an indirect channel capital provider. Additionally, Sunlight assumes the risk of compliance errors and the risk of borrower or contractor fraud in the origination of the loans, and as such, Sunlight is obligated to purchase the applicable loan from its bank partner should these events occur. Sunlight has also entered into a program agreement with its bank partner to fund its home improvement loans that contains similar provisions related to risks accepted by Sunlight. In 2020, Sunlight made $1.1 billion in short term advances under its contractor advance funding program and in prefunding payments under its prefunding program and did not incur any losses associated with these advances or prefunding payments.
Historically, Sunlight has met its cash requirements from cash flow generated by operations, collection of short-term advances under its contractor advance funding program and in prefunding payments under its prefunding program, and draws on Sunlight’s credit facility. Sunlight believes that it will continue to generate cash flow from its operations which, together with funds available under its new credit facility and cash on hand, will be sufficient to meet its current and future liquidity needs.
Relationships with Contractors and Capital Providers
Relationships with Contractors
Sunlight’s expansive network of more than 1,200 residential solar system and other home improvement contractors, supported by a differentiated set of tools and services offered through Orange®, constitutes the distribution channel through which Sunlight builds funded loan volume and earns platform fees. The ability to finance residential solar systems on terms that typically translate to immediate saving for homeowners on their utility bills and significant amounts in lifetime savings has materially contributed to the strong growth in the number of residential solar systems installed in the United States over the last five years. Sunlight attracts and builds strong relationships with residential solar system contractors of all sizes in key solar markets by prioritizing innovations in Orange® and providing services that assist the contractors in growing their own businesses. Sunlight’s team of business development and relationship management professionals provides hands-on support to these contractors. Sunlight believes that innovations such as prequalification capabilities, easy and secure document upload features, reliable next day funding and Sunlight’s short-term capital advance program (as described more fully below), amongst other innovations, both attract new contractors to Sunlight’s network and build loyalty and deepen Sunlight’s existing contractor relationships. In addition, Sunlight’s diverse set of capital providers enables Sunlight to offer its network of contractors a wide array of loan products that vary as to structure, interest rate and tenor, and thereby permits Sunlight’s network of contractors to offer competitively-priced products that best serve their markets, and all at competitive pricing. These benefits to Sunlight’s existing network of contractors translate to deeper penetration of the contractors’ sales, which is an important contributor to the growth of Sunlight’s market share and revenue.
Sunlight started its business in 2014 and developed key anchor partnerships with a residential solar contractor in 2016. Beginning in 2017 and through 2018, Sunlight focused on building and diversifying its contractor relationships and continues that process today. In 2020, as compared with 2019, Sunlight grew its solar contractor base by more than 60%. Sunlight believes that its strong relationships with the existing contractors in Sunlight’s network, the continued growth in the number of contractor relationships, and the various competitive loan products and sales tools in Orange® that Sunlight can offer those contractors have been and will continue to be key components of Sunlight’s increased market penetration, growth in funded loan volume and revenue.
Relationships with Capital Providers
Sunlight’s business model is dependent on its ability to connect its capital providers, who wish to build a portfolio of residential solar system loans, to the homeowner customers of the contractors in Sunlight’s distribution network, who wish to finance the purchase of a residential solar system. Sunlight earns a platform fee on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the difference, or the margin, between (i) the dealer fee that Sunlight charges to contractors for access to Orange® and for making the various Sunlight-offered loan products available to such contractors and (ii) the capital provider discount charged by the relevant capital provider either funding or purchasing the loan in the direct and indirect channels, respectively (as described below). Sunlight’s business is therefore heavily dependent upon the availability of capital on attractive economic terms. Sunlight believes that it offers capital providers an attractive value proposition due to its industry-leading consumer credit underwriting, the attractive risk-adjusted returns that Sunlight’s capital providers earn relative to other asset classes, the access that the Sunlight Platform provides to a unique and growing asset class that may reduce volatility in the ability to deploy capital, and the ability to access new customers for very little cost.
Sunlight engages with its capital providers not just as funding sources but as funding partners. As with Sunlight’s network of contractors, Sunlight works closely with its capital providers to understand and address their business needs as related to the residential solar loan industry. Matters related to loan product, credit strategy, contractor commercial underwriting and consumer protection practices are considered and designed in tandem with the goal of creating a robust and growing channel for funded loan volume. Additionally, through Orange®, Sunlight’s capital providers can track and manage the pipeline of solar loan volume allocated to that capital provider. Sunlight’s relationships with its diverse and growing network of capital providers provides significant flexibility to source competitively priced capital. Since the acquisition of Sunlight’s initial flow capital funding source in 2016, the number of capital providers funding Sunlight-facilitated solar loans has increased materially and, more importantly, all of Sunlight’s direct channel capital providers have significantly increased their commitments to fund solar loan volume.
Sunlight categorizes its capital providers as being either in Sunlight’s direct or indirect channel. Sunlight maintains both channels to provide diversification of funding sources, access to funding for different types of loan products and for other strategic purposes. The ability of Sunlight to allocate loans to various capital providers, as well as the availability of the two different funding channels, creates flexibility and allows Sunlight to respond nimbly to shifting market conditions.
Direct channel capital providers fund Sunlight-facilitated solar or home improvement loans one-by-one directly onto their balance sheet via Orange®. Sunlight’s direct channel capital providers are depository institutions with the power and authority to originate loans such as banks and credit unions. Generally, direct channel capital providers choose to service the loans they originate.
In the indirect channel, Sunlight’s solar loan allocation engine directs the solar loans to be funded on the balance sheet of Sunlight’s intermediary bank partner. These loans are aggregated, pooled and sold to indirect channel capital providers that cannot, or do not wish to, directly originate solar loans. The indirect channel capital provider relationship allows Sunlight to access a broader range of capital, which may include, among others, credit funds, insurance companies and pension funds. Indirect channel capital providers present a unique opportunity for Sunlight to access high quality and significant sources of funding that are diverse from traditional depository sources.
Cash Flow and Liquidity Analysis
Sunlight assesses liquidity primarily in terms of its ability to generate cash to fund operating and financing activities. Sunlight has generated increasing amounts of cash from operating activities, and management believes that Sunlight is in a strong financial and liquidity position. Sunlight’s cash from operating activities are generally derived from platform fees which are fully earned at the funding of a loan by direct channel capital providers and the purchase of a loan from our bank partner’s balance sheet by an indirect channel capital provider. Refer to “Critical Accounting Policies and Estimates” and “Risk Factors” for a full description of the related estimates, assumptions, and judgments.
Three Months Ended March 31, 2021 Compared to Three Months Ended March 31, 2020
The following provides a summary of cash flow data for the three months ended March 31, 2021 and 2020 (in thousands):
	Three Months ended March 31,
	2021	2020
Net cash (used in)/provided by operating activities	$10,500	$(1,785)
Net cash (used in)/provided by investing activities	$(1,132)	$(1,510)
Net cash (used in)/provided by financing activities	$(6,757)	$(5,632)
Cash Flow from Operating Activities
For the three months ended March 31, 2021, net cash provided by operating activities was $10.5 million. Operating cash inflows for the three months ended March 31, 2021 primarily consisted of proceeds from Sunlight’s direct channel capital providers to fund, and indirect channel capital provider to purchase, without duplication, loans of $0.5 billion, of which Sunlight paid $0.5 billion to contractors; repayment of advances and prefunds of $0.4 billion (conversely, Sunlight advanced or prefunded $0.4 billion); and net interest expense paid of $0.2 million. Operating cash outflows primarily consisted of compensation and benefits of $11.7 million, information technology expenses of $1.1 million, and management fees paid to affiliates of $0.1 million.
For the three months ended March 31, 2020, net cash used in operating activities was $1.8 million. Operating cash inflows for the three months ended March 31, 2020 primarily consisted of proceeds from Sunlight’s direct channel capital providers to fund, and indirect channel capital providers to purchase without duplication, loans of $0.2 billion, of which Sunlight paid $0.2 billion to contractors; repayment of advances and prefunds of $0.2 billion (conversely, Sunlight advanced or prefunded $0.2 billion); and net interest expense paid of $0.1 million. Operating cash outflows primarily consisted of compensation and benefits of $8.7 million, information technology expenses of $1.0 million, professional fees of $0.7 million, and management fees paid to affiliates of $0.1 million.
Cash Flow from Investing Activities
For the three months ended March 31, 2021, net cash used in investing activities was $1.1 million, consisting of cash paid to acquire loans and loan participations of $0.8 million, net of $0.4 million in cash received as return of capital thereon, and $0.7 million paid to internally develop software and acquire property and equipment. For the three months ended March 31, 2020, net cash used in investing activities was $1.5 million, consisting of cash paid to acquire loans and loan participations of $0.9 million, net of $0.3 million in cash received as return of capital thereon, and $0.9 million paid to internally develop software and acquire property and equipment.
Cash Flow from Financing Activities
For the three months ended March 31, 2021, net cash used in financing activities was $6.8 million, consisting of distributions of $6.8 million. For the three months ended March 31, 2020, net cash used in financing activities was $5.6 million, consisting of repayments of borrowings under Sunlight’s prior credit facilities of $5.3 million, net of borrowings of $1.6 million, and distributions of $2.0 million.
The following provides a summary of cash flow data for the years ended December 31, 2020 and 2019 (in thousands):
	Years ended December 31,
	2020	2019
Net cash (used in)/provided by operating activities	$5,025	$19,806
Net cash (used in)/provided by investing activities	$(4,803)	$(6,092)
Net cash (used in)/provided by financing activities	$827	$4,705
Cash Flow from Operating Activities
For the year ended December 31, 2020, net cash provided by operating activities was $5.0 million. Operating cash inflows for the year ended December 31, 2020 primarily consisted of proceeds from Sunlight’s direct channel capital providers to fund, and indirect channel capital provider to purchase, without duplication, loans of $1.3 billion, of which Sunlight paid $1.2 billion to contractors; repayment of advances and prefunds of $1.1 billion (conversely, Sunlight advanced or prefunded $1.1 billion); and net interest expense paid of $0.3 million. Operating cash outflows primarily consisted of compensation and benefits of $21.0 million, information technology expenses of $3.6 million, professional fees of $1.1 million, and management fees paid to affiliates of $0.4 million.
For the year ended December 31, 2019, net cash provided by operating activities was $19.8 million. Operating cash inflows for the year ended December 31, 2019 primarily consisted of proceeds from Sunlight’s direct channel capital providers to fund, and indirect channel capital providers to purchase without duplication, loans of $0.9 billion, of which Sunlight paid $0.9 billion to contractors; repayment of advances and prefunds of $0.6 billion (conversely, Sunlight advanced or prefunded $0.6 billion); and net interest expense paid of $0.3 million. Operating cash outflows primarily consisted of compensation and benefits of

$16.7 million, information technology expenses of $2.5 million, professional fees of $1.0 million, and management fees paid to affiliates of $0.4 million.
Cash Flow from Investing Activities
For the year ended December 31, 2020, net cash used in investing activities was $4.8 million, consisting of cash paid to acquire loans and loan participations of $2.8 million, net of $1.3 million in cash received as return of capital thereon, and $3.3 million paid to internally develop software and acquire property and equipment. For the year ended December 31, 2019, net cash used in investing activities was $6.1 million, consisting of cash paid to acquire loans and loan participations of $3.3 million, net of $0.9 million in cash received as return of capital thereon, and $3.7 million paid to internally develop software and acquire property and equipment.
Cash Flow from Financing Activities
For the year ended December 31, 2020, net cash provided by financing activities was $0.8 million, consisting of borrowings under Sunlight’s prior credit facility of $8.7 million, net of repayments of $5.9 million, partially offset by distributions of $2.0 million. For the year ended December 31, 2019, net cash provided from financing activities was $4.7 million, consisting of borrowings under Sunlight’s prior credit facilities of $10.2 million, net of repayments of $3.7 million and costs associated with entering into Sunlight’s prior credit facility of $0.2 million, partially offset by distributions of $1.6 million.
Long-Term Debt
Sunlight’s Prior Credit Facility
As of March 31, 2021, Sunlight maintained a $15.0 million revolving credit facility (the “Credit Facility”). The interest rate on the Credit Facility is generally equal to the prime rate plus 0.75%, and the maturity date thereof is May 2021. Sunlight used borrowings from the Credit Facility for working capital.
Sunlight’s New Credit Facility
On April 26, 2021, Sunlight entered into a Loan and Security Agreement with SVB (as defined above). The Loan and Security Agreement, which replaces Sunlight’s prior $15.0 million credit facility, has a borrowing capacity of up to $30.0 million and matures on April 26, 2023. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum. The Loan and Security Agreement contains certain financial covenants, including (i) liquidity in an amount equal to or greater than (a) 35% of all outstanding principal amounts of any advances and (b) $10.0 million; (ii) Available Takeout Commitment Amount (as defined therein) in an amount equal to or greater than $200.0 million; and (iii) EBITDA of at least $5.0 million for the six month period ending on the last day of each month. The Loan and Security Agreement contains customary events of default. SVB could elect to accelerate the maturity of the loans and/or terminate the commitments under the Loan and Security Agreement upon the occurrence and during the continuation of an event of default, and Sunlight could be required to repay all amounts outstanding under the Loan and Security Agreement. In connection with the transition of accounts to SVB, Sunlight experienced a technical default that was waived informally by SVB via email. Sunlight expects to receive a formal waiver similarly addressing the technical default. Otherwise, no defaults or events of defaults have occurred as of the date of this filing.
Other Changes in Financial Position
Three Months Ended March 31, 2021
Sunlight facilitated the origination of $581 million of loans during the year three months ended March 31, 2021. In addition to the changes in Sunlight’s financial position from December 31, 2020 to March 31, 2021 described in “— Results of Operations” and “— Cash Flow and Liquidity Analysis,” the following activities also occurred:

•
Restricted cash. The cash Sunlight holds subject to contractual restrictions increased by $1.0 million resulting from a $1.0 million increase in cash temporarily held by Sunlight in connection with Sunlight’s administration of loan participations on behalf of a third party.

•
Temporary equity. Sunlight’s temporary equity consisting of redeemable preferred and common interests increased in value by $0.2 billion, based upon valuations management performed with assistance from an independent valuation firm. The increase reflects a valuation that includes probability-weighted values implied by the Business Combination, see “— Critical Accounting Policies and Estimates — Estimates of Sunlight’s Equity Value.”

Year Ended December 31, 2020
•
Restricted cash. The cash Sunlight holds subject to contractual restrictions declined $1.1 million resulting from a $2.1 million decline in a cash reserve that Sunlight’s bank partner requires to secure Sunlight’s short-term guarantee obligations of certain loans temporarily held by Sunlight’s bank partner, partially offset by a $0.9 million increase in cash temporarily held by Sunlight in connection with Sunlight’s administration of loan participations on behalf of a third party.

•
Distributions declared, but not yet paid. Sunlight accrued $7.5 million of distributions based on the Sunlight’s estimated taxable income that it had not paid by December 31, 2020.

•
Temporary equity. Sunlight’s temporary equity consisting of redeemable preferred and common interests increased in value by $0.5 billion, based upon valuations management performed with assistance from an independent valuation firm. The increase reflects a valuation that includes probability-weighted values implied by the Business Combination, see “— Critical Accounting Policies and Estimates — Estimates of Sunlight’s Equity Value.”

Other Factors Affecting Liquidity and Capital Resources
Unitholders’ Distribution
Pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Sunlight, dated as of May 25, 2018, as amended or otherwise modified (the “Prior Sunlight LLC Agreement”), holders of Class A-1 Units, Class A-2 Units or Class A-3 Units (collectively, the “Class A Units”) were generally entitled to receive, with respect to each such Class A Unit, a preferred return on a quarterly basis. Sunlight LLC’s board of directors could have elected to pay this return in cash or by issuing additional Class A Units to each such holder. If the board of directors elected to pay this return in cash, Sunlight would have paid such in an amount equal to $12.50, $15.22, and $24.06 per unit per annum to the Class A-1, Class A-2, and Class A-Units. If the board of directors elected to pay this return in additional units, the company would have issued a number of units equal to 14.5% of each such holders outstanding units, on an annualized basis. Sunlight LLC’s board of directors elected to pay this return in the form of additional Class A Units for all periods through March 31, 2021 and such distributions in units continued through the date of the Business Combination. In addition, the Prior Sunlight LLC Agreement also provided that members of Sunlight LLC were entitled to be paid certain tax distributions on a pro rata basis in accordance with their relative tax obligation from available cash and subject to certain customary limitations on distributions.
Sunlight replaced the Prior Sunlight LLC Agreement with the Sunlight A&R LLC Agreement which was entered into concurrently with the Closing. Under the Sunlight A&R LLC Agreement, Spartan Sub, as the sole managing member of Sunlight LLC, has the right to determine when distributions will be made to the holders of Sunlight Units and the amount of any such distributions, except that Sunlight LLC is required to make distributions to the extent and in an amount such that the holders Sunlight Units, including Sunlight, receive certain tax-related distributions and to make distributions in the event of dissolution. If a distribution is paid to the holders of Sunlight Units, such distribution will be made to the holders of Sunlight Units on a pro rata basis in accordance with their respective percentage ownership of Sunlight Units. Funds used by Sunlight LLC to satisfy its tax distribution obligations will not be available for reinvestment in its business, except to the extent Sunlight uses any excess cash it receives to reinvest in Sunlight LLC for additional Sunlight Units.

The holders of Sunlight Class X Units and Sunlight Class EX Units, including Spartan Sub, will generally incur U.S. federal, state and local income taxes on their share of any net taxable income of Sunlight LLC. Net income and losses of Sunlight LLC generally will be allocated to the holders of Sunlight Class X Units and Sunlight Class EX Units on a pro rata basis in accordance with their respective percentage ownership of Sunlight Class X Units and Sunlight Class EX Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent that Sunlight LLC has legally available cash (including borrowings available under the new credit facility or other debt arrangements) and subject to the terms of any current or future debt instruments, the Sunlight A&R LLC Agreement requires Sunlight LLC to make pro rata cash distributions to all holders of Sunlight Units, including Sunlight, (1) first, in an amount sufficient to allow Sunlight and its wholly owned subsidiaries to satisfy their actual tax liabilities and obligations under the Tax Receivable Agreement except to the extent (i) based on the written advice of legal counsel, the distribution may reasonably constitute a fraudulent conveyance, or (ii) the terms of any financing necessary to make such tax distribution could reasonably, in the good faith judgment of Spartan Sub, cause Sunlight LLC to become insolvent within the twelve (12) month period following the date of such distribution, and (2) thereafter to the extent necessary, in an amount generally intended to allow holders of Sunlight Units, including Sunlight, to satisfy their respective income tax liabilities with respect to their allocable share of income of Sunlight LLC, based on certain assumptions and conventions (including an assumed income tax rate) and after taking into account other distributions (including prior tax distributions) made by Sunlight LLC.
Tax Receivable Agreement
On the Closing Date, Sunlight entered into the Tax Receivable Agreement with the TRA Holders and the Agent (as defined therein). The Tax Receivable Agreement generally provides for the payment by Sunlight to the Agent, for disbursement to the TRA Holders on a pro rata basis, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that Sunlight actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) certain increases in tax basis that occur as a result of Sunlight’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of a TRA Holder’s Sunlight Class EX Units upon the exercise of the redemption or call rights set forth in the Sunlight A&R LLC Agreement and (ii) imputed interest deemed to be paid by Sunlight as a result of, and additional tax basis arising from, any payments Sunlight makes under the Tax Receivable Agreement. Sunlight will retain the benefit of the remainder of the actual net cash savings, if any.
If Sunlight elects to terminate the Tax Receivable Agreement early or if it is terminated early due to Sunlight’s failure to honor a material obligation thereunder or due to a Change of Control (as defined in the Tax Receivable Agreement), Sunlight will be required to make a payment equal to the deemed present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement), which amount may substantially exceed the actual cash tax savings realized by Sunlight. In the case of an early termination upon a Change of Control (as defined in the Tax Receivable Agreement), such early termination payment may, at Sunlight’s election, be paid ratably over the two-year period following the Change of Control.
Operating Lease Obligations
Sunlight’s operating lease obligations consist of its lease of real property from third parties under noncancellable operating leases, including the lease of its current office spaces. Sunlight leases office space at two locations: (i) 101 N. Tryon Street, Suite 1000, Charlotte, North Carolina 28246 (the “North Carolina Office Space”) and (ii) 234 West 39th Street, 7th Floor, New York, New York 10018 (the “New York Office Space”). The operating lease rent expense for the North Carolina Office Space was $0.2 million and $0.2 million for the three months ended March 31, 2021 and 2020, respectively and $0.6 million and $0.5 million for fiscal years 2020 and 2019, respectively. The lease for the North Carolina Office Space will expire in February 2025. The operating lease rent expense for the New York Office Space was $0.1 million and $0.1 million for the three months ended March 31, 2021 and 2020, respectively and $0.4 million and $0.4 million for fiscal years 2020 and 2019, respectively. In 2018, due to the increase in the Sunlight staff in

North Carolina, Sunlight leased additional office space at the same address as the North Carolina Office Space. Sunlight’s lease rent expense due within the next twelve months, including this additional space, is expected to increase.
Available Liquidity and Capital Resources
As of March 31, 2021, Sunlight’s cash and cash equivalents and restricted cash was $49.5 million. The restricted cash held by Sunlight primarily relates to a cash reserve that Sunlight’s bank partner requires to secure Sunlight’s short-term guarantee obligations of certain loans temporarily held by Sunlight’s bank partner. The contractual cash reserve is the difference between (a) the average original issue discount percentage of loans originated and held by Sunlight’s bank partner and (b) a contractual minimum original issue discount percentage, multiplied by the balance of the loans on the bank partner’s balance sheet at a given time. Sunlight guarantees the loans between the time the bank partner originates such loans and the time Sunlight arranges the sale of such loans to a Sunlight indirect channel capital provider.
Sunlight’s liquidity and its ability to fund its capital requirements is dependent on its future financial performance, which is subject to general economic, financial and other factors that are beyond its control and many of which are described under “Risk Factors.” If those factors significantly change or other unexpected factors adversely affect Sunlight, Sunlight’s business may not generate sufficient cash flow from operations or it may not be able to obtain future financings to meet its liquidity needs.
Non-GAAP Financial Measures
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure used by Sunlight’s management to evaluate operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Sunlight believes this measure provides useful information to investors and others in understanding and evaluating Sunlight’s operating results in the same manner as Sunlight’s management and board of directors. In addition, Adjusted EBITDA provides a useful measure for period-to-period comparisons of Sunlight’s business, as it removes the effect of certain non-cash items, variable charges, non-recurring items, unrealized gains or losses or other similar non-cash items that are included in net income or expenses associated with the early stages of the business that are expected to terminate pursuant to the terms of certain existing contractual arrangements governing such expenses or that are expected to continue at levels materially below the historical level of such expenses, or that otherwise do not contribute directly to management’s evaluation of its operating results. Adjusted EBITDA is defined as net income excluding interest expense incurred in connection with Sunlight’s prior credit facility, income taxes, amortization and depreciation expense, stock-based compensation expense, non-cash changes in certain financial instruments, fees paid to brokers related to the funding or purchase of loans by certain of Sunlight’s capital providers that will terminate pursuant to existing contractual arrangements and certain transaction bonuses and other expenses resulting from the Business Combination.
The following table presents a reconciliation of net income to Adjusted EBITDA for the three months ended March 31, 2021 and 2020 (in thousands):

	For the Three Months Ended March 31,
	2021	2020
Net Income	$2,661	$453
Adjustments for adjusted EBITDA
Depreciation and amortization	809	803
Interest expense	255	159
Income taxes	—	—
Non-cash change in financial instruments	3,059	(37)
Equity-based compensation	11	77
Fees paid to brokers	1,110	829
Expenses from the Business Combination	3,587	—
Adjusted EBITDA	$11,491	$2,284
The following table presents a reconciliation of net income to Adjusted EBITDA for the years ended December 31, 2020 and 2019 (in thousands):
	For the Year Ended December 31,
	2020	2019
Net Income	$10,624	$6,890
Adjustments for adjusted EBITDA
Depreciation and amortization	3,231	2,676
Interest expense	829	758
Income taxes	—	—
Non-cash change in financial instruments	4,709	97
Equity-based compensation	126	200
Fees paid to brokers	3,561	6,488
Expenses from the Business Combination	878	—
Adjusted EBITDA	$23,958	$17,109
Critical Accounting Policies and Estimates
The preparation of Sunlight’s financial statements in conformity with GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes subjective estimates and assumptions about future events that affect the amounts reported in Sunlight’s financial statements and accompanying notes. These estimates significantly impact revenues, determinations of fair value and the recognition of interest income on financing receivables and loss allowances thereon.
In accordance with Sunlight’s policies, Sunlight regularly evaluates its estimates, assumptions and judgments, and bases its estimates, assumptions and judgments on its historical experience and on factors Sunlight believes reasonable under the circumstances. The results involve judgments about the carrying values of assets and liabilities not readily apparent from other sources. If Sunlight’s assumptions or conditions change, the actual results Sunlight reports may significantly differ from these estimates.
Sunlight believes the estimates and assumptions underlying its consolidated financial statements are reasonable and supportable based on the information available as of March 31, 2021; however, uncertainty over the ultimate impact COVID-19 will have on the global economy generally, and on Sunlight’s business, makes any estimates and assumptions as of March 31, 2021 inherently less certain than they would be absent the current and potential impacts of COVID-19.

See Note 2 — “Summary of Significant Accounting Policies” in the notes accompanying Sunlight LLC’s financial statements included elsewhere in this prospectus for a summary of Sunlight’s significant accounting policies, and discussion of recent accounting pronouncements. Sunlight believes that the following discussion addresses Sunlight’s most critical accounting policies, which are those that are most important to the portrayal of Sunlight’s financial condition and results of operations and require management’s most difficult, subjective and complex judgments.
Platform Fees
Sunlight is a business-to-business-to-consumer, technology-enabled POS financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting and attractive risk adjusted returns. These loans are facilitated by Sunlight’s proprietary technology platform, Orange®, through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers. Sunlight recognizes platform fees as revenues at the time that direct channel partners or indirect channel loan purchasers obtain control of the service provided to facilitate their origination or purchase of a loan, which is no earlier than when Sunlight delivers loan documentation to the customer. Sunlight wholly satisfies its performance obligation to direct channel partners, bank partner and indirect channel loan purchasers upon origination or purchase of a loan. Sunlight considers rebates offered by Sunlight to certain contractors in exchange for volume commitments as variable components to transaction prices; such variability resolves upon the contractor’s satisfaction of their volume commitment. For outstanding volume commitments that require the contractor to deliver future loan volume, Sunlight reduces platform fee revenues it recognizes based on its estimates of the contractor’s delivery of future loan volume, which require significant judgment and are based, in part, upon the contractor’s historical volume delivery and Sunlight’s estimates of the contractor’s ability and likelihood to deliver future volume.
Sunlight’s contract pursuant to which its bank partner originates home improvement loans is considered a derivative under GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns in connection with this contract. Instead, Sunlight estimates the fair value of the contract derivative based upon the present value of net cash flows Sunlight expects to collect under the contract, which predominately consist of the difference of the proceeds Sunlight expects to collect from an indirect channel capital provider at purchase of the loans by such capital provider (the principal balance of loans purchased less the relevant capital provider discount plus unpaid accrued interest on the loans to the date of purchase) and any amounts Sunlight owes to its bank partner in connection with such loans. Upon sale, Sunlight reverses the unrealized estimated fair value of the contract derivative for the loans sold and recognizes the net cash Sunlight receives from the sale within “Realized Gains on Contract Derivative, Net” in Sunlight’s consolidated statement of operations.
Sunlight is obligated to repurchase non-performing loans originated by its bank partner from the date of origination to the date the loans are purchased from Sunlight’s bank partner by a Sunlight indirect channel capital provider. Sunlight does not record loans originated by its bank partner on its consolidated balance sheets (as Sunlight is not the originator of the loans), but Sunlight does record a liability for the losses Sunlight reasonably expects to incur in connection with Sunlight’s guarantee of its bank partner. Sunlight’s measurement of this liability is subject to significant judgement using historical loss experiences to estimate the likelihood that the guaranteed loans will default prior to sale and the severity of the loss Sunlight expects to incur. At December 31, 2020 and 2019, the unpaid principal balance of loans, net of applicable discounts, for guaranteed loans held by Sunlight’s bank partner and delinquent more than 90 days was $0.6 million and $0.9 million, respectively. At March 31, 2021, the unpaid principal balance of loans, net of applicable discounts, for guaranteed loans held by Sunlight’s bank partner and delinquent more than 90 days was $0.2 million and $0.0 million, respectively.
Financing Receivables
Sunlight records financing receivables for (a) advances that Sunlight remits to contractors on a short-term basis to facilitate the installation of residential solar systems and (b) loans purchased by

Sunlight pursuant to the terms of its contracts with its various capital providers and certain five percent (5%) loan participations purchased by Sunlight. Sunlight uses significant judgement in its recognition of interest income and impairment of financing receivables.
Interest Income
Loans (including Sunlight’s participation interests in such loans) with respect to which Sunlight expects to collect the unpaid principal balance and interest payments as they become due are considered performing loans. Sunlight accrues interest income on performing loans based on the unpaid principal balance and contractual terms of the loan. Interest income also includes discounts associated with the loans purchased as a yield adjustment using the interest method, or on a straight-line basis when it approximates the interest method, over the loan term. Sunlight expenses loan origination costs for loans acquired by Sunlight (including its participation interests in loans) as incurred. Sunlight does not accrue interest on loans placed on non-accrual status or on loans where the collectability of the principal or interest of the loan are deemed uncertain.
Loans are considered past due or delinquent if the required principal and interest payments have not been received as of the date such payments are due. Generally, loans, including impaired loans, are placed on non-accrual status (i) when either principal or interest payments are 90 days or more past due based on contractual terms or (ii) when an individual analysis of a borrower’s creditworthiness indicates a loan should be placed on non-accrual status. When a loan owned by Sunlight is placed on non-accrual status, Sunlight ceases to recognize interest income on the loans and reverses previously accrued and unpaid interest, if any. Subsequent receipts on non-accrual loans are recorded as a reduction of principal, and interest income may only be recorded on a cash basis after recovery of principal is reasonably assured. Sunlight may return a loan to accrual status when repayment of principal and interest is reasonably assured under the terms of the loan or the restructured loan, as the case may be.
Advances made to contractors under Sunlight’s contractor advances program or prefunding program are created at par and do not bear, and therefore do not accrue, interest income.
Allowance for Losses
The allowance for financing receivable losses represents Sunlight’s best estimate of probable credit losses arising from financing receivables. Sunlight’s allowance for financing receivable losses is evaluated at least quarterly, and based upon management’s assessment of several factors including historical losses, changes in the nature and volume of financing receivables, overall portfolio quality, and existing economic conditions that may affect the customer’s ability to pay. Although management uses the best information available, the evaluation of these indicators of impairment requires significant judgment by Sunlight’s management to determine whether failure to collect contractual amounts is probable as well as in estimating the resulting loss allowance. Future adjustments to the allowance for financing receivable losses may be necessary due to economic, operating, regulatory and other conditions beyond Sunlight’s control. Sunlight believes that its allowance for financing receivable losses is adequate to cover probable loan losses. However, actual losses, if any, could materially differ from management’s estimates.
Estimates of Sunlight’s Equity Value
Sunlight’s equity has not historically traded on active market and the value of Sunlight’s equity relies upon significant judgement and estimates based on unobservable inputs. Sunlight’s management estimates the fair value of Sunlight’s equity, with assistance from an independent third-party valuation consultant, as determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants. The valuation of Sunlight’s equity involves estimates based on (a) the expectation of future cash flows that Sunlight will generate, discounted to the present using a rate based on rates of return available from alternative investments of similar type, quality, and risk and (b) application of a valuation multiple derived from a comparison of Sunlight to publicly traded comparable entities’ valuation (as adjusted for observable differences in growth, profitability, risk, and operations). Once Sunlight estimates the aggregate value of its equity, Sunlight allocates its equity value among the various equity interests using the preferred interests’ liquidation preferences, participation rights, distribution policy, and conversion rights to determine how proceeds from a liquidity event is distributed among the various equity interests at a future date.
As more fully described in Note 7 in the notes accompanying Sunlight LLC’s financial statements included elsewhere in this prospectus, Sunlight applied a hybrid probability-weighted expected return valuation method at each of December 31, 2020 and March 31, 2021, which incorporated two scenarios: (a) a scenario using a market valuation approach that assumed Sunlight completed the Business Combination and (b) a remain private scenario that used the aforementioned valuation approach.
Equity Interests Subject to Possible Redemption
Sunlight accounts for equity interests subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Conditionally redeemable equity interests (including equity interests that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Sunlight’s control) is classified as temporary equity and measured at the higher of the equity interest’s redemption value or capital account carrying value. Sunlight classifies warrants exercisable in its equity interests classified as temporary equity as liabilities, which Sunlight carries at fair value.
Equity-Based Compensation
Sunlight has granted equity-based compensation awards that vest contingent upon one or more of the following conditions: (a) time-based service, (b) performance conditions based upon Sunlight’s equity value, as determined by the Sunlight Board or a qualifying sale of Sunlight’s equity, achieving certain contractual thresholds, and (c) whether Sunlight LLC issues Class A Units in-kind to satisfy the preferred return on Class A Units during the award’s vesting period until May 25, 2023 (provided that these awards are subject to the additional vesting requirements of (a) and (b) above). Sunlight generally expenses the grant-date fair value of these equity-based compensation awards over the required service period, but not before Sunlight deems applicable performance conditions probable.
Derivative Asset
Sunlight’s contract under which Sunlight arranges loans for the purchase and installation of home improvements other than residential solar energy systems contain features determined to be embedded derivatives from its host. Embedded derivatives are separated from the host contract and carried at fair value when the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and a separate, standalone instrument with the same terms would qualify as a derivative instrument. The derivative is measured both initially and in subsequent periods at fair value, with changes in fair value recognized on the statement of operations.
Sunlight uses a discounted cash flow model to value its derivative asset using various key assumptions, such as estimation of the timing and probability of expected future cash flows and selection of a discount rate applied to future cash flows using Sunlight’s implied credit risk.
Sunlight Rewards™ Program
The Sunlight Rewards™ Program is a proprietary loyalty program that Sunlight offers to salespeople selling residential solar systems for Sunlight’s network of contractors. Sunlight records a contingent liability under ASC 450-20 Loss Contingencies using the estimated incremental cost of each point based upon the points earned, the point redemption value, and an estimated probability of point redemption consistent with Sunlight’s historical redemption experience under the program. When a salesperson redeems points from Sunlight’s third-party loyalty program vendor, Sunlight pays the stated redemption value of the points redeemed to the vendor. If all points earned under the Sunlight Rewards™ Program were redeemed at December 31, 2020 and 2019, Sunlight would pay $1.3 million and $0.2 million, respectively, of which Sunlight recorded liabilities of $0.8 million and $0.1 million. If all points earned under the Sunlight Rewards™ Program were redeemed at March 31, 2021, Sunlight would pay $1.6 million, of which Sunlight recorded a liability of $1.0 million.

Emerging Growth Company
As an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Sunlight is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Unless otherwise stated, Sunlight elected to adopt recent accounting pronouncements using the extended transition period applicable to private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies.
Sunlight also intends to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as Sunlight qualifies as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.
Recent Accounting Pronouncements Issued, But Not Yet Adopted
See Note 2 — “Summary of Significant Accounting Policies” in the notes accompanying Sunlight LLC’s consolidated financial statements.
Related Party Transactions
Sunlight has entered into management agreements with certain affiliates. In 2020, Sunlight paid an aggregate of $0.4 million in management fees under these agreements. As of March 31, 2021, Sunlight has paid an aggregate of $0.1 million in management fees under the agreements in 2021. The agreements were terminated in connection with the closing of the Business Combination. For additional information, see Note 8 of the accompanying consolidated financial statements of Sunlight LLC.
Quantitative and Qualitative Disclosures About Market Risk
Sunlight’s operations are limited to activity in the United States. These operations expose Sunlight to a variety of market risks, including the effects of changes in interest rates, changes in the credit markets, and general macroeconomic conditions. Sunlight monitors and manages these financial exposures as an integral part of its overall risk management program.
Market Risk
Sunlight’s business, the consumer financial services industry, its contractors’ and its capital providers’ businesses are all sensitive to macroeconomic conditions. Economic factors such as interest rates, changes in monetary fiscal and related policies, market volatility, consumer confidence, the cost of energy and unemployment rates are among the most significant factors that impact consumer spending behavior. Weak economic conditions or a significant deterioration in economic conditions reduce the amount of disposable income consumers have, which in turn reduces consumer spending and the willingness of qualified borrowers to take out loans. Such conditions are also likely to affect the ability and willingness of borrowers to pay amounts owed to Sunlight’s capital providers. Additionally, increases in the cost of solar related to increases in the cost of materials or applicable labor as compared to traditional or other alternative sources of power or material changes in the regulatory environment for instance impacting the continuing availability of the ITC could affect demand for residential solar systems. The occurrence of these factors could have a material adverse effect on Sunlight’s business, results of operations and financial condition.
In the normal course of business, Sunlight is exposed to market risk and has established policies designed to protect against the adverse effects of this exposure. General economic conditions and the willingness of its capital providers to deploy capital in the consumer industries within which Sunlight operates impacts Sunlight’s performance. The facilitation of new loans through Sunlight’s proprietary technology-enabled POS financing platform, Orange®, and the platform fees that Sunlight earns from facilitating solar loans and the realized gains that Sunlight recognizes on home improvement loans, is dependent upon sales and installations of solar systems and other home improvements, respectively. Contractors’ sales may decrease or fail to increase due to factors outside of their control, such as the macroeconomic conditions referenced above, business conditions affecting the industry or the region or changing regulatory environments in which they operate. Weak economic conditions also could extend the length of contractors’ sales cycle and cause prospective borrowers to delay making (or not make) purchases of residential solar systems or home improvements. The decline of sales by contractors in Sunlight’s network, generally and for any reason, will result in reduced funded loan volume and associated fee income or gains, as the case may be, for Sunlight, which could materially adversely affect Sunlight’s business, results of operations and financial condition.
Indirect Channel
Sunlight maintains certain risks as to loans that are originated by Sunlight’s bank partner and until such loans are purchased by a Sunlight indirect channel capital provider. During such time, Sunlight has risk related to the credit performance of such loans. To the extent any such loan defaults while owned by Sunlight’s bank partner, Sunlight is required to repurchase such loan. As well, the price at which an indirect channel capital provider is willing to purchase loans from Sunlight’s bank partner’s balance sheet may be impacted by movements in the interest rate or credit markets, which translates to higher capital provider discounts charged to Sunlight, which could materially decrease the platform fees or realized gains that Sunlight is able to earn associated with such loans and could materially and adversely impact Sunlight’s results of operations.
Direct Channel Capital Provider Discount
The price at which a direct channel capital provider is willing to fund a loan facilitated by Sunlight may be impacted by movements in the interest rate or credit markets, which could translate to higher capital provider discounts charged to Sunlight which, in turn, could materially decrease the platform fees or realized gains that Sunlight is able to earn associated with such loans and could materially and adversely impact Sunlight’s results of operations.
Contract Derivative
The arrangement with Sunlight’s bank partner to originate home improvement loans is considered a derivative under US GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns from the sale of home improvement loans from the bank partner’s balance sheet. Instead, Sunlight records realized gains on the derivative upon such sale. The value of the derivative is dependent, in part, on LIBOR and if that index were to increase materially, it would have a material impact on the value of the derivative.
Concentration Risk
Sunlight’s business is currently concentrated on point of sale financing of U.S. residential solar systems and home improvements by connecting capital providers wishing to maintain a balance sheet of solar and/or home improvement loans and homeowners that wish to finance their related purchases. As a result, Sunlight is more susceptible to fluctuations and risks particular to U.S. consumer lending market than a more diversified company with businesses outside of the consumer lending market would be, and more specifically as to factors that may drive the demand for residential solar systems and other home improvements. Sunlight’s business concentration could have an adverse effect on its business, results of operations and financial condition.
Interest Rate Risk
Sunlight’s outstanding debt under its prior credit facility was $14.6 million at March 31, 2021. Interest on borrowings under the prior credit facility bear interest on the outstanding daily balance thereof, at a per annum rate equal to 0.75% above the prime rate (not to decrease below 5.5%). Based on the outstanding balance under the Company’s prior credit facility at March 31, 2021, an increase of 100 basis points in the prime rate would not cause a change in annual interest expense, due to the fact that the prime rate is currently so far below the floor. On April 26, 2021, Sunlight entered into the Loan and Security Agreement. The Loan and Security Agreement, which replaces Sunlight’s prior $15.0 million credit facility, has a borrowing capacity of up to $30.0 million and matures on April 26, 2023. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum.

BUSINESS
Company Overview
Sunlight is a business-to-business-to-consumer, technology-enabled point-of-sale (POS) financing platform that provides residential solar and home improvement contractors the ability to offer seamless POS financing to their customers when purchasing residential solar systems or other home improvements. The resulting loans are funded by Sunlight’s network of capital providers who, by partnering with Sunlight, gain access to a difficult-to-reach loan market, best-in-class consumer credit underwriting and attractive risk adjusted returns. These loans are facilitated by Sunlight’s proprietary technology platform, Orange®, through which Sunlight offers instant credit decisions to homeowners nationwide at the POS on behalf of Sunlight’s various capital providers. Since Sunlight’s founding in 2014, Sunlight has facilitated over $4.0 billion of loans through the Sunlight Platform in partnership with over 1,200 contractor relationships.
Sunlight’s success is fueled by its strong and intentional culture based on core values such as honesty, fairness and scrappiness. Sunlight’s culture encourages Sunlight teammates to work collaboratively with Sunlight’s contractor and capital provider partners, and the consumers they serve, to find the right result to business challenges and to deliver white-glove service. Also core to Sunlight’s values is a passion for Sunlight’s business and the societal benefits that the business funds. To date, Sunlight has facilitated loans to more than 100,000 homeowners who, as a result, have had the opportunity to save money on their utility bills and choose renewable energy over carbon-producing traditional sources of power. As of the end of 2020, residential solar systems and energy efficient home improvement products, facilitated through Sunlight financings, have eliminated more than 12.6 million metric tons of carbon dioxide from the atmosphere. Sunlight has also executed the United Nations Climate Neutral Now Pledge, and its business was certified as carbon neutral for its fiscal year 2020. Sunlight will continue to pursue certification for carbon neutrality in the future.
Sunlight’s core business is facilitating loans made by Sunlight’s various capital providers to the consumer customers of residential solar contractors. Sales of Sunlight-facilitated loan products are made by contractors in the context of selling residential solar systems to consumers, allowing homeowners to go solar with no money down, and in most cases, immediately saving money on their utility bills and often saving a significant amount of money over the life of their solar system. While only approximately 20% of residential solar system sales were financed with solar loans in 2015, an estimated 63% of residential solar loan sales were financed with solar loans in 2020, according to Wood Mackenzie. Solar loans made to finance residential solar systems through the Sunlight Platform are made exclusively to homeowners. Sunlight believes that homeowners generally have better credit characteristics than other consumer groups. As of July 2021, the average FICO score of all solar borrowers financed through the Sunlight Platform is 747. Both the generally strong credit profile of solar loan borrowers and attractive risk-adjusted returns on solar loans to capital providers have enabled Sunlight to build a diversified network of capital providers to fund the solar loans facilitated by the Sunlight Platform.
Loan providers in the residential solar industry compete primarily on process (customer and contractor experience), pricing and products. Orange® offers contractors robust tools to sell more solar systems and home improvements and homeowners a fast, fully-digital and frictionless experience. Because Sunlight has diverse funding sources, Sunlight is able to offer a large suite of competitive loan products that include multiple loan structures and combinations of interest rates and tenors.
Sunlight’s revenue is primarily from platform fees earned on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the margin between the dealer fee charged to the contractor by Sunlight for each loan facilitated through Orange® and the discount at which Sunlight’s capital provider either funds or purchases such loan (as described in more detail below). The best-in-class credit quality of Sunlight-facilitated loans attracts diverse and attractively-priced capital (the “price” to Sunlight being the amount that a capital provider will pay to originate or purchase a Sunlight-facilitated loan), ensuring that Sunlight can offer competitive pricing to its network of contractors while still earning attractive margins. Sunlight’s business model is asset-light and therefore Sunlight has minimal consumer credit risk. Sunlight does not earn material revenue from loans maintained on its balance sheet.

Sunlight’s Technology-Enabled POS Financing Platform and Loan Facilitation
The Sunlight Platform, Orange®, connects residential solar system contractors, homeowners desiring to finance the purchase of a residential solar system and capital providers interested in participating in the high quality but fragmented (and therefore difficult to access) consumer solar loan lending market. The figure below illustrates Sunlight’s role in facilitating loans, which is to connect key market participants to meet each party’s business needs through Orange®:
Orange® provides contractors and homeowners with access to a user-friendly, intuitive and efficient process to obtain residential solar system financing. Orange® walks the contractor through the sales process from the prequalification of the potential customer’s credit, through the initial credit application and decisioning and through loan funding. At the same time, Orange® provides contractors with an integrated back-end system to support individual transactions, contractor pipeline reviews and other innovations that Sunlight believes make providing financing through Orange® a significant value-add to the contractor’s business.
The process begins when a homeowner is considering the purchase of a solar system or other home improvement product from one of over 1,200 contractors with which Sunlight partners. Through the contractor’s access to Orange®, the contractor can offer the homeowner the opportunity to prequalify for credit or submit a credit application directly through the Sunlight Platform. Prior to submission of a credit application, the contractor can review with the homeowner multiple loan product offerings and use Sunlight’s multi-quote calculator in Orange® to compare estimated payment information for the loan products that interest the customer. Once the loan product is selected and the credit application is submitted, Sunlight’s instant credit-decisioning process produces a credit decision based on Sunlight’s tiered and proprietary credit strategy. If the homeowner is approved for credit, Sunlight’s loan allocation engine directs the credit application to a specific Sunlight capital provider based on product choice and other proprietary allocation criteria, and all relevant loan documentation is produced and delivered through Orange® to the homeowner electronically for execution and secure upload. The contractor experience through Orange® includes additional features, such as automated title check, income reasonableness determination and fraud validation, amongst others, facilitating the ease and efficiency of the Orange® loan facilitation experience and ensuring robust risk management on behalf of Sunlight’s capital providers.
Orange® also provides contractors with a robust pipeline management tool to ensure transparency to loan status. The contractors in Sunlight’s network can view their pipeline of transactions and open submission requirements to assure timely payment. Accessibility to the Sunlight Platform, beyond the Orange® web address, includes the ability to integrate Orange® into a contractor’s own website via a flexible application programming interface, or API, and mobile app capability. The salespeople selling residential solar systems or other home improvements for Sunlight’s network of contractors (whether internal to such contractor or employed by a third-party sales organization that is engaged by a contractor in Sunlight’s network) are eligible to participate in Sunlight’s proprietary loyalty program, Sunlight Rewards™, and earn valuable points for selling Sunlight-offered loans. Participating individuals selling residential solar systems earn points based on each sale following Sunlight’s initial approval to proceed with system construction. Participating individuals selling other home improvements earn points following the full disbursement of each home improvement loan. All participants can gain “status” for their overall loyalty by increasing the number of Sunlight-offered loans that they sell. This status can increase the number of points a participant can earn for any individual sale financed by a Sunlight-offered loan. Participants can track their points and status and choose to redeem points for an array of quality awards, all within Orange®. Sunlight partners with a third-party vendor to perform all of the reward fulfillment functions associated with Sunlight Rewards™. For all expected redemptions under Sunlight Rewards™, Sunlight maintains an expense on its balance sheet based on the cash value of the applicable points.
Relationships with Contractors
Sunlight’s expansive network of more than 1,200 residential solar system and other home improvement contractors, supported by a differentiated set of tools and services offered through Orange®, constitutes the distribution channel through which Sunlight builds funded loan volume and earns fee income. The ability to finance residential solar systems on terms that typically translate to immediate saving for homeowners on their utility bills and significant amounts in lifetime savings has materially contributed to the strong growth in the number of residential solar systems installed in the United States over the last five years. Sunlight attracts and builds strong relationships with residential solar system contractors of all sizes in key solar markets by prioritizing innovations in Orange® and providing services that assist the contractors in growing their own businesses. Sunlight’s team of business development and relationship management professionals provides hands-on support to these contractors. Sunlight believes that innovations such as prequalification capabilities, easy and secure document upload features, reliable next day funding and Sunlight’s short-term capital advance program (as described more fully below), amongst other innovations, both attract new contractors to Sunlight’s network and build loyalty and deepen Sunlight’s existing contractor relationships. In addition, Sunlight’s diverse set of capital providers enables Sunlight to offer its network of contractors a wide array of loan products that vary as to structure, interest rate and tenor, and thereby permits Sunlight’s network of contractors to offer the products that best serve their markets, and all at competitive pricing. These benefits to Sunlight’s existing network of contractors translate to deeper penetration of the contractors’ sales, which is an important contributor to the growth of Sunlight’s market share and revenue.
Sunlight started its business in 2014 and developed key anchor partnerships with a residential solar contractor in 2016. Beginning in 2017 and through 2018, Sunlight focused on building and diversifying its contractor relationships and continues that process today. In 2020, as compared with 2019, Sunlight grew its solar contractor base by more than 60%. Sunlight believes that its strong relationships with the existing contractors in Sunlight’s network, the continued growth in the number of contractor relationships, and the various competitive loan products and sales tools in Orange® that Sunlight can offer those contractors have been and will continue to be key components of Sunlight’s increased market penetration, growth in funded loan volume and revenue.
Relationships with Capital Providers
Sunlight’s business model is dependent on its ability to connect its capital providers, who wish to build a portfolio of residential solar system loans, to the homeowner customers of the contractors in Sunlight’s distribution network, who wish to finance the purchase of a residential solar system. Sunlight earns a platform fee on each solar and home improvement loan facilitated through Orange®. The platform fee is generally equal to the difference, or the margin, between (i) the dealer fee that Sunlight charges to contractors for access to Orange® and for making the various Sunlight-offered loan products available to such contractors and (ii) the capital provider discount charged by the relevant capital provider either funding or purchasing the loan in the direct and indirect channels, respectively (as described below). Sunlight’s business is therefore heavily dependent upon the availability of capital on attractive economic terms. Sunlight believes that it offers capital providers an attractive value proposition due to its industry-leading consumer credit underwriting, the attractive risk-adjusted returns that Sunlight’s capital providers earn relative to other asset classes, the access that the Sunlight Platform provides to a unique and growing asset class that may reduce volatility in the ability to deploy capital, and the ability to access new customers for very little cost.
Sunlight engages with its capital providers not just as funding sources but as funding partners. As with Sunlight’s network of contractors, Sunlight works closely with its capital providers to understand and address their business needs as related to the residential solar loan industry. Matters related to loan product, credit strategy, contractor commercial underwriting and consumer protection practices are considered and designed in tandem with the goal of creating a robust and growing channel for funded loan volume. Additionally, through Orange®, Sunlight’s capital providers can track and manage the pipeline of solar loan volume allocated to that capital provider. Sunlight’s relationships with its diverse and growing network of capital providers provides significant flexibility to source competitively priced capital. Since the acquisition of Sunlight’s initial flow capital funding source in 2016, the number of capital providers funding Sunlight-facilitated solar loans has increased materially and, more importantly, all of Sunlight’s direct channel capital providers have significantly increased their commitments to fund solar loan volume.
Sunlight categorizes its capital providers as being either in Sunlight’s direct or indirect channel. Sunlight maintains both channels to provide diversification of funding sources, access to funding for different types of loan products and for other strategic purposes. The ability of Sunlight to allocate loans to various capital providers, as well as the availability of the two different funding channels, creates flexibility and allows Sunlight to respond nimbly to shifting market conditions.
Direct channel capital providers fund Sunlight-facilitated solar or home improvement loans one-by-one directly onto their balance sheet via Orange®. Sunlight’s direct channel capital providers are depository institutions with the power and authority to originate loans such as banks and credit unions. Generally, direct channel capital providers choose to service the loans they originate.
In the indirect channel, Sunlight’s solar loan allocation engine directs the solar loans to be funded on the balance sheet of Sunlight’s intermediary bank partner. These loans are aggregated, pooled and sold to indirect channel capital providers that cannot, or do not wish to, directly originate solar loans. The indirect channel capital provider relationship allows Sunlight to access a broader range of capital, which may include, among others, credit funds, insurance companies and pension funds. Indirect channel capital providers present a unique opportunity for Sunlight to access high quality and significant sources of funding that are diverse from traditional depository sources.
Sunlight’s Culture and Core Values
Sunlight’s management believes that delivering value to Sunlight’s investors requires good governance, transparency and a prioritization of Sunlight’s core values in making decisions and conducting its business. The Sunlight culture is intentional and is premised on a view that how Sunlight wins is equally important as winning itself. Sunlight recruits, develops and trains its team to embody this philosophy. Values such as fairness and honesty inform Sunlight’s relationships with its contractor network and capital providers, but also, for instance, how Sunlight’s call center interacts with homeowners in addressing their questions and beyond. Sunlight’s talent focus empowers Sunlight team members to act and is coupled with an expectation that their scrappiness and passion for Sunlight’s business creates a client focused intensity to drive for Sunlight’s success as well as the success of Sunlight’s partners. These values have been key to Sunlight’s strong operating results and Sunlight believes that preserving this culture is critical to its continued growth.
Sunlight’s Target Markets and Market Opportunities
Solar System Loan Market
Sunlight provides financing solutions for both the residential solar and home improvement industries. The market opportunity to finance residential solar systems is significant and growing. Homeowners’ increased opportunities to finance residential solar systems on terms that typically translate to immediate saving on their utility bills and significant amounts in life-time savings, the increased availability of residential solar system components at attractive prices, together with society’s gravitation to more environmentally sustainable power solutions, is driving the strong and ongoing development of the residential solar industry and, as a part of that industry, the solar loan market. According to Wood Mackenzie, the residential solar market has expanded from $8 billion in 2015 to almost $12 billion in 2020 and is projected to reach $13 billion in 2021. Approximately 63% of residential solar system sales are financed and Sunlight estimates that it is currently serving approximately 19% of that portion of the loan market, based on information obtained through Wood Mackenzie. Sunlight’s year-on-year growth in funded solar loan volume has outpaced the industry growth since inception, growing by 78% in 2019 over 2018 and another 36% in 2020 over 2019, implying that Sunlight’s business is growing with the market but also that Sunlight is increasing its market share.
Due to the highly localized nature of solar system installation and the many contractors selling solar, from local partnerships to larger public companies, this target consumer lending market is relatively fragmented across the country and difficult to reach in any appreciable volume by traditional third-party lenders. Sunlight reaches this market on behalf of its capital providers by partnering with contractors nationwide to offer its loan products through Orange®. The loan products offered through Orange® are primarily designed to target prime and near-prime borrowers who seek competitive financing opportunities. Orange® provides instant credit decisions at the POS, which provides a unique advantage to Sunlight and its capital providers of being the first financing option that consumers buying residential solar systems consider, and Sunlight’s intuitive and user-friendly process makes it easy for contractors to complete the financing transaction simultaneously with the sale of the solar system. This results in additional opportunities for contractors to quickly close sales using Orange® rather than experiencing the delay and uncertainty that would result from the introduction of third-party lenders. Sunlight believes that the residential solar market will continue to expand significantly each year and that Sunlight is well-positioned, through its relationships with contractors and its ability to create relationships with new contractors through its experienced sales team, to continue to grow.
Sunlight’s established ability to source additional contractor relationships presents a compelling value proposition to banks, credit unions and non-bank financing partners, which have traditionally been constrained in their ability to reach fragmented consumer lending markets. Sunlight believes its successful aggregation of lending opportunities with strong credit using Orange® provides loan volumes large enough to attract high-quality capital providers that provide competitively priced capital. Since inception, Sunlight has been successful in expanding its network of capital providers and increasing commitments from existing capital providers, ensuring that Sunlight can provide tailored, competitively priced lending options to contractors and consumers.
Home Improvement Loan Market
In 2019, Sunlight entered the home improvement market. Sunlight’s market opportunity for the financing of home improvement loans provides an additional growth and business diversification opportunity via a market that is similar to the residential solar industry in that it is relatively fragmented and hard to access for lenders because it is sold through a large market of primarily local and regional contractors. According to Joint Center for Housing Studies of Harvard University, the total home improvement market was estimated at approximately $400 billion in 2020. It was estimated by the United States Census Bureau that of the $400 billion annual U.S. home improvement loan market, approximately 29% of expenditures were related to energy efficient home improvements. Sunlight to date has elected to build its home improvement business organically and currently serves a small, but quickly growing, portion of that market. Although Sunlight believes that the market opportunity for Sunlight to finance home improvement loans is substantial, through the first quarter of 2021 the funded loan volume and revenue relating to home improvement loans have represented only an immaterial portion of Sunlight’s total funded loan volume and revenues during any period (a maximum of only approximately 5%, which occurred in the first quarter of 2021). Sunlight’s home improvement loan business model is nearly identical to Sunlight’s solar loan business model in that Sunlight’s business is conducted through Orange®, offering most of the same features to Sunlight’s network of home improvement contractors as Sunlight offers to its network of residential solar contactors. Further, Sunlight’s quickly growing network of home improvement contractors constitute the distribution channel for the loan products offered by Sunlight’s capital providers to the customers of these contractors. Sunlight has expanded its home improvement contractor network to approximately 440 as of

December 31, 2020. Additionally, capital providers seeking to access the fragmented home improvement consumer lending market benefit from the same relationship factors and Sunlight credit underwriting and risk management as Sunlight’s residential solar loan capital providers. Sunlight’s expected source of revenue from the home improvement sector is also derived from the difference, or margin, between the dealer fee that Sunlight charges its network of home improvement contractors and the discount that Sunlight’s home improvement capital providers will charge to Sunlight to fund (for direct channel home improvement capital providers) or purchase (for indirect channel home improvement capital providers) the Sunlight-facilitated home improvement loans.
While the home improvement industry offers a significant opportunity for Sunlight to grow its business, the home improvement industry poses unique challenges. Home improvement projects tend to vary significantly in size, with minimum loan balances at $500 (far below minimum solar loan balances of $10,000) which can pose a unique credit profile for the consumer of such projects and related financing. In addition, the home improvement market requires far less specialization as compared to the specialization required for the installation of solar panels, which means that the home improvement market is even more fragmented, with home improvement projects of all sizes often being offered by smaller, local contractors across the country. Greater fragmentation will require Sunlight to develop a relatively larger network of home improvement contractors, and because of the lower loan balance to facilitate more transactions, to achieve the loan volume capital providers require to enter a specific consumer lending market. Notwithstanding these challenges, Sunlight is growing its home improvement contractor network rapidly, has engaged capital providers and has an experienced home improvement sales and management team. Sunlight believes that it is well positioned to capitalize on its experience in the residential solar industry and Orange® to build a successful home improvement loan business.
Sunlight’s Business Model and Operating Leverage
Homeowners wishing to finance their solar systems or other home improvement purchases work with their contractor to submit a loan application to Sunlight through Orange®. Sunlight charges the contractor a dealer fee for access to Orange® and the ability to offer customers attractive loan financing options at the POS. The dealer fee is an agreed-upon percentage of the loan balance which is the amount of the purchase price to the consumer for the solar system or other home improvement being purchased. Dealer fees are negotiated between Sunlight and the various contractors in Sunlight’s network based on the risk tier of the dealer, loan funding volume produced from the relationship, the specifics of the loan products that a contractor wishes to offer its customers and other factors.
Sunlight’s direct channel capital providers fund loans directly to Sunlight, generally at a discount to the loan balance, and Sunlight’s indirect channel capital providers purchase loans from Sunlight’s bank partner, also generally at a discount to the loan balance. The discount to the loan balance at which a capital provider funds or purchases a loan is referred to as the capital provider discount.
Sunlight earns a platform fee for each loan facilitated through Orange®. The platform fee is generally equal to the difference, or margin, between the dealer fee charged to the contractor by Sunlight for each loan facilitated through Orange® and the capital provider discount charged to Sunlight by the relevant capital provider funding or purchasing such loan. When a loan is funded by a Sunlight direct channel capital provider, Sunlight earns a platform fee when such loan is funded. When a loan is funded in the indirect channel by Sunlight’s bank partner, Sunlight earns a platform fee when such loan is sold by Sunlight’s bank partner to an indirect channel capital provider. The platform fee that Sunlight earns varies based on the loan product and the negotiated pricing terms with both Sunlight’s capital providers and the various contractors in Sunlight’s network.
Because Sunlight does not generally make loans or fund loans on its own balance sheet, but rather earns a fee to act as the facilitator of the loans made by Sunlight’s capital providers, Sunlight retains relatively limited consumer credit risk in the lending process. The limited consumer credit risk is primarily short-term in nature and is taken on in the context of Sunlight building portfolios of loans on the balance sheet of its bank partner for sale to its indirect channel capital providers. Sunlight also owns a small portfolio of loan participations (at 5% per loan) required by an early indirect channel capital provider. Loans on Sunlight’s balance sheet constitute an immaterial source of revenue. For addition information, please see the Risk Factor captioned “During the period from March 31, 2020 to March 31, 2021, Sunlight funded approximately 9% of its total solar system loan volume and, during the period from March 31, 2020 to March 31, 2021, 100% of its home improvement loan volume through a bank partnership arrangement. Pursuant to the terms of that arrangement, Sunlight must arrange for the sale of the loans to a third party within 180 days from origination for solar system loans and, as of August 1, 2021, for any home improvement loans that have been on its bank partner’s balance sheet for greater than 12 months, subject to certain exceptions. If Sunlight is not able to arrange these sales, Sunlight may be required to purchase all or a portion of these loans….” Total consumer credit losses on loans made through the Sunlight Platform and borne by Sunlight in 2020, 2019 and 2018, respectively, were approximately $1.2 million, $0.8 million and $0.5 million. Total consumer credit losses on loans made through the Sunlight Platform and borne by Sunlight for the three months ended March 31, 2021 and 2020, respectively, were approximately $0.8 million and $0.3 million.
The chart below describes Sunlight’s primary economic model drivers.
As Sunlight earns a platform fee on a per loan basis when a loan is funded or purchased, Sunlight’s top-line revenue is driven primarily by funded loan volume in the direct channel and, in the indirect channel, the loans sold to indirect capital providers. A strong and developing residential solar market, combined with the Sunlight Platform that is scalable within and across asset classes and other (and continuing) innovations around new loan products and proprietary sales tools, supports Sunlight’s expectation of continued material growth in funded loans. Additionally, Sunlight has significant operating leverage with expenses that are weighted to fixed costs as compared to the variable cost components. Sunlight’s operating leverage has been, and Sunlight believes will continue to be, a material driver of increases in Sunlight’s profitability. Sunlight’s operating expenses, as a percentage of revenue, have decreased from 126% in 2017 to 58% in the second half of 2020, and Sunlight believes that its operating leverage will continue to increase materially in the future as its funded loan volume grows.
Additional discussion of drivers of Sunlight’s business model and revenue streams, as well as other factors and business initiatives are discussed below. See — “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Risk Management
Sunlight uses a multipronged risk management approach, leveraging the strengths of management’s experiences across a broad spectrum of consumer and commercial markets, which Sunlight believes is important to Sunlight’s ability to attract capital on economic terms beneficial to Sunlight and, thereby, to permit Sunlight to offer loan products consistent with consumer demands. First, Sunlight’s disciplined consumer credit underwriting produces funded loan volume with excellent credit quality relative to the credit quality of Sunlight’s closest competitors. Sunlight’s risk management begins with the requirement that its borrowers are the homeowners of the relevant properties, which drives positive borrower selection. Through Orange®, Sunlight deploys its proprietary credit strategy to leverage credit bureau data, such as FICO scores and tradeline data including depth of file, derogatories, bankruptcy history and certain other proprietary attributes and other non-credit bureau data, such as title and debt-to-income information. In

2020, Sunlight’s funded solar loans carried an average FICO score of 747 and a debt-to-income ratio of approximately 30%. Through March 31, 2021, Sunlight’s funded solar loans carried an average FICO score of 754 and a debt-to-income ratio of approximately 32%. Additionally, Sunlight’s loan products are designed to include strong collateral and legal remedies. Sunlight’s solar loans are secured by purchase money security interests (“PMSIs”) on the purchaser’s panels and related equipment, as evidenced by UCC-1 financing statements and fixture filings on the purchased panels and related equipment. PMSIs are senior in priority on such panels and equipment to the mortgage held by a borrower’s mortgage lenders. The PMSI provides notice of bankruptcy or foreclosure, providing an opportunity to recover on the solar loan without the expense and distraction of physically recovering the actual solar panels. Loan terms also include the ability to terminate solar loan power generation, which does not cut off a borrower’s access to power, but does, in many cases, increase a homeowners’ cost of power and therefore helps deter delinquencies and defaults. Sunlight home improvement loans are unsecured, and in 2020 carried an average FICO score of 754 and a debt-to-income ratio of approximately 28%.
Second, Sunlight has established a robust commercial underwriting and ongoing monitoring process to assure that the quality of the work product, solar system construction, financial condition (to support construction processes and provide post construction warranty support) and legal compliance practices of the contractors in Sunlight’s network. Residential solar system sales, financing and installation generally occurs in four steps: (1) the sale of the system; (2) system planning and processing; (3) system installation; and (4) interconnection to the local power grid. The sale of a solar system, while previously most commonly occurring at the home of the potential customer, is now being conducted primarily online and via telephone. Contractor sales teams make cold-calls or follow up on previously obtained leads to review with homeowners the value of purchasing a residential solar system: to realize substantial savings on the homeowner’s utility bills over the life of the system and to contribute to the world-wide effort to reduce carbon in the atmosphere. If the homeowner is interested in financing the purchase of a solar system, the homeowner’s contractor together with the homeowner may access Orange® to submit a loan application, obtain an instant credit decision and review the Sunlight loan products available to such homeowner — all at the initial POS. The second phase of the project, system planning and processing, involves finalizing the design, clearing any remaining loan stipulations that may have been identified during the POS credit approval process, executing loan documentation and receiving Sunlight’s initial approval to proceed with system construction. In the third phase, the contractor will order the required equipment, obtain required permits and complete the installation of the solar system. Once installation is completed, pictures of the completed project are submitted to Sunlight via Orange® and the contractor will request funding. Generally, within 24 hours of such request, Sunlight will fund the contractor the appropriate dollar amount — the loan balance less the applicable dealer fee (with a holdback in some circumstances to support project interconnection). Promptly thereafter, Sunlight is paid by the relevant Sunlight capital provider the loan balance less the previously agreed capital provider discount, thereby reimbursing Sunlight for its prefunding advance to the contractor and, in the case of a direct channel capital provider, enabling Sunlight to retain the related platform fee. If the loan is to be funded by an indirect channel capital provider, Sunlight’s bank partner reimburses Sunlight for the prefunding advance but the related platform fee is not earned by Sunlight until the loan is purchased from Sunlight’s bank partner by an indirect channel capital provider. Funding of the loan at installation initiates booking of the homeowner’s loan and interest accrual, with the initial payment due on the loan by the homeowner 60 days after the loan has been funded. In the fourth and final phase, the solar system is connected to the local utility grid; evidence of this interconnection is provided to Sunlight via Orange® and, if any amounts have been held back, final payment of the withheld amount is made to the contractor.
Because of the broader span of home improvement projects that may be financed through Orange®, the process for sale, design and approval, permitting, construction and other required steps varies from the solar loan process described above. Sunlight generally funds home improvement loans upon project completion. Based on the risk tier of the home improvement contractor as described below, the nature of the project being funded and other proprietary risk criteria, certain of the home improvement contractors in Sunlight’s network may also submit requests through Orange® for and, subject to meeting the applicable requirements, be paid a maximum of two progress payments. Progress payments are funded by Sunlight’s capital provider to the relevant home improvement contractor, less a pro rata portion of the applicable dealer fee. Interest, as applicable, begins to accrue to the homeowner when the progress payment is funded by the capital provider, to the extent funded. The loan balance and related interest, as applicable based on the specifics of the loan product selected by the homeowner/borrower, increases when additional funding for the home improvement project is made to the relevant contractor at project completion.
Most frequently, installation of a residential solar system will take between 120 to 180 days from the time of initial credit approval at the POS. The process can be subject to delays due to manufacturers failing to deliver equipment on time, contractors getting behind schedule, weather, construction issues related to the home on which the panels are to be installed, the ability to obtain required permits or get interconnected in a timely manner and many other circumstances. Home improvement projects can also be subject to delays based on similar concerns. The length of time associated with the process and the complexity of the steps in the sale, design and construction performed by the contractors for both residential solar systems and home improvement projects all create potential risk for Sunlight and its capital providers in the form of commercial credit risk related to the financial condition and liquidity of such contractors and their ability to complete the projects and to pay back any advances that may have been made by Sunlight. Additionally, there are business and legal risks associated with the potential for faulty construction and legal risks associated with the contractor’s sales practices, amongst other potential risks. For this reason, Sunlight has adopted vigorous contractor diligence and monitoring procedures.
Upon the engagement of a contractor into Sunlight’s network, Sunlight diligences credit bureau data and the contractor’s financial and liquidity position, and performs a review of the contractor’s reputation, workmanship warranty offered to its customers and other legal documentation and sales tools used by the contractor. Once onboarded, Sunlight continues to monitor the contractors in its network against these same standards at least annually and, if advisable, more frequently. Also, at onboarding, Sunlight provides training to contractor sales personnel to make certain they are familiar with Orange® and to introduce them to the important consumer protection requirements relevant to the loan sales process. Based on Sunlight’s diligence findings, Sunlight either accepts or declines to include a contractor in its network. Contractors that are accepted are categorized into risk tiers that can drive the periodicity of monitoring, the amount of the original issue discounts, or fees, charged to such contractors by Sunlight and, for solar system contractors, the availability of advances and the amount of any advances, if eligible, as well as other key business terms applicable to the contractor’s relationship with Sunlight.
Additional commercial risk management tools include a Sunlight call center staffed with experienced relationship managers who address customer complaints and facilitate resolution of differences between the contractor and the contractor’s customer as they move through the residential solar system installation and loan funding process. Sunlight’s network of contractors executes program agreements which include covenants and indemnities to address risks to Sunlight and its capital providers that may result from the actions of the contractor in the sales and installation processes of residential solar systems or home improvements financed with Sunlight-offered loan products.
Third, Sunlight maintains an approved vendor list (“AVL”) of residential solar system equipment manufacturers to be used in the construction of residential solar systems. Equipment made by manufacturers on the Bloomberg New Energy Finance quarterly bankability report are eligible for inclusion on Sunlight’s AVL. Sunlight independently diligences any equipment made by a manufacturer not on the AVL or that has been removed from the AVL. In this process, Sunlight uses third party resources to obtain and evaluate the potential credit, operational, reputational and financial risk of the equipment providers. In approving equipment, Sunlight looks for any performance issues known in the market or identified in any industry performance analyses available. Sunlight also requires that the equipment have market standard manufacturers’ warranties. The contractors’ program agreements contain commitments to use the approved equipment in their residential solar installation projects. Sunlight is a member of, and is on the board of, the Solar Energy Industries Association (“SEIA”) and has executed SEIA’s Forced Labor Prevention Pledge, indicating Sunlight’s opposition to the use of forced labor practices in the solar supply chain and supports SEIA’s effort to develop a solar supply chain tracking protocol to track any equipment that may be sourced from companies using forced labor in the solar industries.
Sunlight’s History
Foundations and Proof of Concept
Sunlight was founded in 2014 by principals of Hudson Sustainable Group, LLC (“Hudson Sustainable Group”), including former Sunlight board members Neil Auerbach, the former chairman,

and Wilson Chang. Sunlight formed an early relationship with its current bank partner to begin offering solar loans to the customers of residential solar installers looking to offer financing options to their customers. Sunlight’s loan offering capitalized on consumers looking to access residential solar power increasingly interested in owning their own residential solar systems and financing the purchase through a solar loan, as opposed to leasing such systems from third parties or entering into power purchase agreements. Sunlight raised its first institutional equity capital from Tiger Infrastructure Partners LP (together with its affiliates, “Tiger”) in 2015 to support Sunlight’s further development, including hiring the current management team and accelerating Sunlight’s growth.
Early Growth and Establishment of Key Partnerships
In June of 2016, Sunlight was able to upsize the loan funding commitment from its direct channel capital provider to $100 million and a month later established an anchor partnership with a large residential solar system contractor (constituting approximately 32.6% of the residential solar installation market as of December 31, 2015). By the end of fiscal year 2016, funded loan volume facilitated by Sunlight since inception exceeded $90.9 million and Sunlight began to diversify its capital sources and build its contractor network.
Diversification of Contractors and Development of Sunlight’s Proprietary Technology-Enabled POS Financing Platform
During 2017, Sunlight hired a staff of experienced business development and sales members and began focusing on building a national network of contractors to grow and diversify Sunlight’s funded solar loan volume. At the same time, Sunlight increased the funding commitments of its existing capital providers and added new capital providers to support its growing business. In the first half of 2017, Sunlight raised additional capital from Tiger and invested a portion of the proceeds in building Orange®. Proceeds from the 2017 capital raise were also used to expand Sunlight’s existing capital provider relationships and facilitate additional flow loan program relationships with new credit unions and banks as well as to continue growing Sunlight’s sales team and network of contractor relationships. By the summer of 2017, Sunlight had put into place a complete management team with deep experience in credit, finance and solar. By the end of calendar year 2017, Sunlight’s cumulative funded volume of loans since inception exceeded $475 million.
Sunlight’s Continued Growth and Profitability
During the first half of 2018, Sunlight raised additional equity capital from FTV Capital (together with its affiliates, “FTV”) and invested the proceeds in continuing to develop and refine Orange®, which had been launched in the first quarter of that year, as well as to automate Sunlight’s internal operations to accelerate certain processes and offer improved service to its network of contractors and capital providers. These improvements spawned significant growth in Sunlight’s relationships and funded loan volumes. Additionally, Sunlight continued to develop its sales team with the addition of regional sales capability and continued to add funding sources, both direct and indirect. Sunlight was also able to materially upsize the funding commitments of its existing capital providers. Sunlight also established additional contractual relationships with institutional capital providers to provide additional funding for loans and diversify potential funding sources for the Sunlight Platform. By the end of the second quarter of 2018, Sunlight launched Orange®, which allowed Sunlight to integrate information from loan applicants, contractors and capital providers to provide nearly instant credit decisions and a seamless loan facilitation process. By the end of calendar year 2018, Sunlight’s cumulative funded loan volume since inception exceeded $1 billion. By the end of 2019, Sunlight’s funded loan volume exceeded $2.1 billion since inception and Sunlight became profitable as calculated based on GAAP. By the end of 2020, Sunlight’s funded loan volume since inception exceeded $3.5 billion offered through more than 1,200 contractors.
Entry into Home Improvement Loan Market
In the first quarter of 2019, Sunlight launched its home improvement loan business, which is also conducted through Orange®. The characteristics of the approximately $400 billion per year industry, based on the Improving America 2019 Report of the Joint Center for Housing Studies of Harvard University, are sufficiently consistent with the characteristics of Sunlight’s solar business that Sunlight was able to adapt Orange® with minimal new investment. In addition, in 2020, based on a report by the United States

Census Bureau, approximately 29% of all home improvement construction projects were related to energy efficiency upgrades or modifications, which is consistent with Sunlight’s values related to sustainability. Sunlight’s expansion into the home improvement loan market was coupled with the expansion of strategic partnerships with distributors and other industry stakeholders to rapidly expand the number of contractor relationships, and that effort is still ongoing. Although Sunlight believes that the market opportunity for Sunlight to finance home improvement loans is substantial, through the first quarter of 2021 the funded loan volume and revenue relating to home improvement loans have represented only an immaterial portion of Sunlight’s total funded loan volume and revenues during any period (a maximum of only approximately 5%, which occurred in the first quarter of 2021). Sunlight’s home improvement loan business is nascent and does not constitute a material portion of Sunlight’s revenue.
Rapid Growth and the Impact of COVID-19
During the first quarter of 2020, Sunlight experienced continued growth in funded loan volumes, which was a continuation of the rapid growth experienced by Sunlight in 2019. The onset of COVID-19 in the U.S. beginning in March 2020 led to a decline in residential solar system sales and a small decline in the funded loan volume in the second quarter of 2020, resulting in a 3% decline in the number of credit approvals and a 15% decline in the volume of loans facilitated by Sunlight and funded during the second quarter of 2020, in each case, as compared to the second quarter of 2019. Sunlight believes that the decline in solar sales after the onset of COVID-19 related to the inability of certain contractors in Sunlight’s network to execute on their traditional sales model, which was door-to-door. However, residential solar sales subsequently rebounded and Sunlight’s funded volumes quickly followed as those systems were installed beginning late in the second quarter and in the third quarter of 2020. Sunlight believes that this recovery was significantly related to a change in sales model by solar contractors to an online process that is more efficient and which is expected to continue. During the years ended December 31, 2020 and 2019, Sunlight funded approximately $1.5 billion and $1 billion, respectively, of new loans. During the three months ended March 31, 2021 and 2020, Sunlight funded approximately $0.6 billion and $0.2 billion, respectively, of new loans, which resulted in cumulative funded loan volume since inception of approximately $4.1 billion and $2.3 billion as of March 31, 2021 and 2020, respectively. Subject to the fluctuations naturally occurring in Sunlight’s business from seasonality as discussed below, Sunlight believes that it will continue to experience funded loan volume consistent with what Sunlight experienced in the first quarter of 2021 and beyond as the residential solar market continues to expand and Sunlight’s penetration in that market also continues to expand.
Sunlight’s Products
Sunlight-offered Solar Loans
Sunlight offers a broad range of solar loan products, varying as to structure, tenor and interest rate, which are focused on differing contractor and consumer objectives and market dictates. Sunlight offers solar loan products structured to support the financing of residential solar systems as well as to meet other homeowner demands such as loans to:
•
finance the acquisition of a solar battery to be retrofit to an existing homeowner solar system;

•
provide financing for a residential solar system plus a new roof in the same loan as is often required to support the addition of the solar panels;

•
finance solar in addition to other forms of home improvement projects; and

•
support recently launched solar roof products (solar roof tiles).

Sunlight’s solar loan products are secured and fixed rate, closed-end term loans. Specific terms are developed to address homeowner financing needs, amongst other factors as discussed below, and include tenors between 5 and 25 years with interest rates per annum ranging from 0.99% to 7.49%. Not all tenors are offered at each available interest rate and not all solar loan structures are offered at all tenors. For a solar loan, minimum principal amounts are generally $10,000 and maximum principal amounts are $100,000, all subject to qualification requirements.

All of Sunlight-offered solar loans cover the full cost of the relevant solar project. No down payment by the homeowner is necessary. Sunlight solar loan products are secured (by the system panels and related equipment), fixed-rate loans with mortgage style amortization; the loans are funded and interest begins to accrue upon installation. The borrower’s first payment is due 60 days after funding. None of the Sunlight-offered solar loan products have prepayment penalties. Sunlight-offered solar loans are generally structured with a re-amortization mechanism that occurs 18 months after the loan was funded and that is intended to provide homeowners with an attractive monthly payment. The re-amortization mechanism assumes availability of the solar federal income tax credit to the borrower and, to the extent the homeowner uses those funds when received or otherwise prepays the loan in the amount of the solar federal tax credit (currently 26%), the homeowner’s monthly payment will stay the same as it was during the first 18 months. If the borrower does not make the prepayment or prepays the loan in a lesser amount, the borrower’s payment will increase beginning in month 19 of the loan.
The particulars of the solar loan products offered through Orange® are determined by consumer demand, terms requested by Sunlight’s contractors (which may also be driven by dealer fees charged to contractors for a given loan product), availability of attractively-priced funding from Sunlight’s capital providers, the attractiveness of a given loan product measured by the production of related loan volume, the interest rate environment and other market factors and the regulatory and risk management concerns of Sunlight and its capital providers, in addition to other considerations. One of the strengths of Sunlight’s diverse and growing network of capital providers is Sunlight’s ability to be flexible in the face of changing demands and market parameters. Sunlight has also recently begun offering its loan products through Orange® in Spanish.
The following table sets forth weighted average characteristics of Sunlight’s solar loan products for the three months ended March 31, 2021 and 2020:
	For the Three Months Ended March 31,
	2021	2020
Term (in months)	235	214
Interest Rate	2.43%	4.13%
FICO Score	751	743
Loan Balance	$39,227	$33,952
The following table sets forth weighted average characteristics of Sunlight’s solar loan products for the years ended December 31, 2020 and 2019:
	For the Year Ended December 31,
	2020	2019
Term (in months)	229	212
Interest Rate	3.32%	4.12%
FICO Score	747	741
Loan Balance	$36,015	$32,604
Sunlight-Facilitated Home Improvement Loans
Home improvement loans offered by Sunlight through Orange® are unsecured, closed-end term loans. The structures applicable to loan products in the home improvement space tend to be more varied. Consumer demand includes payment structures that include delays in the start of payment obligations, periods of interest only payments, periods of principal only payments as well as straight-line amortizing fixed rate loans. Sunlight has developed a full range of loan products including different tenors that range from three to 12 years. Home improvement loans are often significantly smaller than solar loans with a minimum loan balance of $500 but can also be as large as $100,000. During 2020, interest rates on Sunlight-offered home improvement loan products ranged up to 21.99%. Similar to Sunlight-offered solar loans, Sunlight-facilitated home improvement loans offered through Orange® are determined by consumer demand, terms requested by Sunlight’s contractors (which may also be driven by the dealer fee charged to a contractor for a given loan product), availability of attractively-priced funding from Sunlight’s capital providers, the attractiveness of a given loan product measured by the production of related loan volume, the interest rate environment and other market factors and the regulatory and risk management concerns of Sunlight and its capital providers amongst other considerations. Sunlight home improvement loan products do not currently make up a material portion of Sunlight funded loan volume and are currently funded exclusively through indirect channel capital providers.
The following table sets forth weighted average characteristics of Sunlight’s home improvement loan products for the three months ended March 31, 2021 and 2020:
	For the Three Months Ended March 31,
	2021	2020
Term (in months)	116	112
Interest Rate	9.64%	9.07%
FICO Score	757	753
Loan Balance	$16,582	$14,853
The following table sets forth weighted average characteristics of Sunlight’s home improvement loan products for the years ended December 31, 2020 and 2019:
	For the Year Ended December 31,
	2020	2019
Term (in months)	115	113
Interest Rate	9.45%	9.78%
FICO Score	755	754
Loan Balance	$15,711	$16,103
Contractor Advance Funding Program and Prefunding Program
An important part of Sunlight’s value proposition to residential solar contractors is the opportunity to participate in Sunlight’s advance program, which, Sunlight believes, is offered on more flexible terms (subject to commercial underwriting qualification) than those offered by Sunlight’s competitors, if offered at all. Residential solar system contractors face significant upfront costs prior to installation and receipt of payment for the installation by their customers. The Sunlight advance program is designed to support the related liquidity and cash flow management needs of its qualifying contractors. Sunlight’s advance program has two components: (1) milestone advances and (2) contractor prefunding advances.
Sunlight’s milestone advance program provides qualifying solar contractors with short-term capital advances to support upfront costs and liquidity needed to purchase equipment and pay third party contractors in the due course of its installation business. Milestone advances are generally required to be repaid in 90 days or less from the advance date and are typically repaid by Sunlight deducting the related amounts from the loan funding to the contractor upon completion of a given project. Sunlight’s milestone advance program is generally offered to contractors in Sunlight’s top risk tiers which have the strongest commercial risk assessment results. While Sunlight has advanced approximately $544 million to contractors in its network since inception, Sunlight has only experienced approximately $0.4 million in losses on those advances.
Sunlight also offers the contractors in its network prefunding advances. Prefunding advances are advances made by Sunlight to a contractor within 24 hours of a request for funding on a specific Sunlight-offered loan at installation of a given project. Sunlight offers its contractors prefunding advances to bridge the time that it takes for the relevant capital provider to review relevant documents and execute on its funding commitment. Sunlight is reimbursed for prefunding advances when Sunlight receives the funds from the relevant capital provider for the related loans. Typically, Sunlight is reimbursed for prefunding advances within 24 to 72 hours. Because the risk in prefunding advances tends to be short-term and the contractors are not specifically responsible for the repayment obligation, Sunlight’s prefunding advance program is offered to contractors in Sunlight’s network across the spectrum of Sunlight’s assigned contractor risk tiers.
Seasonality
The residential solar and home improvement markets are subject to seasonality primarily related to weather and other industry factors, which typically causes fluctuations in Sunlight’s operating results and can cause Sunlight’s future performance to be difficult to predict. Sunlight has experienced seasonal and quarterly fluctuations in the past and expects to experience such fluctuations in the future. Generally, Sunlight’s contractors experience higher sales in the second and third quarters of each year. Given the timeline between a solar system or home improvement sale and when a loan to finance such project is funded, this generally results in higher funded volumes for Sunlight, on a relative basis, in the third and fourth quarters of each year. Sunlight believes that the seasonality in credit applications and funded volume that it experiences in its business is consistent with others that compete in the same markets.
Agreements with Our Capital Providers
Sunlight’s ability to facilitate loans and earn platform fees sufficient to grow Sunlight’s business depends on Sunlight’s capacity to source attractive capital from capital providers willing to fund loan products that work for consumers in the residential solar and home improvement markets, and that permit Sunlight to charge competitive dealer fees to the contractors in Sunlight’s network. Sunlight’s capital providers include banks, credit unions, and non-depository institutions. Sunlight has expanded its relationship with each of its direct channel capital providers year over year and we are in negotiations with additional banks, credit unions and non-depository institutions regarding new potential partnerships. Sunlight enters into loan program and loan sale agreements with capital providers, as well as ancillary agreements for loan administration and related matters, depending on whether Sunlight’s relationship is with a direct channel or indirect channel capital provider, and other business requirements of the capital provider.
Direct Channel Capital Provider Program Agreements
Sunlight’s relationships with its direct channel capital providers are primarily governed by loan program agreements, as well as ancillary special servicing and related agreements depending on the full scope of the capital provider relationship. The loan program agreement establishes the obligations of Sunlight in facilitating the origination of loans as well as of the capital provider to fund loans, including establishing the amount and tenor of the capital provider’s commitment to funding loan volume. Sunlight’s direct channel capital provider loan program agreements generally automatically renew on an annual basis, unless previously terminated subject to a notice period of at least several months or unless the agreement is terminated by either party for cause generally defined as for material breach, fraud, willful misconduct, gross negligence or insolvency of the other party. The loan program agreements set forth the range of loan products to be offered by the capital provider, any jurisdictional limits and the relevant dollar price to be paid by the capital provider to Sunlight in the context of funding each such product. The range of products provided by a capital provider and the dollar prices to be paid by the capital provider with regard thereto are generally subject to change with notice from the capital provider (with respect to borrowers not yet credit approved on the date of such notice).
Certain of Sunlight’s direct channel capital providers have approval rights over whether the capital provider is willing to fund the loans facilitated by a given contractor based on their risk assessment of such contractor. Other capital providers rely on Sunlight’s risk assessment to approve contractors. Sunlight’s capital providers are committed to fund any loan submitted by an approved contractor through Orange® that otherwise meets the capital provider loan product requirements as set forth in the loan program agreement with the applicable capital provider at the time the borrower is credit approved and directed to the capital provider by Sunlight’s loan allocation engine, even though loan funding will typically not occur until sometime later.
Sunlight does not currently service loans for its direct channel capital providers but, in some circumstances, for a fee, Sunlight has agreed to administer servicing and provide some special servicing services on behalf of its direct channel capital providers. Sunlight does not perform debt collection services. All of Sunlight’s direct channel capital providers engage third party debt collectors as may be required.
None of Sunlight’s direct channel capital provider program agreements have change of control provisions triggered by the Business Combination described herein. However, certain of the loan program agreements do have notice requirements. Sunlight complied with all such requirements prior to the Closing.
Sunlight’s Bank Partner and Indirect Channel Capital Providers
Approximately 22% of Sunlight’s funded solar loan volume during 2020, and all of Sunlight’s funded home improvement loan volume, was initially funded by Cross River Bank, Sunlight’s bank partner, for purchase by an indirect channel capital provider. Sunlight’s indirect channel capital providers either enter into flow program agreements whereby they make a commitment to buy a maximum dollar amount of funded loans over a designated period of time or they enter into discrete loan sale agreements whereby they buy funded pools of loans from time to time on a one-off basis, in each case from the balance sheet of Sunlight’s bank partner.
Sunlight’s solar loan bank partnership arrangement has a four-year term, expiring in 2022, and automatically renews thereafter every two years unless terminated by either Sunlight or its bank partner with several months’ advance notice or for “cause.” Sunlight’s bank partnership arrangement generally describes services that Sunlight provides to the bank partner in the process of the bank partner’s origination of loans, the fees charged by the bank partner to originate loans, the amount of loans that the bank partner will retain on its balance sheet and for how long and under what circumstances. Sunlight’s arrangements with its bank partner also require that Sunlight guarantee and purchase solar loans when subject to charge-off by Sunlight’s bank partner, and with respect to home improvement, any loan that becomes 60 days delinquent. For the year ended December 31, 2020, Sunlight repurchased and wrote off 49 loans from its bank partner, totaling $1.1 million, associated with the repurchase obligation concerning charge-offs and delinquencies. For the three months ended March 31, 2021, Sunlight repurchased and wrote off 34 loans from its bank partner, totaling $0.8 million, associated with the repurchase obligation concerning charge-offs and delinquencies. Sunlight acts as the administrator for its bank partner’s portfolio of Sunlight-facilitated loans, and Sunlight has access to comprehensive daily reporting regarding those loans, which allows it to track the status of loans, including days from origination, and monitors the performance of those loans on a loan-level basis. The above description of the bank partnership agreement describes the material terms of the arrangement, and a copy of the solar loan bank partnership agreement with Cross River Bank is included as an exhibit to the Registration Statement of which this prospectus is a part.
Sunlight may also be required to purchase loans from its bank partner after an agreed period of time if Sunlight has not arranged the sale of such loans. To date, Sunlight has not been required to purchase loans from its bank partner due to an inability to sell such loans to an indirect channel capital provider. Additionally, Sunlight takes the risk of compliance errors and the risk of borrower or contractor fraud in the origination of the loans. Sunlight has also entered into a program agreement with its bank partner to fund its home improvement loans that contains similar provisions related to risks accepted by Sunlight.
Sunlight does not currently service loans for its bank partner but does provide servicing administration and some special servicing services on behalf of its bank partner. Sunlight does not perform debt collection services for its bank partner.
Sunlight’s bank partnership arrangement does not have a change of control consent right triggered by the Business Combination but does have a notice requirement. Sunlight complied with this requirement prior to Closing of the Business Combination.
Sunlight’s indirect channel capital provider agreements that govern committed multi-loan pool purchases establish the amount of the capital provider commitment or loan pool, as the case may be, loan pool parameters including, for instance, loan product type, seasoning, any relevant asset concentration limits and pricing. The indirect channel capital provider agreements further describe any ongoing obligations of Sunlight with respect to the assets which include asset level representations as to the pool requirements, legality and other non-credit origination criteria. Sunlight’s indirect channel capital provider program agreements generally have a term of one year or more with potential extensions built into the terms. Sunlight has successfully negotiated with its indirect channel capital providers for new commitments since inception of its relationships with these capital providers.
Sunlight does not currently service loans for any indirect channel capital provider but does provide servicing administration and some special servicing services on behalf of certain of its capital providers. Sunlight does not perform debt collection services for its indirect capital providers.
One indirect channel capital provider agreement contains a provision allowing the capital provider to stop funding loans in connection with the Business Combination. Sunlight obtained a written waiver of this provision from the capital provider.
Sunlight has recently executed an indirect channel capital provider program agreement for the purchase of home improvement loans from the balance sheet of Sunlight’s bank partner. Such agreement is with an indirect channel capital provider with which Sunlight also maintains an indirect channel program agreement for the purchase of solar loans.
Agreements with Contractors, Distributors and Referral Arrangements
Sunlight’s relationships with contractors in its network are established by entry into contractor financing program agreements. Sunlight’s program agreements are generally standardized, with a few exceptions related to large, enterprise partnerships and then only with respect to a few key terms for such partners. Sunlight’s contractor program agreements establish the obligations of the contractor in offering Sunlight’s loan products (sales and marketing practices), relating to the construction of the applicable project (whether a residential solar system or other home improvement product) in conformity with applicable legal requirements and building standards and representations made to the contractor’s customers, warranty requirements and as to other legal compliance requirements. The contractor program agreements also describe the process for submitting loan applications and for obtaining funding through Orange®. The agreements include the funding terms for a given contractor (the percentage of funding provided at specific points of project development), the specific loan products available to the contractor and the related dealer fee charged to the contractor for each such product. Pursuant to Sunlight’s agreements with each contractor, Sunlight is entitled to charge the amount of each dealer fee agreed to between Sunlight and the contractor. The dealer fee varies based on the characteristics of the underlying loan, risk characteristics of the contractor and the level of funded loan volume generated by the contractor. Sunlight retains the applicable dealer fee from amounts payable by Sunlight to the contractor to fund the relevant loan balance. Loan products and dealer fees on loan products are subject to change by Sunlight upon meeting certain advance notice requirements and only with respect to customers that are not yet credit approved for a loan offered by Sunlight as of the date of such change.
Sunlight’s agreements with its contractors contain cross indemnities and include indemnities of Sunlight’s capital providers as third party beneficiaries in the event the capital provider experiences losses or other damages associated with the contractor’s breach of their agreement. For contractors participating in Sunlight’s advance program, the agreement establishes additional remedies for Sunlight to recoup advances not timely reimbursed to Sunlight by the contractor.
Sunlight has also entered into agreements with equipment distributors and referral partners to assist in the accumulation of quality contractors for Sunlight’s networks. These programs provide special features and pricing to the contractor customers of these distributors or referral partners that join Sunlight’s network through these programs. These arrangements have been material drivers of the growth in Sunlight’s network of contractors and Sunlight’s funded loan volume and revenue.
As of December 31, 2020, Sunlight has partnered with over 1,200 contractors nationwide. For the year ended December 31, 2020, Sunlight’s top five and top ten contractors accounted for approximately 35% and 42%, respectively, of Sunlight’s total funded loan volume, as compared to 35% and 46%, respectively, for the year ended December 31, 2019. As of March 31, 2021, Sunlight has partnered with over 1,200 contractors nationwide. For the three months ended March 31, 2021, Sunlight’s top five and top ten contractors accounted for approximately 38% and 45%, respectively, of Sunlight’s total funded loan volume, as compared to 39% and 46%, respectively, for the three months ended March 31, 2020. While the percentage of Sunlight’s funded loan volume sold by any contractor in Sunlight’s network varies from period to period, there is one contractor, Sunpro, that sold more than 10% of Sunlight’s funded loan volume in both 2019 and 2020 (comprising 11.2% and 15.4% of funded loan volumes in 2019 and 2020, respectively), and in the quarter ended March 31, 2021, Sunpro sold 17.2% of Sunlight’s funded loan volume in that quarter. A contributing factor to Sunlight’s ability to seamlessly engage with new contractors and expand its existing relationships has been the development and continuous improvement of standardized agreements with contractors that provide flexibility for Sunlight’s expanding product offerings and services. Sunlight has developed contractor agreements that cover both solar and home improvement contractor relationships. Sunlight’s standardized agreements with contractors generally provide for a term of one year, which renews automatically for successive one-year periods unless either party provides 60 days’ prior written notice of termination prior to the renewal term. In addition, Sunlight’s standardized agreements with contractors generally permit termination for convenience with 60 days’ prior written notice of termination, subject to certain conditions and additional rights of termination under limited circumstances, or upon shorter notice period for “cause.” Two of Sunlight’s contractor program agreements contain most favored nation clauses (“MFNs”) related to the dealer fees charged to other contractors on loan products also offered by one or the other of these two contractors. The MFNs are crafted such that they are not often triggered and though these contracts have been in place for several years the MFNs have not caused Sunlight any material loss of revenue.
Sunlight’s contractor program agreements generally do not have change-in-control or notice provisions triggered by the Business Combination; however, such contracts generally do prohibit assignment by either party without the prior written consent of the other party, provided, that Sunlight has limited rights to assign without the approval of the contractor under limited circumstances. The Business Combination did not constitute an assignment under applicable law or otherwise provide any contractor any special right to terminate, renegotiate or alter any contractual agreements with Sunlight.
Competitive Overview
Competition for Sunlight occurs at two levels: (i) competition to acquire and maintain contractor relationships; and (ii) competition to acquire high quality capital to fund loans, in each case on economic terms favorable to Sunlight.
Competition to Acquire and Maintain Contractor Relationships
Competition to obtain contractor relationships is significant. Contractors generally do not enter exclusive relationships with residential solar loan providers and Sunlight’s agreements with its network of contractors do not provide for exclusive relationships. Contractors may offer loan products from Sunlight, as well as from Sunlight’s competitors, and generally select between loan providers based on pricing (original issue discount charged), consumer credit approval rates, variety of loan products to address shifting consumer demands and market conditions, ease of loan application and completion process (platform) and other services to facilitate the contractor’s business).
Sunlight believes that the following factors, among others, are key to Sunlight’s success in acquiring and maintaining contractor relationships:
•
Superior value proposition for contractors.    Sunlight’s large array of loan products and flexibility in offering new and additional products stem from the depth, diversity and attractively-priced funding of Sunlight’s capital providers. Sunlight loan products allow contractors to capture additional purchase opportunities from consumers that do not want to or are not able to pay cash for solar system installation or do not want to lease a system from a third party and forego the benefits of ownership. Sunlight’s attractive loan products and competitive dealer fees allow contractors to choose products that fit their business needs and the financing needs of their customers. The broad range of products offered by Sunlight improves the contractor’s chances of meeting its customers’ financing needs and completing a sale.

•
Easy-to-use technology-enabled POS financing platform, instant credit decisioning.    Orange® is easy to use and provides instant credit decisions for homeowners interested in financing the purchase of a residential solar system or home improvement. Access to prompt credit decisions and the ability to close financing transactions through an intuitive and easy process through the execution of loan agreements in one encounter with a potential customer provides significant additional sale opportunities for contractors. Orange® may be accessed via the Orange® web address, directly from certain contractor’s own website via a flexible application programming interface, or API, and via Sunlight’s mobile App. Besides instant credit decisioning, Orange® includes automated loan stipulation clearance, secure document upload, e-sign capacity and other features that facilitate efficient loan transactions and provide contractors with the ability to grow their businesses.
•
Additional features and services offered by Sunlight further support the growth of contractor businesses, attract new contractors to Sunlight’s network and build contractor loyalty.    Sunlight prioritizes innovation in Orange® and services that support growth in the businesses of its existing network of contractors, attract new contractors and build contractor loyalty. Examples of such innovations include Sunlight’s short-term advance program, Sunlight’s launch of Spanish-language loan products and Sunlight Rewards™. Sunlight believes that it has innovated more quickly than its competitors and offers contractors a greater array of valuable services that drive their determination to offer their customers Sunlight-offered loan products over those of Sunlight’s competitors and that Sunlight will continue to be able to innovate quickly to meet the needs of its contractor network.

Competition to Acquire Capital to Fund Loans
The solar system and home improvement loan markets are relatively fragmented. Facilitating the aggregation of loan volume from these markets is a highly competitive sector of these broader industries. Sunlight faces competition from a diverse landscape of consumer lenders, including traditional banks, credit unions, and specialized solar system lenders and lease providers. Sunlight’s competitors source capital from a mix of alternative sources, including depository capital and/or other alternatives that rely on the capital markets.
Sunlight believes that it offers capital providers an attractive value proposition due to its industry-leading consumer credit underwriting, attractive risk-adjusted returns earned by its capital providers relative to other asset classes, the access that the Sunlight Platform provides to a unique and growing asset class that may reduce volatility in the ability to deploy capital, and the ability to access new customers for very little cost. Sunlight has successfully added capital providers and grown commitments from existing capital providers since inception. As its contractor network has grown, Sunlight has consistently diversified its capital provider base to ensure that it has sufficient capital to fund the demand for Sunlight facilitated loans and that it is able to offer an evolving competitive mix of loan products to meet contractor and consumer demand. Capital providers have actively participated in this success and Sunlight has not experienced any capital provider attrition since inception. Sunlight believes that there are many institutions seeking to deploy capital into solar and home improvement loan assets, but Sunlight intends to continue to be selective about adding capital provider partners. Sunlight values diversification but will specifically focus on partnering with potential capital providers that can enable Sunlight to meet strategic goals, including access to the most attractive pricing and access to capacity for a growing suite of loan products, among others.
Employees
As of March 31, 2021, Sunlight employed 204 employees, including 200 full-time employees, 2 part-time employees and 2 part-time interns, with substantially all employees located in either Charlotte, North Carolina or New York, New York. None of Sunlight’s employees are currently represented by a labor union or have terms of employment that are subject to a collective bargaining agreement. Sunlight considers its relationships with its employees to be good and has not experienced any work stoppages.
Government Regulation and Licensing
Sunlight’s business requires compliance with several regulatory regimes, including those applicable to consumer lending at both the federal and state levels. Many of these requirements relate to regulations primarily applicable to Sunlight’s capital providers, but the program agreements with those capital providers allocate varying degrees of compliance risk through representations, warranties, covenants and indemnities to Sunlight. Sunlight is subject to the regulations of the National Credit Union Administration, the FDIC, the enforcement regimes of the Consumer Financial Protection Bureau and the federal and state attorneys general. Sunlight also has various forms of lender licenses in 23 states and is therefore also subject to the supervisory oversight of the financial regulators in those jurisdictions.
Sunlight has established a robust set of policies and procedures to comply with federal regulations such as the Truth in Lending Act, Section 5 of the Federal Trade Commission Act, Equal Credit Opportunity Act and Regulation B promulgated thereunder, Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act, Fair Debt Collection Practices Act, the Telephone Consumer Protection Act, the Bank Secrecy Act, Anti-Money Laundering, Equal Credit Opportunity Act, Service Member’s Civil Relief Act, and Unfair, Deceptive, and Abusive Acts and Practices as well as the California Consumer Privacy Act. Sunlight must also comply with laws and judicial and regulatory interpretations with respect to certain state laws applicable to its capital providers in states where they are licensed to market, sell and fund solar loans through the Sunlight Platform. Certain of Sunlight’s contractual obligations with contractors, capital providers and other stakeholders may place additional compliance parameters on Sunlight’s operations that may be more stringent than applicable laws. Other states are also in the process of developing additional data privacy laws associated with the delivery of protected information through electronic means, including Orange®, similar to the law adopted by the State of California. Depending on the reach and scope of these laws if and when adopted, Sunlight may also be subject to these requirements.
Legal Proceedings
As a participant in the consumer loan industry, Sunlight is from time to time engaged in legal proceedings with borrowers or potential borrowers. Sunlight has also from time to time been involved in lawsuits related to employees. These lawsuits have not been at any time material, either individually or in the aggregate. As of the date of this prospectus, Sunlight is not party to any legal proceedings that are material, either individually or in the aggregate. In the future, Sunlight may become party to legal matters and claims arising in the ordinary course of business, the resolution of which Sunlight does not anticipate would have a material adverse impact on its financial position, results of operations or cash flows.
Intellectual Property
Sunlight seeks to protect its intellectual property by relying on a combination of federal, state, and common law rights in the United States, as well as on contractual measures. Sunlight protects its trademarks throughout the U.S. by making applicable trademark filings and further protects is trademarks and trade secrets via contractual provisions clearly establishing rights of use and Sunlight’s ability to terminate those rights, robust confidentiality provisions and other similar agreements. Sunlight also places appropriate restrictions on its Proprietary Information to control access and prevent unauthorized disclosures, a key part of its broader risk management strategy.
Sunlight has registered 10 trademarks and has six pending applications for registration with the United States Patent and Trademark Office including, among others, registration of its name, “Sunlight Financial,” “Orange®,” Sunlight’s logo and other trade names for loan products or innovations developed and offered by Sunlight. Sunlight also owns seven domain names that it uses in its business. In addition, Sunlight has filed two provisional process method patent applications.
Facilities
Sunlight leases its office space, which consists of (i) approximately 24,000 square feet located in 101 N. Tryon Street, Suite 1000, Charlotte, North Carolina 28246; and (ii) 8,229 square feet located in 234 West 39th Street, 7th Floor, New York, New York 10018. Sunlight’s lease for the office space located in Charlotte, NC expires in June 2025 and the lease for the office space located in New York, New York expires in October 2022. Sunlight believes its current office space is sufficient to meet its current needs. However, Sunlight anticipates that it will need to expand its facilities from time to time. Sunlight believes that it will be able to expand its facilities as and when needed. Sunlight does not own any properties.

MANAGEMENT
Executive Officers and Directors
The business and affairs of Sunlight are managed by or under the direction of the Sunlight Board. In accordance with the Investor Rights Agreement, the Sunlight Board consists of nine (9) members that are divided into three classes (Class I, Class II and Class III) serving staggered three-year terms, with the term of Class I to be reelected in 2022, Class II to be reelected in 2023 and Class III to be reelected in 2024. Pursuant to the Investor Rights Agreement, (i) Brad Bernstein is serving as the director nominated by the FTV Parties pursuant to the Investor Rights Agreement; (ii) Emil W. Henry, Jr. is serving as the director nominated by the Tiger Parties pursuant to the Investor Rights Agreement as well as Chairman of the Sunlight Board; (iii) Jennifer D. Nordquist and Kenneth Shea are serving as directors nominated by the Sponsor, each of whom qualifies as an independent director under the listing rules of the NYSE and applicable SEC rules; and (iv) Jeanette Gorgas, Toan Huynh, Philip Ryan and Joshua Siegel are serving as directors nominated by the Sunlight LLC equityholders pursuant to the Investor Rights Agreement, each of whom qualifies as an independent director under the listing rules of the NYSE and applicable SEC rules. The Sunlight Board has appointed Mr. Shea to serve as lead independent director until the 2022 annual meeting of stockholders. At each annual meeting of stockholders commencing with the annual meeting in 2023, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The management team of Sunlight is composed of the management team of Sunlight LLC immediately prior to Closing.
The following table lists the names, ages as of December 31, 2020 and positions of the individuals who are serving as directors and executive officers of Sunlight:
Name	Age	Position(s)
Executive Officers
Matthew Potere	45	Chief Executive Officer and Director (Class III)
Barry Edinburg	53	Executive Vice President and Chief Financial Officer
Nora Dahlman	55	Executive Vice President, General Counsel and Corporate Secretary
Timothy Parsons	43	Executive Vice President and Chief Operating Officer
Scott Mulloy	50	Executive Vice President and Chief Information Officer
Non-Employee Directors
Brad Bernstein	54	Director (Class II)
Jeanette Gorgas	52	Director (Class I)(2)
Emil W. Henry, Jr.	60	Director (Class II)
Toan Huynh	45	Director (Class III)(1)(3)
Jennifer D. Nordquist	53	Director (Class II)(2)(3)
Philip Ryan	65	Director (Class III)(1)
Kenneth Shea	63	Director (Class I)(2)
Joshua Siegel	50	Director (Class I)(1)(3)

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance/ESG Committee.

Executive Officers
Matthew Potere.    Mr. Potere is the Chief Executive Officer and a Class III member of the Sunlight Board. Mr. Potere served as Chief Executive Officer and a member of the board of directors for Sunlight LLC from 2015 until consummation of the Business Combination. Prior to Sunlight LLC, Mr. Potere served as a Senior Vice President responsible for Bank of America, N.A.’s home equity product from 2012 to 2015. Prior to Bank of America, Mr. Potere served as the Chief Operating Officer of Swift Financial from 2007 to 2010, and in various senior credit, marketing and operations roles at MBNA America Bank, N.A. from 1995 to 2006. Mr. Potere holds a B.A. in Criminal Justice from the University of Delaware. Sunlight believes Mr. Potere is qualified to serve as a member of the Sunlight Board due to his extensive executive management and lending industry leadership experience.
Barry Edinburg.    Mr. Edinburg is the Executive Vice President and Chief Financial Officer of Sunlight. Mr. Edinburg served as Sunlight LLC’s Chief Financial Officer from 2016 until consummation of the Business Combination. Prior to Sunlight LLC, Mr. Edinburg served as Chief Financial Officer of Spruce Finance Inc. from 2015 to 2016 and in the same role at Kilowatt Financial LLC from 2013 until the time of its merger with Clean Power Finance, Inc. to form Spruce Finance. Prior to Kilowatt Financial, Mr. Edinburg was a Managing Director at Fortress Investment Group from 2004 to 2012, where he was responsible for both making and managing private equity investments in financial services and other business and generally for the capital markets activities of portfolio companies. Mr. Edinburg holds a B.A. in Psychology from Tufts University and a J.D. from the Boston University School of Law.
Timothy Parsons.    Mr. Parsons is the Executive Vice President and Chief Operating Officer of Sunlight. Mr. Parsons served as Sunlight LLC’s Chief Operating Officer from 2016 until consummation of the Business Combination and was responsible for Sunlight LLC’s credit risk management and operations. Prior to Sunlight LLC, Mr. Parsons served as Director of Risk at Citigroup, Inc. from May 2011 to February 2016, where he led risk management for Citi’s Sears credit card portfolio. Prior to Citigroup, Inc., Mr. Parsons served in various senior credit, operations and analytics roles at Swift Financial, LLC, J.P. Morgan Chase & Co. and MBNA America Bank, N.A. Mr. Parsons holds a B.S. in Finance from the University of Delaware.
Scott Mulloy.    Mr. Mulloy is the Executive Vice President and Chief Information Officer of Sunlight. Mr. Malloy served as Sunlight LLC’s Chief Information Officer from 2017 until consummation of the Business Combination. Prior to Sunlight LLC, Mr. Mulloy served as Chief Technology Officer of JVL Ventures, LLC d/b/a Softcard from 2011 to 2015, and in various leadership positions at GE Capital, including as Chief Information Officer of GE Retail Finance and GE Commercial Finance, from 1994 to 2011. Mr. Mulloy holds a B.S. in Electrical Engineering from Clarkson University.
Nora Dahlman.    Ms. Dahlman is the Executive Vice President, General Counsel and Corporate Secretary of Sunlight. Ms. Dahlman served as Sunlight LLC’s General Counsel from 2017 until consummation of the Business Combination. Prior to Sunlight LLC, Ms. Dahlman served as an Assistant General Counsel and the Head of Structured Financial Legal Section at Wells Fargo Bank, N.A. from 2008 to 2017. Prior to Wells Fargo, Ms. Dahlman served as General Counsel, Chief Compliance Officer and Corporate Secretary of ACA Capital Holdings, Inc. from 2003 to 2008, and as First Vice President and Assistant General Counsel for Ambac Assurance Corporation from 1998 to 2001. Ms. Dahlman holds a B.A. in Political Science from Gonzaga University and a J.D. from the Vanderbilt University School of Law.
Non-Employee Directors
Brad Bernstein.    Mr. Bernstein is managing partner of FTV Capital and leads the sector-focused growth equity investment firm. Mr. Bernstein has over 30 years of private equity experience. Prior to FTV Capital, Mr. Bernstein was a partner at Oak Hill Capital Management and its predecessors where he managed the business and financial services group. He began his private equity career with Patricof & Company Ventures and started his professional career in the investment banking division of Merrill Lynch in New York. Mr. Bernstein also currently serves as a director of MarketsandMarkets, a research company. Mr. Bernstein received a B.A. magna cum laude from Tufts University.
Jeanette Gorgas.    Ms. Gorgas is a board director and C-Suite executive with 25+ years of expertise in growth strategy, operations and human capital management. Her unique blend of experience has accelerated organizational performance and driven transformational growth in private and public companies, in the U.S. and on an international stage. Ms. Gorgas is a member of the Supervisory Board of Delivery Hero (DLVHF), where she chairs the Strategy Committee and is a member of the Nomination Committee. Ms. Gorgas also sits on the Board of Directors of Youth INC, and is a member of the Audit and Nominating & Governance committees. From November 2019 to December 2020, Ms. Gorgas was Consultant & Chief Human Capital Officer at Valor Equity Partners, responsible for leading human capital solutions in portfolio operations, and developing and overseeing best practices to enable growth and scale at the firm. Before joining Valor, from July 2015 to November 2018, Ms. Gorgas was Chief Strategy Officer of Grant Thornton, and built and led the Office of Strategy Management. Her role at Grant Thornton included leading a team of 65 people in strategic planning, mergers & acquisitions, alliances, strategic initiative execution, knowledge management technology, change management and corporate social responsibility. Ms. Gorgas has held senior officer roles in Deutsche Bank, Bank of America and Weil, Gotshal & Manges, with ever-increasing responsibilities. She also served as Senior Associate Dean for Yale University, leading all facets of the MBA Program at Yale School of Management. Ms. Gorgas graduated with high honors from London School of Economics with a Master of Science (MSc) in Management. She earned a Bachelor of Science degree from Rutgers’ College School of Business, and attended Harvard Business School’s Advanced Management and Women on Boards programs.
Emil W. Henry, Jr.    Mr. Henry is the CEO and Founder of Tiger Infrastructure Partners, a private equity firm focused on growth-oriented infrastructure investment opportunities. Prior to founding Tiger Infrastructure Partners, he was Global Head of the Lehman Brothers Private Equity Infrastructure businesses, where he oversaw global infrastructure investments. In 2005, Mr. Henry was unanimously confirmed by the United States Senate as Assistant Secretary of the Treasury for Financial Institutions by the President of the United States. Until his departure in 2007, he was a key advisor to two Treasury Secretaries on economic, legislative and regulatory matters affecting U.S. financial institutions and markets. Before joining the Treasury, Mr. Henry was a partner of Gleacher Partners LLC, an investment banking and investment management firm, where he served as Chairman of Asset Management, and Managing Director, and where he oversaw the firm’s investment activities. Mr. Henry began the formative part of his career at Morgan Stanley in the mid-1980s in that firm’s merchant banking arm where he executed management buyouts for Morgan Stanley’s flagship private equity fund. He holds an M.B.A. from Harvard Business School and a B.A. in Economics from Yale University.
Toan Huynh.    Ms. Huynh has spent over 20 years working at the intersection of financial services and technology, leading large digital transformation projects for global 1000 firms. In 2008, she co-founded and served as Head of Insurance and Financial Services for Global One/Cloud Sherpas, a global cloud advisory firm, which was acquired by Accenture in 2015. Ms. Huynh remained as a Managing Director with Accenture’s CloudFirst Practice until 2018, while running various innovation programs including the Fintech Innovation Lab with the Partnership Fund for New York City and launching the Liquid Studios for Innovation. After spending over fifteen years investing in early stage companies, in 2018, she joined Citi Ventures as an Entrepreneur-in-Residence to launch new financial products within the Consumer Bank and Institutional Corporate Group divisions. In addition, she joined Information VP as the US-based partner, investing in B2B SaaS, financial services technologies, and enterprise technologies in North America and advising as a growth advisor until 2020. She has served on the board of Flagstar Bank since December 2020 and the board of Bankers Financial Corporation since 2015, and continues to support high growth IT services and technology companies as a growth and operating advisor. Ms. Huynh holds a BA from the University of Pennsylvania in International Relations and Economics. She is a frequent speaker/mentor in startup and venture programs including FIS Venture Studio, Global Insurance Accelerator and Female Funders. In her spare time, Toan seeks to link the arts as a bridge to a common language, volunteering with OpeningAct.org, WordswithoutBorders.org, and Lincoln Center Innovation Center. She is also on the Board of Trustees for The Ethel Walker School for Girls.
Jennifer D. Nordquist.    Ms. Nordquist has 30 years of experience in public policy, research, and government. She is currently a Dean’s DC Fellow at the University of Virginia Darden School of Business, where she engages in the Darden classroom as guest speaker and co-teaches, participates in roundtable discussions, and contributes thought leadership articles. She is also an Advisory Board Member at ClearPath, whose mission to develop and advance policies that accelerate breakthrough innovations that reduce emissions in the energy and industrial sectors using cutting-edge policy solutions. She also serves on the Advisory Board of Big Sun Holdings, the US affiliate of HN Inc. (formerly Hyundai BS&C) and holding company for Black Buffalo 3D Corporation and Flash Labs Corporation which specializes in smart 3D printing construction, blockchain, IoT infrastructure and IT services for smart homes, smart offices, smart factories, and smart cities. She represented the United States at the Board of Directors of the World Bank

Group from 2019-2021, after being confirmed unanimously by the United States Senate. Serving as the World Bank’s largest shareholder, she helped steer the World Bank’s COVID-19 response, as well as working with G7, G20, and Paris Club on the Debt Service Suspension Initiative. Her work focused on environmental and social frameworks (ESF), UN Sustainable Development Goals (SDG), and gender. In addition, she pushed the World Bank to pilot the use of blockchain to prevent elite capture, forced a review of information and communication technologies (ICT) safeguards and procurement, and was a Member of the Audit Committee, the Committee on Development Effectiveness, and the Committee on Governance. She holds a BA from Stanford University and an MS from Northwestern University. She speaks French, and has some knowledge of Italian and Thai. She received the Distinguished Service Award from US Department of the Treasury and was named Stanford Associate by Board of Governors for outstanding alumni volunteer service (top 1 percent).
Philip Ryan.    Mr. Ryan has served on the board of directors of Swiss Re Americas Holding Corporation since 2010 and as Chairman since 2012. Mr. Ryan joined the Board of Directors of Swiss Re Ltd, the parent company, in April 2015. He also served as an Adjunct Professor at the NYU Stern School of Business from 2013 to 2018. Mr. Ryan served as Executive Vice President and Chief Financial Officer of Power Corporation of Canada and Power Financial Corporation in Montreal from January 2008 to May 2012 and in that capacity served on the board and committees of IGM Financial, Great West Lifeco and several of their subsidiaries, including Putnam Investments. Prior to that Mr. Ryan served as an officer of Credit Suisse Group in New York, London and Zurich from 1985 to 2008 in a variety of roles, including Chairman of the Financial Institutions Group (UK), Chief Financial Officer of Credit Suisse Group (Switzerland), Chief Financial Officer of Credit Suisse Asset Management (UK) and Managing Director of CSFB Financial Institutions Group (USA/UK). Mr. Ryan is also engaged in a number of charitable activities including the Smithsonian National Board. Mr. Ryan received a B.S. from the University of Illinois School of Engineering and an M.B.A. from the Indiana University Kelly Graduate School of Business.
Kenneth Shea.    Mr. Shea is currently an independent consultant and an investor. Mr. Shea served as Senior Managing Director at Guggenheim Securities, LLC from 2014 to 2019. Prior to joining Guggenheim Securities, LLC, Mr. Shea served as President of Coastal Capital Management LLC from 2009 until 2014, and Managing Director for Icahn Capital LP from 2008 to 2009. Mr. Shea currently sits on the Board of Directors of Viskase Companies, Inc., a food packaging and service company, where he is a member of the Audit Committee. Mr. Shea also serves on the Advisory Board of WhyHotel, a privately-held, venture-backed real estate company. Previously, Mr. Shea served on the board of Hydra Industries, a special purpose acquisition company, and CVR Refining, a mid-continent refiner. Mr. Shea received his M.B.A. from the University of Virginia and his B.A. in Economics from Boston College. We believe Mr. Shea is qualified to serve as a member of the board of directors due to his extensive experience in corporate finance and financial services and his knowledge of the capital markets.
Joshua Siegel.    Mr. Siegel founded StoneCastle Partners, LLC in 2003 and serves as Managing Partner, Chairman and Chief Executive Officer. He is widely regarded as a leading expert and investor in the banking industry. As Head of Innovation and Chief Imagineer of StoneCastle, Mr. Siegel is responsible for numerous first-of-their-kind products and has a unique eye for finding innovative solutions that solve for the myriad of banking and SEC regulations that might otherwise limit our activities. During Mr. Siegel’s career, his innovations have brought nearly $40 billion of capital and $25 billion of deposits to more than 1,600 community and regional banks. He was an adjunct professor at Columbia Business School, where he lectured on imagineering in financial services. Mr. Siegel has provided strategic advice to the Global Food Banking Network. He also provides annual economic support to Prep for Prep to make sure academic brilliance is recognized and nurtured without regard to a student’s economic, demographic or sociological impediments. Mr. Siegel received his BS in Management and Accounting from Tulane University. He is a member of the Young Presidents Organization and Mensa.
Family Relationships
There are no familial relationships among the Sunlight directors and executive officers.
Board Composition
In accordance with the Investors Rights Agreement, the Second A&R Charter and the bylaws, in each case, the Sunlight Board is comprised of nine directors and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Sunlight’s directors are divided among the three classes as follows:
•
the Class I directors are Jeanette Gorgas, Kenneth Shea and Joshua Siegel, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•
the Class II directors are Brad Bernstein, Emil W. Henry, Jr. and Jennifer D. Nordquist, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•
the Class III directors are Toan Huynh, Matthew Potere and Philip Ryan, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. Biographical information for these individuals is set forth above.
The Second A&R Charter and the bylaws provide that only the Sunlight Board can fill vacant directorships, including newly-created seats. Any additional directorships resulting from an increase in the authorized number of directors will be distributed pro rata among the three classes so that, as nearly as possible, each class will consist of one-third of the authorized number of directors.
Pursuant to the Investor Rights Agreement: (i) if the Sponsor and its affiliates collectively beneficially own at least 50% of the number of shares of Common Stock as such persons owned immediately following the Closing, the Sponsor may designate one nominee; (ii) if FTV Blocker Holder and its affiliates collectively beneficially own at least 50% of the number of shares of Common Stock as such persons owned immediately following the Closing, FTV Blocker Holder may designate one nominee; and (iii) if Tiger and its affiliates collectively beneficially own at least 50% of the number of shares of Common Stock as such persons owned immediately following the Closing, Tiger may designate one nominee.
The directors nominated by the Sponsor (the “Spartan Sponsor Directors”) are Jennifer D. Nordquist and Kenneth Shea, the director nominated by the Tiger Parties (the “Tiger Director”) is Emil W. Henry, Jr. and the director nominated by the FTV Parties (the “FTV Director”) is Brad Bernstein. In the event that a vacancy is created on the Sunlight Board at any time by the death, disability, resignation or removal of a Spartan Sponsor Director, a FTV Director or a Tiger Director, then (i) the Sponsor, with respect to a vacancy created by the death, disability, resignation or removal of a Spartan Sponsor Director, (ii) the FTV Parties, with respect to a vacancy created by the death, disability, resignation or removal of a FTV Director, or (iii) the Tiger Parties, with respect to a vacancy created by the death, disability, resignation or removal of a Tiger Director, is entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Sunlight Board as designees of the Sponsor, the FTV Parties or the Tiger Parties, as applicable, immediately following the filling of such vacancy does exceed the total number of persons the Sponsor, the FTV Parties or the Tiger Parties, as applicable, is entitled to designate pursuant to the Investor Rights Agreement. In the event that a Spartan Sponsor Director, a FTV Director or a Tiger Director is then on the Sunlight Board and the Sponsor, the FTV Parties or the Tiger Parties, respectively, is no longer entitled to designate a director, to the extent requested by the Sunlight Board, the Sponsor, the FTV Parties or the Tiger Parties, as applicable, will promptly use its reasonable best efforts to cause a Spartan Sponsor Director, FTV Director or Tiger Director, as applicable, to resign from service on the Sunlight Board and all committees thereof on which such director then serves, and promptly thereafter Sunlight will reduce the size of the Sunlight Board by one director.
Director Independence
Each member of the Sunlight Board, other than those continuing from the Sunlight LLC Board (Matthew Potere, Emil W. Henry, Jr. and Brad Bernstein) qualify as independent, as defined under the listing rules of the NYSE and applicable SEC rules. In addition, Sunlight Financial Holdings is subject to the rules of the SEC and NYSE relating to the memberships, qualifications and operations of the Audit Committee, Compensation Committee and Nominating and Governance/ESG Committee as discussed below.

The Sunlight Board has appointed Mr. Shea to serve as lead independent director until the 2022 annual meeting of stockholders.
Board Oversight of Risk
One of the key functions of the Sunlight Board is informed oversight of Sunlight’s risk management process. The Sunlight Board does not have a risk management committee and does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Sunlight Board as a whole, as well as through various standing committees of the Sunlight Board that address risks inherent in their respective areas of oversight. For example, the Audit Committee is responsible for overseeing the management of risks associated with Sunlight’s financial reporting, accounting and auditing matters; the Compensation Committee will oversee the management of risks associated with Sunlight’s compensation policies and programs.
Board Committees
The Sunlight Board has established the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance/ESG Committee. The Sunlight Board may establish other committees to facilitate the management of Sunlight’s business. The Sunlight Board and its committees will set schedules for meetings throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Sunlight Board have delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each member of each committee of the Sunlight Board qualifies as an independent director in accordance with the listing standards of the NYSE. Each committee of the Sunlight Board has a written charter approved by the Sunlight Board. Copies of each charter are posted on Sunlight’s website at https://sunlightfinancial.com/investors/ under the Governance section. The inclusion of Sunlight’s website address in this prospectus does not include or incorporate by reference the information on Sunlight’s website into this prospectus. Members will serve on these committees until their resignation or until otherwise determined by the Sunlight Board.
Audit Committee
The members of the Audit Committee are Toan Huynh, Philip Ryan and Joshua Siegel, each of whom can read and understand fundamental financial statements. Each of the members of the Audit Committee is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Philip Ryan is the chair of the Audit Committee. Philip Ryan qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. The Audit Committee assists the Sunlight Board with its oversight of, among other things, the following: (i) the integrity of Sunlight’s financial statements; (ii) Sunlight’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the independent registered public accounting firm; and (iv) the design and implementation of Sunlight’s internal audit function and risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with Sunlight’s management the adequacy and effectiveness of Sunlight’s disclosure controls and procedures. The Audit Committee will also discuss with Sunlight’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of Sunlight’s financial statements, and the results of the audit, quarterly reviews of Sunlight’s financial statements and, as appropriate, will initiate inquiries into certain aspects of Sunlight’s financial affairs. The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by Sunlight’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of Sunlight’s independent registered public accounting firm. The Audit Committee has sole authority to approve the hiring and discharging of Sunlight’s independent registered public accounting firm, all audit engagement terms and fees, all permissible non-audit engagements with the independent auditor and pre-approvals of any of the foregoing. The Audit Committee will review and oversee all related person transactions in accordance with Sunlight’s policies and procedures.

Compensation Committee
The members of the Compensation Committee are Jeanette Gorgas, Jennifer D. Nordquist and Kenneth Shea. Jeanette Gorgas is the chair of the Compensation Committee. Each member of the Compensation Committee is considered independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. The Compensation Committee assists the Sunlight Board in discharging certain of Sunlight’s responsibilities with respect to compensating Sunlight’s executive officers, and the administration and review of Sunlight’s equity compensation and other incentive plans for employees and other service providers, and certain other matters related to Sunlight’s compensation programs.
Nominating and Corporate Governance/ESG Committee
The members of Nominating and Corporate Governance/ESG Committee of the Sunlight Board are Toan Huynh, Jennifer D. Nordquist and Joshua Siegel. Toan Huynh is the chair of the Nominating and Corporate Governance/ESG Committee. The Nominating and Corporate Governance/ESG Committee assists the Sunlight Board with its oversight of and identification of individuals qualified to become members of the Sunlight Board, consistent with criteria approved by the Sunlight Board and the Investor Rights Agreement, and select, or recommend that the Sunlight Board select, director nominees, develop and recommend to the Sunlight Board a set of corporate governance guidelines, and oversee the evaluation of the Sunlight Board.
Code of Conduct
The Sunlight Board has adopted a Code of Business Conduct & Ethics (the “Code of Conduct”), effective as of July 9, 2021. The Code of Conduct applies to all of Sunlight’s employees, officers and directors, as well as all of Sunlight’s contractors, consultants, suppliers and agents in connection with their work for Sunlight. The Code of Conduct clarifies (i) the types of permitted conduct under such code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code of Conduct. The full text of Sunlight’s Code of Conduct is posted on Sunlight’s website at https://sunlightfinancial.com/investors/ under the Governance section. Sunlight intends to disclose future amendments to, or waivers of, Sunlight’s Code of Conduct, as and to the extent required by SEC regulations, at the same location on Sunlight’s website identified above or in public filings with the SEC from time to time. Information contained on Sunlight’s website is not incorporated by reference into this prospectus, and you should not consider information contained on Sunlight’s website to be part of this prospectus. See also Exhibit 14.1 to this prospectus for the full text of the Code of Conduct.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Sunlight Board or Compensation Committee.
Board Observer Rights
In addition to the rights of the Sponsor, FTV Parties and the Tiger Parties to nominate directors to serve on the Sunlight Board, each such party also has the right to appoint one non-voting board observer (each, a “Board Observer”) for so long as each such party, respectively, is entitled to designate a nominee to serve on the Sunlight Board pursuant to the Investor Rights Agreement. Each Board Observer shall have the right to attend all meetings of the Sunlight Board in a non-voting, observer capacity and, subject to certain exceptions, receive copies of all notices, minutes, consents and other materials that Sunlight provides to the Sunlight Board in the same manner as such materials are provided to the Sunlight Board. The Sponsor, FTV Parties and Tiger Parties are not permitted to transfer the right to appoint a Board Observer. A Board Observer will not be entitled to vote on any matter submitted to the Sunlight Board nor to offer any motions or resolutions to the Sunlight Board. Each Board Observer shall be subject to the same obligations as the members of the Sunlight Board with respect to confidentiality and conflicts of interest.

EXECUTIVE COMPENSATION
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.
Sunlight
For the fiscal year ended December 31, 2020, Sunlight’s named executive officers were:
Matthew Potere, Chief Executive Officer;
Barry Edinburg, Chief Financial Officer; and
Timothy Parsons, Chief Operating Officer.
Sunlight’s Chief Executive Officer is Personally Invested in Sunlight
Mr. Potere invested a portion of his personal net worth in Class A Units of Sunlight LLC. The former Sunlight LLC board considered the Class A Units held by Mr. Potere to be an investment rather than compensation, because he purchased the units at market prices using personal funds. Consequently, the values attributable to the Class A Units held by Mr. Potere and any distributions made with respect to those units, including any distributions paid in-kind, are not included in the Summary Compensation Table.
Fiscal Year 2020 Summary Compensation Table
The following table shows information regarding the compensation of Sunlight’s named executive officers for services performed during the fiscal year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation(1) ($)	Total ($)
Matthew Potere, Chief Executive Officer	2020	300,000	225,000	35,869	560,869
Barry Edinburg, Chief Financial Officer	2020	300,000	190,000	19,924	509,924
Timothy Parsons, Chief Operating Officer	2020	290,000	175,000	19,250	484,250

(1)
Represents Sunlight’s payment of $15,550 in fees associated with Mr. Potere’s membership in certain industry associations, and further represents $20,319 for Mr. Potere, $19,924 for Mr. Edinburg and $19,250 for Mr. Parsons to reimburse each of them for certain tax obligations that they bear due to Form K-1 status instead of being Form W-2 employees. One quarter of each of such reimbursement amounts were paid in January 2021 but related to the 2020 tax year.

Narrative Disclosure to Summary Compensation Table
The compensation of Sunlight’s named executive officers generally consisted of base salary, annual incentive compensation in the form of a cash bonus, and equity compensation. In making executive compensation decisions, the former Sunlight board considered such factors as they deemed appropriate in the exercise of their discretion and business judgment, including a subjective assessment of the named executive officer’s performance, the amount of vested and unvested equity held by the officer, amounts paid to Sunlight’s other executive officers and competitive market conditions.
Base Salary and Annual Bonus
The salaries and target bonus opportunities of Sunlight’s named executive officers were typically reviewed annually and adjusted when the former Sunlight board determined it was appropriate pursuant to the terms of each named executive officer’s employment agreement with Sunlight (each, a “Former Sunlight Employment Agreement”). For calendar year 2020, Mr. Potere’s base salary was $300,000, Mr. Edinburg’s base salary was $300,000 and Mr. Parsons’ base salary was $290,000.

Each of Sunlight’s named executive officers had a target bonus opportunity stated as a percentage of the officer’s base salary pursuant to the minimum thresholds set forth in each named executive officer’s Former Sunlight Employment Agreement. For calendar year 2020, these target bonus opportunities were 60% in the case of Mr. Potere, 50% in the case of Mr. Edinburg and 50% in the case of Mr. Parsons. Sunlight’s named executive officers’ calendar year 2020 bonuses took into account both company performance and individual performance. All annual bonus amounts, whether earned based on a subjective review of each officer’s individual performance or otherwise, are reflected in the “Bonus” column of the Fiscal Year 2020 Summary Compensation Table above.
Equity Compensation
Historically, the equity compensation granted to Sunlight’s named executive officers consisted of Class C Units, but none of Sunlight’s named executive officers received any equity awards in 2020. None of Sunlight’s named executive officers participated in the LTIP. Sunlight believed that overall business success created meaningful value to Sunlight’s equityholders and, through their holdings of Class C Units, Sunlight’s named executive officers. The Class C Units were designed as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43, which was intended to provide an immediate and significant alignment between the named executive officers and the future success of Sunlight LLC’s business. The actual number of Class C Units and the value associated with a potential payment under the Class C Units is described in greater detail in the “Outstanding Equity Awards at Fiscal Year 2020 Year-End” table below.
As profits interests, the Class C Units had no value for tax purposes on the date of grant, but instead was designed to gain value only after Sunlight LLC had made required distributions to the holders of Class A Units and Class B Units (as each term is defined in the Prior Sunlight LLC Agreement) or, in the event of a sale of Sunlight LLC or liquidation, realized minimum returns for certain Sunlight equityholders and with respect to such units.
Perquisites and Additional Benefits
Sunlight’s named executive officers were generally eligible to participate in Sunlight’s health and wellness plans and 401(k) plan (as described below) to the same extent as other full-time employees. Sunlight generally did not provide Sunlight’s named executive officers with perquisites or other personal benefits other than reimbursing Sunlight’s named executive officers for certain expenses associated with their K-1 filing status. However, Sunlight did reimburse Sunlight’s named executive officers for certain memberships in certain industry associations and their necessary and reasonable business and travel expenses incurred in connection with their services to Sunlight.
Severance and Change in Control Benefits Under Former Employment and Equity Arrangements with Sunlight’s Named Executive Officers
Sunlight had entered into the Former Sunlight Employment Agreements with each of its named executive officers, which set forth the terms of the officer’s employment and provided that the officer’s employment was “at will” and could have been terminated at any time.
Severance Benefits Under Former Employment Agreements — Termination of Employment Generally
Pursuant to the Former Sunlight Employment Agreements with each of the named executive officers, upon termination by the named executive officer for any reason or no reason, including retirement, by Sunlight for Cause (as defined below), or due to the death or disability, such officer will receive any accrued and unpaid base salary through the date of termination.
Severance Benefits Under Former Employment Agreements — Termination by Sunlight without Cause or by the Named Executive Officer for Good Reason
Under the Former Sunlight Employment Agreements with each of the named executive officers, the named executive officers were entitled to severance payments in the event of a termination without Cause (as defined below) and Mr. Edinburg was also entitled to severance payments upon his resignation for Good Reason (as defined below) as follows:

•
For Mr. Potere, if his employment was terminated by Sunlight without Cause (as defined below), he was entitled to receive (i) any accrued and unpaid base salary through the date of termination, (ii) six months of base salary continuation and (iii) if such termination occurred on or after the seventh month of Sunlight’s fiscal year, a prorated portion of Mr. Potere’s annual bonus for the year in which such termination occurred;

•
For Mr. Edinburg, if his employment was terminated by Sunlight without Cause (as defined below or by him for Good Reason (as defined below), he was entitled to receive (i) any accrued and unpaid base salary through the date of termination, (ii) six months of base salary continuation and (iii) if such termination occurred between January 1st and the payment of Mr. Edinburg’s annual bonus for the prior year, such annual bonus would have been paid on the date on which such other Sunlight employees received their annual bonuses; and

•
For Mr. Parsons, in the event that his employment was terminated by Sunlight without Cause (as defined below), he was entitled to receive (i) any accrued and unpaid base salary through the date of termination and (ii) six months of base salary continuation.

As a condition to the receipt of severance benefits, each of Sunlight’s named executive officers must have executed a release of claims and return all property of Sunlight. Upon any termination of or by Messrs. Potere, Edinburg and Parsons, each would have been subject to a non-competition agreement covering a period of 12 months (for Mr. Potere) or 6 months (for each of Messrs. Edinburg and Parsons) after the date of termination.
Under the Former Sunlight Employment Agreements, “Cause” generally meant the named executive officer’s (a) indictment for a felony, (b) fraudulent, grossly negligent, dishonest or unlawful conduct in connection with employment duties, (c) contravention of specific lawful directions related to a material duty or responsibility which continued for five business days following receipt of written notice, (d) breach of material obligations under the agreement or failure to comply with a material Sunlight policy, in each case, which continued for five business days following receipt of written notice, or (e) engaging in personal conduct in connection with employment duties or responsibilities which discredited or materially damaged Sunlight, or engaging in conduct that resulted in conviction or regulatory action.
With respect to Mr. Edinburg, under his Former Sunlight Employment Agreement, “Good Reason” generally meant (a) a reduction by Sunlight of Mr. Edinburg’s base salary to an amount less than $300,000, (b) a substantial and material adverse change, without Mr. Edinburg’s written consent, in his authority or duties causing Mr. Edinburg’s position to have materially less responsibility, (c) any requirement by Sunlight that Mr. Edinburg work primarily from an office or location more than 25 miles from the location stated in the employment agreement and (d) any material breach by Sunlight of any provision of Mr. Edinburg’s employment agreement.
Severance Benefits Under Former Equity Arrangements
As described under “Outstanding Equity Awards at Fiscal Year 2020 Year-End” below, Messrs. Potere, Edinburg and Parsons each held Class C Units, which were subject to time- and performance-based vesting requirements. Pursuant to the terms of the Prior Sunlight LLC Agreement, all unvested Class C Units would have been forfeited for no consideration upon the holder of such units’ termination of employment for any reason; provided, however, if Messrs. Potere’s, Edinburg’s or Parsons’ employment was terminated by Sunlight without “Cause” or due to his resignation for “Good Reason” during the six-month period immediately preceding the date on which a final letter of intent for a “Sale of the Company” or a “Qualified Public Offering” (each as defined in the Prior Sunlight LLC Agreement) was executed, then his Class C-3 Units would have been treated as outstanding on the applicable exit event and eligible to provisionally vest (or vest in full if the applicable time-based vesting requirements had been met as of the date of such exit event) upon the occurrence of such exit event. As holders of Class C-3 Units, Messrs. Potere, Edinburg and Parsons were subject to certain post-termination restrictive covenants. See Footnote 3 to the table under “Outstanding Equity Awards at Fiscal Year 2020 Year-End” below for a further description of the treatment of the outstanding Class C Units held by the named executive officers in connection with the Business Combination.

Outstanding Equity Awards at Fiscal Year 2020 Year-End
The following table provides information regarding outstanding equity awards held by Sunlight’s named executive officers as of December 31, 2020. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
A portion of the outstanding equity awards granted to Sunlight’s named executive officers vested immediately prior to Closing, provided that such named executive officers remained employed by Sunlight as of such time and, subject to the terms of the applicable employment agreement for each named executive officer, were not terminated for Cause or had not resigned for Good Reason, as applicable. As of December 31, 2020, the outstanding equity awards of the named executive officers were as follows:
		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)(4)	Option Expiration Date
Matthew Potere	9/11/2015(5)	1,612(6)	0	0	0
	9/11/2015(7)	9,834	0	0	0
	11/13/2017(8)	4,058	5,218	0	0
	6/11/2019(9)	0	50,364	0	0
Barry Edinburg	6/12/2016(10)	3,917	3,917	0	0
	11/13/2017(11)	3,300	4,244	0	0
	6/11/2019(12)	0	32,624	0
Timothy Parsons	6/1/2016(13)	1,469	1,469	0	0
	11/13/2017(14)	1,782	2,293	0	0
	6/11/2019(15)	0	22,429	0	0

(1)
Sunlight believes that, despite the fact that the Class C Units did not require the payment of an exercise price, such units are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option”-like feature.

(2)
The outstanding equity awards granted to Messrs. Potere, Edinburg and Parsons are subject to various vesting requirements, including time-based requirements, performance-based requirements, and vesting requirements relating to the issuance of the Class A Preferred PIK Distribution (as defined in the Prior Sunlight LLC Agreement) (the “PIK-based vesting requirements”). The units described here have fully-vested as of December 31, 2020 by their terms.

(3)
The outstanding equity awards described here are subject to time-based, performance-based, or PIK-based vesting requirements that have not been met as of December 31, 2020. Upon the consummation of the Business Combination, all performance-based vesting requirements related to the outstanding equity awards of Messrs. Potere, Edinburg, and Parsons were met. Additionally, the time-based vesting relating to the 6/1/2016, 6/12/2016, and 11/13/2017 grants were fully accelerated pursuant to the terms of such grants. With regard to the 6/11/19 grants, the time-based vesting requirements with regard to half of the units that had not time-vested as of the Closing were fully accelerated pursuant to the terms of such grants and the remaining half of such units provisionally vested and are subject to additional time-based vesting, and release from escrow. Further, the PIK-based vesting requirements relating to certain of the units granted to Messrs. Potere, Edinburg, and Parsons on 6/11/2019 were not met at the Closing and the units that had not met such requirements were forfeited at such time.

(4)
These awards are not traditional options, and therefore, there is no exercise price or expiration date associated with them.

(5)
Mr. Potere was granted 1,900 Class B Units, which vested as follows: 977 on 2/15/2016; 608 on 2/15/2017; and 315 on 2/15/2018.

(6)
Mr. Potere was originally granted equity awards for 1,900 Class B Units. Mr. Potere subsequently sold 288 Class B Units in connection with the investment by certain of the FTV Parties in Sunlight in May 2018.

(7)
Mr. Potere was granted 9,834 Class C-1 Units, which vest 25% on the first anniversary of the Grant Date and 1/48th each month thereafter.

(8)
Mr. Potere was granted 6,048 Class C-2 Units and 3,228 Class C-2AD Units, 50% of each of which are subject to time-based vesting and 50% of each of which are subject to performance-based vesting. Twenty-five percent of the time-based awards vest on 5/1/2018 with the remaining vesting 1/36th per month beginning 6/1/2018. The performance-based awards vest upon satisfaction of pre-established performance goals.

(9)
Mr. Potere was granted 24,700 Class C-3 Units and 25,664 Class C-3AD Units. The Class C-3 and Class C-3AD Units are subject to both time-based and performance-based vesting and the Class C-3AD Units are also subject to PIK-based vesting. Twenty percent of these units become provisionally time-vested on 5/25/2019, with the remaining provisionally vesting 1/48th per month beginning 6/1/2020. Provided the awards are time-vested as of the relevant exit date, 1/4 of the awards become performance-vested upon each the following performance thresholds: Exit Equity Value in excess of $330 million; $412.5 million; $495 million; and $577.5 million.

(10)
Mr. Edinburg was granted 7,834 Class C-1 Units, 50% of which are subject to time-based vesting and 50% of which are subject to performance-based vesting. Twenty-five percent of the time-based awards vest the first anniversary of the Grant Date and 1/48th each month thereafter. The performance-based awards vest upon satisfaction of pre-established performance goals.

(11)
Mr. Edinburg was granted 4,919 Class C-2 Units and 2,625 Cass C-2AD Units, 50% of each of which are subject to time-based vesting and 50% of each of which are subject to performance-based vesting. Twenty-five percent of the time-based awards vest 5/1/2018 with the remaining vesting 1/36th per month beginning 6/1/2018. The performance-based awards vest upon satisfaction of pre-established performance goals.

(12)
Mr. Edinburg was granted 16,000 Class C-3 Units and 16,624 Class C-3AD Units. The Class C-3 and Class C-3AD Units are subject to both time-based and performance-based vesting and the Class C-3AD Units are also subject to PIK-based vesting. 20% of these units become provisionally time-vested on 5/25/2019, with the remaining provisionally vesting 1/48th per month beginning 6/1/2020. Provided the awards are time-vested as of the relevant exit date, 1/4 of the awards become performance-vested upon each of the following performance thresholds: Exit Equity Value in excess of $330 million; $412.5 million; $495 million; and $577.5 million.

(13)
Mr. Parsons was granted 2,938 Class C-1 Units, 50% of which are subject to time-based vesting and 50% of which are subject to performance-based vesting. Twenty-five percent of the time-based awards vest on the first anniversary of 2/15/2016 and 1/48th each month thereafter. The performance-based awards vest upon satisfaction of pre-established performance goals.

(14)
Mr. Parsons was granted 2,657 Class C-2 Units and 1,418 Class C-2AD Units, 50% of each of which are subject to time-based vesting and 50% of each of which are subject to performance-based vesting. Twenty-five percent of the time-based awards vest 5/1/2018 with the remaining vesting 1/36th per month beginning 6/1/2018. The performance-based awards vest upon satisfaction of pre-established performance goals.

(15)
Mr. Parsons was granted 11,000 Class C-3 Units and 11,429 Class C-3AD Units. The Class C-3 and Class C-3AD Units are subject to both time-based and performance-based vesting and the Class C-3AD Units are also subject to PIK-based vesting. 20% of these units become provisionally time-vested on 5/25/2019, with the remaining provisionally vesting 1/48th per month beginning 6/1/2020. Provided the awards are time-vested as of the relevant exit date, 1/4 of the awards become performance-vested upon each of the following performance thresholds: Exit Equity Value in excess of $330 million; $412.5 million; $495 million; and $577.5 million

Additional Narrative Disclosure
401(k) Plan
Sunlight maintains a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(a) of the Internal Revenue Service Code, so that contributions to the 401(k) plan by employees or by Sunlight, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by Sunlight, if any, will be deductible by Sunlight when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their 401(k) plans. The 401(k) plan permits Sunlight to make contributions up to the limits allowed by law on behalf of all eligible employees. Beginning in February 2021, Sunlight began matching 401(k) plan contributions by all employees at 50% of an employee’s contributions, up to 3% of such employee’s base salary per year.
Executive Compensation After Closing
2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan
Sunlight adopted the 2021 Plan and the ESPP, in which Sunlight’s named executive officers are eligible to participate. Each of Matthew Potere, Barry Edinburg and Timothy Parsons, Sunlight’s principal executive officer and its next two most highly compensated executive officers, who are referred to herein as the “named executive officers,” will be eligible to participate in both the 2021 Plan and the ESPP. For a complete description of the 2021 Plan and the ESPP, please refer to the complete text of the 2021 Plan and the ESPP, each of which is filed as an exhibit to this prospectus.
New Employment Agreements for Named Executive Officers
We have entered into a new employment agreement with each of the named executive officers (each, a “New Sunlight Employment Agreement” and collectively, the “New Sunlight Employment Agreements”) that became effective at Closing. Pursuant to the New Sunlight Employment Agreements, each of the named executive officers have the following position at Sunlight LLC and Sunlight Financial Holdings (collectively, the “Employer”): Mr. Potere — Chief Executive Officer, Mr. Edinburg — Chief Financial Officer, and Mr. Parsons — Chief Operating Officer. The New Sunlight Employment Agreements do not have a fixed term and may be terminated at any time in accordance with their terms. Upon any termination of employment, Messrs. Potere, Edinburg and Parsons or the Employer, each will be subject to a non-competition covenant that covers a period of 18 months (for Mr. Potere) or 12 months (for each of Messrs. Edinburg and Parsons) months after the date of termination and a non-solicitation covenant that covers a period of 18 months (for Mr. Potere) or 12 months (for each of Messrs. Edinburg and Parsons) months after the date of termination.
Base Salary and Annual Bonus
The base salaries and target bonus opportunities of the named executive officers are set forth in the New Sunlight Employment Agreements. The initial base salaries set forth in the New Sunlight Employment Agreements are $300,000 for Mr. Potere, $300,000 for Mr. Edinburg and $290,000 for Mr. Parsons. Base salaries will be reviewed and subject to adjustment, at least annually, by the Compensation Committee.
Each of the named executive officers has a target annual bonus opportunity based on both the Company’s achievement of certain financial performance objectives and the named executive officer’s achievement of certain individual performance objectives. Each named executive officer’s target annual bonus opportunity is stated as a percentage of the named executive officer’s base salary and requires the named executive officer’s continued employment through December 31 of the calendar year during which the annual bonus is earned. The initial target annual bonuses set forth in the New Sunlight Employment Agreements are 60% for Mr. Potere, 50% for Mr. Edinburg and 50% for Mr. Parsons.
Equity Compensation
The named executive officers are eligible to receive annual equity awards from time to time in the sole discretion of the Compensation Committee.
Employee and Additional Benefits
The named executive officers are eligible to receive benefits that are substantially similar to those of other executives of the Employer of like status. In addition, Sunlight will reimburse the named executive officers for certain incremental self-employment taxes associated with their K-1 filing status (for so long as they remain K-1 filers) and their business expenses incurred in the ordinary course of business, in accordance with the Employer’s expenses reimbursement policies and procedures.
Severance Benefits — Termination of Employment for Cause and without Good Reason
Pursuant to the New Sunlight Employment Agreements, upon termination of the named executive officer’s employment by the Employer for Cause (as defined below), or by the named executive officer without Good Reason (as defined below), such named executive officer will receive: (i) any accrued and unpaid base salary through the date of termination; (ii) payment for any previously unreimbursed business expenses; (iii) vested amounts under the New Sunlight Employment Agreement and any other agreement with the Employer, (iv) except in the case of a termination for Cause (as defined below), an annual bonus for any completed fiscal year to the extent then unpaid, and (v) any previously unreimbursed incremental self-employment taxes due under the New Employment Agreement associated with their K-1 filing status (collectively, the “Accrued Rights”).
Severance Benefits — Termination by the Employer without Cause or by the Named Executive Officer for Good Reason Not in Connection with a Change in Control
Under the New Sunlight Employment Agreements, each named executive officer is entitled to the following severance payments in the event of termination of his employment without Cause or upon his resignation for Good Reason outside of the Protection Period (as defined below) (collectively, the “Involuntary Termination Severance Benefits”):
•
Accrued Rights;

•
Multiple of base salary (2 times for Mr. Potere and 1.5 times for each of Messrs. Edinburg and Parsons);

•
Multiple of the target annual bonus (2 times for Mr. Potere and 1.5 times for each of Messrs. Edinburg and Parsons);

•
Full and immediate vesting of all outstanding Class C Units (including any provisionally vested Class C Units) granted prior to the effective date of the New Sunlight Employment Agreement (and any cash, securities or other consideration into which such Class C Units are converted) and a 12-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•
An amount equal to the monthly premium payment to continue the named executive officer’s (and the named executive officer’s family members who were participants in the group health, dental and vision plans immediately prior to the named executive officer’s termination of employment) existing group health, dental coverage and vision for 18 months, calculated under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 without regard to whether the named executive officer actually elects such continuation of coverage (the “COBRA Benefits”).

The cash-based portion of the Involuntary Termination Severance Benefits (other than the Accrued Rights) will be paid in equal monthly installments over a 24-month period (for Mr. Potere) or an 18-month period (for each of Messrs. Edinburg and Parsons). As a condition to the receipt of the Involuntary Termination Severance Benefits, each of the named executive officers must timely execute and not revoke a release of claims.
Under the New Sunlight Employment Agreements, “Cause” generally means the named executive officer’s (a) willful and material breach of any material term or provision of the New Sunlight Employment Agreement, (b) indictment or conviction of or plea of nolo contendere to a felony or other crime involving dishonesty or moral turpitude or that would otherwise reasonably be expected to impair or impede the operations of the Employer, (c) gross negligence, violence or threat of violence, fraud, theft or embezzlement (including any violation of federal securities laws) (d) willful breach of any material, written policy of the Employer or the rules of any governmental or regulatory body that, in either case, is (or reasonably could be) materially and demonstrably injurious to the Employer, (e) willful and repeated refusal to follow the lawful directions of the board of directors of the Employer, or (f) any other willful misconduct or breach of fiduciary duty that is (or reasonably could be) materially injurious to the financial condition, operations or business reputation of the Employer.
Under the New Sunlight Employment Agreements, “Good Reason” generally means, without the named executive officer’s written consent, (a) a material reduction in the named executive officer’s base salary or target annual bonus opportunity, provided however, that prior to a Change in Control (defined below) any diminution in the named executive officer’s base salary shall not be considered a material diminution to the extent the amount of the diminution, when stated as a percentage, is applied uniformly among all similarly situated employees and does not represent more than a 20% diminution of base salary, (b) a material diminution in the nature or scope of the named executive officer’s authority, duties or responsibilities, (c) a diminution in the named executive officer’s title or change in the reporting relationship of the named executive officer, (d) any material breach by the Employer of any provision of the New Sunlight Employment Agreement, and (e) any requirement by the Employer that the named executive officer work primarily from an office or location more than 25 miles from the location stated in the New Sunlight Employment Agreement.
Under the New Sunlight Employment Agreements, “Change in Control” generally means (a) any “person” or “group” (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, (i) any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, or (ii) any corporation owned, directly or indirectly, by the stockholders of Sunlight in substantially the same proportions as their ownership of Sunlight Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of 50% or more of the total voting power represented by Sunlight’s then-outstanding securities; (b) a change in the composition of the Sunlight Board during any 12 consecutive month period the result of which fewer than a majority of the members of the Sunlight Board are Incumbent Directors (as defined below); (c) a reorganization, merger, statutory share exchange, acquisition, consolidation or similar corporate transaction involving Sunlight or any of its affiliates; a sale or other disposition of the assets of Sunlight or an acquisition of assets or stock of another entity by Sunlight or any of its affiliates, in each case, unless, following such transaction, (x) all or substantially all of the individuals and entities that were the beneficial owners of the voting securities of Sunlight outstanding immediately prior thereto continue to own at least 50% of the total voting power represented by the voting securities of Sunlight or such surviving entity or its parent outstanding immediately after such transaction, and (y) at least a majority of the members of the board of directors of the entity resulting from such transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Sunlight Board providing for such transaction; or (d) approval of the stockholders of Sunlight of a liquidation or dissolution of Sunlight.
Under the New Sunlight Employment Agreement “Incumbent Directors” generally means members of the Sunlight Board who are elected, or nominated for election, to the Sunlight Board with the affirmative votes of at least a majority of the Incumbent Directors as the time of such election or nomination (but does not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of members of the Sunlight Board).
Under the New Sunlight Employment Agreements, “Protection Period” means the 24-month period immediately following a Change in Control and the 12-month period immediately preceding a Change in Control.
Severance Benefits — Termination by Sunlight without Cause or by the Named Executive Officer for Good Reason in Connection with a Change in Control
Under the New Sunlight Employment Agreements, each named executive officer is entitled to the following severance payments in the event of his termination of employment without Cause or upon his resignation for Good Reason within the Protection Period (collectively, the “Change in Control Severance Benefits”).
•
Accrued Rights;

•
Multiple of base salary (2.5 times for Mr. Potere and 2.0 times for each of Messrs. Edinburg and Parsons);

•
Multiple of annual bonus paid with respect to the calendar year immediately preceding the calendar year within which the named executive officer was terminated, or if such bonus has not yet been paid as of such termination, the target annual bonus for such preceding calendar year (2.5 times for Mr. Potere and 2.0 times for each of Messrs. Edinburg and Parsons);

•
Full and immediate vesting of all outstanding equity awards, equity-based awards and other long-term incentives (with performance-based awards to vest at the greater of target or actual performance) and a 30-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•
The COBRA Benefits.

The cash-based portion of the Change in Control Severance Benefits (other than the Accrued Rights) will be paid in the form of a lump sum payment for each of Messrs. Potere, Edinburg and Parsons. As a condition to the receipt of the Change in Control Severance Benefits, each of the named executive officers must timely execute and not revoke a release of claims.
Severance Benefits — Termination in Connection with the Named Executive Officer’s Death or Disability
Under the New Sunlight Employment Agreements, the named executive officers are entitled to the following severance payments upon a termination of employment due to his death or Disability (as defined below):
•
Accrued Rights;

•
Pro-rated target annual bonus, payable in a lump sum;

•
Full and immediate vesting of all outstanding Class C Units (including any provisionally vested Class C Units) granted prior to the effective date of the New Sunlight Employment Agreement (and any cash, securities or other consideration into which such Class C Units are converted) and a 30-month post-termination exercise period with respect to vested stock options and stock appreciation rights (or, if shorter, the remainder of the full term); and

•
The COBRA Benefits.

Under the New Sunlight Employment Agreements, “Disability” generally has the meaning ascribed to such term (or substantially similar term) in the disability insurance program that is sponsored by the Employer, or if no such definition exists or the named executive officer is not covered by such a program, then Disability means (a) the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Social Security Administration has determined the named executive officer to be disabled.
Grants of New Equity Awards
Sunlight intends to develop an executive compensation program that is designed to align compensation with its business objectives and the creation of stockholder value, while enabling Sunlight to attract, retain, incentivize and reward individuals who contribute to the long-term success of Sunlight. Decisions on the executive compensation program will be made by the Compensation Committee.
We anticipate making one-time grants of time-based restricted stock units of the Company (collectively, the “2021 Restricted Stock Units”) to Sunlight’s named executive officers in fiscal year 2021. For a complete description of the 2021 Plan, please refer to the complete text of the 2021 Plan, which is filed as an exhibit to this prospectus.
If granted, it is expected that the 2021 Restricted Stock Units will vest over the three-year period following the Closing Date, with one third of the 2021 Restricted Stock Units vesting on the second anniversary of the Closing Date and two thirds of the 2021 Restricted Stock Units vesting on the third anniversary of the Closing Date, in each case, subject to the named executive officer’s continued employment through the applicable vesting date. While the value and terms of the 2021 Restricted Stock Units are subject to the discretion of the Compensation Committee, such that they may ultimately change prior to the grant date and may differ than those set forth below, we anticipate that the aggregate estimated grant date dollar values of the 2021 Restricted Stock Units granted to Sunlight’s named executive officers will be as follows: (i) Matthew Potere: $5,100,000; (ii) Barry Edinburg: $829,000; and (iii) Timothy Parsons: $636,000. We anticipate that the award agreements underlying the 2021 Restricted Stock Units granted to each of Sunlight’s named executive officers will provide that (i) the tranche of the 2021 Restricted Stock Units scheduled to vest on the vesting date immediately following the named executive officer’s (x) termination of employment due to his or her death or “Disability” (as defined in the 2021 Plan), (y) termination of employment by the Company without “Cause” (as defined in the New Sunlight Employment Agreements) or (z) resignation for “Good Reason” (as defined in the New Sunlight Employment Agreements) shall immediately vest on the date of such named executive officer’s termination of employment; and (ii) all outstanding and unvested 2021 Restricted Stock Units shall immediately vest on the date of such named executive officer’s termination of employment by the Company without Cause or resignation for Good Reason that occurs within the 12-month period immediately preceding a “Change in Control” (as defined in the 2021 Plan) or the 24-month period immediately following a Change in Control. For a complete description of the 2021 Restricted Stock Units, please refer to the complete text of the form of Day 1 RSU Agreement, which is filed as an exhibit to this prospectus.
Fiscal Year 2020 Director Compensation
In fiscal year 2020, Sunlight did not directly compensate any of its directors in connection with their service on the prior Sunlight board. Sunlight had a policy of reimbursing all of its non-employee directors for their reasonable out-of-pocket expenses in connection with attending board of directors and committee meetings.
In September 2015, Sunlight entered into a management agreement with Tiger. Under the terms of the agreement, Sunlight paid Tiger a management fee of $50,000 per calendar quarter for strategic financial services provided by Tiger to Sunlight. In May 2018, Sunlight entered into a management agreement with FTV. Under the terms of the agreement, FTV provided strategic financial services to Sunlight in exchange for a management fee of $50,000 per calendar quarter. The agreements were terminated in connection with the closing of the Business Combination. For additional information, see Note 8 of the accompanying consolidated financial statements of Sunlight LLC.
Following the Business Combination, Sunlight implemented a compensation program for its non-employee directors. Pursuant to this program, non-employee directors will receive the following cash compensation, paid quarterly in arrears:
Position	Annual Retainer
Board service	$50,000
plus (as applicable):
Board Chair	$0
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating & Corporate Governance/ESG Committee Chair	$10,000
Audit Committee Member	$10,000
Compensation Committee Member	$7,500
Nominating & Corporate Governance/ESG Committee Member	$5,000
Sunlight expects to reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation (“Second A&R Charter”) in its entirety for a complete description of the rights and preferences of our capital stock and the warrant agreement dated November 24, 2020 (the “warrant agreement”) and form of warrant for a description of the terms of the public and private placement warrants.
Authorized and Outstanding Stock
The Second A&R Charter provides for authorized shares of all classes of capital stock in the aggregate amount of 500,000,000 shares, consisting of 465,000,000 shares of common stock, including 420,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock, and 65,000,000 shares of Class C Common Stock, and 35,000,000 shares of Preferred Stock; the Second A&R Charter specifies the rights of the Class C Common Stock in order to provide for our “Up-C” structure. As of July 30, 2021, there were 84,837,655 (excludes 1,535,941 of shares held by Sunlight in respect of net withholding for tax payments) shares of Class A Common Stock outstanding, 0 shares of Class B Common Stock outstanding and 47,595,455 shares of Class C Common Stock outstanding.
Voting Power
Except as otherwise expressly provided in the Second A&R Charter or required by applicable law, each holder of Common Stock has the right to one vote per share of Common Stock held of record by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Second A&R Charter (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Second A&R Charter (including any certificate of designation relating to any series of Preferred Stock).
Dividends
Subject to applicable law and the rights, if any, of the holders of one or more outstanding series of Preferred Stock, holders of shares of Class A Common Stock are entitled to receive such dividends and distributions in cash, stock or otherwise as may be declared thereon by the Sunlight Board in its discretion from time to time out of funds of Sunlight legally available therefor and shall share equally on a per share basis in all such dividends or other distributions.
No Preemptive or Similar Rights
Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Liquidation, Dissolution and Winding Up
Subject to the rights, if any, of the holders of one or more outstanding series of Preferred Stock and after payment or provision for payment of the debt and other liabilities of Sunlight, holders of shares of Class A Common Stock are entitled to receive (ratably in proportion to the number of shares held by them) the assets and funds of Sunlight available for distribution in the event of any liquidation, dissolution or winding up of the affairs of Sunlight, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of Sunlight, as such terms are used in Subparagraph C(d) of the Second A&R Charter, shall not be deemed to be occasioned by or to include any consolidation or merger of Sunlight with or into any other person or a sale, lease, exchange, conveyance or other disposition of all or any part of its assets.
Class B Common Stock
The Second A&R Charter authorizes 20,000,000 shares of Class B Common Stock, par value $0.0001 per share. Under the Second A&R Charter, each share of Class B Common Stock automatically converted into shares of Class A Common Stock on a one-to-one basis upon the consummation of the Business Combination.

Class C Common Stock
Shares of Class C Common Stock shall be redeemable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the Sunlight A&R LLC Agreement. Sunlight will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the outstanding shares of Class C Common Stock for Class A Common Stock pursuant to the Sunlight A&R LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the Sunlight A&R LLC Agreement; provided, however, that nothing contained herein shall be construed to preclude Sunlight from satisfying its obligations in respect of any such redemption of shares of Class C Common Stock pursuant to the Sunlight A&R LLC Agreement by delivering to the holder of shares of Class C Common Stock upon such redemption, cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the Sunlight A&R LLC Agreement or shares of Class A Common Stock which are held in the treasury of Sunlight. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the Sunlight A&R LLC Agreement, be validly issued, fully paid and non-assessable. All shares of Class C Common Stock redeemed shall be cancelled.
Preferred Stock
The Second A&R Charter provides that shares of Preferred Stock may be issued from time to time in one or more classes or series. The Sunlight Board is authorized to fix the designation, voting powers, preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.
The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of Sunlight entitled to vote generally, voting together as a single class, without a separate vote of the holders of the Preferred Stock or any classes or series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation designating a series of Preferred Stock.
The Sunlight Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Sunlight Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Sunlight or the removal of Sunlight’s management. Sunlight had no Preferred Stock outstanding at the date the Second A&R Charter became effective.
Registration Rights
Certain holders of Class A Common Stock are entitled to registration rights as described under “Registration Rights” below.
Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of

Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants can be traded. Accordingly, unless you have purchased at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation, as applicable.
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of (i) the number of shares of our Class A Common Stock underlying the warrants, and (ii) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) such fair market value and (B) the product of the number of warrants surrendered and 0.361. The “fair market value” as used in this paragraph shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, or the 30 day redemption period, to each warrantholder; and

•
if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A Common Stock determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock except as otherwise described below;

•
upon a minimum of 30 days’ prior written notice to each warrantholder;

•
if, and only if, the reported last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrantholders; and

•
if the reported last sale price of our Class A Common Stock on the trading day prior to the date on which we send the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrantholder will receive upon a cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The “fair market value” of our Class A Common Stock shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrantholders with the final fair market value no later than one business day after the ten-trading day period described above ends.
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per whole warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are “out of the money” (i.e. the trading price of our Class A Common Stock is below the exercise price of the warrants) and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants, based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a Black-Scholes option pricing model with a fixed volatility input as of the date of the IPO prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed, and we will effectively be required to pay the redemption price to warrantholders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrantholders.
As stated above, we can redeem the warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares of Class A Common Stock. If we choose to redeem the warrants when the Class A Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.
Redemption Procedures
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted pursuant to the following two paragraphs. The adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.
If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A

Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the average last reported sale price of Class A Common Stock as reported for the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights
If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised his, her or its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

You should review a copy of the warrant agreement, which is filed as an exhibit to the Registration Statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrantholder.
Private Placement Warrants
The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor), and they will not be redeemable by us (except as described above under “— Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants for cash or on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants sold in connection with the IPO, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants sold in connection with the IPO.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants in exchange for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of (A) the number of shares of Class A Common Stock underlying the warrants and (B) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Our Transfer Agent and Warrant Agent
The Transfer Agent for our Class A Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law and our Second A&R Charter and Bylaws
We have not opted out of Section 203 of the DGCL under the Second A&R Charter. Under Section 203 of the DGCL, Sunlight will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of Sunlight (the “acquisition”), except if:
•
the Sunlight Board approved the acquisition prior to its consummation;

•
the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•
the business combination is approved by the Sunlight Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Sunlight for a three-year period. This may encourage companies interested in acquiring Sunlight to negotiate in advance with the Sunlight Board because the stockholder approval requirement would be avoided if the Sunlight Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Sunlight Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our Second A&R Charter and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:
•
Board of Directors Vacancies.   Our Second A&R Charter and bylaws authorize the Sunlight Board to fill vacant directorships, including newly-created seats. In addition, the number of directors constituting the Sunlight Board will be set only by resolution adopted by a majority vote of directors then in office. These provisions will prevent a stockholder from increasing the size of the Sunlight Board and gaining control of the Sunlight Board by filling the resulting vacancies with its own nominees.

•
Classified Board.   Our Second A&R Charter and bylaws provide that the Sunlight Board is classified into three classes of directors, each of which will hold office for a three-year term. In addition, directors may only be removed from the Sunlight Board for cause and only by the approval of a majority of our then-outstanding shares of our Common Stock. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•
Stockholder Action; Special Meeting of Stockholders.   Our Second A&R Charter provides that stockholders will not be able to take action by written consent, and will only be able to take action at annual or special meetings of our stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. Our bylaws further provide that special meetings of our stockholders may be called only by a majority vote of the entire Sunlight Board, the chairman of the Sunlight Board or our president.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

•
Issuance of Undesignated Preferred Stock.   The Sunlight Board has the authority, without further action by the holders of Common Stock, to issue up to 35,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by the Sunlight Board. The existence of authorized but unissued shares of Preferred Stock will enable the Sunlight Board to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum
Unless Sunlight consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States.
Unless Sunlight consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum to bring: (a) any derivative action or proceeding brought on behalf of Sunlight; (b) any action asserting a claim of breach of a fiduciary duty owed by a director, officer or other employee of Sunlight or Sunlight’s stockholders; (c) any action or proceeding asserting a claim against Sunlight or any director, officer or other employee of Sunlight arising out of or pursuant to any provision of the DGCL, the Second A&R Charter or the bylaws of Sunlight (as each may be amended from time to time); (d) any action asserting a claim against Sunlight or any director or officer or other employee of Sunlight governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, (i) any action as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.
Rule 144
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their Founder Shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed the Business Combination, although these shares may be sold sooner to the extent they have been registered on a registration statement that has been declared effective by the SEC.
Registration Rights
Certain Stockholders’ Registration Rights
In connection with the Closing, Sunlight, the Sponsor, Tiger, FTV Blocker Holder and certain holders party thereto (collectively, the “IRA Holders”), entered into the Investor Rights Agreement, pursuant to which, among other things, (a) that certain Registration Rights Agreement, dated November 24, 2020, was terminated and (b) certain resale registration rights were granted with respect to (i) the private placement warrants (including any shares of Common Stock issued or issuable upon the exercise of any such private placement warrants), (ii) any outstanding shares of Class A Common Stock held by an IRA Holder at any time, whether held on the date of the Investor Rights Agreement or acquired after the date of the Investor Rights Agreement, (iii) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of Sunlight issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to Sunlight by an IRA Holder, (iv) any shares of Class A Common Stock issued or issuable upon exchange of Sunlight Class EX Units and Class C Common Stock issued to a Holder under the Business Combination Agreement and (v) any other equity security of Sunlight issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.
Furthermore, pursuant to the Investor Rights Agreement, we are filing this prospectus (at our sole cost and expense) registering the resale of certain securities held by or issuable to the IRA Holders, and will use our reasonable best efforts to have such prospectus declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, Tiger and FTV Blocker Holder can demand up to three underwritten offerings in the aggregate and the Sponsor can demand up to one underwritten offering. Each IRA Holder will be entitled to customary piggyback registration rights.
PIPE Shares
Pursuant to the Subscription Agreements, we are filing with the SEC this prospectus registering the resale of 25,000,000 shares of Class A Common Stock at a purchase price of $10.00 per share, and will have it declared effective as soon as practicable after the filing thereof.
Public Warrants
Under the terms of the warrant agreement relating to the public warrants, we have filed the registration statement of which this prospectus is a part, and we are obligated to use our best efforts to cause it to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants.
Lock-Up Agreements
Pursuant to the Business Combination Agreement, at the Closing:
•
pursuant to the Investor Rights Agreement, Tiger and FTV Blocker Holder agreed to the same lock-up restrictions applicable to the Sponsor and the board of directors and management team of Sunlight;

•
subject to certain exceptions, all Sunlight employees and former employees who, as of immediately after the Closing, held 100,000 shares or more of Class A Common Stock or Class EX Units and a corresponding number of shares of Class C Common Stock, agreed that: (x) 20% of the Class A Common Stock or Class EX Units and a corresponding number of shares of Class C Common Stock (as applicable, “Restricted Stock”) held by it, him or her will be subject to lock-up transfer restrictions until the one-year anniversary of the Closing, with the potential for Early Release (as defined below) after six months following the Closing and (y) 80% of the Restricted Stock held by it, him or her will be subject to lock-up transfer restrictions until the 15-month anniversary of the Closing, with the potential for Early Release after nine months following the Closing;

•
certain executives of Sunlight agreed that: (a) 20% of the Restricted Stock held by it, him or her will be subject to lock-up transfer restrictions until the 16-month anniversary of the Closing, with the potential for Early Release after nine months following the Closing and (b) 80% of the Restricted Stock held by it, him or her will be subject to lock-up transfer restrictions until the 20-month anniversary of the Closing, with potential for Early Release after 14 months following the Closing; and

•
all other persons who held equity or equity-based awards in respect of less than 100,000 shares of Restricted Stock as of immediately prior to at the Closing, agreed that 100% of the Restricted Stock held by it, him or her will be subject to lock-up transfer restrictions until the six-month anniversary of the Closing; provided, that with respect to any such person that is not a Sunlight employee, Sunlight will request and use commercially reasonable efforts to obtain such agreement from such person;

where applicable, subject to exceptions included in such lock-up agreements, including for “net settlement” of distributions of Class A Common Stock to holders of certain company awards as contemplated by Section 2.02(e) of the Business Combination Agreement in respect of applicable tax withholding obligations.

An “Early Release” shall be achieved if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at the period specified above after the Closing.
On July 9, 2021, the parties to the Business Combination Agreement agreed to waive the closing condition that certain individuals enter into lock-up agreements as set forth in Section 8.02(m) of the Business Combination Agreement, with respect to one individual investor.
Listing of Securities
Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to Sunlight regarding the beneficial ownership of the Company’s Common Stock as of immediately following the Closing, by:
•
each person who is known by Sunlight to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•
each named executive officer and director of Sunlight; and

•
all current executive officers and directors of Sunlight, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
The beneficial ownership percentages set forth in the table below are based on 132,433,111 (excludes 1,535,941 shares of Class A Commons Stock held by Sunlight in respect of net withholding for tax payments) shares of Common Stock issued and outstanding as of immediately following the Closing.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to beneficially owned Common Stock.
Name of Beneficial Owners(1)	Number of shares of Common Stock	%
Five Percent Stockholders
Spartan Acquisition Sponsor II LLC(2)	7,337,241	5.5%
FTV V, L.P.(3)	25,271,539	19.1%
Tiger Infrastructure Partners Sunlight Feeder LP(4)	21,179,370	16.0%
Tiger Infrastructure Partners Co-Invest B LP(5)	8,437,552	6.4%
Named Executive Officers and Directors
Matthew Potere	3,510,541	2.7%
Barry Edinburg	2,341,446	1.8%
Timothy Parsons	1,386,399	1.0%
Brad Bernstein	—	0.0%
Jeanette Gorgas	—	0.0%
Emil W. Henry, Jr.(6)	29,616,922	22.4%
Toan Huynh	—	0.0%
Jennifer D. Nordquist	—	0.0%
Philip Ryan	—	0.0%
Kenneth Shea	—	0.0%
Joshua Siegel	—	0.0%
All Directors and Executive Officers as a Group (13 Individuals)	18,056,530	13.6%

(1)
This table is based on a total of 132,433,111 (excludes 1,535,941 of shares held by Sunlight in respect of net withholding for tax payments) shares of Common Stock outstanding immediately after the Closing on July 9, 2021, consisting of 84,837,655 (excludes 1,535,941 of shares held by Sunlight in respect of net withholding for tax payments) shares of Class A Common Stock and 47,595,455 shares of Class C Common Stock. Unless otherwise noted, the business address of each of the directors and executive officers in this table is 101 N. Tryon Street, Suite 1000, Charlotte, NC 28246.

(2)
Information based on the Form 4 filed jointly with the SEC on July 13, 2021 by Spartan Acquisition Sponsor II LLC (the “Sponsor”); AP Spartan Energy Holdings II, L.P. (“AP Spartan”); Apollo ANRP Advisors III, L.P. (“ANRP Advisors”); Apollo ANRP Capital Management III, LLC (“ANRP Capital Management”); APH Holdings, L.P. (“APH Holdings”); and Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”).

Includes 7,337,241 shares of Class A Common Stock directly held by the Sponsor. The Sponsor is managed by affiliates of Apollo Global Management, Inc. AP Spartan is the sole member of the Sponsor. ANRP Advisors is the general partner of AP Spartan. ANRP Capital Management is the general partner of ANRP Advisors. APH Holdings is the sole member of ANRP Capital Management. Principal Holdings III GP is the general partner of APH Holdings. Scott Kleinman, James Zelter, Joshua Harris and Marc Rowan are the directors of Principal Holdings III GP, and as such may be deemed to have voting and dispositive control of the shares of Class A Common Stock held of record by the Sponsor. Each of the Sponsor, AP Spartan, ANRP Advisors, ANRP Capital Management, APH Holdings, Principal Holdings III GP and each of Messrs. Kleinman, Zelter, Harris and Rowan, disclaims beneficial ownership of the Class A Common Stock, in each case except to the extent of any pecuniary interest therein, and this discslosure shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The addresses of each of the Sponsor, AP Spartan and Messrs. Kleinman, Zelter, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of each of ANRP Advisors and Principal Holdings III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008. The address of each of ANRP Capital Management and APH Holdings is One Manhattanville Road, Suite 201, Purchase, New York, 10577.
(3)
Information based on the Schedule 13D filed jointly with the SEC on July 19, 2021 by FTV V, L.P., a Delaware limited partnership (“FTV LP”); and FTV Management V, L.L.C, a Delaware limited liability company (“FTV LLC”), in its capacity as general partner of FTV LP.

Includes 25,271,539 shares of Class A Common Stock directly held by FTV LP. Any action by FTV LLC with respect to the reported securities, including voting and dispositive decisions, requires at least a majority vote of the managing members. Because voting and dispositive decisions are made by at least a majority of the managing members, none of the managers is deemed to be a beneficial owner of the reported securities. By virtue of their relationship each of FTV LP and FTV LLC may be deemed to share the power to vote or direct the vote and to share the power to dispose of or direct the disposition of the reported securities.
(4)
Information based on the Schedule 13D filed jointly with the SEC on July 19, 2021 by Tiger Infrastructure Partners LP, a Delaware limited partnership (the “US Advisor”); Tiger Infrastructure Partners Sunlight Feeder LP, a Delaware limited partnership (the “Sunlight Feeder”); Tiger Infrastructure Partners AIV I LP, a Delaware limited Partnership (“Fund I AIV”); Tiger Infrastructure Partners Co-Invest B LP, a Delaware limited Partnership (“Co-Invest B”); and Emil W. Henry, Jr. (“Mr. Henry”). The US Advisor is the investment manager of Fund I AIV and Co-Invest B. Sunlight Feeder is a wholly-owned subsidiary of Fund I AIV. The US Advisor is managed by its general partner Emil Henry III LLC (“EH III”); EH III is managed by its sole managing member, Henry Tiger Holdings LLC (“HTH”); HTH is managed by its sole managing member, Emil Henry LLC (“EH LLC”). Emil W. Henry, Jr. is the sole managing member of EH LLC and therefore may be deemed to share voting and dispositive power over and have beneficial ownership of the securities held by Co-Invest B and Sunlight Feeder. Mr. Henry disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.

Includes 21,179,370 shares that Sunlight Feeder has the right to acquire upon exercise of Class EX Units (and Class C Common Stock) exchangeable, subject to certain conditions, for either one share of Class A Common Stock, or at Sunlight’s election, an amount of cash equivalent to the market value of one share of Class A Common Stock. The principal business address of Sunlight Feeder and the related entities is 717 Fifth Ave, Floor 12A, New York, NY 10022.
(5)
See footnote 4. Includes 8,437,552 shares held directly by Co-Invest B.

(6)
See footnotes 4 and 5.

SELLING SECURITYHOLDERS
Subject to the terms of lock-up agreements entered into by former stockholders of Sunlight LLC and the initial stockholders, as applicable, the Selling Securityholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
The following table sets forth, as of July 30, 2021, the names of the Selling Securityholders, the aggregate number of shares of Class A Common Stock held by the Selling Securityholders, the number of shares of our Class A Common Stock that may be sold by the Selling Securityholders under this prospectus and the number of shares of Class A Common Stock that the Selling Securityholders will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after this offering none of the shares of Class A Common Stock covered by this prospectus will be beneficially owned by the Selling Securityholders and (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Unless otherwise noted in the footnotes to the following table, the business address of each executive officer and director of Sunlight is 101 N. Tryon Street, Suite 1000, Charlotte, NC 28246.
The Selling Securityholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
FTV and Tiger Entities
FTV V, L.P.(2)	25,271,539	29.8%	25,271,539	0	0.0%
Tiger Infrastructure Partners Sunlight Feeder LP(3)	21,179,370	25.0%	21,179,370	0	0.0%
Tiger Infrastructure Partners Co-Invest B LP(4)	8,437,552	9.0%	8,437,552	0	0.0%
PIPE Investors
Adage Capital Partners L.P.(5)	1,600,000	1.9%	1,600,000	0	0.0%
AGR Trading SPC-Series EC Segregated Portfolio(6)	9,457	*%	9,457	0	0.0%
Alyeska Master Fund, L.P.(7)	1,300,000	1.5%	1,300,000	0	0.0%
Anatole Partners Long Only Master Fund, L.P(8)	15,820	*%	15,280	0	0.0%
Anatole Partners Master Fund, L.P.(9)	184,180	*	184,180	0	0.0
Arena Capital Fund, LP – Series 3(10)	150,000	*%	150,000	0	0.0%
Arena Capital Fund, LP – Series 4(11)	150,000	*%	150,000	0	0.0%
Arena Capital Fund, LP – Series 5(12)	150,000	*%	150,000	0	0.0%
Arena Capital Fund, LP – Series 6(13)	150,000	*%	150,000	0	0.0%

	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
Arena Capital Fund, LP – Series 9(14)	100,000	*%	100,000	0	0.0%
Andrew Artz	5,000	*%	5,000	0	0.0%
Atlas Point Energy Infrastructure Fund, LLC(15)	600,000	*%	600,000	0	0.0%
BEMAP Master Fund Ltd(16)	82,896	*%	57,157	25,539	*%
Bespoke Alpha MAC MIM LP(17)	10,345	*%	7,388	2,957	*%
BlackRock, Inc.(18)	2,000,000	2.4%	2,000,000	0	0.0%
Blackstone Aqua Master Sub-Fund, a sub fund of Global Master Fund ICAV(19)	400,000	*%	400,000	0	0.0%
BNP Paribas Asset Management UK Limited	1,100,000	1.3%	1,100,000	0	0.0%
Boothbay Absolute Return Strategies, L.P.(20)	17,464	*%	17,464	0	0.0%
CHACHACHA 2019 TRUST DTD 9/20/2019(21)	2,872,500	3.4%	2,872,500	0	0.0%
Citadel Multi-Strategy Equities Master Fund Ltd.(22)	500,000	*%	500,000	0	0.0%
Coatue US 37 LLC(23)	3,000,000	3.5%	3,000,000	0	0.0%
CVI Investments, Inc.(24)	290,000	*%	290,000	0	0.0%
Davidson Kempner Institutional Partners, L.P.(25)	214,440	*%	214,440	0	0.0%
Davidson Kempner International, Ltd.(26)	263,400	*%	263,400	0	0.0%
Davidson Kempner Partners(27)	104,460	*%	104,460	0	0.0%
DS Liquid Div RVA MON LLC(28)	64,756	*%	48,206	16,550	*%
Electron Global Master Fund, L.P.(29)	571,861	*%	571,861	0	0.0%
Electron Infrastructure Fund, L.P.(30)	401,218	*%	401,218	0	0.0%
Franklin Strategic Series – Franklin Natural Resources Fund(31)	74,343	*%	74,343	0	0.0%
Franklin Strategic Series – Franklin Small Cap Growth Fund(32)	714,286	*%	714,286	0	0.0%
Franklin Strategic Series – Franklin Small-Mid Cap Growth Fund(33)	963,371	1.1%	963,371	0	0.0%
Franklin Templeton Investment Funds – Franklin Natural Resources Fund(34)	139,943	*%	139,943	0	0.0%
Franklin Templeton Variable Insurance Products Trust – Franklin Small-Mid Cap Growth VIP Fund(35)	108,057	*%	108,057	0	0.0%
Ghisallo Master Fund LP(36)	300,000	*%	300,000	0	0.0%
Hite Carbon Offset LP(37)	18,500	*%	18,500	0	0.0%
Hite Carbon Offset Ltd.(38)	40,900	*%	40,900	0	0.0%
Hite Energy LP(39)	33,800	*%	33,800	0	0.0%
Hite Hedge LP(40)	23,700	*%	23,700	0	0.0%
Hite Hedge Offshore Ltd.(41)	64,300	*%	64,300	0	0.0%
Hite Hedge QP LP(42)	10,200	*%	10,200	0	0.0%
Hite MLP LP(43)	8,600	*%	8,600	0	0.0%
Integrated Core Strategies (US) LLC(44)	500,000	*%	500,000	0	0.0%
MMF LT, LLC(45)	600,000	*%	600,000	0	0.0%

	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
Monashee Pure Alpha SPV I LP(46)	48,262	*%	33,972	14,290	*%
Monashee Solitario Fund LP(47)	59,240	*%	43,577	15,663	*%
M.H. Davidson & Co.(48)	17,700	*%	17,700	0	0.0%
NB All Cap Alpha Master Fund Ltd.(49)	30,000	*%	30,000	0	0.0%
Neuberger Berman Alternative Funds – Neuberger Berman Long Short Fund(50)	1,800,000	2.1%	1,800,000	0	0.0%
Neuberger Berman US Long Short Equity Fund(51)	170,000	*%	170,000	0	0.0%
Nineteen77 Global Merger Arbitrage Master Limited(52)	92,300	*%	92,300	0	0.0%
Nineteen77 Global Merger Arbitrage Opportunity Fund(53)	15,400	*%	15,400	0	0.0%
Nineteen77 Global Multi-Strategy Alpha Master Limited(54)	92,300	*%	92,300	0	0.0%
Connor Nowinski	5,000	*%	5,000	0	0.0%
Eugene Pang	10,000	*%	10,000	0	0.0%
Park West Investors Master Fund, Limited(55)	273,000	*%	273,000	0	0.0%
Park West Partners International, Limited(56)	27,000	*%	27,000	0	0.0%
Justin Saslaw	5,000	*%	5,000	0	0.0%
Schonfeld Strategic 460 Fund LLC(57)	200,000	*%	200,000	0	0.0%
Senator Global Opportunity Master Fund L.P.(58)	1,100,000	1.3%	1,100,000	0	0.0%
SFL SPV I LLC(59)	9,700	*%	9,700	0	0.0%
Soroban Opportunities Master Fund LP(60)	1,000,000	1.2%	1,000,000	0	0.0%
The Steven Trieu Living Trust dtd 4.3.12(61)	100,000	*%	100,000	0	0.0%
The Tolia-Zaveri Living Trust dated Dec 2017(62)	2,500	*%	2,500	0	0.0%
Ravi Tanuku	10,000	*%	10,000	0	0.0%
Yaupon Master Fund LP(63)	100,000	*%	100,000	0	0.0%
Officers of Sunlight
Matt Potere(64)	3,510,541	4.0%	3,510,541	0	0.0%
Barry Edinburg(65)	2,341,446	2.7%	2,341,446	0	0.0%
Tim Parsons(66)	1,386,399	1.6%	1,386,399	0	0.0%
Scott Mulloy(67)	1,231,024	1.4%	1,231,024	0	0.0%
Nora Dahlman(68)	1,149,568	1.3%	1,149,568	0	0.0%
Yehonathan Cohen(69)	959,179	1.1%	959,179	0	0.0%
Marnie Woodward(70)	468,361	0.5%	468,361	0	0.0%
Sponsor
Spartan Acquisition Sponsor II LLC(71)	17,237,241	18.2%	17,237,241	0	0.0%
Other Class EX Unitholders (and Class C Common Stockholders)
Route 66 Sunlight Holdings, LLC(72)	6,617,169	7.2%	6,617,169	0	0.0%
Michael G. Ruehlman(73)	503,690	*%	503,690	0	0.0%
Jason Chen(74)	327,147	*%	327,147	0	0.0%
Joshua M. Goldberg(75)	286,734	*%	286,734	0	0.0%
Steve Ruggeri(76)	131,409	*%	131,409	0	0.0%

	Number of Shares Beneficially Owned Before Sale of All Shares of Class A Common Stock Offered Hereby		Number of Shares of Class A Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Class A Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
Daniel Graf von der Schulenberg(77)	53,791	*%	53,791	0	0.0%
The Estate of Paul Ho(78)	19,980	*%	19,980	0	0.0%
Joe Slamm(79)	6,732	*%	6,732	0	0.0%
Jonathan Lee(80)	2,690	*%	2,690	0	0.0%
SL Investor III LLC(81)	5,082,644	5.7%	5,082,644	0	0.0%
Neil Z. Auerbach(82)	2,029,374	2.3%	2,029,374	0	0.0%
Wilson Chang(83)	778,013	*%	778,013	0	0.0%
Former Directors of Spartan
John Michael Stice(84)	50,000	*%	50,000	0	0.0%
Jan C. Wilson(85)	50,000	*%	50,000	0	0.0%
	Number of Private Placement Warrants Beneficially Owned Prior to Offering		Private Placement Warrants Being Offered Hereby	Number of Private Placement Warrants Beneficially Owned After Offering
	Number	%	Number	Number	%
Spartan Acquisition Sponsor II LLC(86)	9,900,000	100.0%	9,900,000	0	0.0%

*
Indicates less than 1%

(1)
The percentage of beneficial ownership before this offering is calculated based on 84,837,655 (excludes 1,535,941 of shares held by Sunlight in respect of net withholding for tax payments) shares of our Class A Common Stock outstanding as of July 30, 2021. As applicable, shares of Class A Common Stock beneficially owned through redemption or warrant rights are aggregated with the amount of shares outstanding indicated above in determining the percentage ownership. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. When applicable, shares of Class A Common Stock beneficially owned through redemption or warrant rights are aggregated with the amount of shares outstanding indicated above in determining the diluted percentage ownership.

(2)
FTV V, L.P. (“FTV LP”) directly holds 25,271,539 shares of Class A Common Stock. The general partner of FTV LP is FTV Management V, L.L.C. (“FTV LLC”). FTV LLC is controlled by its managing members. Any action by FTV LLC with respect to the reported securities, including voting and dispositive decisions, requires at least a majority vote of the managing members.

(3)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Tiger Infrastructure Partners Sunlight Feeder LP (“Sunlight Feeder”). The entities that manage Sunlight Feeder include: Tiger Infrastructure Associates GP LP, a Delaware limited partnership; Emil Henry IV LLC, a Delaware limited liability company; Henry Tiger Holdings II LLC, a Delaware limited liability company; and Emil Henry LLC, a Delaware limited liability company. The natural person having voting or investment control over the shares held by Sunlight Feeder is Emil W. Henry, Jr. The address of Sunlight Feeder is 717 Fifth Ave, Floor 12A, New York, NY 10022.

(4)
Includes 8,437,552 shares held directly by Tiger Infrastructure Partners Co-Invest B LP (“Co-Invest B”). The entities that manage Co-Invest B include: Tiger Infrastructure Associates GP Co-Invest B LP, a Delaware limited partnership; Emil Henry VI LLC, a Delaware limited liability company; Henry Tiger Holdings III LLC, a Delaware limited liability company; and Emil Henry LLC, a Delaware limited liability company. The natural person having voting or investment control over the shares held by Sunlight Feeder is Emil W. Henry, Jr. The address of Co-Invest B is 717 Fifth Ave, Floor 12A, New York, NY 10022.

(5)
The address of such entity is 200 Clarendon St., 52nd Floor, Boston, MA 02116.

(6)
Electron Capital Partners, LLC, as Sub-Investment Advisor, manages such entity. The natural person having voting or investment control over the shares held by such entity is James Shaver, as Managing Member of the Sub-Investment Advisor, Electron Capital Partners, LLC. The address of AGR Trading SPC-Series EC Segregated Portfolio is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(7)
The address of Alyeska Master Fund, L.P. is Alyeska Master Fund, L.P. c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies.

(8)
The general partner of such entity is Anatole Partners Long Only GP Ltd. The natural persons having voting and investment control over the shares held by such entity are Xiofan Yang and Gary Lee. The address of such entity is 17/F, Southland Building, 48 Connaught Road Central, Hong Kong.

(9)
The general partner of such entity is Anatole Partners GP Ltd. The natural persons having voting and investment control over the shares held by such entity are Xiofan Yang and Gary Lee. The address of such entity is 17/F, Southland Building, 48 Connaught Road Central, Hong Kong.

(10)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(11)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(12)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(13)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(14)
Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(15)
The natural person having voting or investment control over the shares held by such entity is Paul McPheeters. The address of such entity is 100 Saint Paul Street, Suite 700, Denver, CO 80206.

(16)
25,539 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO or Monashee Investment Management, LLC. The address of BEMAP Master Fund Ltd is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(17)
2,957 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(18)
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Master Total Return Portfolio of Master Bond LLC; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; and BlackRock Capital Allocation Trust. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055 Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(19)
Reflects securities held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(20)
Electron Capital Partners, LLC, as Sub-Investment Advisor, manages such entity. The natural person having voting or investment control over the shares held by such entity is James Shaver, as Managing Member of the Sub-Investment Advisor, Electron Capital Partners, LLC. The address of Boothbay Absolute Return Strategies, LP is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(21)
The natural person having voting or investment control over the shares held by such entity is Chamath Palihapitiya. The address of such entity is 394 Pacific Ave, Fl 2, San Francisco, CA 94111.

(22)
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities. The address of Citadel Multi-Strategy Equities Master Fund Ltd. is 131 South Dearborn Street, Chicago, Illinois 60603.

(23)
Coatue Management, L.L.C., as investment manager, manages Coatue US 37 LLC. Coatue Management Partners LP is the sole owner of Coatue Management, L.L.C. Coatue Management Partners GP LLC if the general partner of Coatue Management Partners LP. The natural person having voting or investment control over the shares held by Coatue US 37 LLC is Philippe Laffont, the managing member of Coatue Management Partners GP LLC and the portfolio manager for Coatue Management, L.L.C. The address of Coatue US 37 LLC is c/o Coatue Management, L.L.C, 9 West 57th Street, 25th Floor, New York, NY 10019.

(24)
Heights Capital Management, Inc. manages such entity. The natural person having voting or investment control over the shares held by such entity is Martin Kobinger. The address of the such entity is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(25)
Voting and dispositive authority over the securities held by Davidson Kempner Institutional Partners, L.P. (the “DKIP Shares”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the DKIP Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the DKIP Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(26)
Voting and dispositive authority over the securities held by Davidson Kempner International, Ltd. (the “DKI Shares”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the DKI Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the DKI Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.
(27)
Voting and dispositive authority over the securities held by Davidson Kempner Partners (the “DKP Shares”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the DKP Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the DKP Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(28)
16,550 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(29)
Electron GP, LLC, as General Partner, manages such entity. The natural person having voting or investment control over the shares held by such entity is James Shaver, as Managing Member of the General Partner, Electron GP, LLC. The address of Electron Global Master Fund L.P. is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(30)
Electron Infrastructure GP, LLC, as General Partner, manages such entity. The natural person having voting or investment control over the shares held by such entity is James Shaver, as Managing Member of the General Partner, Electron Infrastructure GP, LLC. The address of Electron Infrastructure Master Fund, L.P. is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(31)
The address of such entity is One Franklin Parkway, San Mateo, CA 94403.

(32)
The address of such entity is One Franklin Parkway, San Mateo, CA 94403.

(33)
The address of such entity is One Franklin Parkway, San Mateo, CA 94403.

(34)
The address of such entity is 8A, rue Albert Borschette, L-1246 Luxembourg.

(35)
The address of such entity is One Franklin Parkway, San Mateo, CA 94403.

(36)
Ghisallo Capital Management LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Michael Germino. The address of Ghisallo Master Fund LP is 190 Elgin Road, Georgetown, Grand Cayman, Cayman Islands, KY 1-9008

(37)
The entities that manage Hite Carbon Offset LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Carbon Offset LP is Robert Matthew Niblack. The address of Hite Carbon Offset LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(38)
The entities that manage Hite Carbon Offset Ltd. are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Carbon Offset Ltd. is Robert Matthew Niblack. The address of Hite Carbon Offset Ltd. is 27 Hospital Rd., Georgetown, KY1-9008, Grand Cayman, Cayman Islands.

(39)
The entities that manage Hite Energy LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Energy LP is Robert Matthew Niblack. The address of Hite Energy LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(40)
The entities that manage Hite Hedge LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Hedge LP is Robert Matthew Niblack. The address of Hite Hedge LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(41)
The entities that manage Hite Hedge Offshore Ltd. are Hite Hedge Asset Management LLC and Hite

Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Hedge Offshore Ltd. is Robert Matthew Niblack. The address of Hite Hedge Offshore Ltd. is 27 Hospital Rd., Georgetown, KY1-9008, Grand Cayman, Cayman Islands.
(42)
The entities that manage Hite Hedge QP LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite Hedge QP LP is Robert Matthew Niblack. The address of Hite Hedge QP LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(43)
The entities that manage Hite MLP LP are Hite Hedge Asset Management LLC and Hite Hedge Capital LLC. The natural person having voting or investment control over the shares held by Hite MLP LP is Robert Matthew Niblack. The address of Hite MLP LP is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

(44)
Millennium Management LLC is the general partner of the managing member of Integrated Core Strategies (US) LLC and may be deemed to have shared voting control and investment discretion over the shares held by Integrated Core Strategies (US) LLC. Millennium Group Management LLC is the managing member of Millennium Management LLC and may also be deemed to have shared voting control and investment discretion over the shares owned by Integrated Core Strategies (US) LLC. The managing member of Millennium Group Management LLC is a trust of which Israel A. Englander currently serves as the voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC. The address of Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(45)
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(46)
14,290 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(47)
15,663 of the shares listed are the shares of Class A Common Stock issuable upon exercise of an equivalent number of public warrants held by such entity. Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(48)
Voting and dispositive authority over the reported securities held by M.H. Davidson & Co. (the “Company Shares”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the Company Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the Company Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(49)
The fund is a private fund organized as a Cayman Islands Exempted Company in a “master-feeder” structure. NB All Cap Alpha Fund L.P., the “feeder” fund, is the owner of all or substantially all of the outstanding shares of NB All Cap Alpha Master Fund Ltd. The fund’s investment adviser is Neuberger Berman Investment Adviser LLC, a registered investment adviser. Neuberger Berman Investment Adviser LLC is a subsidiary of Neuberger Berman Group LLC, a private employee-owned investment manager. The address of NB All Cap Alpha Master Fund Ltd. is c/o Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104 Attn: The Kantor Group.

(50)
The address of such entity is c/o Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104 Attn: The Kantor Group.

(51)
The fund is organized as a UCITS Fund. It is a sub-fund of Neuberger Berman Investment Funds plc, an investment company with variable capital incorporated in Ireland as a public limited company. The fund’s investment adviser is Neuberger Berman Asset Management Ireland Limited and its investment sub-adviser is Neuberger Berman Investment Adviser LLC. The fund’s investment adviser is Neuberger Berman Asset Management Ireland Limited and its investment sub-adviser is Neuberger Berman Investment Adviser LLC. Each of Neuberger Berman Asset Management Ireland Limited and Neuberger Berman Investment Adviser LLC is a subsidiary of Neuberger Berman Group LLC, a private employee-owned investment manager. The fund’s investment sub-adviser, Neuberger Berman Investment Adviser LLC, has investment control over the shares. The address of Neuberger Berman US Long Short Equity Fund is c/o Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104 Attn: The Kantor Group.

(52)
UBS O’Connor LLC manages such entity, as investment manager. The natural person having voting or investment control over the shares held by such entity is Kevin Russell, CIO of UBS O’Connor LLC. The address of such entity is c/o UBS O’Connor LLC, One N Wacker Drive, 31st Floor, Chicago, IL 60606.

(53)
UBS O’Connor LLC manages such entity, as investment manager. The natural person having voting or investment control over the shares held by such entity is Kevin Russell, CIO of UBS O’Connor LLC. The address of such entity is c/o UBS O’Connor LLC, One N Wacker Drive, 31st Floor, Chicago, IL 60606.

(54)
UBS O’Connor LLC manages such entity, as investment manager. The natural person having voting or investment control over the shares held by such entity is Kevin Russell, CIO of UBS O’Connor LLC. The address of such entity is c/o UBS O’Connor LLC, One N Wacker Drive, 31st Floor, Chicago, IL 60606.

(55)
Park West Asset Management LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Peter S. Park, through one or more affiliated entities, as the controlling manager of Park West Asset management LLC. The address of such entity is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(56)
Park West Asset Management LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Peter S. Park, through one or more affiliated entities, as the controlling manager of Park West Asset management LLC. The address of such entity is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(57)
Schonfeld Strategic Advisors LLC manages such entity. The address of such entity is 460 Park Ave, 19th Floor, New York, NY 10022.

(58)
Senator Investment Group LP, or Senator, is investment manager of the selling security holder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling security holder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling security holder. The address of such entity is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(59)
Monashee Investment Management, LLC manages such entity. The natural person having voting or investment control over the shares held by such entity is Jeff Muller, CCO of Monashee Investment Management, LLC. The address of such entity is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(60)
The shares are held in the account of Soroban Opportunities Master Fund LP. Soroban Capital GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Opportunities Master Fund LP. Soroban Capital Partners LP may be deemed to beneficially own the shares by virtue of its role as investment manager of Soroban Opportunities Master Fund LP. Soroban Capital Partners GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Capital Partners LP. Eric W. Mandelblatt may be deemed to beneficially own the shares by virtue of his role as Managing Partner of Soroban Capital Partners GP LLC. Each of Soroban Capital GP LLC, Soroban Capital Partners LP, Soroban Capital Partners GP LLC

and Eric W. Mandelblatt disclaim beneficial ownership of the shares except to the extent of his or its pecuniary interest. The address of Soroban Opportunities Master Fund LP is 55 W 46th Street, 32nd Floor, New York, NY 10036.
(61)
The natural person having voting or investment control over the shares held by such entity is Steven Trieu. The address of such entity is 972 Addison Ave, Palo Alto, CA 94301.

(62)
The address of such entity is 663 Crockett Ave, Campbell, CA 95008.

(63)
The general partner of such entity is Yaupon Capital GP LLC. The address of such entity is 104 W 40th Street, 20th Floor, New York, NY 10018.

(64)
Matt Potere is the Chief Executive Officer of Sunlight and a member of the Sunlight Board. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Mr. Potere.

(65)
Barry Edinburg is the Chief Financial Officer of Sunlight. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Mr. Edinburg.

(66)
Tim Parsons is the Chief Operating Officer of Sunlight. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Mr. Parsons.

(67)
Scott Mulloy is the Executive Vice President and Chief Information Officer of Sunlight. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(68)
Nora Dahlman is the Executive Vice President, General Counsel and Corporate Secretary of Sunlight.

(69)
Yehonathan Cohen is the Head of Business Development and Marketing of Sunlight. All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Such person is also a member of SL Investor III LLC.

(70)
Marnie Woodward is the K1 Partner-Head of Human Resources of Sunlight. 368,266 of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by Ms. Woodward.

(71)
Includes 7,337,241 shares of Class A Common Stock, and 9,900,000 shares of Class A Common Stock issuable upon the exercise of an equivalent number of private placement warrants. As described elsewhere in this prospectus, Spartan Acquisition Sponsor II LLC (the “Sponsor”) acted as the “sponsor” in connection with the initial public offering of Spartan that was consummated on November 30, 2020. The Sponsor is managed by affiliates of Apollo Global Management, Inc. AP Spartan Energy Holdings II, L.P. (“AP Spartan”) is the sole member of the Sponsor. Apollo ANRP Advisors III, L.P. (“ANRP Advisors”) is the general partner of AP Spartan. Apollo ANRP Capital Management III, LLC (“ANRP Capital Management”) is the general partner of ANRP Advisors. APH Holdings, L.P. (“APH Holdings”) is the sole member of ANRP Capital Management. Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”) is the general partner of APH Holdings. Scott Kleinman, James Zelter, Joshua Harris and Marc Rowan are the directors of Principal Holdings III GP, and as such may be deemed to have voting and dispositive control of the shares of Class A Common Stock held of record by the Sponsor. Each of the Sponsor, AP Spartan, ANRP Advisors, ANRP Capital Management, APH Holdings, Principal Holdings III GP and each of Messrs. Kleinman, Zelter, Harris and Rowan, disclaims beneficial ownership of the Class A Common Stock, in each case except to the extent of any pecuniary interest therein, and this disclosure shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The addresses of each of the Sponsor, AP Spartan and Messrs. Kleinman, Zelter, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of each of ANRP Advisors and Principal Holdings III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008. The address of each of ANRP Capital Management and APH Holdings is One Manhattanville Road, Suite 201, Purchase, New York, 10577.

(72)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such entity.

(73)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Michael Ruehlman is a unit holder and former officer of Sunlight LLC and was the co-founder of Sunlight LLC.

(74)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(75)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Joshua Goldberg is a unit holder and former officer of Sunlight LLC, and is a stockholder of and is actively involved in the management of Lumina Solar, Inc. (“Lumina”). Sunlight LLC is a party to that certain Financing Program Agreement (the “Lumina Agreement”), dated May 23, 2018, with Lumina.”

(76)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(77)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Such person is also a member of SL Investor III LLC.

(78)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Vivienne Ho is the Executor of the Estate of Paul Ho.

(79)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(80)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person.

(81)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such entity.

(82)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Neil Auerbach is a unit holder and former member of the board of directors of Sunlight LLC, and the principal owner of Hudson Sustainable Group, which is the principal owner of SL Investor III LLC. Sunlight LLC is a party to (i) that certain Administrative Services Agreement, dated February 28, 2018, with Hudson SL Financial Portfolio Holdings LLC (“Hudson SLFPH”), and (ii) that certain Residential Solar Energy Loan Program Agreement, dated February 28, 2018, with Hudson SLFPH.

(83)
All of the shares reported are shares of Class A Common Stock subject to issuance upon redemption of an equivalent amount of Class EX Units (and Class C Common Stock) held by such person. Wilson Chang is a unit holder and former officer and board member of Sunlight LLC, and is a stockholder of and is actively involved in the management of Lumina. Sunlight LLC is a party to the Lumina Agreement. Mr. Chang is also Managing Director of Hudson Sustainable Group. Sunlight LLC is a party to (i) that certain Administrative Services Agreement, dated February 28, 2018, with Hudson SLFPH, and (ii) that certain Residential Solar Energy Loan Program Agreement, dated February 28, 2018, with Hudson SLFPH.

(84)
John M. Stice is a former director of Sunlight and received the shares reported from the Sponsor as consideration for such service.

(85)
Jan Carolin Wilson is a former director of Sunlight and received the shares reported from the Sponsor as consideration for such service.

(86)
See footnote (71). All of the warrants reported are private placement warrants received by such entity as the “sponsor” in connection with Spartan’s initial public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Entered Into By Spartan
Founder Shares
In August 2020, we issued an aggregate of 11,500,000 Founder Shares to the Sponsor in exchange for the payment of $25,000 of expenses on our behalf, or approximately $0.002 per share. In October 2020, the Sponsor transferred 50,000 Founder Shares to each of our two independent director nominees at their original purchase price. In November 2020, the Sponsor returned to us at no cost an aggregate of 4,312,500 Founder Shares, which we cancelled. In November 2020, we effected a stock dividend on our Founder Shares, which was waived by the independent director nominees, and resulted in the Sponsor owning 8,525,000 Founder Shares. All shares and associated amounts had been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 shares were subject to forfeiture to the extent that the IPO over-allotment option was not exercised by the underwriters, so that the Founder Shares would represent 20.0% of the Spartan’s issued and outstanding shares after the IPO. On November 30, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.
The shares of our Class B Common Stock that we issued prior to the IPO automatically converted into shares of our Class A Common Stock upon consummation of the Business Combination on a one-for-one basis. In connection with the execution of the Business Combination Agreement, but effective as of the Closing, pursuant to the Founder Stock Agreement, the Sponsor agreed to surrender up to 25% of the Class B Common Stock held by the Sponsor (at a 1:4 ratio to the percentage, if any, of redemptions by holders of Class A Common Stock); provided that no such surrender shall occur unless more than 5% of the outstanding shares of Class A Common Stock are actually redeemed by Sunlight. As a result, an aggregate of 1,187,759 of the Founder Shares were surrendered for cancellation. In addition, pursuant to the Founder Stock Agreement, the Sponsor and each of Jan C. Wilson and John M. Stice, former independent director, agreed to irrevocably waive any and all rights each such party had or would have with respect to the adjustment to the initial conversion as set forth in the Spartan Charter, effective immediately prior to the Closing.
Private Placement Warrants
The Sponsor purchased an aggregate 9,900,000 private placement warrants for a purchase price of $1.00 per warrant in private placements that occurred simultaneously with the closing of the IPO and the sale of the over-allotment options. As such, the Sponsor’s interest in this transaction was valued at approximately $9.9 million. Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combination.
Administrative Services Agreement
On November 24, 2020, we entered into an administrative services agreement pursuant to which we paid the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of the Business Combination, we ceased paying these monthly fees.
Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, was paid by us to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf. Upon the Closing, the Administrative Services Agreement was terminated in accordance with its terms.
Related Party Loans and Advances
Until the consummation of the IPO, Spartan’s only source of liquidity was an initial sale of Founder Shares to the Sponsor, and the proceeds of the Note from an affiliate of the Sponsor. We borrowed an aggregate of approximately $235,000 under the Note. We fully repaid the Note on December 3, 2020. As of the Closing, there were no amounts outstanding under any working capital loans.
Investor Rights Agreement
In connection with the Closing, the Holders, including, the Sponsor, Tiger, FTV Blocker Holder and other certain holders, entered into the Investor Rights Agreement, pursuant to which, among other things, (a) the IPO Registration Rights Agreement was terminated, (b) certain resale registration rights were granted with respect to (i) the private placement warrants (including any shares of Common Stock issued or issuable upon the exercise of any such private placement warrants), (ii) any outstanding shares of Class A Common Stock held by a Holder at any time, whether held on the date hereof or acquired after the date hereof, (iii) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of Sunlight issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to Sunlight by a Holder, (iv) any shares of Class A Common Stock issued or issuable upon exchange of Sunlight Class EX Units and the corresponding number of shares of Class C Common Stock issued to a Holder under the Business Combination Agreement and (v) any other equity security of Sunlight issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, and (c) governance rights to certain Holders will be granted.
Furthermore, pursuant to the Investor Rights Agreement, among other obligations, we are filing with the SEC (at our sole cost and expense) this Registration Statement and prospectus registering the resale of certain securities held by or issuable to the Holders, and we will use our reasonable best efforts to have such Registration Statement declared effective as soon as reasonably practicable after the filing thereof.
In certain circumstances, Tiger and FTV Blocker Holder can demand up to three underwritten offerings in the aggregate and the Sponsor can demand up to one underwritten offering. Each Holder will be entitled to customary piggyback registration rights.
The Investor Rights Agreement also provides that upon the Closing, the Sunlight Board will consist of nine directors, divided into three classes serving staggered three-year terms. Pursuant to the Investor Rights Agreement, we have caused the following nominees to be elected to serve as director on the Sunlight Board:
•
one nominee designated by the Sponsor;

•
one nominee designated by FTV; and

•
one nominee designated by Tiger.

In addition, for as long as each of the Sponsor, FTV Blocker Holder or Tiger maintains its nomination rights described above, such person will also have the right to appoint an observer to attend meetings of the Sunlight Board, subject to customary limitations.
Amendment to Letter Agreement
In connection with the entry into the Business Combination Agreement, but effective upon the Closing, Sunlight, the Sponsor and each member of the board of directors of Spartan (the “Pre-Closing Spartan Board”) entered into the Letter Agreement Amendment, dated as of January 23, 2021 (the “Letter Agreement Amendment”), which amended that certain letter agreement, dated as of November 24, 2020, by and among Spartan, the Sponsor and each member of the Pre-Closing Spartan Board (the “Letter Agreement”), to modify the lock-up restrictions set forth in the Letter Agreement as follows:
•
80% of the Founder Shares (including any shares of Class A Common Stock issued in respect of the conversion of such Founder Shares upon the Closing) held by it, him or her will be subject to lock-up transfer restrictions until the one-year anniversary of the Closing, or earlier, if, subsequent to the Closing, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period commencing at least 150 days after the Closing or (ii) Sunlight consummates a transaction which results in all of Sunlight’s stockholders having the right to exchange their shares of Class A Common Stock and Class B Common Stock for cash, securities or other property; and
•
20% of the Founder Shares (including any shares of Class A Common Stock issued in respect of the conversion of such Founder Shares upon the Closing) held by it, him or her will be subject to lock-up transfer restrictions until the six-month anniversary of the date of the Closing, or earlier, if, subsequent to the Closing, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period ending at least 90 days after the Closing (ii) Sunlight consummates a transaction which results in all of Sunlight’s stockholders having the right to exchange their shares of Class A Common Stock and Class B Common Stock for cash, securities or other property.

Potential Loan Flow Program
Following the execution of the Business Combination Agreement, in April 2021, an affiliate of the Sponsor began to engage in, and continues to engage in, preliminary discussions with Sunlight regarding a potential loan flow financing program with Sunlight, but no such program has been entered into and may not be entered into.
Related Party Transactions Entered Into By Sunlight LLC
In addition to the compensation arrangements, including employment, termination of employment, change in control and indemnification arrangements, discussed, when required, in the sections titled “Management” and “Executive Compensation” and the registration rights described in the section entitled “Description of Securities,” the following is a description of each transaction since December 31, 2019, and each currently proposed transaction in which:
•
Sunlight has been or is to be a participant;

•
the amount involved exceeded or exceeds $120,000; and

•
any of Sunlight’s directors, executive officers or holders of more than 5% of its capital stock prior to the Business Combination, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Financing Program Agreements
Sunlight is a party to that certain Financing Program Agreement (the “Lumina Agreement”), dated May 23, 2018, with Lumina Solar, Inc. (“Lumina”), pursuant to which Sunlight facilitates financing for consumers that purchase residential solar energy power systems from Lumina. Wilson Chang was a unit holder and member of the board of directors of Sunlight LLC, and is a stockholder of and is actively involved in the management of Lumina. Joshua Goldberg is a unit holder and former officer of Sunlight, and is a stockholder of and is actively involved in the management of Lumina. Pursuant to the Lumina Agreement, Sunlight received approximately $199,042 in revenue for the fiscal year ended December 31, 2019 and approximately $323,153 in revenue for the fiscal year ended December 31, 2020.
Sunlight is a party to that certain Residential Solar Energy Loan Program Agreement (the “Hudson Program Agreement”), dated February 28, 2018, with Hudson SL Financial Portfolio Holdings LLC (“Hudson SLFPH”), pursuant to which Sunlight facilitates the sale to Hudson SLFPH of consumer loans originated by Sunlight’s bank partner. Hudson SLFPH was formerly a wholly-owned subsidiary of Sunlight and is currently an affiliate of SL Investor III LLC, which is a unit holder of Sunlight. Neil Auerbach was a unit holder and member of the board of directors of Sunlight, and is the principal owner of Hudson Sustainable Group, which is the principal owner of SL Investor III LLC. Wilson Chang was a unit holder and member of the board of directors of Sunlight LLC and is Managing Director of Hudson Sustainable Group. Pursuant to the Hudson Program Agreement, Sunlight received approximately $2,321,424 in revenue for the fiscal year ended December 31, 2019.
Administrative Services Agreement
Sunlight is a party to that certain Administrative Services Agreement (the “Hudson Services Agreement”), dated February 28, 2018, with Hudson SLFPH, pursuant to which Sunlight provides certain administrative services to Hudson SLFPH in connection with certain loans sold by Sunlight to Solar Loan Management, LLC, which is a Hudson SLFPH affiliate. Hudson SLFPH was formerly a wholly-owned subsidiary of Sunlight and is currently an affiliate of SL Investor III LLC, which is a member of Sunlight. Neil Auerbach was a unit holder and member of the board of directors of Sunlight LLC, and is the principal owner of Hudson Sustainable Group, which is the sole owner of SL Investor III LLC. Wilson Chang was a unit holder and member of the board of directors of Sunlight LLC and is Managing Director of Hudson Sustainable Group. Pursuant to the Hudson Services Agreement, Hudson SLFPH paid to Sunlight approximately $180,000 for the fiscal year ended December 31, 2019 and approximately $180,000 during the fiscal year ended December 31, 2020.
Management Agreements
Sunlight was a party to that certain Management Agreement (the “FTV Management Agreement”), dated May 25, 2018, with FTV Management V, LLC (“FTV Management”), pursuant to which FTV Management provided certain financial, managerial and operational advisory services to Sunlight. FTV Management was an affiliate of FTV Blocker Holder, which was the sole owner of FTV Blocker, and an affiliate of FTV Blocker, which was a unit holder of Sunlight. Brad Bernstein is a member of the Sunlight Board and a Managing Partner of FTV Capital, an affiliate of each of FTV Management, FTV Blocker Holder and FTV Blocker. Michael Vostrizansky was a member of the board of directors of Sunlight LLC and is a Principal of FTV Capital, an affiliate of each of FTV Management, FTV Blocker Holder and FTV Blocker. Pursuant to the terms of the FTV Management Agreement, Sunlight was obligated to pay to FTV Management a quarterly fee equal to $50,000 on or before the start of each calendar quarter. Accordingly, Sunlight paid to FTV Management approximately $200,000 during the fiscal year ended December 31, 2019 and approximately $200,000 during the fiscal year ended December 31, 2020. Sunlight’s and FTV Management’s obligations under the FTV Management Agreement expired upon the Closing.
Sunlight was a party to the Management Agreement (the “Tiger Management Agreement”) dated September 11, 2015 with Tiger Infrastructure Partners Sunlight Feeder LP (“Tiger Feeder”), pursuant to which affiliates of Tiger Feeder provided certain financial, managerial and operational advisory services to Sunlight. Emil W. Henry, Jr. is a member of the Sunlight Board and the Chief Executive Officer of Tiger Infrastructure Partners LP (“Tiger Infrastructure”), an affiliate of Tiger Feeder and Tiger Blocker Holder. Marc Blair was a member of the board of directors of Sunlight LLC and is a Managing Director of Tiger Infrastructure. Alessandro Boninsegna was a member of the board of directors of Sunlight LLC and is a Managing Director of Tiger Infrastructure. Pursuant to the terms of the Tiger Management Agreement, Sunlight was obligated to pay a quarterly fee equal to $50,000 on or before the start of each calendar quarter. Accordingly, Sunlight paid to Tiger Infrastructure approximately $200,000 during the fiscal year ended December 31, 2019 and approximately $200,000 during the fiscal year ended December 31, 2020. Sunlight’s and Tiger Feeder’s obligations under the Tiger Management Agreement expired upon the Closing.
Indemnification Agreements
In connection with the entry into the Business Combination Agreement, on January 23, 2021, Sunlight LLC, Spartan, Merger Co1, Merger Co2, Holdings I, Holdings II, Spartan Sub, OpCo Merger Sub, FTV Blocker Holder, FTV Blocker and Tiger Blocker entered into an Indemnity Agreement, pursuant to which, from and after the Closing through the date that is the date that is thirty (30) days following the later of the (i) termination of the applicable statute of limitations period and (ii) the completion of any relevant tax proceedings, FTV Blocker Holder agreed to promptly indemnify, reimburse and defend in full and hold harmless Spartan, the Blockers, their respective affiliates, successors and their respective officers, directors, employees and agents from and against any and all income taxes (net of any insurance proceeds recovered by such indemnified parties) imposed on or with respect to FTV Blocker (or its transferee) for any pre-Closing tax period by offsetting such obligations against any amounts otherwise due to FTV Blocker Holder (x) under the Tax Receivable Agreement or (y) any proceeds received from the transfer of the FTV Blocker Holders’ interest in the Tax Receivable Agreement.
In addition, Sunlight LLC has entered into indemnification agreements with certain of its officers and directors and purchased directors’ and officers’ liability insurance. These indemnification agreements and the Sunlight A&R LLC Agreement require Sunlight LLC to indemnify its directors and officers to the fullest extent permitted under Delaware law.

The Second A&R Charter contains provisions limiting the liability of directors, and Sunlight’s bylaws provide that Sunlight will indemnify each of its directors to the fullest extent permitted under Delaware law. The Second A&R Charter and the bylaws also provide the Sunlight Board with discretion to indemnify officers and employees when determined appropriate by the Sunlight Board.
Sunlight has also entered into new indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that Sunlight will indemnify each of its directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of Sunlight’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and the bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Sunlight will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax considerations related to the acquisition ownership and disposition of shares of our Class A Common Stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Class A Common Stock who are initial purchasers of such Class A Common Stock pursuant to this offering and hold the Class A Common Stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our Class A Common Stock and any consideration received by a holder in consideration for the sale or other disposition of our Class A Common Stock will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances including but not limited to the effects of the alternative minimum tax, the Medicare tax on certain net investment income, the effects of Section 451 of the Code, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•
financial institutions or financial services entities;

•
broker-dealers;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more (by vote or value) of our shares;

•
persons that acquired our Class A Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•
insurance companies;

•
dealers or traders subject to a mark-to-market method of accounting with respect to our Class A Common Stock;

•
persons holding our Class A Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•
tax-exempt entities;

•
controlled foreign corporations; and

•
passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership (or other pass-through entity) holding our Class A Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Class A Common Stock.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our Class A Common Stock who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporate U.S. holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.   Upon a sale or other taxable disposition of our Class A Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Class A Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Class A Common Stock who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Class A Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Class A Common Stock.
Taxation of Distributions.   In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Common Stock, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and, while no assurances can be given in this regard, we do not expect to be treated as United States real property holding corporation in the future.
Information Reporting and Backup Withholding.   Any dividends paid to a Non-U.S. holder must be reported annually to the IRS and to the Non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. holder resides or is established. Payments of dividends to a Non-U.S. holder generally will not be subject to backup withholding if the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a Non-U.S. holder of our Class A Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. holder is not a United States person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Class A Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, however, the IRS has released proposed regulations upon which taxpayers may rely that eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in our Class A Common Stock.

PLAN OF DISTRIBUTION
We are registering the issuance by us of (i) up to an aggregate of 17,250,000 shares of our Class A Common Stock that are issuable upon the exercise of our public warrants by the holders thereof, (ii) up to 9,900,000 shares of our Class A Common Stock issuable upon exercise of private placement warrants by the holders thereof, (iii) 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination and (iv) 627,780 shares of Class A Common Stock that are issuable upon the exercise of the Tech Capital Warrants by holders thereof.
We are also registering the offer and sale, from time to time, of (A) 1,712,711 shares of Class A Common Stock held, and expected to be held, by Sunlight in respect of net withholding for tax payments of certain recipients of Class A Common Stock as consideration in connection with the Business Combination, the offer and resale, from time to time, of (B) upon the expiration of lock-up agreements, as applicable, up to 124,111,592 shares of our Class A Common Stock, including such shares subject to issuance upon redemption of our Class C Common Stock (and Class EX Units) on a one-for-one basis, by the Selling Stockholders and (C) up to 9,900,000 private placement warrants by the Selling Warrantholders.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. We will receive proceeds from Sunlight Warrants and Tech Capital Warrants exercised in the even that such warrants are exercised for cash. We will also receive the proceeds from sales by us of the shares of Class A Common Stock in respect of certain withholdings for tax payments.
Upon effectiveness of the Registration Statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling Class A Common Stock or interests in stock received after the date of this prospectus from a registered stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their shares of Class A Common Stock or interests in stock covered by this prospectus, as and to the extent they may determine. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell or transfer their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
To the extent required, the shares of our Class A Common Stock to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.
In connection with the sale of shares of our Class A Common Stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Class A Common Stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A Common Stock is listed on the NYSE under the symbol “SUNL” and our publicly-traded warrants are listed on the NYSE under the symbol “SUNL WS”.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the Registration Statement of which this prospectus constitutes a part effective until such time as (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements or, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two years from the date of effectiveness of the Registration Statement of which this prospectus is a part.

A holder of public warrants or private placement warrants may exercise its warrants in accordance with the warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the warrant agreement.
Certain of our securityholders have entered into lock-up agreements. See “Description of Securities — Lock-Up Agreements.”

LEGAL MATTERS
Hunton Andrews Kurth LLP, Houston, Texas has passed upon the validity of the Class A Common Stock of Sunlight offered by this prospectus.
EXPERTS
The financial statements of Spartan Acquisition Corp. II as of December 31, 2020 and for the period from August 17, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Sunlight Financial LLC as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been audited by RSM US LLP, an independent registered public accounting firm, as stated in such firm’s report thereon and have been so included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On July 9, 2021 the Audit Committee of the Sunlight Board dismissed WithumSmith+Brown, PC (“Withum”), following completion of the quarterly review for the period ended June 30, 2021, which consisted only of the accounts of Spartan pre-Business Combination, Spartan’s independent registered public accounting firm prior to the Business Combination.
Withum’s report on Spartan’s balance sheet as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 17, 2020 (inception) through December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the period from August 17, 2020 (inception) through December 31, 2021 and the subsequent period through July 9, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of the letter from Withum is attached as Exhibit 16.1 to this prospectus.
On July 9, 2021, the Board approved the engagement of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. RSM served as the independent registered public accounting firm of Sunlight prior to the Business Combination.
During the period from August 17, 2020 (inception) through December 31, 2020 and through July 9, 2021, neither the Company nor anyone on the Company’s behalf consulted RSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by RSM that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a Registration Statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and the exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at ww.sec.gov. We also maintain a website at https://sunlightfinancial.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
INDUSTRY AND MARKET DATA
Wood Mackenzie has provided us certain data and information contained in this proxy statement/prospectus. The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any purpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for your use of this data and information except as specified in a written agreement you have entered into with Wood Mackenzie for the provision of such of such data and information.

SPARTAN ACQUISITION CORP. II
Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Spartan Acquisition Corp. II
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Spartan Acquisition Corp. II (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 17, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 17, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 — “Restatement of Previously Issued Financial Statements” to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 11, 2021

SPARTAN ACQUISITION CORP. II
BALANCE SHEET
DECEMBER 31, 2020
As Restated (see Note 2)
Assets:
Current assets:
Cash and cash equivalents	$715,580
Prepaid expenses	1,884,598
Total current assets	2,600,178
Investments held in Trust Account	345,010,316
Total Assets	$347,610,494
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$375,291
Accrued expenses	588,317
Franchise tax payable	21,788
Total current liabilities	985,396
Derivative warrant liabilities	42,283,500
Deferred underwriting commissions	12,075,000
Total liabilities	55,343,896
Commitments and Contingencies
Class A common stock, $0.0001 par value; 28,726,659 shares subject to possible redemption at $10.00 per share	287,266,590
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized; 5,773,341 shares issued and outstanding (excluding 28,726,659 shares subject to possible redemption)	577
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	22,829,882
Accumulated deficit	(17,831,314)
Total stockholders’ equity	5,000,008
Total Liabilities and Stockholders’ Equity	$347,610,494
The accompanying notes are an integral part of these financial statements.

SPARTAN ACQUISITION CORP. II
STATEMENT OF OPERATIONS
For the Period from August 17, 2020 (inception) through December 31, 2020
As Restated (see Note 2)
General and administrative expenses	$688,009
Franchise tax expense	21,789
Loss from operations	(709,798)
Other (expense) income:
Net gain from investments held in Trust Account	10,316
Change in fair value of derivative warrant liabilities	(16,168,500)
Transaction costs – derivative warrant liabilities	(963,332)
Loss before income tax benefit	(17,831,314)
Income tax benefit	—
Net loss	$(17,831,314)
Weighted average shares outstanding of Class A common stock	34,500,000
Basic and diluted net loss per share, Class A common stock	$—
Weighted average shares outstanding of Class B common stock	7,764,706
Basic and diluted net loss per share, Class B common stock	$(2.30)
The accompanying notes are an integral part of these financial statements.

SPARTAN ACQUISITION CORP. II
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from August 17, 2020 (inception) through December 31, 2020
As Restated (see Note 2)
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – August 17, 2020 (inception)	—	$—	—	$—	—	$—
Issuance of Class B common stock to initial stockholders	—	—	8,625,000	863	24,137	—	25,000
Sale of units in initial public offering, less derivative liabilities for public warrants	34,500,000	3,450	—	—	328,781,550	—	328,785,000
Offering costs	—	—	—	—	(18,712,088)		(18,712,088)
Common stock subject to possible redemption	(28,726,659)	(2,873)	—	—	(287,263,717)	—	(287,263,717)
Net loss	—	—	—	—	—	(17,831,314)	(17,831,314)
Balance – December 31, 2020	$5,773,341	$577	8,625,000	$863	$22,829,882	$(17,831,314)	$5,000,008
The accompanying notes are an integral part of these financial statements.

SPARTAN ACQUISITION CORP. II
STATEMENT OF CASH FLOWS
For the Period from August 17, 2020 (inception) through December 31, 2020
As Restated (see Note 2)
Cash Flows from Operating Activities:
Net loss	$(17,831,314)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor under promissory note	76,983
Net gain from investments held in Trust Account	(10,316)
Change in fair value of warrant derivative liabilities	16,168,500
Transaction costs – derivative warrant liabilities	963,332
Changes in operating assets and liabilities:
Prepaid expenses	(1,884,598)
Accounts payable	28,991
Accrued expenses	508,317
Franchise tax payable	21,788
Net cash used in operating activities	(1,958,317)
Cash Flows from Investing Activities
Cash deposited in Trust Account	(345,000,000)
Net cash used in investing activities	(345,000,000)
Cash Flows from Financing Activities:
Repayment of note payable to related parties	(234,633)
Proceeds received from initial public offering, gross	345,000,000
Proceeds received from private placement	9,900,000
Offering costs paid	(6,991,470)
Net cash provided by financing activities	347,673,897
Net change in cash	715,580
Cash and cash equivalents – beginning of the period	—
Cash and cash equivalents – end of the period	$715,580
Supplemental disclosure of noncash financing activities:
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$25,000
Offering costs included in accounts payable	$346,300
Offering costs included in accrued expenses	$80,000
Offering costs paid by related party under promissory note	$157,650
Deferred underwriting commissions in connection with the initial public offering	$12,075,000
Initial value of Class A common stock subject to possible redemption	$303,997,820
Change in value of Class A common stock subject to possible redemption	$(16,731,230)
The accompanying notes are an integral part of these financial statements.

SPARTAN ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Spartan Acquisition Corp. II (the “Company”) was incorporated in Delaware on August 17, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 17, 2020 (inception) to December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering (as described below), the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Initial Public Offering. The Company has selected December 31st as its fiscal year end. The Company’s sponsor is Spartan Acquisition Sponsor II LLC, a Delaware limited liability company (the “Sponsor”).
Initial Public Offering
The registration statement for the Company’s Initial Public Offering was declared effective on November 24, 2020. On November 30, 2020, the Company consummated its Initial Public Offering of 34,500,000 units (each, a “Unit” and collectively, the “Units”), including the issuance of 4,500,000 Units as a result of the underwriter’s exercise in full of its over-allotment option, at $10.00 per Unit, generating gross proceeds of approximately $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 9,900,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of $9.9 million (Note 5).
Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and of the Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) (described below).
Trust Account
The proceeds held in the Trust Account were invested only in U.S. government securities with a maturity of one hundred eighty-five (185) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest only in direct U.S. government treasury obligations, as determined by the Company. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.
The Company’s certificate of incorporation provides that, other than the withdrawal of interest to pay franchise and income taxes (less up to $100,000 to pay dissolution expenses), none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units (the “Public Shares”) sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within 24 months from the closing of the Initial Public Offering, or November 30, 2022 (or 27 months from the closing of the Initial Public Offering, or February 28, 2023, if the Company has executed a letter of intent, agreement in principle or definitive agreement for a business combination within 24 months from the closing of the Initial Public Offering) (the “Combination Period”); or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Combination Period. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.
The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NYSE rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.
If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a stockholder will have the right to redeem his, her or its Public Shares for an amount in cash equal to his, her or its pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such Public Shares are recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”
Pursuant to the Company’s certificate of incorporation, if the Company is unable to complete the Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.
Proposed Business Combination
On January 23, 2021, we entered into a business combination agreement (the “Business Combination Agreement”) with SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MergerCo1”), SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“MergerCo2”), SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings I”), SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings II”), SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Spartan Sub”), SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“OpCo Merger Sub” and collectively with MergerCo1, MergerCo2, Holdings I, Holdings II and Spartan Sub, the “Spartan Subsidiaries”), Sunlight Financial LLC, a Delaware limited liability company (“Sunlight”), FTV-Sunlight, Inc., a Delaware corporation (“FTV Blocker”) and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company (“Tiger Blocker,” and collectively with FTV Blocker, the “Blockers”). Subject to the satisfaction or waiver of the conditions to closing of the transactions contemplated by the Business Combination Agreement (the “Transactions”), the Transactions will effect a business combination between us and Sunlight. Following the closing of the Transactions (the “Closing”), the combined company will be organized in an “Up-C” structure, meaning that all of the material assets of the combined company will be held by Sunlight, and Spartan’s only material assets will be its equity interests in Sunlight.
The Boards of Directors of each of the Company (acting following consultation with a duly formed transaction committee) and Sunlight have unanimously approved the Transaction. The Transaction will require the approval of the stockholders of the Company and equity holders of Sunlight, the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the transaction, satisfaction of the conditions stated in the definitive agreement and other customary closing conditions. The transaction is expected to close in the second quarter of 2021.
Sunlight Support Agreement
In connection with the entry into the Business Combination Agreement, on January 23, 2021, certain members of Sunlight whose approval is sufficient to approve and adopt the Business Combination Agreement and the Transactions on behalf of Sunlight’s members (the “Requisite Sunlight Members”), entered into a support agreement, pursuant to which, among other things, the Requisite Sunlight Members agreed to execute and deliver a written consent approving the Business Combination Agreement and the Transactions within two business days after the effectiveness of the Registration Statement and to vote in favor of the approval and adoption of the Business Combination Agreement and the Transactions.
Founders Stock Agreement
In connection with the entry into the Business Combination Agreement, but effective as of the closing of the Transactions, we and our initial stockholders entered into a Founders Stock Agreement (the “Founders Stock Agreement”), pursuant to which, among other things, subject to and effective immediately prior to the closing of the Transactions, the Sponsor agreed to surrender up to 25% of the Class B common stock held by the Sponsor (at a 1:4 ratio to the percentage, if any, of redemptions by holders of Class A common stock); provided that no such surrender shall occur unless more than 5% of the outstanding shares of Class A common stock are actually redeemed by us.
Amendment to Letter Agreement
In connection with the execution of the Business Combination Agreement, on January 23, 2021, the Company, the Sponsor and certain other members of our board of directors and/or management team (the “Insiders”) entered into an amendment (the “Letter Agreement Amendment”) to that certain Letter Agreement (the “Existing Letter Agreement”) dated as of November 24, 2020, by and among the Company, our Sponsor and the Insiders, pursuant to which the Sponsor and each Insider will agree, effective as of the closing and subject to certain exceptions, to modify the lock-up restrictions set forth in the Existing Letter Agreement as follows:
(i)
80% of the Class B common stock (including any shares of Class A common stock issued in respect of the conversion of such Class B common stock upon the consummation of a Business Combination (as defined in the Existing Letter Agreement)) held by it, him or her will be restricted from Transfer (as defined in the Letter Agreement Amendment) until the one-year anniversary of the date of the consummation of a Business Combination, or earlier if, subsequent to the consummation of a Business Combination, (a) the last sale price of the Class A common stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period commencing at least 150 days after the consummation of a Business Combination or (b) the Company consummates a transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common A Common Stock and Class B common stock for cash, securities or other property; and

(ii)
20% of the Class B common stock (including any shares of Class A common stock issued in respect of the conversion of such Class B common stock upon the consummation of a Business Combination) held by it, him or her will be restricted from Transfer until the six-month anniversary of the date of the consummation of a Business Combination, or earlier if, subsequent to the consummation of a Business Combination, (a) the last sale price of the Class A common stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period ending at least 90 days after the consummation of a Business Combination or (b) the Company consummates a transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common A Common Stock and Class B common stock for cash, securities or other property.

Subscription Agreements
In connection with the execution of the Business Combination Agreement, on January 23, 2021, we entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and we agreed to sell to the Subscribers, an aggregate of 25,000,000 shares of Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $250,000,000, in a private placement (the “PIPE”).
The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Transactions. The purpose of the PIPE is to raise additional capital for use by the combined company following the closing.

Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the consummation of the Transactions, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and we will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.
Refer to the Company’s current report on Form 8-K, filed with the SEC on January 25, 2021, for more information.
Liquidity and Going Concern
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of a business combination or one year from the date of issuance of these financial statements.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2020, the Company had approximately $716,000 in its operating bank account, approximately $9,000 of interest income available in the Trust Account to pay for taxes and working capital of approximately $1.6 million. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its acquisition plans.
Through December 31, 2020, the Company’s liquidity needs have been satisfied through a payment of $25,000 from the Sponsor to pay for certain offering costs in exchange for issuance of the Founder Shares (as defined in Note 5), the loan under the Note of approximately $235,000 (see Note 5), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on December 3, 2020. In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Company’s officers, directors and initial stockholders may, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loans.
Note 2 — Restatement of Previously Issued Financial Statements
On May 6, 2021, the audit committee of the board of directors of the Company (the “Audit Committee”), in consultation with the Company’s independent registered public accounting firm and management, concluded that, because of a misapplication of the accounting guidance related to its public and Private Placement Warrants issued by the Company in November 2020 in connection with the Initial Public Offering (collectively, the “Warrants”), the Company’s previously issued financial statements as of December 31, 2020 and for the period from August 17, 2020 (inception) to December 31, 2020 (the “Affected Period”) should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Period included in the Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 (“Amendment No. 1”).
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC (the “SEC Staff”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on November 30, 2020, the Company’s warrants were accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation, including with the Company’s independent registered public accounting firm and the Company’s Audit Committee, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.

Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on November 30, 2020, in light of the SEC Staff’s recent published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s Statement of Operations for each reporting period.
Therefore, the Company, in consultation with the Company’s independent registered public accounting firm, management and its Audit Committee, concluded that its previously issued financial statements as of December 31, 2020 and for the period from August 17, 2020 (inception) to December 31, 2020 should be restated and should no longer be relied upon following a misapplication in the guidance relating to the accounting of the Company’s outstanding warrants, including the 17,250,000 warrants included in the units issued by the Company in its Initial Public Offering and the 9,900,000 Private Placement Warrants that were issued to the Company’s Sponsor in the Private Placement that closed concurrently with the closing of the Initial Public Offering.
Impact of the Restatement
The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Period is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.
	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$347,610,494	$—	$347,610,494
Liabilities and Stockholders’ Equity:
Total current liabilities	$985,396	$—	$985,396
Deferred underwriting commissions	12,075,000	—	12,075,000
Stock warrant liabilities	—	42,283,500	42,283,500
Total liabilities	13,060,396	42,283,500	55,343,896
Class A common stock, $0.0001 par value; shares subject to possible redemption	329,550,090	(42,283,500)	287,266,590
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock – $0.0001 par value	154	423	577
Class B common stock – $0.0001 par value	863	—	863
Additional paid-in-capital	5,698,473	17,131,409	22,829,882
Accumulated deficit	(699,482)	(17,131,832)	(17,831,314.00)
Total stockholders’ equity	5,000,008	—	5,000,008
Total liabilities and stockholders’ equity	$347,610,494	$—	$347,610,494

SPARTAN ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
Note 2 — Restatement of Previously Issued Financial Statements (cont.)
	Period From August 17, 2020 (inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(709,798)	$—	$(709,798)
Other (expense) income:
Change in fair value of warrant liabilities	—	(16,168,500)	(16,168,500)
Transaction costs – Warrants	—	(963,332)	(963,332)
Net gain from investments held in Trust Account	10,316	—	10,316
Total other (expense) income	10,316	(17,131,832)	(17,121,516)
Loss before income tax expense	(699,482)	(17,131,832)	(17,831,314)
Income tax expense	—	—	—
Net loss	$(699,482)	$(17,131,832)	$(17,831,314)
Basic and Diluted weighted-average Class A common shares outstanding	34,500,000	—	34,500,000
Basic and Diluted net loss per Class A common shares	$—	—	$—
Basic and Diluted weighted-average Class B common shares outstanding	7,764,706	—	7,764,706
Basic and Diluted net loss per Class B common shares	$(0.09)	$(2.21)	$(2.30)
	Period From August 17, 2020 (inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(699,482)	$(17,131,832)	$(17,831,314)
Change in fair value of warrant liabilities	—	(16,168,500)	(16,168,500)
Transaction costs – warrants	—	(963,332)	(963,332)
Net cash used in operating activities	(1,958,317)	—	(1,958,317)
Net cash used in investing activities	(345,000,000)	—	(345,000,000)
Net cash provided by financing activities	347,673,897	—	347,673,897
Net change in cash	$715,580	$—	$715,580
In addition, the impact to the balance sheet dated November 30, 2020, filed on a Current Report on Form 8-K with the SEC on December 4, 2020 related to the impact of accounting for the Warrants as liabilities at fair value resulted in a $26.1 million increase to the derivative warrant liabilities line item at November 30, 2020 and offsetting decrease to the Class A common stock subject to possible redemption mezzanine equity line item. There is no change to total stockholders’ equity at the reported balance sheet date.
Note 3 — Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars, in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

As described in Note 2 — Restatement of Previously Issued Financial Statements, the Company’s financial statements for the period as of December 31, 2020 and for the period from August 17, 2020 (inception) through December 31, 2020 (collectively, the “Affected Period”), are restated in the Amendment No.1 to correct the misapplication of accounting guidance related to the Company’s Warrants in the Company’s previously issued audited financial statements for such Affected Period. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The balance of the Company’s operating cash account is swept into cash equivalents on a nightly basis. Additionally, the Company had approximately $79,000 in cash equivalents held in the Trust Account as of December 31, 2020.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Depository Insurance

Corporation limit of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, accounts payable, accrued expenses and franchise tax payable approximate their fair values primarily due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets, other than for investments in open-ended money market funds with published daily NAV, in which case the Company uses NAV as a practical expedient to fair value. The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially and subsequently measured at fair value using a Monte Carlo simulation model.
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs consist of costs incurred in connection with the preparation for the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering. On November 30, 2020, offering costs totaled approximately $19.7 million (inclusive of approximately $12.1 million in deferred underwriting commissions), of which $1 million was charged to expense and $18.7 million was charged to stockholders’ equity.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 28,726,659 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Net Loss Per Common Share
Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 27,150,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per common share is the same as basic earnings per common share for the period presented.
The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the net gain from investments held in the Trust Account of approximately $10,000, net of applicable franchise taxes of approximately $10,000 for the period from August 17, 2020 (inception) through December 31, 2020, by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock for the period from August 17, 2020 (inception) through December 31, 2020 is calculated by dividing general and administration expenses of approximately $688,000, approximately $16.2 million loss from changes in fair value of derivative warrant liabilities, approximately $1.0 million of financing costs associated with derivative warrant liabilities, and franchise taxes of approximately $11,000, resulting in a net loss of approximately $17.8 million, by the weighted average number of Class B common stock outstanding for the period.
Derivative Warrant liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 Distinguishing Liabilities from Equity and ASC 815-15 Derivatives and Hedging. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.
The 17,250,000 Public Warrants issued in connection with the Initial Public Offering and the 9,900,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially and subsequently measured at fair value using a Monte Carlo simulation model.
Income Taxes
The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.
Note 4 — Initial Public Offering
On November 30, 2020, the Company consummated its Initial Public Offering of 34,500,000 Units, including the issuance of 4,500,000 Units as a result of the underwriter’s exercise in full of its over-allotment option, at $10.00 per Units, generating gross proceeds of approximately $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $12.1 million in deferred underwriting commissions.
Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-half of one warrant (each, a “Public Warrant” and, collectively, the “Public Warrants”).
Note 5 — Related Party Transactions
Founder Shares
In August 2020, 11,500,000 shares of the Company’s Class B common stock (the “Founder Shares”) were issued to the Sponsor in exchange for the payment of $25,000 of certain offering costs on behalf of the Company, or approximately $0.002 per share. In October 2020, the Sponsor transferred 50,000 Founder Shares to each of the two independent director nominees at their original purchase price. In November 2020, the Sponsor returned to the Company at no cost an aggregate of 4,312,500 Founder Shares, which the Company cancelled. Also in November 2020, the Company effected a stock dividend on the Class B common stock, (which receipt of such dividends was waived by the independent director nominees) resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts had been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 shares were subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On November 30, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.

The holders of the Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the reported last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30‑trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 9,900,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of $9.9 million.
Each whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.
Related Party Loans
On August 17, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to an unsecured promissory note (the “Note”). This Note was non-interest bearing and payable upon the closing date of the Initial Public Offering. As of November 30, 2020, the Company borrowed approximately $235,000 under the Note. The Company fully repaid the Note on December 3, 2020.
In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an Initial Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of an Initial Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Initial Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
Commencing on the date the Units were first listed on the NYSE, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company paid the Sponsor $10,000 for such services for the period ended December 31, 2020.

Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, (and any Class A common shares issuable upon the exercise of the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans) are entitled to registration rights pursuant to a registration rights agreement signed on the pricing date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised the over-allotment option on November 30, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement for the offering.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 7 — Derivative Warrant Liabilities
As of December 31, 2020, the Company had 17,250,000 and 9,900,000 Public Warrants and Private Placement Warrants outstanding, respectively.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. The warrants will become exercisable on the later of (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Private Placement Warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions, and they will not be redeemable by the Company, subject to certain limited exceptions, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants for cash or on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined in part by the redemption date and the “fair market value” of the Class A common stock (as defined below) except as otherwise described below;

•
upon a minimum of 30 days’ prior written notice to each warrant holder;

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends notice of redemption to the warrant holders; and

•
if the last reported sale price of the Class A common stock on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of the Class A common stock shall mean the average reported last sale price of the Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide the warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per whole warrant (subject to adjustment). This redemption feature differs from the typical warrant redemption features used in some other blank check offerings.
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete an Initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8 — Stockholders’ Equity
Class A Common Stock — The Company is authorized to issue 250,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 34,500,000 shares of Class A common stock issued and outstanding. Of the outstanding shares of Class A common stock, 28,726,659 were subject to possible redemption at December 31, 2020 and therefore classified outside of permanent equity in the accompanying balance sheet.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. In August 2020, the Company issued 11,500,000 shares of Class B common stock to the Sponsor. In November 2020, the Sponsor returned to the Company at no cost an aggregate of 4,312,500 shares of Class B common stock, which the Company cancelled. Also in November 2020, the Company effected a stock dividend on the Class B common stock, (which receipt of such dividends was waived by the independent director nominees) resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding.
All shares and associated amounts have been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 shares of Class B common stock outstanding, up to 1,125,000 shares were subject to forfeiture to the Company by the initial stockholders for no consideration to the extent that the underwriter’s over-allotment option was not exercised in full or in part so that the Founder Shares would collectively represent 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On December 31, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.
Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Each share of common stock will have one vote on all such matters.
The Class B common stock will automatically convert into Class A common stock at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination).
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.
Note 9 — Fair Value Measurements
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account:
U.S. Treasury Securities(1)	$344,931,000	$—	$—
Derivative warrant liabilities:
Private placement warrants			$16,236,000
Public warrants			$26,047,500

(1)
Excludes $79,316 of investments in an open-ended money market fund, in which the Company uses NAV as a practical expedient to fair value.

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels of the hierarchy during the period from August 17, 2020 (inception) through December 31, 2020.
The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially and subsequently been measured at fair value using a Monte Carlo simulation model at each measurement date. For the period ended December 31, 2020, the Company recognized an expense in the statement of operations resulting from an increase in the fair value of derivative warrant liabilities of approximately $16.2 million.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:
	As of November 30, 2020	As of December 31, 2020
Stock Price	$9.33 – $10.00	$9.91 – $10.80
Option term (in years)	5.00	5.00
Volatility	25%	25%
Risk-free interest rate	0.36% – 0.45%	0.36% – 0.44%
Dividend yield	0%	0%
Business combination probability	70%	85%
The change in the fair value of the derivative warrant liabilities for the period from August 17, 2020 (inception) through December 31, 2020 is summarized as follows:
Derivative warrant liabilities as of November 30, 2020	$26,115,000
Change in fair value of derivative warrant liabilities	16,168,500
Derivative warrant liabilities as of December 31, 2020	$42,283,500
Note 10 — Income Taxes
The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. There was no income tax expense for the period from August 17, 2020 (inception) through December 31, 2020.
The income tax provision (benefit) consists of the following:
December 31, 2020
Current
Federal	$(2,407)
State	—
Deferred
Federal	(144,482)
State	—
Change in valuation allowance	146,888
Income tax provision	$—
The Company’s net deferred tax assets are as follows:
Deferred tax assets:	December 31, 2020
Start-up/Organization costs	$144,482
Net operating loss carryforwards	2,407
Total deferred tax assets	146,888
Valuation allowance	(146,888)
Deferred tax asset, net of allowance	$—
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. At December 31, 2020, the valuation allowance was approximately $147,000.
There were no unrecognized tax benefits as of December 31, 2020. No amounts were accrued for the payment of interest and penalties at December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows for the period from August 17, 2020 (inception) through December 31, 2020:
Statutory Federal income tax rate	21.0%
Change in fair value of derivative warrant liabilities	(19.0)%
Transaction costs – derivative warrant liabilities	(1.1)%
Change in Valuation Allowance	(0.8)%
Income Taxes Benefit	0.0%
Note 11 — Subsequent Events
As described in Note 1 — Description of Organization and Business Operations above, on January 23, 2021 the Company entered into a business combination agreement and plan of reorganization with Sunlight Financial LLC.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued, and determined that there have been no other events that have occurred that would require adjustments to or disclosure in the financial statements.

SPARTAN ACQUISITION CORP. II
CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2021	December 31, 2020
	(Unaudited)	(As Restated)
Assets:
Current assets:
Cash and cash equivalents	$278,465	$715,580
Prepaid expenses	1,624,571	1,884,598
Total current assets	1,903,036	2,600,178
Investments held in Trust Account	345,079,316	345,010,316
Total Assets	$346,982,352	$347,610,494
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$107,238	$375,291
Accrued expenses	5,236,246	588,317
Accrued income taxes	1,727	—
Franchise tax payable	71,104	21,788
Total current liabilities	5,416,315	985,396
Derivative warrant liabilities	52,456,500	42,283,500
Deferred underwriting commissions	12,075,000	12,075,000
Total Liabilities	69,947,815	55,343,896
Commitments and Contingencies
Class A common stock, $0.0001 par value; 27,203,453 and 28,726,659 shares subject to possible redemption at $10.00 per share as of March 31, 2021 and December 31, 2020, respectively	272,034,530	287,266,590
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized; 7,296,547 and 5,773,341 shares issued and outstanding (excluding 27,203,453 and 28,726,659 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	729	577
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020	863	863
Additional paid-in capital	38,061,790	22,829,882
Accumulated deficit	(33,063,375)	(17,831,314)
Total stockholders’ equity	5,000,007	5,000,008
Total Liabilities and Stockholders’ Equity	$346,982,352	$347,610,494
See accompanying notes to unaudited condensed consolidated financial statements.

SPARTAN ACQUISITION CORP. II
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
General and administrative expenses	$5,047,019
General and administrative expenses – related party	30,000
Franchise tax expense	49,315
Loss from operations	(5,126,334)
Other (expense) income:
Change in fair value of derivative warrant liabilities	(10,173,000)
Interest income from investments held in Trust Account	69,000
Loss before income tax	(15,230,334)
Income tax expense	1,727
Net loss	$(15,232,061)
Weighted average shares outstanding of Class A common stock	34,500,000
Basic and diluted net loss per share, Class A common stock	$0.00
Weighted average shares outstanding of Class B common stock	8,625,000
Basic and diluted net loss per share, Class B common stock	$(1.77)
See accompanying notes to unaudited condensed consolidated financial statements.

SPARTAN ACQUISITION CORP. II
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN
STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020 (As Restated)	5,773,341	$577	8,625,000	$863	$22,829,882	$(17,831,314)	$5,000,008
Common stock subject to possible redemption	1,523,206	152	—	—	15,231,908	—	15,232,060
Net loss	—	—	—	—	—	(15,232,061)	(15,232,061)
Balance – March 31, 2021 (Unaudited)	7,296,547	$729	8,625,000	$863	$38,061,790	$(33,063,375)	$5,000,007
See accompanying notes to unaudited condensed consolidated financial statements.

SPARTAN ACQUISITION CORP. II
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
Cash Flows From Operating Activities:
Net loss	$(15,232,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income from investments held in Trust Account	(69,000)
Change in fair value of warrant derivative liabilities	10,173,000
Changes in operating assets and liabilities:
Prepaid expenses	260,027
Accounts payable	(268,053)
Accrued expenses	4,647,929
Accrued income taxes	1,727
Franchise tax payable	49,316
Net cash used in operating activities	(437,115)
Net change in cash and cash equivalents	(437,115)
Cash and cash equivalents – beginning of the period	715,580
Cash and cash equivalents – end of period	$278,465
Supplemental disclosure of noncash financing activities:
Change in fair value of Class A common stock subject to possible redemption	$(15,232,060)
See accompanying notes to unaudited condensed consolidated financial statements.

SPARTAN ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Spartan Acquisition Corp. II (the “Company”) was incorporated in Delaware on August 17, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of March 31, 2021, the Company had not commenced any operations. All activity for the period from August 17, 2020 (inception) to March 31, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering (as described below), the search for a prospective Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Initial Public Offering. The Company has selected December 31st as its fiscal year end. The Company’s sponsor is Spartan Acquisition Sponsor II LLC, a Delaware limited liability company (the “Sponsor”).
Initial Public Offering
The registration statement for the Company’s Initial Public Offering was declared effective on November 24, 2020. On November 30, 2020, the Company consummated its Initial Public Offering of 34,500,000 units (each, a “Unit” and collectively, the “Units”), including the issuance of 4,500,000 Units as a result of the underwriters’ exercise in full of its over-allotment option, at $10.00 per Unit, generating gross proceeds of approximately $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 9,900,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of $9.9 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and of the Private Placement Warrants in the Private Placement were placed in a trust account (the “Trust Account”) (described below).
Trust Account
The proceeds held in the Trust Account were invested only in U.S. government securities with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and that invest only in direct U.S. government treasury obligations, as determined by the Company. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.
The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay franchise and income taxes (less up to $100,000 to pay dissolution expenses), none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units (the “Public Shares”) sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within 24 months from the closing of the Initial Public Offering, or November 30, 2022 (or 27 months from the closing of the Initial Public Offering, or February 28, 2023, if the Company has executed a letter of intent, agreement in principle or definitive agreement for an Initial Business Combination within 24 months from the closing of the Initial Public Offering) (the “Combination Period”); or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Combination Period. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.
The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under the New York Stock Exchange (“NYSE”) rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.
If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem his, her or its Public Shares for an amount in cash equal to his, her or its pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such Public Shares are recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”
Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.
Proposed Business Combination
On January 23, 2021, we entered into a business combination agreement (the “Business Combination Agreement”) with SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MergerCo1”), SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“MergerCo2”), SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings I”), SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings II”), SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Spartan Sub”), SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“OpCo Merger Sub” and collectively with MergerCo1, MergerCo2, Holdings I, Holdings II and Spartan Sub, the “Spartan Subsidiaries”), Sunlight Financial LLC, a Delaware limited liability company (“Sunlight”), FTV-Sunlight, Inc., a Delaware corporation (“FTV Blocker”) and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company (“Tiger Blocker,” and collectively with FTV Blocker, the “Blockers”). Subject to the satisfaction or waiver of the conditions to closing of the transactions contemplated by the Business Combination Agreement (the “Transactions”), the Transactions will effect a business combination between us and Sunlight. Following the closing of the Transactions (the “Closing”), the combined company will be organized in an “Up-C” structure, meaning that all of the material assets of the combined company will be held by Sunlight, and Spartan’s only material assets will be its equity interests in Sunlight.
The boards of directors of each of the Company (acting following consultation with a duly formed Transaction committee) and Sunlight have unanimously approved the Transaction. The Transaction will require the approval of the stockholders of the Company and equity holders of Sunlight, the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Transaction (the “Business Combination Registration Statement”), satisfaction of the conditions stated in the definitive agreement and other customary closing conditions. The Transaction is expected to close in the second quarter of 2021.
Sunlight Support Agreement
In connection with the entry into the Business Combination Agreement, on January 23, 2021, certain members of Sunlight whose approval is sufficient to approve and adopt the Business Combination Agreement and the Transactions on behalf of Sunlight’s members (the “Requisite Sunlight Members”), entered into a support agreement, pursuant to which, among other things, the Requisite Sunlight Members agreed to execute and deliver a written consent approving the Business Combination Agreement and the Transactions within two business days after the effectiveness of the Business Combination Registration Statement and to vote in favor of the approval and adoption of the Business Combination Agreement and the Transactions.
Founders Stock Agreement
In connection with the entry into the Business Combination Agreement, but effective as of the Closing of the Transactions, we and our initial stockholders entered into a Founders Stock Agreement (the “Founders Stock Agreement”), pursuant to which, among other things, subject to and effective immediately prior to the Closing of the Transactions, the Sponsor agreed to surrender up to 25% of the Class B common stock held by the Sponsor (at a 1:4 ratio to the percentage, if any, of redemptions by holders of Class A common stock); provided that no such surrender shall occur unless more than 5% of the outstanding shares of Class A common stock are actually redeemed by us.
Amendment to Letter Agreement
In connection with the execution of the Business Combination Agreement, on January 23, 2021, the Company, the Sponsor and certain other members of our board of directors and/or management team (the “Insiders”) entered into an amendment (the “Letter Agreement Amendment”) to that certain Letter Agreement (the “Existing Letter Agreement”) dated as of November 24, 2020, by and among the Company, our Sponsor and the Insiders, pursuant to which the Sponsor and each Insider will agree, effective as of the Closing and subject to certain exceptions, to modify the lock-up restrictions set forth in the Existing Letter Agreement as follows:
(i)   80% of the Class B common stock (including any shares of Class A common stock issued in respect of the conversion of such Class B common stock upon the consummation of a Business Combination (as defined in the Existing Letter Agreement)) held by it, him or her will be restricted from Transfer (as defined in the Letter Agreement Amendment) until the one-year anniversary of the date of the consummation of a Business Combination, or earlier if, subsequent to the consummation of a Business Combination, (a) the last sale price of the Class A common stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period commencing at least 150 days after the consummation of a Business Combination or (b) the Company consummates a transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock and Class B common stock for cash, securities or other property; and
(ii)   20% of the Class B common stock (including any shares of Class A common stock issued in respect of the conversion of such Class B common stock upon the consummation of a Business Combination) held by it, him or her will be restricted from Transfer until the six-month anniversary of the date of the consummation of a Business Combination, or earlier if, subsequent to the consummation of a Business Combination, (a) the last sale price of the Class A common stock equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period ending at least 90 days after the consummation of a Business Combination or (b) the Company consummates a transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock and Class B common stock for cash, securities or other property.
Subscription Agreements
In connection with the execution of the Business Combination Agreement, on January 23, 2021, we entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and we agreed to sell to the Subscribers, an aggregate of 25,000,000 shares of Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $250,000,000, in a private placement (the “PIPE”).
The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Transactions. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the consummation of the Transactions, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and we will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.
Refer to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2021, for more information.
Liquidity and Going Concern
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these unaudited condensed consolidated financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of a business combination or one year from the date of issuance of these unaudited condensed consolidated financial statements.
The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2021, the Company had approximately $279,000 in its operating bank account, approximately $79,000 of interest income available in the Trust Account to pay for taxes and working capital had a deficit of $3.5 million. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.
Through March 31, 2021, the Company’s liquidity needs have been satisfied through a payment of $25,000 from the Sponsor to pay for certain offering costs in exchange for issuance of the Founder Shares (as defined in Note 4), the loan under the Note (see Note 4) of approximately $235,000 (see Note 4), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on December 3, 2020. In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Company’s officers, directors and initial stockholders may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of March 31, 2021, there were no amounts outstanding under any Working Capital Loans.
Note 2 — Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future period.
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in this proxy statement/prospectus.

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The balance of the Company’s operating cash account is swept into cash equivalents on a nightly basis. Additionally, the Company had approximately $79,000 in cash equivalents held in the Trust Account as of March 31, 2021.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on investment (net), dividends and interest held in Trust Account in the accompanying unaudited condensed consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of March 31, 2021, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities is determined using quoted market prices in active markets.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the shares of Class A common stock were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” (“ASC 480”) Class A common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2021, 27,203,453 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.
Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” (“FASB ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2021, the Company had approximately $1,727 income tax expenses.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Net Income (Loss) Per Share of Common Stock
Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase up to an aggregate of 27,150,000 shares of the Company’s Class A common stock in the calculation of the diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.
The Company’s unaudited condensed consolidated statement of operations includes a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the gain on investment (net), dividends and interest held in Trust Account of approximately $69,000, net of applicable taxes available to be withdrawn from the Trust Account of approximately $51,000, by the weighted average number of Class A common stock outstanding for the three months ended March 31, 2021. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the general and administration expenses of approximately $5,077,000 and the Change in fair value of derivative warrant liabilities of approximately $10,173,000, resulting in a net loss of approximately $15,250,000, by the weighted average number of Class B common stock outstanding for the period.
Derivative warrant liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The Company accounts for its 27,150,000 warrants, which includes 17,250,000 Public Warrants (as defined below) issued in connection with its Initial Public Offering and 9,900,000 Private Placement Warrants issued in connection with the Private Placement, as derivative warrant liabilities in accordance with ASC 815-40, “Derivatives and Hedging, Contracts in Entity’s Own Equity” (“ASC 815-40”). Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued by the Company in connection with the Initial Public Offering and Private Placement has been estimated using the closing price of SPRQ WS as of March 31, 2021 and the Black-Scholes option pricing model, respectively.
Recent Adopted Accounting Standards
In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (the “2020 ASU”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The 2020 ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021. Adoption of the 2020 ASU did not impact the Company’s financial position, results of operations or cash flows.
Recent Issued Accounting Standards
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.
Note 3 — Initial Public Offering
On November 30, 2020, the Company consummated its Initial Public Offering of 34,500,000 Units, including the issuance of 4,500,000 Units as a result of the underwriters’ exercise in full of its over-allotment option, at $10.00 per Unit, generating gross proceeds of approximately $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $12.1 million in deferred underwriting commissions.
Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share, and one-half of one warrant (each, a “Public Warrant” and, together with the Private Placement Warrants, the “Warrants”).
Note 4 — Related Party Transactions
Founder Shares
In August 2020, 11,500,000 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock” or “Founder Shares”) were issued to the Sponsor in exchange for the payment of $25,000 of certain offering costs on behalf of the Company, or approximately $0.002 per share. In October 2020, the Sponsor transferred 50,000 Founder Shares to each of the two independent director nominees at their original purchase price. In November 2020, the Sponsor returned to the Company at no cost an aggregate of 4,312,500 Founder Shares, which the Company cancelled. Also in November 2020, the Company effected a stock dividend on the Class B common stock, (which receipt of such dividends was waived by the independent director nominees) resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts had been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 shares were subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On November 30, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.
The holders of the Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the reported last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 9,900,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of $9.9 million.
Each whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.
Related Party Loans
On August 17, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to an unsecured promissory note (the “Note”). This Note was non-interest bearing and payable upon the closing date of the Initial Public Offering. As of November 30, 2020, the Company borrowed approximately $235,000 under the Note. The Company fully repaid the Note on December 3, 2020.
In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an Initial Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of an Initial Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Initial Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
Commencing on the date the Units were first listed on the NYSE, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company paid the Sponsor $30,000 for such services for the period ended March 31, 2021.
Note 5 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of Working Capital Loans, if any, (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and Warrants that may be issued upon conversion of Working Capital Loans, if any) are entitled to registration rights pursuant to a registration rights agreement signed on the pricing date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised the over-allotment option on November 30, 2020.
The underwriters were entitled to an underwriting discount of $0.20 per Unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or approximately $12.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement for the Initial Public Offering.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6 — Derivative Warrant Liabilities
Warrants — Public Warrants may only be exercised for a whole number of shares of common stock. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. The warrants will become exercisable on the later of (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Private Placement Warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions, and they will not be redeemable by the Company, subject to certain limited exceptions, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants for cash or on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined in part by the redemption date and the “fair market value” of the Class A common stock except as otherwise described below;

•
upon a minimum of 30 days’ prior written notice to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends notice of redemption to the warrant holders.

The “fair market value” of the Class A common stock shall mean the average reported last sale price of the Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide the warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per whole warrant (subject to adjustment). This redemption feature differs from the typical warrant redemption features used in some other blank check offerings.
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down, to the nearest whole number, the number of shares of Class A common stock to be issued to the holder.
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete an Initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7 — Stockholders’ Equity
Class A Common Stock — The Company is authorized to issue 250,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2021, there were 34,500,000 shares of Class A common stock issued and outstanding. Of the outstanding shares of Class A common stock, 27,203,453 shares were subject to possible redemption at March 31, 2021 and therefore classified outside of permanent equity in the accompanying balance sheet.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. In August 2020, the Company issued 11,500,000 shares of Class B common stock to the Sponsor. In November 2020, the Sponsor returned to the Company at no cost an aggregate of 4,312,500 shares of Class B common stock, which the Company cancelled. Also in November 2020, the Company effected a stock dividend on the Class B common stock, (which receipt of such dividends was waived by the independent director nominees) resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 shares of Class B common stock outstanding, up to 1,125,000 shares were subject to forfeiture to the Company by the initial stockholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the Founder Shares would collectively represent 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On December 31, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.
Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Each share of common stock will have one vote on all such matters.
The Class B common stock will automatically convert into Class A common stock at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination).
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2021, there were no shares of preferred stock issued or outstanding.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
	Fair Value Measured as of March 31, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account – U.S. Treasury Securities(1)	$345,000,000	—	—	345,000,000
Liabilities:
Derivative warrant liabilities – Public warrants	31,567,500	—	—	31,567,500
Derivative warrant liabilities – Private placement warrants	—	—	20,889,000	20,889,000
Total fair value	$376,567,500	$—	$20,889,000	$397,456,500

(1)
Excludes approximately $79,316 of investments held in cash and cash equivalents within the Trust Account.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The Company transferred $31,567,500 of Public Warrants out of Level 3 to Level 1 due to the use of a quoted price in an active market. There were no other transfers between levels for the three months ended March 31, 2021.
The Company utilizes the Black-Scholes option pricing model and a quoted price in an active market to estimate the fair value of the Private Placement Warrants and Public Warrants, respectively, as of March 31, 2021, with changes in fair value recognized in the unaudited condensed consolidated statement of operations. For the three months ended March 31, 2021, the Company recognized a change from an increase in the fair value of liabilities of approximately $10,173,000 presented on the accompanying unaudited condensed consolidated statement of operations.
The change in the fair value of the derivative warrant liabilities for three months ended March 31, 2021 is summarized as follows:
Derivative warrant liabilities as of January 1, 2021	$42,283,500
Change in fair value of derivative warrant liabilities	10,173,000
Derivative warrant liabilities as of March 31, 2021	$52,456,500
The estimated fair value of the derivative warrant liabilities is determined using Level 3 inputs. Inherent in a Black-Scholes option pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:
As of March 31, 2021
Stock Price	$10.46
Option term (in years)	5.00
Volatility	25%
Risk-free interest rate	0.92%
Dividend yield	0%
Business combination probability	100%
Note 9 — Income Taxes
The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. Approximately $1,727 was recorded as accrued income tax for the three months ended March 31, 2021. The Company’s effective tax rate for the three months ended March 31, 2021 was a negative 0.01%, which differs from the expected income tax rate due to the start-up costs and the change in fair value of derivative warrant liabilities which are not deductible.
Note 10 — Subsequent Events
As described in Note 1 “Description of Organization and Business Operations” above, on January 23, 2021, the Company entered into a business combination agreement and plan of reorganization with Sunlight Financial LLC.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued and determined that there have been no other events that have occurred that would require adjustments to or disclosure in the unaudited condensed consolidated financial statements.

SUNLIGHT FINANCIAL LLC
Report of Independent Registered Public Accounting Firm
Board of Directors
Sunlight Financial LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Sunlight Financial LLC and its subsidiary (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in equity, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company’s auditor since 2018.
New York, New York
March 22, 2021

SUNLIGHT FINANCIAL LLC
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	December 31,
	2020	2019
Assets
Cash and cash equivalents	$49,583	$47,341
Restricted cash	3,122	4,315
Advances (net of allowance for credit losses of $121 and $215)	35,280	17,308
Financing receivables (net of allowance for credit losses of $125 and $96)	5,333	5,130
Property and equipment, net	5,725	5,675
Other assets	7,030	2,700
Total assets	$106,073	$82,469
Liabilities, Temporary Equity, and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$15,782	$8,885
Funding commitments	18,386	19,509
Debt	14,625	11,811
Distributions payable	7,522	1,987
Due to affiliate	—	55
Warrants, at fair value	5,643	133
Other liabilities	1,502	704
Total liabilities	63,460	43,084
Commitments and Contingencies
Temporary Equity
Preferred class A-3 unit members’ capital; 376,395 and 326,428 units authorized, issued, and outstanding as of December 31, 2020 and 2019, respectively	260,428	76,519
Preferred class A-2 unit members’ capital; 225,972 and 195,973 units authorized, issued, and outstanding as of December 31, 2020 and 2019, respectively	154,286	21,867
Preferred class A-1 unit members’ capital; 296,302 and 256,966 units authorized, issued, and outstanding as of December 31, 2020 and 2019, respectively	202,045	27,042
Common unit members’ capital; 78,717 and 78,717 units authorized, issued, and outstanding as of December 31, 2020 and 2019, respectively	47,757	3,362
Members’ Equity
Other ownership interests’ capital	1,439	1,313
Accumulated deficit	(623,342)	(90,718)
Total members’ equity	(621,903)	(89,405)
Total liabilities, temporary equity, and members’ equity	$106,073	$82,469
See notes to consolidated financial statements.

SUNLIGHT FINANCIAL LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)
	For the Year Ended December 31,
	2020	2019
Revenue	$69,564	$53,184
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	13,711	13,022
Compensation and benefits	26,174	20,917
Selling, general, and administrative	3,806	4,471
Property and technology	4,304	3,584
Depreciation and amortization	3,231	2,676
Provision for losses	1,350	725
Management fees to affiliate	400	400
	52,976	45,795
Operating income	16,588	7,389
Other Income (Expense), Net
Interest income	520	560
Interest expense	(829)	(758)
Change in fair value of warrant liabilities	(5,510)	(114)
Change in fair value of contract derivative, net	1,435	—
Realized gains on contract derivative, net	103	—
Other realized losses, net	(171)	(204)
Other income (expense)	(634)	17
Business combination expenses	(878)	—
	(5,964)	(499)
Net Income	$10,624	$6,890
See notes to consolidated financial statements.

SUNLIGHT FINANCIAL LLC
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(dollars in thousands)
	Units				Temporary Equity				Units	Members’ Equity
	Class A-3 Units	Class A-2 Units	Class A-1 Units	Common Units	Class A-3 Units	Class A-2 Units	Class A-1 Units	Common Units	Other Ownership Interests	Other Ownership Interests	Accumulated Deficit	Total Members’ Equity
Equity – December 31, 2018	283,092	169,956	222,853	78,717	$58,275	$11,625	$13,921	$1,378	32,989	$1,113	$(50,438)	$(49,325)
Preferred distributions, paid in-kind	43,336	26,017	34,113	—	9,596	2,461	3,020	—	—	—	(15,077)	(15,077)
Change in temporary equity redemption value	—	—	—	—	8,648	7,781	10,101	1,984	—	—	(28,514)	(28,514)
Distributions	—	—	—	—	—	—	—	—	—	—	(3,579)	(3,579)
Equity-based compensation	—	—	—	—	—	—	—	—	10,776	200	—	200
Net income	—	—	—	—	—	—	—	—	—	—	6,890	6,890
Equity – December 31, 2019	326,428	195,973	256,966	78,717	$76,519	$21,867	$27,042	$3,362	43,765	$1,313	$(90,718)	$(89,405)
Preferred distributions, paid in-kind	49,967	29,999	39,336	—	16,810	7,350	9,490	—	—	—	(33,650)	(33,650)
Change in temporary equity redemption value	—	—	—	—	167,099	125,069	165,513	44,395	—	—	(502,076)	(502,076)
Distributions	—	—	—	—	—	—	—	—	—	—	(7,522)	(7,522)
Equity-based compensation	—	—	—	—	—	—	—	—	9,340	126	—	126
Net income	—	—	—	—	—	—	—	—	—	—	10,624	10,624
Equity – December 31, 2020	376,395	225,972	296,302	78,717	$260,428	$154,286	$202,045	$47,757	53,105	$1,439	$(623,342)	$(621,903)
See notes to consolidated financial statements.

SUNLIGHT FINANCIAL LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
	For the Year Ended December 31,
	2020	2019
Cash Flows From Operating Activities
Net income	$10,624	$6,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,338	2,741
Provision for losses	1,350	725
Change in fair value of warrant liabilities	5,510	114
Change in fair value of contract derivative, net	(1,435)	—
Other expense (income)	634	(17)
Unit-based payment arrangements	126	200
Increase (decrease) in operating capital:
Decrease (increase) in advances	(17,877)	1,459
Increase in other assets	(3,000)	(805)
Increase in accounts payable and accrued expenses	6,918	3,659
Increase (decrease) in funding commitments	(1,123)	4,729
Increase (decrease) in other liabilities	(40)	111
Net cash provided by operating activities	5,025	19,806
Cash Flows From Investing Activities
Return of investments in loan pool participation and loan principal repayments	1,316	913
Payments to acquire loans and participations in loan pools	(2,839)	(3,273)
Payments to acquire property and equipment	(3,280)	(3,732)
Net cash used in investing activities	(4,803)	(6,092)
Cash Flows From Financing Activities
Proceeds from borrowings under line of credit	8,713	10,181
Repayments of borrowings under line of credit	(5,899)	(3,671)
Payment of capital distributions	(1,987)	(1,592)
Payments of financing costs	—	(213)
Net cash provided by financing activities	827	4,705
Net Increase in Cash, Cash Equivalents, and Restricted Cash	1,049	18,419
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	51,656	33,237
Cash, Cash Equivalents, and Restricted Cash, End of Period	$52,705	$51,656
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$713	$672
Noncash Investing and Financing Activities
Distributions declared, but not paid	$7,522	$1,987
Preferred dividends, paid in-kind	33,650	15,077
Change in temporary equity redemption value	502,076	28,514
See notes to consolidated financial statements.

SUNLIGHT FINANCIAL LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in tables in thousands, except unit and per unit data)
Note 1.    Organization and Business
Sunlight Financial LLC (the “Company” or, together with its consolidated subsidiary, “Sunlight”) operates a technology-enabled financial services platform within the United States of America, using a nationwide network of contractors at the point-of-sale, to offer homeowners secured and unsecured loans (“Loans”), originated by third-party lenders, for the purchase and installation of residential solar energy systems and other home improvements. Sunlight was formed as a limited liability company on January 23, 2014 and began operations on September 11, 2015.
Business — Sunlight arranges for the origination of Loans by third-party lenders in two distinct ways:
Direct Channel Loans — Sunlight arranges for certain Loans (“Direct Channel Loans”) to be originated and retained by third parties (“Direct Channel Partners”). The Direct Channel Partners originate the Direct Channel Loans directly, using their own credit criteria. These Direct Channel Partners pay for Direct Channel Loans by remitting funds to Sunlight, and Sunlight is thereafter responsible for making the appropriate payments to the relevant contractor. Sunlight earns income from the difference between the cash amount paid by a Direct Channel Partner to Sunlight for a given Direct Channel Loan and the dollar amount due to the contractor for such Direct Channel Loan. Sunlight does not participate in the ongoing economics of the Direct Channel Loans and, generally, does not retain any obligations with respect thereto except for certain ongoing fee-based administrative services performed by Sunlight.
Indirect Channel Loans — Sunlight arranges for other Loans (“Indirect Channel Loans”) to be originated by Sunlight’s issuing bank partner (“Bank Partner”). Sunlight has entered into program agreements with its Bank Partner that govern the terms and conditions with respect to originating and servicing the Indirect Channel Loans and Sunlight pays its Bank Partner a fee based on the principal balance of Loans originated by Bank Partner. Sunlight’s Bank Partner funds these Loans by remitting funds to Sunlight, and Sunlight is thereafter responsible for making the appropriate payments to the relevant contractor. Sunlight arranges for the sale of certain Indirect Channel Loans, or participations therein, to third parties (“Indirect Channel Loan Purchasers”). For Indirect Channel Loans in which an Indirect Channel Loan Purchaser has purchased a participation, Sunlight will purchase 5.0% participation interests therein from its Bank Partner.
Note 2.    Summary of Significant Accounting Policies
Basis of Presentation — The accompanying consolidated financial statements and related notes, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), include the accounts of Sunlight and its consolidated subsidiary. All intercompany balances and transactions have been eliminated.
Consolidation — Sunlight consolidates those entities over which it controls significant operating, financial, and investing decisions of the entity.
Segments — Sunlight operates through one operating and reportable segment, which reflects how the chief operating decision maker allocates resources and assess performance. Sunlight arranges for the origination of Loans by third-party lenders using a predominately single expense pool.
Risks and Uncertainties — In the normal course of business, Sunlight primarily encounters credit risk, which is the risk of default on Sunlight’s investments that results from a borrower’s or counterparty’s inability or unwillingness to make contractually required payments.
Use of Estimates —    The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes subjective estimates of pending loan originations and sales, which significantly impacts revenues, determinations of fair value, and estimates regarding loan performance, which impacts impairments and allowances for loan losses. Actual results may differ from those estimates.
Fair Value — GAAP requires the categorization of the fair value of financial instruments into three broad levels that form a hierarchy based on the transparency of inputs to the valuation.
Level	Measurement
1	Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
2	Inputs are other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.
3	Inputs are unobservable for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.
Sunlight follows this hierarchy for its financial instruments, with classifications based on the lowest level of input that is significant to the fair value measurement. The following summarizes Sunlight’s financial instruments hierarchy at December 31, 2020:
Level	Financial Instrument	Measurement
1	Cash and cash equivalents and restricted cash	Estimates of fair value are measured using observable, quoted market prices, or Level 1 inputs
3	Loans and loan participations, held-for-investment	Estimated fair value is generally determined by discounting the expected future cash flows using inputs such as discount rates.
	Contract derivative	Estimated fair value based upon discounted expected future cash flows arising from the contract.
	Warrants	Estimated fair value based upon quarterly valuation estimates of Sunlight’s equity, based upon fair value inputs provided by an independent valuation firm applied to Sunlight’s capital structure.
Valuation Process — On a quarterly basis, with assistance from an independent valuation firm, management estimates the fair value of Sunlight’s Level 3 financial instruments. Sunlight’s determination of fair value is based upon the best information available for a given circumstance and may incorporate assumptions that are management’s best estimates after consideration of a variety of internal and external factors. When an independent valuation firm expresses an opinion on the fair value of a financial instrument in the form of a range, management selects a value within the range provided by the independent valuation firm to assess the reasonableness of management’s estimated fair value for that financial instrument. At December 31, 2020, Sunlight’s valuation process for Level 3 measurements, as described below, were conducted internally or by an independent valuation firm and reviewed by management.
Valuation of Loans and Loan Participations — Management generally considers Sunlight’s loans and loan participations Level 3 assets in the fair value hierarchy as such assets are illiquid investments that are specific to the loan product, for which there is limited market activity. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of each loan or loan participation categorized as a Level 3 asset.
Valuation of Contract Derivative — Management considers Sunlight’s contract under which Sunlight arranges Loans for the purchase and installation of home improvements other than residential solar energy systems, considered a derivative under GAAP, as a Level 3 asset in the fair value hierarchy as such asset represents a bilateral, nontraded agreement for which there is limited market activity. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of the contract.
Valuation of Warrants — Management considers the warrants redeemable for Sunlight’s temporary equity as Level 3 liabilities in the fair value hierarchy as such liabilities are illiquid investments redeemable for illiquid partnership interests for which there is limited market activity. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of Sunlight’s equity, which includes allocation of value to outstanding partnership interests as well as warrants thereon that Sunlight categorizes as a Level 3 liability.
Other Valuation Matters — For Level 3 financial assets acquired and financial liabilities assumed during the calendar month immediately preceding a quarter end that were conducted in an orderly transaction with an unrelated party, management generally believes that the transaction price provides the most observable indication of fair value given the illiquid nature of these financial instruments, unless management is aware of any circumstances that may cause a material change in the fair value through the remainder of the reporting period. For instance, significant changes in a counterparty’s intent or ability to make payments on a financial asset may cause material changes in the fair value of that financial asset.
See Note 7 for additional information regarding the valuation of Sunlight’s financial assets and liabilities.
Sales of Financial Assets and Financing Agreements — Sunlight will, from time to time, facilitate the sale of Indirect Channel Loans. In each case, the transferred loans are legally isolated from Sunlight and control of the transferred loans passes to the transferee, who may pledge or exchange the transferred asset without constraint of Sunlight. Sunlight neither recognizes any financial assets nor incurs any liabilities as a result of the sale, but does recognize revenue based upon the difference between proceeds received from the transferee and the proceeds paid to the transferor.
Balance Sheet Measurement
Cash and Cash Equivalents and Restricted Cash — Cash and cash equivalents consist of bank checking accounts and money market accounts. Sunlight considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Sunlight maintains cash in restricted accounts pursuant to various lending agreements and considers other cash amounts restricted under certain agreements with other counterparties. Substantially all amounts on deposit with major financial institutions exceed insured limits. Cash and cash equivalents and restricted cash are carried at cost, which approximates fair value. Sunlight reported cash and cash equivalents and restricted cash in the following line items of its Consolidated Balance Sheets, which totals the aggregate amount presented in Sunlight’s Consolidated Statements of Cash Flows:
	December 31,
	2020	2019
Cash and cash equivalents	$49,583	$47,341
Restricted cash and cash equivalents	3,122	4,315
Total cash, cash equivalents, and restricted cash shown in the Consolidated Statement of Cash Flows	$52,705	$51,656
Financing Receivables — Sunlight records financing receivables for (a) advances that Sunlight remits to contractors on a short-term basis to facilitate the installation of residential solar systems and the construction or installation of other home improvement projects and (b) loans and loan participations.
Advances — In certain circumstances, Sunlight will provide a contractually agreed upon percentage of cash to a contractor related to a Loan that has not yet been funded by either a Direct Channel Partner or its Bank Partner as well as amounts funded to contractors in anticipation of loan funding. Such advances are generally repaid upon the earlier of (a) a specified number of days from the date of the advance outlined within the respective contractor contract or (b) the substantial installation of the residential solar system or the construction or installation of other home improvement projects. In either case, Sunlight will net such amounts advanced from payments otherwise due to the related contractor. Sunlight carries advances at the amount advanced, net of allowances for losses and charge-offs.
Loans and Loan Participations — Sunlight recognizes Indirect Channel Loans purchased from Sunlight’s Bank Partner as well as its 5.0% participation interests in Indirect Channel Loans as financing receivables held-for-investment based on management’s intent, and Sunlight’s ability, to hold those investments through the foreseeable future or contractual maturity. Financing receivables that are held-for-investment are carried at their aggregate outstanding face amount, net of applicable (a) unamortized acquisition premiums and discounts, (b) allowance for losses and (c) charge-offs or write-downs of impaired receivables. If management determines a loan or loan participation is impaired, management writes down the loan or loan participation through a charge to the provision for losses. See “— Impairment” for additional discussion regarding management’s determination for loan losses. Sunlight applies the interest method to amortize acquisition premiums and discounts or on a straight-line basis when it approximates the interest method. Sunlight did not acquire loans with deteriorated credit quality that were not charged-off upon purchase for the years ended December 31, 2020 or 2019.
Impairment — Sunlight holds financing receivables that management evaluates for impairment indicators at least quarterly using information obtained at least annually. In conjunction with this review, management assesses such factors as historical losses, changes in the nature and volume of financing receivables, overall portfolio quality, and existing economic conditions that may affect the customer’s ability to pay. In certain cases, management assigns a risk rating based on certain aforementioned factors.
The evaluation of these indicators of impairment requires significant judgment by management to determine whether failure to collect contractual amounts is probable as well as in estimating the resulting loss allowance. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. These evaluations are inherently subjective, as they require material estimates and may be susceptible to significant change. Actual losses, if any, could materially differ from these estimates.
If management deems that it is probable that Sunlight will be unable to collect all amounts owed according to the contractual terms of a receivable, impairment of that receivable is indicated. Consistent with this definition, all receivables for which the accrual of interest has been discontinued (nonaccrual loans) are considered impaired. If management considers a receivable to be impaired, management establishes an allowance for losses through a valuation provision in earnings, which reduces the carrying value of the receivable to (a) the amounts management expect to collect, for receivables due within 90 days, or (b) the present value of expected future cash flows discounted at the receivable’s contractual effective rate. Impaired financing receivables are charged off against the allowance for losses when a financing receivable is more than 120 days past due or when management believes that collectability of the principal is remote, if earlier. Sunlight credits subsequent recoveries, if any, to the allowance when received.
At December 31, 2020 and 2019, Sunlight evaluated financing receivables collectively, based upon those financing receivables with similar characteristics. Sunlight individually evaluates nonaccrual loans with contractual balances of $50,000 or more and receivables whose terms have been modified in a troubled debt restructuring with contractual balances of $50,000 or more to establish specific allowances for such receivables, if required. Those financing receivables where impairment is indicated were evaluated individually for impairment, though such amounts were not material.
Advances — For advances made by Sunlight, management performs an evaluation of impairment indicators using financial information obtained from its counterparties and third parties as well as historical experience. Such indicators may include the borrower’s financial wherewithal and recent operating performance as well as macroeconomic trends. Management rates the potential for advance receivables by reviewing the counterparty. The counterparty is rated by overall risk tier on a scale of “1” through “5,” from less to greatest risk, which management reviews and updates on at least an annual basis. Counterparties may be granted advance approval within any overall risk tier, however tier “5” advance approvals are approved on an exception basis. A subset category of the overall risk tier is the financial risk of the counterparty. As with the overall risk tier, counterparties may be granted advance approval within any financial risk tier; however financial risk tier “5” advance approvals are approved on an exception basis. As part of that approval, management will set an individual counterparty advance dollar limit, which cannot be exceeded prior to additional review and approval. The overall risk tiers are defined as follows:

1	Low Risk	The counterparty has demonstrated low risk characteristics. The counterparty is a well-established company within the applicable industry, with low commercial credit risk, excellent reputational risk (e.g. online ratings, low complaint levels), and an excellent financial risk assessment.
2	Low-to-Medium Risk	The counterparty has demonstrated low to medium risk characteristics. The counterparty is a well-established company within the applicable industry, with low to medium commercial credit risk, excellent to above average reputational risk (e.g. online ratings, lower complaint levels), and/or an excellent to above average financial risk assessment.
3	Medium Risk	The counterparty has demonstrated medium risk characteristics. The counterparty may be a less established company within the applicable industry than risk tier “1” or “2”, with medium commercial credit risk, excellent to average reputational risk (e.g., online ratings, average complaint levels), and/or an excellent to average financial risk assessment.
4	Medium-to-High Risk	The counterparty has demonstrated medium to high risk characteristics. The counterparty is likely to be a less established company within the applicable industry than risk tiers “1” through “3,” with medium to high commercial credit risk, excellent to below average reputational risk (e.g. online ratings, higher complaint levels), and/or an excellent to below average financial risk assessment.
5	Higher Risk	The counterparty has demonstrated higher risk characteristics. The counterparty is a less established company within the applicable industry, with higher commercial credit risk, and/or below average reputational risk (e.g. online ratings, higher complaint levels), and/or below average financial risk assessment. Tier “5” advance approvals will be approved on an exception basis.
Loans and Loan Participations, Held-For-Investment — Sunlight aggregates performing loans and loan participations into pools for the evaluation of impairment based on like characteristics, such as loan type and acquisition date. Pools of loans are evaluated based on criteria such as an analysis of borrower performance, credit ratings of borrowers, and historical trends in defaults and loss severities for the type and seasoning of loans and loan participations under evaluation.
Property and Equipment — Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives:
		Carrying Value December 31,
Asset Category	Estimated Useful Life, in Years	2020	2019
Furniture, fixtures, and equipment	7 years	$555	$555
Computer hardware	5 years	868	639
Computer software(a)	1 – 3 years	11,973	8,921
Leasehold improvements	Shorter of life of improvement or lease term	421	421
		13,817	10,536
Accumulated amortization and depreciation(b)(c)		(8,092)	(4,861)
		$5,725	$5,675

(a)
Amounts include $11.8 million and $8.7 million of capitalized internally developed software costs at December 31, 2020 and 2019, respectively.

(b)
Amounts include $7.2 million and $4.3 million of accumulated amortization for capitalized internally developed software costs at December 31, 2020 and 2019, respectively.

(c)
For the years ended December 31, 2020 and 2019, respectively, $2.9 million and $2.4 million of the $3.2 million and $2.7 million total amortization and depreciation expense on property and equipment consisted of amortized capitalized internally developed software costs. At December 31, 2020, the approximate aggregate annual amortization expense for capitalized internally developed software costs are as follows:

2021	$2,468
2022	1,518
2023	547
2024	—
2025	—
Thereafter	—
$4,533
Funding Commitments — Pursuant to Sunlight’s contractual arrangements with its Bank Partner, Direct Channel Partners, and contractors, each of Sunlight’s Direct Channel Partners and its Bank Partner periodically remits to Sunlight the cash related to loans the funding source has originated. Sunlight has committed to funding such amounts, less any amounts Sunlight is entitled to retain, to the relevant contractor when certain milestones relating to the installation of residential solar system or the construction of installation of other home improvement projects underlying the consumer receivable have been reached. Sunlight presents any amounts that Sunlight retains in anticipation of a contractor completing an installation milestone as “Funding Commitments” on the accompanying Consolidated Balance Sheets, which totaled $18.4 million and $19.5 million at December 31, 2020 and 2019, respectively.
Guarantees — Sunlight records a liability for the guarantees it makes for certain Indirect Channel Loans if it determines that it is probable that it will have to repurchase those loans, in an amount based on the likelihood of such repurchase and the loss, if any, Sunlight expects to incur in connection with its repurchase of a Bank Partner Loan that may have experienced credit deterioration since the time of the loan’s origination.
Distributions Payable — Sunlight accrues for estimated tax payments to holders of its temporary and members’ equity when earned in accordance with Sunlight’s organizational agreements. In December 2020, Sunlight accrued $1.3 million, $1.2 million, and $5.0 million, or $4.38, $5.33, and $13.34 per unit, payable to Class A-1, A-2, and A-3 Units, respectively. Sunlight recorded such estimated tax payments in “Distributions Payable” on the accompanying Consolidated Balance Sheet at December 31, 2020, of which $6.8 million was subsequently paid in January 2021. The actual tax distribution amount required may materially differ from these estimates.
Other Assets and Accounts Payable, Accrued Expenses, and Other Liabilities — At each of December 31, 2020 and 2019, (a) other assets included prepaid expenses, accounts receivable, deferred finance costs, and interest receivable, and (b) accounts payable, accrued expenses, and other liabilities included accrued compensation, deferred rent, and other payables. At December 31, 2020, other assets also included Sunlight’s contract derivative and other liabilities also included Sunlight’s guarantee liability.
Temporary Equity — Holders of Preferred and Subordinated Units issued by Sunlight (Note 6) may redeem their interests under certain circumstances that are outside of Sunlight’s control. Sunlight presents these interests as temporary equity and adjusts the carrying value of such interests to their redemption values quarterly, with an offset to “Accumulated Deficit” in Sunlight’s Consolidated Balance Sheets. For each interest, Sunlight determines the redemption value at the lesser of its (i) fair value, based upon valuation estimates determined by management with assistance of an independent valuation firm, and (ii) partnership capital account balance, unless such capital account balance is less than net contributions.
Income Recognition
Revenue Recognition — Sunlight recognizes revenue from (a) platform fees on the Direct Channel Loans when the Direct Channel Partner funds the Loans and on the Indirect Channel Loans when the

Indirect Channel Loan Purchaser buys the Loans from the balance sheet of Sunlight’s Bank Partner and (b) loan monitoring and administration services on a monthly basis as Sunlight provides such services for that month. Sunlight’s contracts include the following groups of similar services, which do not include any significant financing components:
	For the Year Ended December 31,
	2020	2019
Platform fees, net(a)(b)	$66,853	$51,424
Other revenues(c)	2,711	1,760
Total revenue	$69,564	$53,184

(a)
Amounts presented net of variable consideration in the form of rebates to certain contractors.

(b)
Includes revenues of $2.3 million earned from Sunlight’s facilitation of the sale of Indirect Channel Loans from its Bank Partner to an affiliate during the year ended December 31, 2019.

(c)
Includes monitoring, administration, and other ancillary fees Sunlight earns that are incidental to its primary operations. Sunlight earned $0.2 million and $0.2 million in administrative fees from an affiliate for the years ended December 31, 2020 and 2019, respectively. (Note 8)

Platform Fees, Net — Sunlight arranges Loans for the purchase and installation of residential solar energy systems on behalf of its Direct Channel Partners, Bank Partner, and Indirect Channel Loan Purchasers. As agent, Sunlight presents platform fees on a net basis at the time that Direct Channel Partners or Indirect Channel Loan Purchasers obtain control of the service provided to facilitate their origination or purchase of a Loan, which is no earlier than when Sunlight delivers loan documentation to the customer. Sunlight wholly satisfies its performance obligation to Direct Channel Partners, Bank Partner, and Indirect Channel Loan Purchasers, as it relates to such platform fees, upon origination or purchase of a Loan. Sunlight considers rebates offered by Sunlight to certain contractors in exchange for volume commitments as variable components to transaction prices; such variability resolves upon the contractor’s satisfaction of their volume commitment.
The contract under which Sunlight arranges Loans for the purchase and installation of home improvements other than residential solar energy systems is considered a derivative under GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns in connection with this contract. Instead, Sunlight records realized gains on the derivative within “Realized Gains on Contract Derivative, Net” in the accompanying Consolidated Statements of Operations. Sunlight realized gains of $0.1 million and $0.0 million for the years ended December 31, 2020 and 2019, respectively, in connection with this contract (Note 4).
Other Revenues — Sunlight provides monthly services in connection with the monitoring and administration of Loans originated by certain Direct Channel Partners, Bank Partner, and an Indirect Channel Loan Purchaser. Such services may include the reporting of loan performance information, administration of servicing performed by third parties, and monitoring the performance of solar energy systems.
Interest Income — Loans where management expects to collect all contractually required principal and interest payments are considered performing loans. Sunlight accrues interest income on performing loans based on the unpaid principal balance (“UPB”) and contractual terms of the loan. Interest income also includes discounts associated with the loans purchased as a yield adjustment using the effective interest method over the loan term. Sunlight expenses direct loan acquisition costs for loans acquired by Sunlight as incurred. Sunlight does not accrue interest on loans placed on non-accrual status or on loans where the collectability of the principal or interest of the loan are deemed uncertain.
Loans are considered past due or delinquent if the required principal and interest payments have not been received as of the date such payments are due. Generally, loans, including impaired loans, are placed on non-accrual status when (i) either principal or interest payments are 90 days or more past due based on contractual terms or (ii) an individual analysis of a borrower’s creditworthiness indicates a loan should be placed on non-accrual status. When a loan owned by Sunlight (each, a “Balance Sheet Loan”) is placed on non-accrual status, Sunlight ceases to recognize interest income on the loans and reverses previously accrued and unpaid interest, if any. Subsequent receipts on non-accrual loans are recorded as a reduction of principal, and interest income may only be recorded on a cash basis after recovery of principal is reasonably assured. Sunlight may return a loan to accrual status when repayment of principal and interest is reasonably assured under the terms of the restructured loan. Advances are created at par and do not bear, and therefore do not accrue, interest income.
Expense Recognition
Cost of Revenues — Sunlight’s cost of revenues includes the aggregate costs of the services that Sunlight performs to satisfy its contractual performance obligations to customers as well as variable consideration that Sunlight pays for its fee revenue, which do not meet the criteria necessary for netting against gross revenues.
Compensation and Benefits — Management expenses salaries, benefits, and equity-based compensation as services are provided. “Compensation and Benefits” in the accompanying Consolidated Statements of Operations includes expenses not otherwise included in Sunlight’s cost of revenues, such as compensation costs associated with information technology, sales and marketing, product management, and overhead.
Equity-Based Compensation — Sunlight has granted equity-based compensation awards that vest contingent upon one or more of the following conditions: (a) time-based service, (b) performance conditions based upon Sunlight’s equity value, as determined by Sunlight’s board or directors or a qualifying sale of Sunlight’s equity, achieving certain contractual thresholds (“Threshold Equity Value”), and (c) whether Sunlight issues Class A Units in-kind to satisfy the preferred return on Class A Units during the award’s vesting period until May 25, 2023 (“PIK Vesting Requirement”). Sunlight generally expenses the grant-date fair value of these equity-based compensation awards using the following methods, recognizing forfeitures as they occur, based upon the following vesting contingencies:
Time-Based Service — Sunlight expenses awards that only require time-based service conditions ratably over the required service period, or immediately if there is no required service period.
Performance-Based Conditions — Sunlight expenses awards in the period in which (a) it is probable that the performance-based condition is satisfied and (b) the award has satisfied other vesting conditions. For equity-based compensation awards in the form of Class C Units or long-term incentive plan units (“LTIP Units”) (Note 6), vesting will generally occur upon a qualifying sale of Sunlight’s equity.
PIK Vesting Requirement — Sunlight awarded equity-based compensation in the form of anti-dilution units. Such awards vest in an amount generally proportionate to the dilution of related Class C Units or LTIP Units that result from the issuance of additional Class A Units. Sunlight expenses awards in the period in which (a) dilution of related Class C Units or LTIP Units would otherwise occur and (b) the award has satisfied other vesting conditions.
Selling, General, and Administrative — Management expenses selling, general, and administrative costs, including legal, audit, and other professional service fees; travel and entertainment; and insurance premiums as incurred.
Property and Technology — Management expenses rent, information technology and telecommunication services, and non-capitalizable costs to internally develop software as incurred.
Income Taxes — Sunlight is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of Sunlight passed through to its members. As such, no recognition of federal or state income taxes for Sunlight or its subsidiaries that are organized as limited liability companies have been recognized by Sunlight.
In accordance with the operating agreement of Sunlight Financial LLC, to the extent possible without impairing the Company’s ability to continue to conduct its business and activities, and in order to permit its member to pay taxes on the taxable income of the Company, Sunlight Financial LLC is required to make distributions to the member in the amount equal to the estimated tax liability of the member computed as if the member paid income tax at the highest marginal federal and state rate applicable to a corporate entity or individual resident in New York, New York to the extent Sunlight’s operations generate taxable income for the applicable member. Sunlight declared distributions of $7.5 million and $3.6 million for the years ended December 31, 2020 and 2019, respectively.
At December 31, 2020 and 2019, Sunlight did not have any material deferred tax assets or liabilities arising from future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities in accordance with GAAP and their respective tax bases.
Sunlight recognizes tax benefits for uncertain tax positions only if it is more likely than not that the position is sustainable based on its technical merits. Interest and penalties on uncertain tax positions are included as a component of the provision for income taxes in Sunlight’s Consolidated Statements of Operations. At December 31, 2020 and 2019, Sunlight did not have any material uncertain tax positions. Any uncertain tax position taken by any of Sunlight’s members is not an uncertain tax position of Sunlight.
Recent Accounting Pronouncements Issued, But Not Yet Adopted
The Financial Accounting Standards Board (“FASB”) has issued the following Accounting Standard Updates (“ASUs”) that may materially impact Sunlight’s financial position and results of operations, or may impact the preparation of, but not materially affect, Sunlight’s consolidated financial statements.
As an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (“Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Sunlight is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Unless otherwise stated, Sunlight elected to adopt recent accounting pronouncements using the extended transition period applicable to private companies.
ASU No. 2020-06 Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity — In August 2020, the FASB issued ASU No. 2020-06, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and simplifies the diluted earnings per share calculations. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. Sunlight is currently evaluating the impact of the adoption of ASU 2020-06 on its consolidated financial statements.
ASU No. 2020-04 Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting — In March 2020, the FASB issued ASU No. 2020-04, which provides optional expedients for a limited period of time to ease the potential burden in accounting for, or recognizing the effects of, reference rate reform on financial reporting. ASU 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The standard is effective for all entities as of March 12, 2020 through December 31, 2022. An entity can elect to apply the amendments as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to that date that the financial statements are available to be issued. Sunlight is currently evaluating the impact of the adoption of ASU 2020-04, as updated by ASU 2021-01 Reference Rate Reform (Topic 848): Scope, on its consolidated financial statements.
ASU No. 2018-15 Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract — In August 2018, the FASB issued ASU No. 2018-15 to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU No. 2018-15 can be applied either retrospectively or prospectively, and it is effective for

Sunlight for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption, including adoption in an interim period, is permitted. Sunlight is currently evaluating the impact of the adoption of ASU 2018-15 on its consolidated financial statements.
ASU No. 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments — The FASB issued ASU No. 2016-13 in June 2016. The standard amends the existing credit loss model to reflect a reporting entity’s current estimate of all expected credit losses and requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at a net amount expected to be collected through deduction of an allowance for credit losses from the amortized cost basis of the financial asset(s). ASU No. 2016-13, as amended, is effective for Sunlight in the fiscal year ended December 31, 2023. Early adoption was permitted beginning in the first quarter of 2018. With limited exceptions, an entity should apply ASU No. 2016-13 by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. Sunlight is currently evaluating the new guidance to determine the impact it may have on its consolidated financial statements.
ASU No. 2016-02 Leases — In February 2016, FASB issued ASU No. 2016-02. The standard requires that lessees recognize a right-of-use asset and corresponding lease liability on the balance sheet for most leases. The guidance applied by a lessor under ASU No. 2016-02 is substantially similar to existing GAAP. ASU No. 2016-02, as amended, is effective for Sunlight in the fiscal year ended December 31, 2021. Early adoption is permitted. An entity should apply ASU No. 2016-02 by means of a modified retrospective transition method for all leases existing at, or entered into after, the date of initial application. Sunlight has identified the leases that it believes fall within the scope of ASU No. 2016-02 and evaluating their impact on its consolidated financial statements.
Note 3.    Financing Receivables
Sunlight recognizes receivables primarily related to (a) advances that Sunlight remits to contractors on a short-term basis to facilitate the installation of residential solar and home improvement equipment and (b) loans and loan participations. Loans and loan participations primarily include Sunlight’s undivided 5.0% participation and Indirect Channel Loans purchased from its Bank Partner. The following table summarizes Sunlight’s financing receivables and changes thereto:

	Advances(a)	Loans and Loan Participations(b)	Total
December 31, 2020
Amounts outstanding	$35,401	$6,351	$41,752
Unamortized discount	—	(893)	(893)
Allowance for credit losses	(121)	(125)	(246)
Carrying value	$35,280	$5,333	$40,613
December 31, 2019
Amounts outstanding	$17,523	$6,064	$23,587
Unamortized discount	—	(838)	(838)
Allowance for credit losses	(215)	(96)	(311)
Carrying value	$17,308	$5,130	$22,438
Allowance for Credit Losses
Balance – December 31, 2018	$284	$90	$374
Provision for credit losses	(69)	794	725
Realized losses	—	(788)	(788)
Balance – December 31, 2019	215	96	311
Provision for credit losses	(94)	1,444	1,350
Realized losses	—	(1,415)	(1,415)
Balance – December 31, 2020	$121	$125	$246
Changes in Carrying Value
Balance – December 31, 2018		$3,679	$3,679
Purchases, net(c)		3,019	3,019
Proceeds from principal repayments, net		(913)	(913)
Accretion of loan discount		139	139
Provision for credit losses		(794)	(794)
Balance – December 31, 2019		5,130	5,130
Purchases, net(d)		2,839	2,839
Proceeds from principal repayments, net		(1,316)	(1,316)
Accretion of loan discount		124	124
Provision for credit losses		(1,444)	(1,444)
Balance – December 31, 2020		$5,333	$5,333

(a)
Represents short-term, advance payments made by Sunlight to certain contractors in anticipation of a project’s substantial completion.

(b)
Represents (i) Sunlight’s 5.0% participation interest in a pool of residential solar loans with an aggregate UPB of $6.0 million and $5.7 million at December 31, 2020 and 2019, respectively, and (ii) Indirect Channel Loans purchased by Sunlight with an aggregate UPB of $0.4 million and $0.4 million at December 31, 2020 and 2019, respectively. No loans or loan participations were individually evaluated for impairment at December 31, 2020 or 2019.

(c)
During the year ended December 31, 2019, Sunlight purchased (i) 5.0% participation interests in 1,838 loans with an aggregate UPB of $2.9 million as well as 42 Indirect Channel Loans with an aggregate UPB of $0.7 million.

(d)
During the year ended December 31, 2020, Sunlight purchased 5.0% participation interests in 1,007 loans with an aggregate UPB of $1.6 million as well as 49 Indirect Channel Loans with an aggregate UPB of $1.2 million.

Advances — The following section presents certain characteristics of Sunlight’s advances.
Risk Ratings — As further described in Note 2, management evaluates Sunlight’s advances for impairment using risk ratings assigned on a scale of “1” (low risk) through “5” (higher risk). The following table allocates the advance amount outstanding based on Sunlight’s internal risk ratings:
	Total
Risk Tier(a)	Contractors	Amount Outstanding	% of Amount Outstanding
December 31, 2020
1 Low risk	78	$18,072	51.0%
2 Low-to-medium risk	56	16,700	47.2
3 Medium risk	4	604	1.7
4 Medium-to-high risk	—	—	—
5 Higher risk	3	25	0.1
	141	$35,401	100.0%
December 31, 2019
1 Low risk	50	$11,021	62.9%
2 Low-to-medium risk	31	5,803	33.1
3 Medium risk	4	663	3.8
4 Medium-to-high risk	—	—	—
5 Higher risk	1	36	0.2
	86	$17,523	100.0%

(a)
At December 31, 2020 and 2019, the average risk rating of Sunlight’s advances was 1.5 (“low-to-medium risk”) and 1.4 (“low risk”), weighted by total advance amounts outstanding.

Delinquencies — The following table presents the payment status of advances held by Sunlight:
	Total
Payment Delinquency	Amount Outstanding	% of Amount Outstanding
December 31, 2020
Current	$29,132	82.3%
Less than 30 days	3,137	8.9
30 days	1,424	4.0
60 days	672	1.9
90+ days(a)	1,036	2.9
	$35,401	100.0%
December 31, 2019
Current	$15,703	89.6%
Less than 30 days	1,228	7.0
30 days	268	1.5
60 days	64	0.4
90+ days(a)	260	1.5
	$17,523	100.0%

(a)
As further discussed in Note 2, Sunlight generally evaluates amounts delinquent for 90 days or more for impairment. Advances to contractors may remain outstanding as a result of operational and other reasons that are unrelated to the contractor’s creditworthiness. Sunlight assessed advances 90 days or more, along with other factors that included the contractor’s risk tier and historical loss experience, and established loss allowances of $0.1 million and $0.2 million at December 31, 2020 and 2019, respectively.
Concentrations — The following table presents the concentration of advances, by counterparty:
	At December 31,
	2020		2019
Contractor	Amount Outstanding	% of Total	Amount Outstanding	% of Total
1	$10,429	29.5%	$7,041	40.2%
2	6,425	18.1	2,548	14.5
3	2,615	7.4	49	0.3
4	1,812	5.1	—	—
5	712	2.0	58	0.3
6	644	1.8	46	0.3
7	574	1.6	20	0.1
8	545	1.5	351	2.0
9	514	1.5	423	2.4
10	477	1.3	—	—
Other(a)	10,654	30.2	6,987	39.9
	$35,401	100.0%	$17,523	100.0%

(a)
At December 31, 2020 and 2019, Sunlight recorded advances receivable from 131 and 76 counterparties not individually listed in the table above with average balances of $0.1 million and $0.1 million, respectively. At December 31, 2019, Sunlight recorded advances receivable from individual counterparties of $1.1 million, $0.9 million, $0.5 million, $0.4 million, and $0.3 million that represent the largest advance concentrations included in “Other,” based on the amount outstanding.

Loans and Loan Participations — The following section presents certain characteristics of Sunlight’s investments in loans and loan participations. Unless otherwise indicated, loan participation amounts are shown at Sunlight’s 5% interest in the underlying loan pool.
Delinquencies — The following table presents the payment status of loans and loan participations held by Sunlight:

	Loan Participations		Bank Partner Loans		Total
Payment Delinquency(a)	Loans	UPB	Loans	UPB	Loans	UPB	% of UPB
December 31, 2020
Current	4,409	$5,760	16	$319	4,425	$6,079	95.7%
Less than 30 days	116	174	—	—	116	174	2.7
30 days	22	38	1	23	23	61	1.0
60 days	7	11	—	—	7	11	0.2
90+ days	10	14	1	12	11	26	0.4
	4,564	$5,997	18	$354	4,582	$6,351	100.0%
December 31, 2019
Current	3,921	$5,462	12	$223	3,933	$5,685	93.8%
Less than 30 days	101	158	4	91	105	249	4.1
30 days	21	27	—	—	21	27	0.4
60 days	9	12	2	64	11	76	1.3
90+ days	9	15	1	12	10	27	0.4
	4,061	$5,674	19	$390	4,080	$6,064	100.0%

(a)
As further described in Note 2, Sunlight places loans delinquent greater than 90 days on nonaccrual status. Such Loans had carrying values of $0.0 million and $0.0 million at December 31, 2020 and 2019, respectively. Sunlight does not consider the average carrying values and interest income recognized (including interest income recognized using a cash-basis method) material for the years ended December 31, 2020 and 2019.

Loan Collateral Concentrations — The following table presents the UPB of Balance Sheet Loans, including Sunlight’s relevant participation percentage of the Indirect Channel Loans underlying the participation interests held by Sunlight, based upon the state in which the borrower lived at the time of loan origination:
	At December 31,
	2020		2019
State	UPB	% of Total	UPB	% of Total
Texas	$1,203	18.9%	$1,189	19.6%
California	1,111	17.5	1,153	19.0
Florida	555	8.7	520	8.6
New York	403	6.3	451	7.4
New Jersey	376	5.9	329	5.4
Arizona	312	4.9	297	4.9
Pennsylvania	274	4.3	292	4.8
South Carolina	234	3.7	235	3.9
Missouri	228	3.6	211	3.5
Massachusetts	223	3.5	184	3.0
Other(a)	1,432	22.7	1,203	19.9
	$6,351	100.0%	$6,064	100.0%

(a)
Sunlight only participates in residential solar loans originated within the United States, including 31 and 27 states not individually listed in the table above, none of which individually amount to more than 2.7% and 2.5% of the UPB at December 31, 2020 and 2019, respectively.

Note 4.    Derivatives
In January 2019, Sunlight entered into an agreement with its Bank Partner to arrange Loans for the purchase and installation of home improvements other than residential solar energy systems. The agreement (a) entitles Sunlight to cash flows collected from the portfolio of Loans held by its Bank Partner in excess of a contractual rate, based upon one-month LIBOR plus a fixed spread, and (b) requires Sunlight to pay its Bank Partner for portfolio cash flows below such contractual rate. This contractual arrangement incorporates interest rate and credit risks. Interest rate risk is sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, as well as other factors. Credit risk includes the risk of default on Loans held by its Bank Partner that results from a borrower’s inability or unwillingness to make contractually required payments.
Sunlight’s derivative asset is recorded at fair value in the accompanying Consolidated Balance Sheets as follows:
		December 31,
	Balance Sheet Location	2020	2019
Contract derivative	Other assets	$1,435	$—
The following table summarizes notional amounts related to derivatives:
	December 31,
	2020	2019
Contract derivative(a)	$59,770	$—

(a)
Represents the carrying value of Loans for the purchase and installation of home improvements other than residential solar energy systems held by Sunlight’s Bank Partner.

The following table summarizes all income recorded in relation to derivatives:
	For the Year Ended December 31,
	2020	2019
Change in fair value of contract derivative, net
Contract derivative	$1,435	$—
Realized gains on contract derivative, net
Contract derivative	103	—
Note 5.    Debt Obligations
Debt consists of the following:
	At December 31,
	2020							2019
						Weighted Average
	Month Issued	Outstanding Face Amount	Carrying Value(a)	Maximum Facility Size(b)	Final Stated Maturity	Funding Cost(c)	Life (Years)	Carrying Value(a)
Revolving credit facility(d)	Nov 2017	$14,625	$14,625	$15,000	May 2021	6.4%	—	$11,811

(a)
Excludes $0.0 million and $0.2 million of unamortized deferred financing costs on a revolving credit facility, included in “Other Assets” in the accompanying Consolidated Balance Sheets, at December 31, 2020 and 2019, respectively.

(b)
The maximum facility size includes a $0.3 million standby letter of credit.

(c)
Includes unamortized deferred financing costs, as a percentage of the outstanding face amount.

(d)
In March 2016, Sunlight entered into a Loan and Security Agreement with its lender (“Lender”). In May 2019, Sunlight and Lender amended and restated the agreement to provide Sunlight a $15.0 million revolving credit facility. Borrowings under the facility bear interest at a per annum rate equal to the sum of (i) a floating rate index and (ii) a fixed margin. Amounts borrowed under this facility are 100% recourse to Sunlight.

Sunlight’s debt obligations are subject to customary loan covenants and event of default provisions, including event of default provisions triggered by a failure to maintain specified unrestricted cash balances and maintaining capacity to fund Loans. Sunlight was in compliance with all of its debt covenants at December 31, 2020.
Activities — Activities related to the carrying value of Sunlight’s debt obligations were as follows:
Balance at December 31, 2018	$5,301
Borrowings	10,181
Repayments	(3,671)
Amortization of deferred financing costs(a)	—
Balance at December 31, 2019	11,811
Borrowings	8,713
Repayments	(5,899)
Amortization of deferred financing costs(a)	—
Balance at December 31, 2020	$14,625

(a)
Excludes $0.1 million and $0.1 million amortization of deferred financing costs included in “Other Assets” in the accompanying Consolidated Balance Sheets for the years ended December 31, 2020 and 2019, respectively. Sunlight includes amortization of these costs within “Depreciation and Amortization” in the accompanying Consolidated Statements of Operations.

Maturities — At December 31, 2020, all of Sunlight’s debt obligations contractually mature in May 2021.
Note 6.    Equity
Interests in Sunlight’s partnership equity consists of members’ preferred and subordinated units. Sunlight did not have a specific number of preferred or subordinated units authorized at December 31, 2020 or 2019, but retains the corporate authority to issue sufficient units to meet its obligations. In addition to its partnership equity, Sunlight has issued warrants, profits interests, and other economic interests as part of its long-term incentive plan.
Temporary Equity Activities — Activities related to interests in Sunlight’s partnership equity units considered temporary equity were as follows:

Month of Issuance	Class A-3 Units	Class A-2 Units	Class A-1 Units
Units at December 31, 2018	283,092	169,956	222,853
March 2019	10,122	6,077	7,968
June 2019	10,600	6,364	8,344
September 2019	11,104	6,666	8,741
December 2019	11,510	6,910	9,060
	43,336	26,017	34,113
Units at December 31, 2019	326,428	195,973	256,966
March 2020	11,768	7,065	9,264
June 2020	12,193	7,320	9,598
September 2020	12,771	7,667	10,053
December 2020	13,235	7,947	10,421
	49,967	29,999	39,336
Units at December 31, 2020	376,395	225,972	296,302
Preferred Units — The Class A-1, A-2 and A-3 Units (collectively, the “Class A Units”) are the most senior classes of equity units and represent convertible preferred securities that earn a preferred return. Sunlight’s board of directors can elect to pay this return in cash or by issuing additional Class A Units equal to 14.5%, on an annualized basis, of the members’ outstanding Class A Units (“Class A PIK Units”). If Sunlight’s board of directors elects to pay this return in cash, it would pay such in an amount equal to $12.50, $15.22, and $24.06 per unit per annum to the Class A-1 Units, Class A-2 Units, and Class A-3 Units, respectively. The Class A Units generally have a liquidation preference, relative to the Class B Units, equal to the dollar price paid per unit by the unit holders plus any unpaid preferred return. The Class A Units will automatically convert to Class B Units upon the earlier of (a) a qualified initial public offering of Sunlight’s equity or (b) at the election of the Class A Unit holders. In each case, the Class A Units will convert into the same number of Class B Units, subject to adjustment for unit splits or certain other circumstances affecting the number of Class A Units or Class B Units outstanding.
Subordinated Units — The Class B Units are a class of equity units subordinate to Class A Units with regard to liquidation, and Sunlight’s payment of the preferred return to the Class A Units, either in cash or Class A PIK Units, dilutes Class B Units’ interests in Sunlight’s equity. No Class B Units have been issued, redeemed, or cancelled during the years ended December 31, 2020 and 2019.
Warrants — At December 31, 2020, Sunlight has authorized Class A Units to cover the exercise of the following outstanding warrants on its partnership equity, all of which were exercisable beginning at the date of issuance:
		Exercise Price per Unit
Underlying Unit Class	Date of Issuance	Minimum	Maximum	Weighted Average(a)	Units
A-1(b)	Mar-16 – May-19	$78.09	$100.00	$83.58	2,393
A-2	Feb-18	297.99	455.52	360.29	12,491

(a)
Aggregate amount payable to Sunlight upon exercise of warrant divided by underlying units deliverable to the warrant holder.

(b)
During the year ended December 31, 2019, Sunlight issued 1,793 Class A-1 warrants at an exercise price of $78.09 per Class A-1 Unit.

Refer to Notes 2 and 7 regarding the accounting treatment for warrants and the valuation thereof.
Other Interests — Sunlight has issued the following subordinated interests upon conversion of equity-based compensation awards at time of vest.

Class C Units — Sunlight has issued Class C Units that do not have voting rights or certain other equity-like features, are subordinate to the Class A Units and Class B Units, and will only receive distributions from Sunlight’s profits, based on the total number of outstanding units at such time, after Sunlight distributes the liquidation preference of Class A Units and a successful sale of Sunlight’s equity occurs at a price above the Threshold Equity Value specified in the equity award from which the Class C Unit converts.
LTIP Units — In February 2016, Sunlight established a program pursuant to which it expected to grant units to certain employees in a long-term incentive plan. In December 2017, Sunlight, at the direction of its board of directors, amended and restated its long-term incentive plan to provide clarity around certain items and to allow for the issuance of various classes of LTIP Units. All LTIP Units issued after February 2018 have been economically equivalent to corresponding classes of Class C units.
Equity-Based Compensation — Sunlight has granted the following outstanding Class C Units and LTIP Units awards (“Compensation Awards”) to certain employees and founders at December 31, 2020:
	Award Conditions		Units(a)
Award Class	Service(b)	Threshold Equity Value(c) (in millions)	Class C	LTIP	Total	Authorized
C-1 Units	4 years	$29.7	52,484	9,098	61,582	62,285
C-2 Units	4 years	87.0	8,878	9,015	17,893	19,440
C-2AD Units(d)	4 years	87.0	4,739	4,785	9,524	10,380
C-3 Units	5 years	165.0	82,700	26,068	108,768	150,000
C-3AD Units(d)	5 years	165.0	85,602	22,094	107,696	155,853
			234,403	71,060	305,463	397,958

(a)
Net of fully vested awards.

(b)
Awards satisfy service-based award conditions ratably over the service period, starting on the one-year anniversary of the service inception date and monthly thereafter. Except for certain Class C-1 Unit and Class C-2 Unit awards, holders of Compensation Awards must also satisfy performance-based award conditions to vest in their award, which require Sunlight’s equity to exceed the respective Threshold Equity Value for such award. Sunlight expenses the grant-date fair value of certain Class C-1 Unit and Class C-2 Unit awards that do not require performance-based vesting requirements over the service vesting period as “Compensation and Benefits” in the accompanying Consolidated Statements of Operations using a “graded-vesting” method. During the year ended December 31, 2020, Sunlight expensed $0.0 million and $0.1 million for Class C Units and LTIP Units, respectively, and $0.1 million and $0.1 million for Class C Units and LTIP Units, respectively, during the year ended December 31, 2019.

(c)
Except for Class C-1 Units, the Threshold Equity Value increases in an amount equal to any equity capital raised after the date of each grant.

(d)
In addition to service- and performance-based award conditions, the vesting of Class C-2AD Unit and Class C-3AD Unit awards are contingent upon the PIK Vesting Requirement. At December 31, 2020, the following Class C Units and LTIP Units have not yet satisfied the PIK Vesting Requirement:

Award Class	Class C	LTIP	Total
C-2AD Units	—	1,268	1,268
C-3AD Units	48,701	13,731	62,432
	48,701	14,999	63,700

Compensation Unit Activities — Activities related to Sunlight’s equity-based compensation were as follows:
	Class C		LTIP
	Per Unit	Units	Per Unit	Units
December 31, 2018	$11.10	77,097	$34.72	21,514
Issued	16.12	167,097	13.91	49,095
Converted to Class C-1 Units	22.87	(3,846)	63.82	(1,791)
Converted to Class C-2 Units	11.12	(3,030)	11.12	(2,109)
Forfeited	—	—	15.23	(2,663)
December 31, 2019	14.45	237,318	19.54	64,046
Issued	23.62	1,205	23.62	14,678
Converted to Class C-1 Units	20.11	(1,095)	40.19	(1,607)
Converted to Class C-2 Units	11.12	(3,025)	17.36	(3,613)
Forfeited	—	—	18.61	(2,444)
December 31, 2020	14.51	234,403	20.06	71,060
Unrecognized Compensation Expense — At December 31, 2020, Sunlight has not yet recognized compensation expense for the following awards:
Vesting Condition	Weighted Average Recognition Period	Class C		LTIP
		Units	Amount	Units	Amount
Time-based service	0.7 yrs	1,694	$4	4,434	$32
Performance-based	n.a.	141,848	1,922	30,429	749
Multiple(a)	n.a.	90,861	1,459	36,197	593
		234,403	$3,385	71,060	$1,374

(a)
Includes awards where vesting contingent upon at least two conditions: time-based service, performance-based conditions, and the PIK Vesting Requirement.

Refer to Notes 2 and 7 regarding the accounting treatment for compensation units and the valuation thereof.
Note 7.    Fair Value Measurement
The carrying values and fair values of Sunlight’s assets and liabilities recorded at fair value on a recurring basis, as well as other financial instruments for which fair value is disclosed, at December 31, 2020 and 2019 were as follows:

	Principal Balance or Notional Amount	Carrying Value	Fair Value
			Level 1	Level 2	Level 3	Total
December 31, 2020
Assets:
Financing Receivables:
Loan participations, held-for-investment	$5,997	$5,029	$—	$—	$5,140	$5,140
Loans, held-for-investment	354	304	—	—	310	310
Cash and cash equivalents	49,583	49,583	49,583	—	—	49,583
Restricted cash	3,122	3,122	3,122	—	—	3,122
Contract derivative	59,770	1,435	—	—	1,435	1,435
Liabilities:
Debt	14,625	14,625	—	—	14,625	14,625
Warrants	4,700	5,643	—	—	5,643	5,643
Guarantee obligation	n.a.	839	—	—	839	839
December 31, 2019
Assets:
Financing Receivables:
Loan participations, held-for-investment	5,674	4,796	—	—	5,400	5,400
Loans, held-for-investment	390	334	—	—	340	340
Cash and cash equivalents	47,341	47,341	47,341	—	—	47,341
Restricted cash	4,315	4,315	4,315	—	—	4,315
Liabilities:
Debt	11,811	11,811	—	—	11,811	11,811
Warrants	4,700	133	—	—	133	133
Guarantee obligation	n.a.	75	—	—	75	75
Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodology used to determine fair value and such changes could result in a significant increase or decrease in the fair value.
Sunlight’s assets and liabilities measured at fair value on a recurring basis using Level 3 inputs changed as follows:

	Assets	Liabilities
	Contract Derivative	Warrants
Balance – December 31, 2018	$—	$19
Transfers(a)
Transfers to Level 3	—	—
Transfers from Level 3	—	—
Gains (losses) included in net income(b)
Included in change in fair value of warrant liabilities	—	114
Included in change in fair value of contract derivative, net	—	—
Included in realized gains on contract derivative, net	—	—
Payments, net	—	—
Balance – December 31, 2019	—	133
Transfers(a)
Transfers to Level 3	—	—
Transfers from Level 3	—	—
Gains (losses) included in net income(b)
Included in change in fair value of warrant liabilities	—	5,510
Included in change in fair value of contract derivative, net	1,435	—
Included in realized gains on contract derivative, net	103	—
Payments, net	(103)	—
Balance – December 31, 2020	$1,435	$5,643

(a)
Transfers are assumed to occur at the beginning of the respective period.

(b)
Changes in the fair value of liabilities shown as losses included in net income.

Contract Derivative Valuation — Fair value estimates of Sunlight’s contract derivative are based on an internal pricing model that uses a discounted cash flow valuation technique, incorporates significant unobservable inputs, and includes assumptions that are inherently subjective and imprecise. Significant inputs used in the valuation include the expected cash flows from the financing and sale of applicable Indirect Channel Loans and discount rates that market participants would expect for the Indirect Channel Loans. Significant increases (decreases) in the discount rates in isolation would result in a significantly lower (higher) fair value measurement. The following significant assumptions were used to value Sunlight’s contract derivative:
	Discount Rate	Weighted Average Life (Years)
December 31, 2020	8.1%	0.3
December 31, 2019	n.a.	n.a.
Compensation Unit and Warrant Valuation — To determine the grant-date value of each Class C Unit and LTIP Unit granted during the years ended December 31, 2020 and 2019 as well as the fair value of warrants at December 31, 2020 and 2019, an independent third-party valuation firm (a) uses an income valuation approach to determine the fair value of Sunlight’s equity on a quarterly basis and (b) allocates that fair value to each class of interest in Sunlight’s equity and warrants thereon on a per unit basis using an option pricing method. Sunlight determines the grant-date fair value of an award using the value at the quarter-end closest to the grant date of the award. Significant increases (decreases) in the cost of equity, volatility, tax rate, and equity term in isolation would result in a significantly lower (higher) fair value measurement. The following significant assumptions were used to value Sunlight’s equity and warrants thereon, on a weighted-average basis:

	For the Year Ended December 31,
Assumption	2020	2019
Cost of equity	22.5%	32.5%
Volatility	46.0%	42.0%
Tax rate	26.0%	28.0%
Term	3.0 years	5.0 years
At December 31, 2020, Sunlight applied a hybrid probability-weighted expected return valuation method, which incorporated two scenarios: (a) a scenario using a market valuation approach that assumed Sunlight completed the business combination described in Note 10 and (b) a remain private scenario that used the aforementioned income valuation approach. The concluded fair value at December 31, 2020 reflects an adjustment for lack of marketability of 15.0%, and Sunlight considered the estimated probability of the completed business combination described in Note 10 of 60% was reasonable given Sunlight had entered into a non-binding agreement for the business combination, which was subject to substantial contingencies as well as the successful placement of equity by the acquirer to finance the business combination.
Note 8.    Transactions with Affiliates and Affiliated Entities
Sunlight has entered into management and administrative agreements with the following equity members who also serve on Sunlight’s board of directors. Management believes that the arrangements represent market compensation for the related services.
FTV Management V, LLC (“FTV”) — In May 2018, Sunlight entered into a management agreement with FTV. Under the terms of the agreement, FTV will provide strategic financial services to Sunlight in exchange for a management fee of $50,000 per calendar quarter.
Hudson SL Portfolio Holdings LLC (“HSPH”) — In February 2018, Sunlight entered into the following agreements with HSPH, indirectly owned by members of Sunlight and SL Investor III LLC.
Forward Flow Agreement — HSPH agreed to purchase certain Indirect Channel Loans through June 2019. During the year ended December 31, 2019, HSPH purchased Indirect Channel Loans totaling $57.8 million of UPB for which Sunlight recognized platform fee revenue (Note 2).
Administrative Services Agreement — Sunlight agreed to provide certain services to Solar Loan Management LLC, an affiliate of Hudson Sustainable Investment Management, LLC and HSPH. These services generally include special servicing administration, ongoing accounting work, all calculations related to the purchase and financing of certain Loans under the forward flow agreement and the senior financing, and other services that would be expected of the sponsor of a securitized pool of loans. During the years ended December 31, 2020 and 2019, Sunlight was paid $0.2 million and $0.2 million, respectively, for such services.
Tiger Infrastructure Partners (“Tiger”) — In September 2015, Sunlight entered into a management agreement with Tiger. Under the terms of the agreement, Sunlight pays Tiger a management fee of $50,000 per calendar quarter for strategic financial services provided by Tiger to Sunlight. In addition to the management fee, Sunlight reimbursed $0.0 million and $0.1 million of expenses to Tiger during the years ended December 31, 2020 and 2019, respectively. At December 31, 2019, Sunlight owed $0.1 million of expense reimbursements, shown as “Due to Affiliate” in the accompanying Consolidated Balance Sheets, which Sunlight paid in full during the year ended December 31, 2020.
Note 9.    Commitments and Contingencies
Sunlight was subject to the following commitments and contingencies at December 31, 2020.
Litigation — From time to time, Sunlight may be involved in various claims and legal actions arising in the ordinary course of business. Sunlight establishes an accrued liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimable.
At December 31, 2020, Sunlight was not involved in any material legal proceedings regarding claims or legal actions against Sunlight.

Indemnifications — In the normal course of business, Sunlight enters into contracts that contain a variety of representations and warranties and that provide general indemnifications. Sunlight’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against Sunlight that have not yet occurred. However, based on Sunlight’s experience, Sunlight expects the risk of material loss to be remote.
Advances — Sunlight provides a contractually agreed upon percentage of cash to a contractor related to a Loan that has not yet been funded by either a Direct Channel Partner or its Bank Partner as well as amounts funded to contractors in anticipation of loan funding. At December 31, 2020, Sunlight has committed to advance up to $87.5 million for unfunded, approved Loans submitted by eligible contractors, of which Sunlight advanced $35.4 million included in “Advances” in the accompanying Consolidated Balance Sheets.
Funding Commitments — Pursuant to Sunlight’s contractual arrangements with contractors, Direct Channel Partners, and Bank Partner, the funding source periodically remits to Sunlight the cash related to Loans it has originated. Sunlight has committed to funding such amounts to the relevant contractor when certain milestones have been reached relating to the installation of residential solar system, or other home improvement equipment, underlying the consumer receivable. Any amounts retained by Sunlight in anticipation of an installation milestone being reached are included in “Funding Commitments” in the accompanying Consolidated Balance Sheets, totaling $18.4 million at December 31, 2020.
Bank Partner Guarantees — Sunlight is required to guarantee the performance of certain Indirect Channel Loans, which it is required to repurchase in the event Sunlight is unable to facilitate the sale of such loans. Upon repurchase, Sunlight may attempt to recover any contractual amounts owed by the borrower. For the year ended December 31, 2020, Sunlight had repurchased and written off 49 loans, totaling $1.1 million, from its Bank Partner, associated with this guarantee and recorded a liability presented within “Other Liabilities” in the accompanying Consolidated Balance Sheets, totaling $0.8 million and $0.1 million at December 31, 2020 and 2019, respectively. At December 31, 2020, the maximum potential amount of undiscounted future payments Sunlight could be required to make under the guarantee totaled $92.1 million.
Non-Cancelable Operating Leases — Sunlight’s non-cancelable operating leases consist of office space leases. Certain lease agreements include rent concessions and leasehold improvement incentives. In addition to base rentals, certain lease agreements are subject to escalation provisions and rent expense is recognized on a straight-line basis over the term of the lease agreement.
At December 31, 2020, the approximate aggregate annual minimum future lease payments required on the operating leases are as follows:
2021	$1,099
2022	1,010
2023	680
2024	699
2025	335
Thereafter	—
$3,823
During the years ended December 31, 2020 and 2019, total lease expense was $1.1 million and $1.0 million, respectively, which Sunlight paid in full.
Note 10.    Recent Activities
The following events occurred subsequent to December 31, 2020 through March 22, 2021, the date at which Sunlight’s Consolidated Financial Statements were available to be issued:
In January 2021, Sunlight distributed $4.5 million, $1.1 million, and $1.2 million in cash to holders of Class A-3, Class A-2, and Class A-1 Units, or $12.00, $4.80, and $3.94 per outstanding Class A-3, Class A-2, and Class A-1 Unit, respectively, as estimated tax distributions. The actual tax distribution amount required may materially differ from these estimates.
In January 2021, Sunlight and Spartan Acquisition Corp. II (NYSE: SPRQ) (“Spartan”), a publicly-traded special purpose acquisition company sponsored by funds managed by an affiliate of Apollo Global Management, Inc. (NYSE: APO), announced that they have entered into a definitive agreement for a business combination that will, subject to the satisfaction or waiver of the conditions to closing of the transactions contemplated by that agreement (the “Transactions”), result in Sunlight becoming the operating subsidiary of a publicly listed company. Following the closing of the Transactions, the combined company will be organized in an “Up-C” structure, meaning that all of the material assets of the combined company will be held by Sunlight, and Spartan’s only material assets will be its equity interests in Sunlight.
In February 2021, Sunlight entered into a new program agreement with an Indirect Channel Loan Purchaser that provides for the purchase by such Indirect Channel Loan Purchaser to purchase up to $400 million of home improvement loans from Sunlight’s Bank Partner.
During the first quarter of 2020, the outbreak of a novel strain of coronavirus (COVID-19) has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. Depending on the severity and duration of the outbreak, the novel coronavirus could present material uncertainty and risk with respect to the Company, its performance, and its financial results.

SUNLIGHT FINANCIAL LLC
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$51,235	$49,583
Restricted cash	4,081	3,122
Advances (net of allowance for credit losses of $101 and $121)	32,529	35,280
Financing receivables (net of allowance for credit losses of $114 and $125)	5,065	5,333
Property and equipment, net	5,625	5,725
Due from affiliates	1,839	—
Other assets	4,418	7,030
Total assets	$104,792	$106,073
Liabilities, Temporary Equity, and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$16,353	$15,782
Funding commitments	16,470	18,386
Debt	14,625	14,625
Distributions payable	765	7,522
Due to affiliates	1,732	—
Warrants, at fair value	8,257	5,643
Other liabilities	1,306	1,502
Total liabilities	59,508	63,460
Commitments and Contingencies
Temporary Equity
Preferred class A-3 unit members’ capital; 389,852 and 376,395 units authorized, issued, and outstanding as of March 31, 2021 and December 31, 2020, respectively	319,772	260,428
Preferred class A-2 unit members’ capital; 234,051 and 225,972 units authorized, issued, and outstanding as of March 31, 2021 and December 31, 2020, respectively	196,340	154,286
Preferred class A-1 unit members’ capital; 306,895 and 296,302 units authorized, issued, and outstanding as of March 31, 2021 and December 31, 2020, respectively	257,301	202,045
Common unit members’ capital; 78,717 and 78,717 units authorized, issued, and outstanding as of March 31, 2021 and December 31, 2020, respectively	59,836	47,757
Members’ Equity
Other ownership interests’ capital	1,450	1,439
Accumulated deficit	(789,415)	(623,342)
Total members’ equity	(787,965)	(621,903)
Total liabilities, temporary equity, and members’ equity	$104,792	$106,073
See notes to unaudited condensed consolidated financial statements.

SUNLIGHT FINANCIAL LLC
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)
	For the Three Months Ended March 31,
	2021	2020
Revenue	$24,787	$13,073
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	4,854	2,947
Compensation and benefits	8,012	6,450
Selling, general, and administrative	1,916	1,280
Property and technology	1,208	983
Depreciation and amortization	809	803
Provision for losses	736	124
Management fees to affiliate	100	100
	17,635	12,687
Operating income	7,152	386
Other Income (Expense), Net
Interest income	141	157
Interest expense	(255)	(159)
Change in fair value of warrant liabilities	(2,614)	42
Change in fair value of contract derivatives, net	(856)	271
Realized gains on contract derivatives, net	2,267	32
Other income (expense)	412	(276)
Business combination expenses	(3,587)	—
	(4,492)	67
Net Income	$2,660	$453
See notes to unaudited condensed consolidated financial statements.

SUNLIGHT FINANCIAL LLC
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(dollars in thousands)
	Units				Temporary Equity				Units	Members’ Equity
	Class A-3 Units	Class A-2 Units	Class A-1 Units	Common Units	Class A-3 Units	Class A-2 Units	Class A-1 Units	Common Units	Other Ownership Interests	Other Ownership Interests	Accumulated Deficit	Total Members’ Equity
Equity – December 31, 2019	326,428	195,973	256,966	78,717	$76,519	$21,867	$27,042	$3,362	43,765	$1,313	$(90,718)	$(89,405)
Preferred distributions, paid in-kind	11,768	7,065	9,264	—	2,318	525	646	—	—	—	(3,489)	(3,489)
Change in temporary equity redemption value	—	—	—	—	(4,487)	(7,296)	(9,132)	(1,167)	—	—	22,082	22,082
Equity-based compensation	—	—	—	—	—	—	—	—	3,611	77	—	77
Net income	—	—	—	—	—	—	—	—	—	—	453	453
Equity – March 31, 2020	338,196	203,038	266,230	78,717	$74,350	$15,096	$18,556	$2,195	47,376	$1,390	$(71,672)	$(70,282)
Equity – December 31, 2020	376,395	225,972	296,302	78,717	$260,428	$154,286	$202,045	$47,757	53,105	$1,439	$(623,342)	$(621,903)
Preferred distributions, paid in-kind	13,457	8,079	10,593	—	11,037	6,778	8,882	—	—	—	(26,697)	(26,697)
Change in temporary equity redemption value	—	—	—	—	48,307	35,276	46,374	12,079	—	—	(142,036)	(142,036)
Equity-based compensation	—	—	—	—	—	—	—	—	1,762	11	—	11
Net income	—	—	—	—	—	—	—	—	—	—	2,660	2,660
Equity – March 31, 2021	389,852	234,051	306,895	78,717	$319,772	$196,340	$257,301	$59,836	54,867	$1,450	$(789,415)	$(787,965)
See notes to unaudited condensed consolidated financial statements.

SUNLIGHT FINANCIAL LLC
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
	For the Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities
Net income	$2,660	$453
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	835	830
Provision for losses	736	124
Change in fair value of warrant liabilities	2,614	(42)
Change in fair value of contract derivatives, net	856	(271)
Other expense (income)	(412)	276
Unit-based payment arrangements	11	77
Increase (decrease) in operating capital:
Decrease in advances	2,771	3,536
Increase in due from affiliates	(1,839)	—
Decrease in other assets	1,665	32
Increase (decrease) in accounts payable and accrued expenses	571	(1,385)
Decrease in funding commitments	(1,916)	(5,450)
Increase in due to affiliates	1,732	—
Increase in other liabilities	216	35
Net cash provided by (used in) operating activities	10,500	(1,785)
Cash Flows From Investing Activities
Return of investments in loan pool participation and loan principal repayments	419	274
Payments to acquire loans and participations in loan pools	(842)	(919)
Payments to acquire property and equipment	(709)	(865)
Net cash used in investing activities	(1,132)	(1,510)
Cash Flows From Financing Activities
Proceeds from borrowings under line of credit	—	1,635
Repayments of borrowings under line of credit	—	(5,280)
Payment of capital distributions	(6,757)	(1,987)
Net cash used in financing activities	(6,757)	(5,632)
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	2,611	(8,927)
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	52,705	51,656
Cash, Cash Equivalents, and Restricted Cash, End of Period	$55,316	$42,729
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$229	$148
Noncash Investing and Financing Activities
Preferred dividends, paid in-kind	$26,697	$3,489
Change in temporary equity redemption value	142,036	(22,082)
See notes to unaudited condensed consolidated financial statements.

SUNLIGHT FINANCIAL LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in tables in thousands, except unit and per unit data)
Note 1.   Organization and Business
Sunlight Financial LLC (the “Company” or, together with its consolidated subsidiary, “Sunlight”) operates a technology-enabled financial services platform within the United States of America, using a nationwide network of contractors at the point-of-sale, to offer homeowners secured and unsecured loans (“Loans”), originated by third-party lenders, for the purchase and installation of residential solar energy systems and other home improvements. Sunlight was formed as a limited liability company on January 23, 2014 and began operations on September 11, 2015.
Business — Sunlight arranges for the origination of Loans by third-party lenders in two distinct ways:
Direct Channel Loans — Sunlight arranges for certain Loans (“Direct Channel Loans”) to be originated and retained by third parties (“Direct Channel Partners”). The Direct Channel Partners originate the Direct Channel Loans directly, using their own credit criteria. These Direct Channel Partners pay for Direct Channel Loans by remitting funds to Sunlight, and Sunlight is thereafter responsible for making the appropriate payments to the relevant contractor. Sunlight earns income from the difference between the cash amount paid by a Direct Channel Partner to Sunlight for a given Direct Channel Loan and the dollar amount due to the contractor for such Direct Channel Loan. Sunlight does not participate in the ongoing economics of the Direct Channel Loans and, generally, does not retain any obligations with respect thereto except for certain ongoing fee-based administrative services performed by Sunlight.
Indirect Channel Loans — Sunlight arranges for other Loans (“Indirect Channel Loans”) to be originated by Sunlight’s issuing bank partner (“Bank Partner”). Sunlight has entered into program agreements with its Bank Partner that govern the terms and conditions with respect to originating and servicing the Indirect Channel Loans and Sunlight pays its Bank Partner a fee based on the principal balance of Loans originated by Bank Partner. Sunlight’s Bank Partner funds these Loans by remitting funds to Sunlight, and Sunlight is thereafter responsible for making the appropriate payments to the relevant contractor. Sunlight arranges for the sale of certain Indirect Channel Loans, or participations therein, to third parties (“Indirect Channel Loan Purchasers”).
Business Combination — In January 2021, Sunlight and Spartan Acquisition Corp. II (NYSE: SPRQ) (“Spartan”), a publicly-traded special purpose acquisition company sponsored by funds managed by an affiliate of Apollo Global Management, Inc. (NYSE: APO), entered into a definitive agreement for a business combination that will, subject to the satisfaction or waiver of the conditions to closing of the transactions contemplated by that agreement (the “Transactions”), result in Sunlight becoming the operating subsidiary of a publicly listed company. Following the closing of the Transactions, the combined company will be organized in an “Up-C” structure, meaning that all of the material assets of the combined company will be held by Sunlight, and Spartan’s only material assets will be its equity interests in Sunlight.
Note 2.   Summary of Significant Accounting Policies
Basis of Presentation — The accompanying unaudited condensed consolidated financial statements and related notes, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial reporting, include the accounts of Sunlight and its consolidated subsidiary. In the opinion of management, all adjustments considered necessary for a fair presentation of Sunlight’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. All intercompany balances and transactions have been eliminated.
Certain information and footnote disclosures normally included in financial statements prepared under GAAP may be condensed or omitted for interim financial reporting, and the operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year.
These financial statements should be read in conjunction with Sunlight’s consolidated financial statements for the year ended December 31, 2020 and footnotes thereto included in Spartan’s registration statement on Form S-4 filed with the Securities and Exchange Commission on March 22, 2021. Capitalized terms used herein, and not otherwise defined, are defined in Sunlight’s consolidated financial statements for the year ended December 31, 2020.
Consolidation — Sunlight consolidates those entities over which it controls significant operating, financial, and investing decisions of the entity.
Segments — Sunlight operates through one operating and reportable segment, which reflects how the chief operating decision maker allocates resources and assess performance. Sunlight arranges for the origination of Loans by third-party lenders using a predominately single expense pool.
Risks and Uncertainties — In the normal course of business, Sunlight primarily encounters credit risk, which is the risk of default on Sunlight’s investments that results from a borrower’s or counterparty’s inability or unwillingness to make contractually required payments.
Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes subjective estimates of pending loan originations and sales, which significantly impacts revenues, determinations of fair value, and estimates regarding loan performance, which impacts impairments and allowances for loan losses. Actual results may differ from those estimates.
Fair Value — GAAP requires the categorization of the fair value of financial instruments into three broad levels that form a hierarchy based on the transparency of inputs to the valuation.
Level	Measurement
1	Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
2	Inputs are other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.
3	Inputs are unobservable for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.
Sunlight follows this hierarchy for its financial instruments, with classifications based on the lowest level of input that is significant to the fair value measurement. The following summarizes Sunlight’s financial instruments hierarchy at March 31, 2021:
Level	Financial Instrument	Measurement
1	Cash and cash equivalents and restricted cash	Estimates of fair value are measured using observable, quoted market prices, or Level 1 inputs
3	Loans and loan participations, held-for-investment	Estimated fair value is generally determined by discounting the expected future cash flows using inputs such as discount rates.
	Contract derivative	Estimated fair value based upon discounted expected future cash flows arising from the contract.
	Warrants	Estimated fair value based upon quarterly valuation estimates of Sunlight’s equity, based upon fair value inputs provided by an independent valuation firm applied to Sunlight’s capital structure.
Valuation Process — On a quarterly basis, with assistance from an independent valuation firm, management estimates the fair value of Sunlight’s Level 3 financial instruments. Sunlight’s determination of fair value is based upon the best information available for a given circumstance and may incorporate assumptions that are management’s best estimates after consideration of a variety of internal and external factors. When an independent valuation firm expresses an opinion on the fair value of a financial instrument in the form of a range, management selects a value within the range provided by the independent valuation firm to assess the reasonableness of management’s estimated fair value for that financial instrument. At

March 31, 2021, Sunlight’s valuation process for Level 3 measurements, as described below, were conducted internally or by an independent valuation firm and reviewed by management.
Valuation of Loans and Loan Participations — Management generally considers Sunlight’s loans and loan participations Level 3 assets in the fair value hierarchy as such assets are illiquid investments that are specific to the loan product, for which there is limited market activity. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of each loan or loan participation categorized as a Level 3 asset.
Valuation of Contract Derivative — Management considers Sunlight’s contracts under which Sunlight (a) arranges Loans for the purchase and installation of home improvements other than residential solar energy systems (“Contract Derivative 1”) and (b) earns income from the prepayment of certain of those Loans sold to an Indirect Channel Loan Purchaser (“Contract Derivative 2”), both considered derivatives under GAAP, as a Level 3 assets in the fair value hierarchy as such assets represent bilateral, nontraded agreements for which there is limited market activity. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of the contracts.
Valuation of Warrants — Management considers the warrants redeemable for Sunlight’s temporary equity as Level 3 liabilities in the fair value hierarchy as such liabilities are illiquid investments redeemable for illiquid partnership interests for which there is limited market activity. On a quarterly basis, management engages an independent valuation firm to estimate the fair value of Sunlight’s equity, which includes allocation of value to outstanding partnership interests as well as warrants thereon that Sunlight categorizes as a Level 3 liability.
Other Valuation Matters — For Level 3 financial assets acquired and financial liabilities assumed during the calendar month immediately preceding a quarter end that were conducted in an orderly transaction with an unrelated party, management generally believes that the transaction price provides the most observable indication of fair value given the illiquid nature of these financial instruments, unless management is aware of any circumstances that may cause a material change in the fair value through the remainder of the reporting period. For instance, significant changes in a counterparty’s intent or ability to make payments on a financial asset may cause material changes in the fair value of that financial asset.
See Note 7 for additional information regarding the valuation of Sunlight’s financial assets and liabilities.
Sales of Financial Assets and Financing Agreements — Sunlight will, from time to time, facilitate the sale of Indirect Channel Loans. In each case, the transferred loans are legally isolated from Sunlight and control of the transferred loans passes to the transferee, who may pledge or exchange the transferred asset without constraint of Sunlight. Sunlight neither recognizes any financial assets nor incurs any liabilities as a result of the sale, but does recognize revenue based upon the difference between proceeds received from the transferee and the proceeds paid to the transferor.
Balance Sheet Measurement
Cash and Cash Equivalents and Restricted Cash — Cash and cash equivalents consist of bank checking accounts and money market accounts. Sunlight considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Sunlight maintains cash in restricted accounts pursuant to various lending agreements and considers other cash amounts restricted under certain agreements with other counterparties. Substantially all amounts on deposit with major financial institutions exceed insured limits. Cash and cash equivalents and restricted cash are carried at cost, which approximates fair value. Sunlight reported cash and cash equivalents and restricted cash in the following line items of its Consolidated Balance Sheets, which totals the aggregate amount presented in Sunlight’s Consolidated Statements of Cash Flows:
	March 31, 2021	December 31, 2020
Cash and cash equivalents	$51,235	$49,583
Restricted cash and cash equivalents	4,081	3,122
Total cash, cash equivalents, and restricted cash shown in the Consolidated Statement of Cash Flows	$55,316	$52,705

Financing Receivables — Sunlight records financing receivables for (a) advances that Sunlight remits to contractors on a short-term basis to facilitate the installation of residential solar systems and the construction or installation of other home improvement projects and (b) loans and loan participations.
Advances — In certain circumstances, Sunlight will provide a contractually agreed upon percentage of cash to a contractor related to a Loan that has not yet been funded by either a Direct Channel Partner or its Bank Partner as well as amounts funded to contractors in anticipation of loan funding. Such advances are generally repaid upon the earlier of (a) a specified number of days from the date of the advance outlined within the respective contractor contract or (b) the substantial installation of the residential solar system or the construction or installation of other home improvement projects. In either case, Sunlight will net such amounts advanced from payments otherwise due to the related contractor. Sunlight carries advances at the amount advanced, net of allowances for losses and charge-offs.
Loans and Loan Participations — Sunlight recognizes Indirect Channel Loans purchased from Sunlight’s Bank Partner as well as its 5.0% participation interests in Indirect Channel Loans as financing receivables held-for-investment based on management’s intent, and Sunlight’s ability, to hold those investments through the foreseeable future or contractual maturity. Financing receivables that are held-for-investment are carried at their aggregate outstanding face amount, net of applicable (a) unamortized acquisition premiums and discounts, (b) allowance for losses and (c) charge-offs or write-downs of impaired receivables. If management determines a loan or loan participation is impaired, management writes down the loan or loan participation through a charge to the provision for losses. See “— Impairment” for additional discussion regarding management’s determination for loan losses. Sunlight applies the interest method to amortize acquisition premiums and discounts or on a straight-line basis when it approximates the interest method. Sunlight did not acquire loans with deteriorated credit quality that were not charged-off upon purchase for the three months ended March 31, 2021 or 2020.
Impairment — Sunlight holds financing receivables that management evaluates for impairment indicators at least quarterly using information obtained at least annually. In conjunction with this review, management assesses such factors as historical losses, changes in the nature and volume of financing receivables, overall portfolio quality, and existing economic conditions that may affect the customer’s ability to pay. In certain cases, management assigns a risk rating based on certain aforementioned factors.
The evaluation of these indicators of impairment requires significant judgment by management to determine whether failure to collect contractual amounts is probable as well as in estimating the resulting loss allowance. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. These evaluations are inherently subjective, as they require material estimates and may be susceptible to significant change. Actual losses, if any, could materially differ from these estimates.
If management deems that it is probable that Sunlight will be unable to collect all amounts owed according to the contractual terms of a receivable, impairment of that receivable is indicated. Consistent with this definition, all receivables for which the accrual of interest has been discontinued (nonaccrual loans) are considered impaired.
If management considers a receivable to be impaired, management establishes an allowance for losses through a valuation provision in earnings, which reduces the carrying value of the receivable to (a) the amounts management expect to collect, for receivables due within 90 days, or (b) the present value of expected future cash flows discounted at the receivable’s contractual effective rate. Impaired financing receivables are charged off against the allowance for losses when a financing receivable is more than 120 days past due or when management believes that collectability of the principal is remote, if earlier. Sunlight credits subsequent recoveries, if any, to the allowance when received.
At March 31, 2021 and December 31, 2020, Sunlight evaluated financing receivables collectively, based upon those financing receivables with similar characteristics. Sunlight individually evaluates nonaccrual loans with contractual balances of $50,000 or more and receivables whose terms have been modified in a troubled debt restructuring with contractual balances of $50,000 or more to establish specific allowances for such receivables, if required. Those financing receivables where impairment is indicated were evaluated individually for impairment, though such amounts were not material.

Advances — For advances made by Sunlight, management performs an evaluation of impairment indicators using financial information obtained from its counterparties and third parties as well as historical experience. Such indicators may include the borrower’s financial wherewithal and recent operating performance as well as macroeconomic trends. Management rates the potential for advance receivables by reviewing the counterparty. The counterparty is rated by overall risk tier on a scale of “1” through “5,” from less to greatest risk, which management reviews and updates on at least an annual basis. Counterparties may be granted advance approval within any overall risk tier, however tier “5” advance approvals are approved on an exception basis. A subset category of the overall risk tier is the financial risk of the counterparty. As with the overall risk tier, counterparties may be granted advance approval within any financial risk tier; however financial risk tier “5” advance approvals are approved on an exception basis. As part of that approval, management will set an individual counterparty advance dollar limit, which cannot be exceeded prior to additional review and approval. The overall risk tiers are defined as follows:
1	Low Risk	The counterparty has demonstrated low risk characteristics. The counterparty is a well-established company within the applicable industry, with low commercial credit risk, excellent reputational risk (e.g. online ratings, low complaint levels), and an excellent financial risk assessment.
2	Low-to-Medium Risk	The counterparty has demonstrated low to medium risk characteristics. The counterparty is a well-established company within the applicable industry, with low to medium commercial credit risk, excellent to above average reputational risk (e.g. online ratings, lower complaint levels), and/or an excellent to above average financial risk assessment.
3	Medium Risk	The counterparty has demonstrated medium risk characteristics. The counterparty may be a less established company within the applicable industry than risk tier “1” or “2”, with medium commercial credit risk, excellent to average reputational risk (e.g., online ratings, average complaint levels), and/or an excellent to average financial risk assessment.
4	Medium-to-High Risk	The counterparty has demonstrated medium to high risk characteristics. The counterparty is likely to be a less established company within the applicable industry than risk tiers “1” through “3,” with medium to high commercial credit risk, excellent to below average reputational risk (e.g. online ratings, higher complaint levels), and/or an excellent to below average financial risk assessment.
5	Higher Risk	The counterparty has demonstrated higher risk characteristics. The counterparty is a less established company within the applicable industry, with higher commercial credit risk, and/or below average reputational risk (e.g. online ratings, higher complaint levels), and/or below average financial risk assessment. Tier “5” advance approvals will be approved on an exception basis.
Loans and Loan Participations, Held-For-Investment — Sunlight aggregates performing loans and loan participations into pools for the evaluation of impairment based on like characteristics, such as loan type and acquisition date. Pools of loans are evaluated based on criteria such as an analysis of borrower performance, credit ratings of borrowers, and historical trends in defaults and loss severities for the type and seasoning of loans and loan participations under evaluation.
Property and Equipment — Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives:

		Carrying Value
Asset Category	Estimated Useful Life, in Years	March 31, 2021	December 31, 2020
Furniture, fixtures, and equipment	7 years	$555	$555
Computer hardware	5 years	924	868
Computer software(a)	1-3 years	12,626	11,973
Leasehold improvements	Shorter of life of improvement or lease term	421	421
		14,526	13,817
Accumulated amortization and depreciation(b)(c)		(8,901)	(8,092)
		$5,625	$5,725

(a)
Amounts include $12.4 million and $11.8 million of capitalized internally developed software costs at March 31, 2021 and December 31, 2020, respectively.

(b)
Amounts include $8.0 million and $7.2 million of accumulated amortization for capitalized internally developed software costs at March 31, 2021 and December 31, 2020, respectively.

(c)
For the three months ended March 31, 2021 and 2020, respectively, $0.7 million and $0.7 million of the $0.8 million and $0.8 million total amortization and depreciation expense on property and equipment consisted of amortized capitalized internally developed software costs. At March 31, 2021, the approximate aggregate annual amortization expense for capitalized internally developed software costs are as follows:

April 1 through December 31, 2022	$1,917
2023	1,734
2024	774
2025	37
2026	—
Thereafter	—
$4,462
Funding Commitments — Pursuant to Sunlight’s contractual arrangements with its Bank Partner, Direct Channel Partners, and contractors, each of Sunlight’s Direct Channel Partners and its Bank Partner periodically remits to Sunlight the cash related to loans the funding source has originated. Sunlight has committed to funding such amounts, less any amounts Sunlight is entitled to retain, to the relevant contractor when certain milestones relating to the installation of residential solar system or the construction of installation of other home improvement projects underlying the consumer receivable have been reached. Sunlight presents any amounts that Sunlight retains in anticipation of a contractor completing an installation milestone as “Funding Commitments” on the accompanying Consolidated Balance Sheets, which totaled $16.5 million and $18.4 million at March 31, 2021 and December 31, 2020, respectively.
Guarantees — Sunlight records a liability for the guarantees it makes for certain Indirect Channel Loans if it determines that it is probable that it will have to repurchase those loans, in an amount based on the likelihood of such repurchase and the loss, if any, Sunlight expects to incur in connection with its repurchase of a Bank Partner Loan that may have experienced credit deterioration since the time of the loan’s origination.
Distributions Payable — Sunlight accrues for estimated tax payments to holders of its temporary and members’ equity when earned in accordance with Sunlight’s organizational agreements. In December 2020, Sunlight accrued $1.3 million, $1.2 million, and $5.0 million, or $4.38, $5.33, and $13.34 per unit, payable to Class A-1, A-2, and A-3 Units, respectively. Sunlight recorded such estimated tax payments in “Distributions Payable” on the accompanying Consolidated Balance Sheet at December 31, 2020, of which $6.8 million was subsequently paid in January 2021. The actual tax distribution amount required may materially differ from these estimates.

Other Assets and Accounts Payable, Accrued Expenses, and Other Liabilities — At each of March 31, 2021 and December 31, 2020, (a) other assets included Sunlight’s contract derivatives, prepaid expenses, accounts receivable, deferred finance costs, and interest receivable, and (b) accounts payable, accrued expenses, and other liabilities included Sunlight’s guarantee liability, accrued compensation, deferred rent, and other payables.
Temporary Equity — Holders of Preferred and Subordinated Units issued by Sunlight (Note 6) may redeem their interests under certain circumstances that are outside of Sunlight’s control. Sunlight presents these interests as temporary equity and adjusts the carrying value of such interests to their redemption values quarterly, with an offset to “Accumulated Deficit” in Sunlight’s Consolidated Balance Sheets. For each interest, Sunlight determines the redemption value at the lesser of its (i) fair value, based upon valuation estimates determined by management with assistance of an independent valuation firm, and (ii) partnership capital account balance, unless such capital account balance is less than net contributions.
Income Recognition
Revenue Recognition — Sunlight recognizes revenue from (a) platform fees on the Direct Channel Loans when the Direct Channel Partner funds the Loans and on the Indirect Channel Loans when the Indirect Channel Loan Purchaser buys the Loans from the balance sheet of Sunlight’s Bank Partner and (b) loan monitoring and administration services on a monthly basis as Sunlight provides such services for that month. Sunlight’s contracts include the following groups of similar services, which do not include any significant financing components:
	For the Three Months Ended March 31,
	2021	2020
Platform fees, net(a)	$23,662	$12,483
Other revenues(b)	1,125	590
Total revenue	$24,787	$13,073

(a)
Amounts presented net of variable consideration in the form of rebates to certain contractors.

(b)
Includes monitoring, administration, and other ancillary fees Sunlight earns that are incidental to its primary operations. Sunlight earned $0.1 million and $0.1 million in administrative fees from an affiliate for the three months ended March 31, 2021 and 2020, respectively. (Note 8)

Platform Fees, Net — Sunlight arranges Loans for the purchase and installation of residential solar energy systems on behalf of its Direct Channel Partners, Bank Partner, and Indirect Channel Loan Purchasers. As agent, Sunlight presents platform fees on a net basis at the time that Direct Channel Partners or Indirect Channel Loan Purchasers obtain control of the service provided to facilitate their origination or purchase of a Loan, which is no earlier than when Sunlight delivers loan documentation to the customer. Sunlight wholly satisfies its performance obligation to Direct Channel Partners, Bank Partner, and Indirect Channel Loan Purchasers, as it relates to such platform fees, upon origination or purchase of a Loan. Sunlight considers rebates offered by Sunlight to certain contractors in exchange for volume commitments as variable components to transaction prices; such variability resolves upon the contractor’s satisfaction of their volume commitment.
The contracts under which Sunlight (a) arranges Loans for the purchase and installation of home improvements other than residential solar energy systems and (b) earns income from the prepayment of certain of those Loans sold to an Indirect Channel Loan Purchaser are considered derivatives under GAAP. As such, Sunlight’s revenues exclude the platform fees that Sunlight earns in connection with these contracts. Instead, Sunlight records realized gains on the derivatives within “Realized Gains on Contract Derivative, Net” in the accompanying Consolidated Statements of Operations. Sunlight realized gains of $2.3 million and $0.0 million for the three months ended March 31, 2021 and 2020, respectively, in connection with these contracts (Note 4).
Other Revenues — Sunlight provides monthly services in connection with the monitoring and administration of Loans originated by certain Direct Channel Partners, Bank Partner, and an Indirect

Channel Loan Purchaser. Such services may include the reporting of loan performance information, administration of servicing performed by third parties, and monitoring the performance of solar energy systems.
Interest Income — Loans where management expects to collect all contractually required principal and interest payments are considered performing loans. Sunlight accrues interest income on performing loans based on the unpaid principal balance (“UPB”) and contractual terms of the loan. Interest income also includes discounts associated with the loans purchased as a yield adjustment using the effective interest method over the loan term. Sunlight expenses direct loan acquisition costs for loans acquired by Sunlight as incurred. Sunlight does not accrue interest on loans placed on non-accrual status or on loans where the collectability of the principal or interest of the loan are deemed uncertain.
Loans are considered past due or delinquent if the required principal and interest payments have not been received as of the date such payments are due. Generally, loans, including impaired loans, are placed on non-accrual status when (i) either principal or interest payments are 90 days or more past due based on contractual terms or (ii) an individual analysis of a borrower’s creditworthiness indicates a loan should be placed on non-accrual status. When a loan owned by Sunlight (each, a “Balance Sheet Loan”) is placed on non-accrual status, Sunlight ceases to recognize interest income on the loans and reverses previously accrued and unpaid interest, if any. Subsequent receipts on non-accrual loans are recorded as a reduction of principal, and interest income may only be recorded on a cash basis after recovery of principal is reasonably assured. Sunlight may return a loan to accrual status when repayment of principal and interest is reasonably assured under the terms of the restructured loan. Advances are created at par and do not bear, and therefore do not accrue, interest income.
Expense Recognition
Cost of Revenues — Sunlight’s cost of revenues includes the aggregate costs of the services that Sunlight performs to satisfy its contractual performance obligations to customers as well as variable consideration that Sunlight pays for its fee revenue, which do not meet the criteria necessary for netting against gross revenues.
Sunlight Rewards™ Program — The Sunlight Rewards™ Program is a proprietary loyalty program that Sunlight offers to salespeople selling residential solar systems for Sunlight’s network of contractors. Sunlight records a contingent liability using the estimated incremental cost of each point based upon the points earned, the redemption value, and an estimate of probability of redemption consistent with Sunlight’s historical redemption experience under the program. When a salesperson redeems points from Sunlight’s third-party loyalty program vendor, Sunlight pays the stated redemption value of the points redeemed to the vendor.
Compensation and Benefits — Management expenses salaries, benefits, and equity-based compensation as services are provided. “Compensation and Benefits” in the accompanying Consolidated Statements of Operations includes expenses not otherwise included in Sunlight’s cost of revenues, such as compensation costs associated with information technology, sales and marketing, product management, and overhead.
Equity-Based Compensation — Sunlight has granted equity-based compensation awards that vest contingent upon one or more of the following conditions: (a) time-based service, (b) performance conditions based upon Sunlight’s equity value, as determined by Sunlight’s board or directors or a qualifying sale of Sunlight’s equity, achieving certain contractual thresholds (“Threshold Equity Value”), and (c) whether Sunlight issues Class A Units in-kind to satisfy the preferred return on Class A Units during the award’s vesting period until May 25, 2023 (“PIK Vesting Requirement”). Sunlight generally expenses the grant-date fair value of these equity-based compensation awards using the following methods, recognizing forfeitures as they occur, based upon the following vesting contingencies:
Time-Based Service — Sunlight expenses awards that only require time-based service conditions ratably over the required service period, or immediately if there is no required service period.
Performance-Based Conditions — Sunlight expenses awards in the period in which (a) it is probable that the performance-based condition is satisfied and (b) the award has satisfied other vesting conditions. For equity-based compensation awards in the form of Class C Units or long-term incentive plan units (“LTIP Units”) (Note 6), vesting will generally occur upon a qualifying sale of Sunlight’s equity.
PIK Vesting Requirement — Sunlight awarded equity-based compensation in the form of anti-dilution units. Such awards vest in an amount generally proportionate to the dilution of related Class C Units or LTIP Units that result from the issuance of additional Class A Units. Sunlight expenses awards in the period in which (a) dilution of related Class C Units or LTIP Units would otherwise occur and (b) the award has satisfied other vesting conditions.
Selling, General, and Administrative — Management expenses selling, general, and administrative costs, including legal, audit, and other professional service fees; travel and entertainment; and insurance premiums as incurred.
Property and Technology — Management expenses rent, information technology and telecommunication services, and non-capitalizable costs to internally develop software as incurred.
Income Taxes — Sunlight is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of Sunlight passed through to its members. As such, no recognition of federal or state income taxes for Sunlight or its subsidiaries that are organized as limited liability companies have been recognized by Sunlight.
In accordance with the operating agreement of Sunlight Financial LLC, to the extent possible without impairing the Company’s ability to continue to conduct its business and activities, and in order to permit its member to pay taxes on the taxable income of the Company, Sunlight Financial LLC is required to make distributions to the member in the amount equal to the estimated tax liability of the member computed as if the member paid income tax at the highest marginal federal and state rate applicable to a corporate entity or individual resident in New York, New York to the extent Sunlight’s operations generate taxable income for the applicable member. Sunlight did not declare any distributions for the three months ended March 31, 2021 and 2020, respectively.
At March 31, 2021 and December 31, 2020, Sunlight did not have any material deferred tax assets or liabilities arising from future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities in accordance with GAAP and their respective tax bases.
Sunlight recognizes tax benefits for uncertain tax positions only if it is more likely than not that the position is sustainable based on its technical merits. Interest and penalties on uncertain tax positions are included as a component of the provision for income taxes in Sunlight’s Consolidated Statements of Operations. At March 31, 2021 and December 31, 2020, Sunlight did not have any material uncertain tax positions. Any uncertain tax position taken by any of Sunlight’s members is not an uncertain tax position of Sunlight.
Recent Accounting Pronouncements Issued, But Not Yet Adopted
The Financial Accounting Standards Board (“FASB”) has issued the following Accounting Standard Updates (“ASUs”) that may materially impact Sunlight’s financial position and results of operations, or may impact the preparation of, but not materially affect, Sunlight’s consolidated financial statements.
As an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended ( “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Sunlight is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Unless otherwise stated, Sunlight elected to adopt recent accounting pronouncements using the extended transition period applicable to private companies.
ASU No. 2020-06 Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments

and Contracts in an Entity’s Own Equity — In August 2020, the FASB issued ASU No. 2020-06, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and simplifies the diluted earnings per share calculations. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. Sunlight is currently evaluating the impact of the adoption of ASU 2020-06 on its consolidated financial statements.
ASU No. 2020-04 Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting — In March 2020, the FASB issued ASU No. 2020-04, which provides optional expedients for a limited period of time to ease the potential burden in accounting for, or recognizing the effects of, reference rate reform on financial reporting. ASU 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The standard is effective for all entities as of March 12, 2020 through December 31, 2022. An entity can elect to apply the amendments as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to that date that the financial statements are available to be issued. Sunlight is currently evaluating the impact of the adoption of ASU 2020-04, as updated by ASU 2021-01 Reference Rate Reform (Topic 848): Scope, on its consolidated financial statements.
ASU No. 2018-15 Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract — In August 2018, the FASB issued ASU No. 2018-15 to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU No. 2018-15 can be applied either retrospectively or prospectively, and it is effective for Sunlight for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption, including adoption in an interim period, is permitted. Sunlight is currently evaluating the impact of the adoption of ASU 2018-15 on its consolidated financial statements.
ASU No. 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments — The FASB issued ASU No. 2016-13 in June 2016. The standard amends the existing credit loss model to reflect a reporting entity’s current estimate of all expected credit losses and requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at a net amount expected to be collected through deduction of an allowance for credit losses from the amortized cost basis of the financial asset(s). ASU No. 2016-13, as amended, is effective for Sunlight in the fiscal year ended December 31, 2023. Early adoption was permitted beginning in the first quarter of 2018. With limited exceptions, an entity should apply ASU No. 2016-13 by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. Sunlight is currently evaluating the new guidance to determine the impact it may have on its consolidated financial statements.
ASU No. 2016-02 Leases — In February 2016, FASB issued ASU No. 2016-02. The standard requires that lessees recognize a right-of-use asset and corresponding lease liability on the balance sheet for most leases. The guidance applied by a lessor under ASU No. 2016-02 is substantially similar to existing GAAP. ASU No. 2016-02, as amended, is effective for Sunlight for the fiscal year ended December 31, 2021. Early adoption is permitted. An entity should apply ASU No. 2016-02 by means of a modified retrospective transition method for all leases existing at, or entered into after, the date of initial application. Sunlight has identified the leases that it believes fall within the scope of ASU No. 2016-02 and evaluating their impact on its consolidated financial statements.
Note 3.   Financing Receivables
Sunlight recognizes receivables primarily related to (a) advances that Sunlight remits to contractors on a short-term basis to facilitate the installation of residential solar and home improvement equipment and (b) loans and loan participations. Loans and loan participations primarily include Sunlight’s undivided 5.0% participation and Indirect Channel Loans purchased from its Bank Partner. The following table summarizes Sunlight’s financing receivables and changes thereto:

	Advances(a)	Loans and Loan Participations(b)	Total
March 31, 2021
Amounts outstanding	$32,630	$6,013	$38,643
Unamortized discount	—	(834)	(834)
Allowance for credit losses	(101)	(114)	(215)
Carrying value	$32,529	$5,065	$37,594
December 31, 2020
Amounts outstanding	$35,401	$6,351	$41,752
Unamortized discount	—	(893)	(893)
Allowance for credit losses	(121)	(125)	(246)
Carrying value	$35,280	$5,333	$40,613
Allowance for Credit Losses
Balance – December 31, 2019	$215	$96	$311
Provision for credit losses	(136)	260	124
Realized losses	—	(291)	(291)
Balance – March 31, 2020	$79	$65	$144
Balance – December 31, 2020	$121	$125	$246
Provision for credit losses	(20)	756	736
Realized losses	—	(767)	(767)
Balance – March 31, 2021	$101	$114	$215
	Advances(a)	Loans and Loan Participations(b)	Total
Changes in Carrying Value
Balance – December 31, 2019		$5,130	$5,130
Purchases, net(c)		919	919
Proceeds from principal repayments, net		(274)	(274)
Accretion of loan discount		62	62
Provision for credit losses		(260)	(260)
Balance – March 31, 2020		$5,577	$5,577
Balance – December 31, 2020		$5,333	$5,333
Purchases, net(d)		842	842
Proceeds from principal repayments, net		(419)	(419)
Accretion of loan discount		65	65
Provision for credit losses		(756)	(756)
Balance – March 31, 2021		$5,065	$5,065

(a)
Represents short-term, advance payments made by Sunlight to certain contractors in anticipation of a project’s substantial completion.

(b)
Represents (i) Sunlight’s 5.0% participation interest in a pool of residential solar loans with an aggregate UPB of $5.7 million and $6.0 million at March 31, 2021 and December 31, 2020, respectively, and (ii) Indirect Channel Loans purchased by Sunlight with an aggregate UPB of $0.4 million and $0.4 million at March 31, 2021 and December 31, 2020, respectively. No loans or loan participations were individually evaluated for impairment at March 31, 2021 or December 31, 2020.

(c)
During the three months ended March 31, 2020, Sunlight purchased (i) 5.0% participation interests in 436 loans with an aggregate UPB of $0.7 million as well as 14 Indirect Channel Loans with an aggregate UPB of $0.3 million.

(d)
During the three months ended March 31, 2021, Sunlight purchased 5.0% participation interests in 54 loans with an aggregate UPB of $0.1 million as well as 34 Indirect Channel Loans with an aggregate UPB of $0.8 million.

Advances — The following section presents certain characteristics of Sunlight’s advances.
Risk Ratings — As further described in Note 2, management evaluates Sunlight’s advances for impairment using risk ratings assigned on a scale of “1” (low risk) through “5” (higher risk). The following table allocates the advance amount outstanding based on Sunlight’s internal risk ratings:
	Total
Risk Tier(a)	Contractors	Amount Outstanding	% of Amount Outstanding
March 31, 2021
1 Low risk	60	$14,885	45.6%
2 Low-to-medium risk	54	17,399	53.3
3 Medium risk	5	332	1.0
4 Medium-to-high risk	—	—	—
5 Higher risk	1	14	0.1
	120	$32,630	100.0%
	Total
Risk Tier(a)	Contractors	Amount Outstanding	% of Amount Outstanding
December 31, 2020
1 Low risk	78	$18,072	51.0%
2 Low-to-medium risk	56	16,700	47.2
3 Medium risk	4	604	1.7
4 Medium-to-high risk	—	—	—
5 Higher risk	3	25	0.1
	141	$35,401	100.0%

(a)
At March 31, 2021 and December 31, 2020, the average risk rating of Sunlight’s advances was 1.6 (“low-to-medium risk”) and 1.5 (“low-to-medium risk”), weighted by total advance amounts outstanding.

Delinquencies — The following table presents the payment status of advances held by Sunlight:

	Total
Payment Delinquency	Amount Outstanding	% of Amount Outstanding
March 31, 2021
Current	$29,782	91.3%
Less than 30 days	1,763	5.4
30 days	356	1.1
60 days	173	0.5
90+ days(a)	556	1.7
	$32,630	100.0%
December 31, 2020
Current	$29,132	82.3%
Less than 30 days	3,137	8.9
30 days	1,424	4.0
60 days	672	1.9
90+ days(a)	1,036	2.9
	$35,401	100.0%

(a)
As further discussed in Note 2, Sunlight generally evaluates amounts delinquent for 90 days or more for impairment. Advances to contractors may remain outstanding as a result of operational and other reasons that are unrelated to the contractor’s creditworthiness. Sunlight assessed advances 90 days or more, along with other factors that included the contractor’s risk tier and historical loss experience, and established loss allowances of $0.1 million and $0.1 million at March 31, 2021 and December 31, 2020, respectively.

Concentrations — The following table presents the concentration of advances, by counterparty:
	At March 31, 2021		At December 31, 2020
Contractor	Amount Outstanding	% of Total	Amount Outstanding	% of Total
1	$8,040	24.6%	$10,429	29.5%
2	6,497	19.9	6,425	18.1
3	4,140	12.7	1,812	5.1
4	2,219	6.8	141	0.4
5	888	2.7	295	0.8
6	690	2.1	437	1.2
7	487	1.5	2,615	7.4
8	484	1.5	141	0.4
9	482	1.5	—	—
10	432	1.3	574	1.6
Other(a)	8,271	25.4	12,532	35.5
	$32,630	100.0%	$35,401	100.0%

(a)
At March 31, 2021 and December 31, 2020, Sunlight recorded advances receivable from 110 and 131 counterparties not individually listed in the table above with average balances of $0.1 million and $0.1 million, respectively. At December 31, 2020, Sunlight recorded advances receivable from individual counterparties of $0.7 million, $0.6 million, $0.5 million, $0.5 million, and $0.5 million that represent the largest advance concentrations included in “Other,” based on the amount outstanding.

Loans and Loan Participations — The following section presents certain characteristics of Sunlight’s investments in loans and loan participations. Unless otherwise indicated, loan participation amounts are shown at Sunlight’s 5% interest in the underlying loan pool.
Delinquencies — The following table presents the payment status of loans and loan participations held by Sunlight:
	Loan Participations		Bank Partner Loans		Total
Payment Delinquency(a)	Loans	UPB	Loans	UPB	Loans	UPB	% of UPB
March 31, 2021
Current	4,286	$5,475	16	$316	4,302	$5,791	96.3%
Less than 30 days	111	155	—	—	111	155	2.6
30 days	9	15	1	12	10	27	0.4
60 days	7	11	1	23	8	34	0.6
90+ days	4	6	—	—	4	6	0.1
	4,417	$5,662	18	$351	4,435	$6,013	100.0%
December 31, 2020
Current	4,409	$5,760	16	$319	4,425	$6,079	95.7%
Less than 30 days	116	174	—	—	116	174	2.7
30 days	22	38	1	23	23	61	1.0
60 days	7	11	—	—	7	11	0.2
90+ days	10	14	1	12	11	26	0.4
	4,564	$5,997	18	$354	4,582	$6,351	100.0%

(a)
As further described in Note 2, Sunlight places loans delinquent greater than 90 days on nonaccrual status. Such Loans had carrying values of $0.0 million and $0.0 million at March 31, 2021 and December 31, 2020, respectively. Sunlight does not consider the average carrying values and interest income recognized (including interest income recognized using a cash-basis method) material for the three months ended March 31, 2021 and 2020.

Loan Collateral Concentrations — The following table presents the UPB of Balance Sheet Loans, including Sunlight’s relevant participation percentage of the Indirect Channel Loans underlying the participation interests held by Sunlight, based upon the state in which the borrower lived at the time of loan origination:
	At March 31, 2021		At December 31, 2020
State	UPB	% of Total	UPB	% of Total
Texas	$1,136	18.9%	$1,203	18.9%
California	1,054	17.5	1,111	17.5
Florida	526	8.7	555	8.7
New York	379	6.3	403	6.3
New Jersey	364	6.1	376	5.9
Arizona	282	4.7	312	4.9
Pennsylvania	255	4.2	274	4.3
Massachusetts	225	3.7	223	3.5
South Carolina	218	3.6	234	3.7
Missouri	218	3.6	228	3.6
Other(a)	1,356	22.7	1,432	22.7
	$6,013	100.0%	$6,351	100.0%

(a)
Sunlight only participates in residential solar loans originated within the United States, including 31 and 31 states not individually listed in the table above, none of which individually amount to more than 2.6% and 2.7% of the UPB at March 31, 2021 and December 31, 2020, respectively.

Note 4.   Derivatives
Sunlight has entered into two agreements considered derivatives under GAAP that are subject to interest rate, credit, and/ or prepayment risks. Interest rate risk is sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, as well as other factors. Credit risk include a borrower’s inability or unwillingness to make contractually required payments. Prepayment risk includes a borrower’s payment, or lack of payment, of contractual Loan amounts prior to the date such amounts are contractually due.
In January 2019, Sunlight entered into an agreement with its Bank Partner to arrange Loans for the purchase and installation of home improvements other than residential solar energy systems. The agreement (a) entitles Sunlight to cash flows collected from the portfolio of Loans held by its Bank Partner in excess of a contractual rate, based upon one-month LIBOR plus a fixed spread, and (b) requires Sunlight to pay its Bank Partner for portfolio cash flows below such contractual rate. This contractual arrangement incorporates interest rate and credit risks related to the risk of default on Loans held by its Bank Partner that results from a borrower’s inability or unwillingness to make contractually required payments.
In February 2021, Sunlight entered into an agreement with an Indirect Channel Loan Purchaser to purchase Loans for the installation of home improvements other than residential solar energy systems. As part of that agreement, Sunlight is entitled to additional sale proceeds upon the prepayment of certain Indirect Channel Loans sold. This contractual arrangement incorporates prepayment risk related to Loan prepayment rates below Sunlight’s expectations.
Sunlight’s derivative asset is recorded at fair value in the accompanying Consolidated Balance Sheets as follows:
	Balance Sheet Location	March 31, 2021	December 31, 2020
Contract derivative 1	Other assets	$387	$1,435
Contract derivative 2	Other assets	192	—
		$579	$1,435
The following table summarizes notional amounts related to derivatives:
	March 31, 2021	December 31, 2020
Contract derivative 1(a)	$14,989	$59,770
Contract derivative 2(b)	17,028	n.a.

(a)
Represents the carrying value of Indirect Channel Loans for the purchase and installation of home improvements other than residential solar energy systems held by Sunlight’s Bank Partner.

(b)
Represents the unpaid principal balance of the Loans at time of sale to the Indirect Channel Loan Purchaser for which Sunlight is entitled to income in the event of prepayment of the Indirect Channel Loan.

The following table summarizes all income (loss) recorded in relation to derivatives:
	For the Three Months Ended March 31,
	2021	2020
Change in fair value of contract derivatives, net
Contract derivative 1	$(1,048)	$271
Contract derivative 2	192	n.a.
	$(856)	$271
Realized gains on contract derivatives, net
Contract derivative 1	$2,267	$32
Contract derivative 2	—	n.a.
	$2,267	$32

Note 5.   Debt Obligations
Debt consists of the following:
	March 31, 2021						December 31, 2020
					Weighted Average
Month Issued	Outstanding Face Amount	Carrying Value(a)	Maximum Facility Size(b)	Final Stated Maturity	Funding Cost(c)	Life (Years)	Carrying Value(a)
Revolving credit facility(d) Nov 2017	$14,625	$14,625	$15,000	May 2021	6.4%	—	$14,625

(a)
Excludes $0.0 million and $0.0 million of unamortized deferred financing costs on a revolving credit facility, included in “Other Assets” in the accompanying Consolidated Balance Sheets, at March 31, 2021 and December 31, 2020, respectively.

(b)
The maximum facility size includes a $0.3 million standby letter of credit.

(c)
Includes unamortized deferred financing costs, as a percentage of the outstanding face amount.

(d)
In March 2016, Sunlight entered into a Loan and Security Agreement with its lender (“Lender”). In May 2019, Sunlight and Lender amended and restated the agreement to provide Sunlight a $15.0 million revolving credit facility. Borrowings under the facility bear interest at a per annum rate equal to the sum of (i) a floating rate index and (ii) a fixed margin. Amounts borrowed under this facility are 100% recourse to Sunlight.

Sunlight’s debt obligations are subject to customary loan covenants and event of default provisions, including event of default provisions triggered by a failure to maintain specified unrestricted cash balances and maintaining capacity to fund Loans. Sunlight was in compliance with all of its debt covenants at March 31, 2021.
Activities — Activities related to the carrying value of Sunlight’s debt obligations were as follows:
Balance at December 31, 2019	$11,811
Borrowings	1,635
Repayments	(5,280)
Amortization of deferred financing costs(a)	—
Balance at March 31, 2020	$8,166
Balance at December 31, 2020	$14,625
Borrowings	—
Repayments	—
Amortization of deferred financing costs(a)	—
Balance at March 31, 2021	$14,625

(a)
Excludes $0.0 million and $0.0 million amortization of deferred financing costs included in “Other Assets” in the accompanying Consolidated Balance Sheets for the three months ended March 31, 2021 and 2020, respectively. Sunlight includes amortization of these costs within “Depreciation and Amortization” in the accompanying Consolidated Statements of Operations.

Maturities — At March 31, 2021, all of Sunlight’s debt obligations contractually mature in May 2021.
Refer to Note 10 regarding the recent activities related to Sunlight’s debt obligations.
Note 6.   Equity
Interests in Sunlight’s partnership equity consists of members’ preferred and subordinated units. Sunlight did not have a specific number of preferred or subordinated units authorized at March 31, 2021 or December 31, 2020, but retains the corporate authority to issue sufficient units to meet its obligations. In addition to its partnership equity, Sunlight has issued warrants, profits interests, and other economic interests as part of its long-term incentive plan.
Temporary Equity Activities — Activities related to interests in Sunlight’s partnership equity units considered temporary equity were as follows:
Month of Issuance	Class A-3 Units	Class A-2 Units	Class A-1 Units
Units at December 31, 2019	326,428	195,973	256,966
March 2020	11,768	7,065	9,264
June 2020	12,193	7,320	9,598
September 2020	12,771	7,667	10,053
December 2020	13,235	7,947	10,421
	49,967	29,999	39,336
Units at December 31, 2020	376,395	225,972	296,302
March 2021	13,457	8,079	10,593
Units at March 31, 2021	389,852	234,051	306,895
Preferred Units — The Class A-1, A-2 and A-3 Units (collectively, the “Class A Units”) are the most senior classes of equity units and represent convertible preferred securities that earn a preferred return. Sunlight’s board of directors can elect to pay this return in cash or by issuing additional Class A Units equal to 14.5%, on an annualized basis, of the members’ outstanding Class A Units (“Class A PIK Units”). If Sunlight’s board of directors elects to pay this return in cash, it would pay such in an amount equal to $12.50, $15.22, and $24.06 per unit per annum to the Class A-1 Units, Class A-2 Units, and Class A-3 Units, respectively. The Class A Units generally have a liquidation preference, relative to the Class B Units, equal to the dollar price paid per unit by the unit holders plus any unpaid preferred return. The Class A Units will automatically convert to Class B Units upon the earlier of (a) a qualified initial public offering of Sunlight’s equity or (b) at the election of the Class A Unit holders. In each case, the Class A Units will convert into the same number of Class B Units, subject to adjustment for unit splits or certain other circumstances affecting the number of Class A Units or Class B Units outstanding.
Subordinated Units — The Class B Units are a class of equity units subordinate to Class A Units with regard to liquidation, and Sunlight’s payment of the preferred return to the Class A Units, either in cash or Class A PIK Units, dilutes Class B Units’ interests in Sunlight’s equity. No Class B Units have been issued, redeemed, or cancelled during the three months ended March 31, 2021 and 2020.
Warrants — At March 31, 2021, Sunlight has authorized Class A Units to cover the exercise of the following outstanding warrants on its partnership equity, all of which were exercisable beginning at the date of issuance:
		Exercise Price per Unit
Underlying Unit Class	Date of Issuance	Minimum	Maximum	Weighted Average(a)	Units
A-1	Mar-16 – May-19	$78.09	$100.00	$83.58	2,393
A-2	Feb-18	297.99	455.52	360.29	12,491
A-3(b)	Feb-21	691.90	691.90	691.90	7,000

(a)
Aggregate amount payable to Sunlight upon exercise of warrant divided by underlying units deliverable to the warrant holder.

(b)
During the three months ended March 31, 2021, Sunlight issued 7,000 Class A-3 warrants at an exercise price of $691.90 per Class A-3 Unit.

Refer to Notes 2 and 7 regarding the accounting treatment for warrants and the valuation thereof.
Other Interests — Sunlight has issued the following subordinated interests upon conversion of equity-based compensation awards at time of vest.

Class C Units — Sunlight has issued Class C Units that do not have voting rights or certain other equity-like features, are subordinate to the Class A Units and Class B Units, and will only receive distributions from Sunlight’s profits, based on the total number of outstanding units at such time, after Sunlight distributes the liquidation preference of Class A Units and a successful sale of Sunlight’s equity occurs at a price above the Threshold Equity Value specified in the equity award from which the Class C Unit converts.
LTIP Units — In February 2016, Sunlight established a program pursuant to which it expected to grant units to certain employees in a long-term incentive plan. In December 2017, Sunlight, at the direction of its board of directors, amended and restated its long-term incentive plan to provide clarity around certain items and to allow for the issuance of various classes of LTIP Units. All LTIP units issued after February 2018 have been economically equivalent to corresponding classes of Class C units.
Equity-Based Compensation — Sunlight has granted the following outstanding Class C Units and LTIP Units awards (“Compensation Awards”) to certain employees and founders at March 31, 2021:
	Award Conditions		Units(a)
Award Class	Service(b)	Threshold Equity Value(c) (in millions)	Class C	LTIP	Total	Authorized
C-1 Units	4 years	$29.7	52,348	8,867	61,215	61,918
C-2 Units	4 years	87.0	8,386	8,596	16,982	18,529
C-2AD Units(d)	4 years	87.0	4,475	4,565	9,040	9,896
C-3 Units	5 years	165.0	82,700	26,068	108,768	150,000
C-3AD Units(d)	5 years	165.0	85,602	22,094	107,696	155,853
			233,511	70,190	303,701	396,196

(a)
Net of fully vested awards.

(b)
Awards satisfy service-based award conditions ratably over the service period, starting on the one-year anniversary of the service inception date and monthly thereafter. Except for certain Class C-1 Unit and Class C-2 Unit awards, holders of Compensation Awards must also satisfy performance-based award conditions to vest in their award, which require Sunlight’s equity to exceed the respective Threshold Equity Value for such award. Sunlight expenses the grant-date fair value of certain Class C-1 Unit and Class C-2 Unit awards that do not require performance-based vesting requirements over the service vesting period as “Compensation and Benefits” in the accompanying Consolidated Statements of Operations using a “graded-vesting” method. During the three months ended March 31, 2021, Sunlight expensed $0.0 million and $0.0 million for Class C Units and LTIP Units, respectively, and $0.0 million and $0.0 million for Class C Units and LTIP Units, respectively, during the three months ended March 31, 2020.

(c)
Except for Class C-1 Units, the Threshold Equity Value increases in an amount equal to any equity capital raised after the date of each grant.

(d)
In addition to service- and performance-based award conditions, the vesting of Class C-2AD Unit and Class C-3AD Unit awards are contingent upon the PIK Vesting Requirement. At December 31, 2020, the following Class C Units and LTIP Units have not yet satisfied the PIK Vesting Requirement:

Award Class	Class C	LTIP	Total
C-2AD Units	—	974	974
C-3AD Units	44,425	12,525	56,950
	44,425	13,499	57,924

Compensation Unit Activities — Activities related to Sunlight’s equity-based compensation were as follows:
	Class C		LTIP
	Per Unit	Units	Per Unit	Units
December 31, 2019	$14.45	237,318	$19.54	64,046
Issued	23.62	1,205	23.62	14,678
Converted to Class C-1 Units	21.58	(442)	41.64	(648)
Converted to Class C-2 Units	11.12	(755)	19.45	(1,766)
March 31, 2020	14.49	237,326	20.14	76,310
December 31, 2020	$14.51	234,403	$20.06	71,060
Issued	—	—	—	—
Converted to Class C-1 Units	16.19	(136)	18.80	(231)
Converted to Class C-2 Units	11.12	(756)	15.64	(639)
March 31, 2021	14.52	233,511	20.10	70,190
Unrecognized Compensation Expense — At March 31, 2021, Sunlight has not yet recognized compensation expense for the following awards:
	Weighted Average Recognition Period	Class C		LTIP
Vesting Condition		Units	Amount	Units	Amount
Time-based service	0.7 yrs	802	$1	3,564	$24
Performance-based	n.a.	151,363	2,070	35,642	842
Multiple(a)	n.a.	81,346	1,314	30,984	508
		233,511	$3,385	70,190	$1,374

(a)
Includes awards where vesting contingent upon at least two conditions: time-based service, performance-based conditions, and the PIK Vesting Requirement.

Refer to Notes 2 and 7 regarding the accounting treatment for compensation units and the valuation thereof.
Note 7.   Fair Value Measurement
The carrying values and fair values of Sunlight’s assets and liabilities recorded at fair value on a recurring or non-recurring basis, as well as other financial instruments for which fair value is disclosed, at March 31, 2021 and December 31, 2020 were as follows:
	Principal Balance or Notional Amount	Carrying Value	Fair Value
			Level 1	Level 2	Level 3	Total
March 31, 2021
Assets:
Financing Receivables:
Loan participations, held-for-investment	$5,662	$4,764	$—	$—	$5,621	$5,621
Loans, held-for-investment	351	301	—	—	336	336
Cash and cash equivalents	51,235	51,235	51,235	—	—	51,235
Restricted cash	4,081	4,081	4,081	—	—	4,081
Contract derivatives	17,028	579	—	—	579	579

	Principal Balance or Notional Amount	Carrying Value	Fair Value
			Level 1	Level 2	Level 3	Total
Liabilities:
Debt	14,625	14,625	—	—	14,625	14,625
Warrants	9,544	8,257	—	—	8,257	8,257
Guarantee obligation	n.a.	426	—	—	426	426
December 31, 2020
Assets:
Financing Receivables:
Loan participations, held-for-investment	5,997	5,029	—	—	5,140	5,140
Loans, held-for-investment	354	304	—	—	310	310
Cash and cash equivalents	49,583	49,583	49,583	—	—	49,583
Restricted cash	3,122	3,122	3,122	—	—	3,122
Contract derivatives	n.a.	1,435	—	—	1,435	1,435
Liabilities:
Debt	14,625	14,625	—	—	14,625	14,625
Warrants	4,700	5,643	—	—	5,643	5,643
Guarantee obligation	n.a.	839	—	—	839	839
Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodology used to determine fair value and such changes could result in a significant increase or decrease in the fair value.
Sunlight’s assets and liabilities measured at fair value on a recurring basis using Level 3 inputs changed as follows:
	Assets	Liabilities
	Contract Derivatives	Warrants
Balance – December 31, 2019	$—	$133
Transfers(a)
Transfers to Level 3	—	—
Transfers from Level 3	—	—
Gains (losses) included in net income(b)
Included in change in fair value of warrant liabilities	—	(42)
Included in change in fair value of contract derivatives, net	271	—
Included in realized gains on contract derivatives, net	32	—
Payments, net	(32)	—
Balance – March 31, 2020	$271	$91

	Assets	Liabilities
	Contract Derivatives	Warrants
Balance – December 31, 2020	$1,435	$5,643
Transfers(a)
Transfers to Level 3	—	—
Transfers from Level 3	—	—
Gains (losses) included in net income(b)
Included in change in fair value of warrant liabilities	—	2,614
Included in change in fair value of contract derivatives, net	(856)	—
Included in realized gains on contract derivatives, net	2,267	—
Payments, net	(2,267)	—
Balance – March 31, 2021	$579	$8,257

(a)
Transfers are assumed to occur at the beginning of the respective period.

(b)
Changes in the fair value of liabilities shown as losses included in net income.

Contract Derivative Valuation — Fair value estimates of Sunlight’s contract derivatives are based on an internal pricing model that uses a discounted cash flow valuation technique, incorporates significant unobservable inputs, and includes assumptions that are inherently subjective and imprecise. Significant inputs used in the valuation of Sunlight’s contract derivatives include:
Contract Derivative	Significant Inputs
1	Inputs include expected cash flows from the financing and sale of applicable Indirect Channel Loans and discount rates that market participants would expect for the Indirect Channel Loans. Significant increases (decreases) in the discount rates in isolation would result in a significantly lower (higher) fair value measurement.
2	Inputs include expected prepayment rate of applicable Indirect Channel Loans sold to the Indirect Channel Loan Purchaser. Significant increases (decreases) in the expected prepayment rate in isolation would result in a significantly higher (lower) fair value measurement.
The following significant assumptions were used to value Sunlight’s contract derivative:
	March 31, 2021	December 31, 2020
Contract Derivative 1
Discount rate	8.6%	8.1%
Weighted average life (in years)	0.3	0.3
Contract Derivative 2
Expected prepayment rate	75.0%	n.a.
Compensation Unit and Warrant Valuation — To determine the grant-date value of each Class C Unit and LTIP Unit granted during the three months ended March 31, 2021 and 2020 as well as the fair value of warrants at March 31, 2021 and December 31, 2020, an independent third-party valuation firm (a) uses an income valuation approach to determine the fair value of Sunlight’s equity on a quarterly basis and (b) allocates that fair value to each class of interest in Sunlight’s equity and warrants thereon on a per unit basis using an option pricing method. Sunlight determines the grant-date fair value of an award using the value at the quarter-end closest to the grant date of the award. Significant increases (decreases) in the cost of equity, volatility, tax rate, and equity term in isolation would result in a significantly lower (higher) fair value measurement. The following significant assumptions were used to value Sunlight’s equity and warrants thereon, on a weighted-average basis:

Assumption	March 31, 2021	December 31, 2020
Cost of equity	22.5%	22.5%
Volatility	46.0%	46.0%
Tax rate	26.0%	26.0%
Term	3.0 years	3.0 years
At March 31, 2021 and December 31, 2020, Sunlight applied a hybrid probability-weighted expected return valuation method, which incorporated two scenarios: (a) a scenario using a market valuation approach that assumed Sunlight completed the business combination described in Note 10 and (b) a remain private scenario that used the aforementioned income valuation approach. The concluded fair value at March 31, 2021 reflects an adjustment for lack of marketability of 20.0% to 30.0%, and Sunlight considered the estimated probability of the completed business combination described in Note 10 of 75% was reasonable given Sunlight had entered into a binding agreement for the business combination with Spartan, which was subject to approval by Spartan’s stockholders.
Note 8.   Transactions with Affiliates and Affiliated Entities
Sunlight has entered into management and administrative agreements with the following equity members who also serve on Sunlight’s board of directors. Management believes that the arrangements represent market compensation for the related services.
FTV Management V, LLC (“FTV”) — In May 2018, Sunlight entered into a management agreement with FTV. Under the terms of the agreement, FTV will provide strategic financial services to Sunlight in exchange for a management fee of $50,000 per calendar quarter.
Hudson SL Portfolio Holdings LLC (“HSPH”) — In February 2018, Sunlight entered into an administrative services agreement with HSPH, indirectly owned by members of Sunlight and SL Investor III LLC, where Sunlight agreed to provide certain services to Solar Loan Management LLC, an affiliate of Hudson Sustainable Investment Management, LLC and HSPH. These services generally include special servicing administration, ongoing accounting work, all calculations related to the purchase and financing of certain Loans under the forward flow agreement and the senior financing, and other services that would be expected of the sponsor of a securitized pool of loans. During the three months ended March 31, 2021 and 2020, Sunlight was paid $0.1 million and $0.1 million, respectively, for such services.
Tiger Infrastructure Partners (“Tiger”) — In September 2015, Sunlight entered into a management agreement with Tiger. Under the terms of the agreement, Sunlight pays Tiger a management fee of $50,000 per calendar quarter for strategic financial services provided by Tiger to Sunlight. In addition to the management fee, Sunlight reimbursed $0.0 million and $0.0 million of expenses to Tiger during the three months ended March 31, 2021 and 2020, respectively.
Estimated Tax Distributions — Sunlight distributes cash to its unitholders using allocations of estimated taxable income it expects to generate. As Sunlight revises its estimate of taxable income or loss, the allocation of taxable income to its unitholders may change, resulting in amounts due to, or from, certain unitholders. At March 31, 2021, Sunlight’s unitholders owed $1.8 million to Sunlight resulting from changes between the tax obligations estimated at the time of the distribution, shown as “Due from Affiliates” in the accompanying Consolidated Balance Sheets, partially offset by $1.7 million that Sunlight owed to its unitholders, shown as “Due to Affiliates” in the accompanying Consolidated Balance Sheets.
Note 9.   Commitments and Contingencies
Sunlight was subject to the following commitments and contingencies at March 31, 2021.
Litigation — From time to time, Sunlight may be involved in various claims and legal actions arising in the ordinary course of business. Sunlight establishes an accrued liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimable.
At March 31, 2021, Sunlight was not involved in any material legal proceedings regarding claims or legal actions against Sunlight.

Indemnifications — In the normal course of business, Sunlight enters into contracts that contain a variety of representations and warranties and that provide general indemnifications. Sunlight’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against Sunlight that have not yet occurred. However, based on Sunlight’s experience, Sunlight expects the risk of material loss to be remote.
Advances — Sunlight provides a contractually agreed upon percentage of cash to a contractor related to a Loan that has not yet been funded by either a Direct Channel Partner or its Bank Partner as well as amounts funded to contractors in anticipation of loan funding. At March 31, 2021, Sunlight has committed to advance up to $136.8 million for unfunded, approved Loans submitted by eligible contractors, of which Sunlight advanced $32.6 million included in “Advances” in the accompanying Consolidated Balance Sheets.
Funding Commitments — Pursuant to Sunlight’s contractual arrangements with contractors, Direct Channel Partners, and Bank Partner, the funding source periodically remits to Sunlight the cash related to Loans it has originated. Sunlight has committed to funding such amounts to the relevant contractor when certain milestones have been reached relating to the installation of residential solar system, or other home improvement equipment, underlying the consumer receivable. Any amounts retained by Sunlight in anticipation of an installation milestone being reached are included in “Funding Commitments” in the accompanying Consolidated Balance Sheets, totaling $16.5 million at March 31, 2021.
Bank Partner Guarantees — Sunlight is required to guarantee the performance of certain Indirect Channel Loans, which it is required to repurchase in the event Sunlight is unable to facilitate the sale of such loans. Upon repurchase, Sunlight may attempt to recover any contractual amounts owed by the borrower or from the contractor (in the event of a contractor’s nonperformance). For the three months ended March 31, 2021 and 2020, Sunlight had repurchased and written off 34 and 14 loans, totaling $0.8 million and $0.3 million, respectively, from its Bank Partner, associated with this guarantee and recorded a liability presented within “Other Liabilities” in the accompanying Consolidated Balance Sheets, totaling $0.4 million and $0.8 million at March 31, 2021 and December 31, 2020, respectively. At March 31, 2021, the maximum potential amount of undiscounted future payments Sunlight could be required to make under the guarantee totaled $65.5 million. At March 31, 2021, the unpaid principal balance of loans, net of applicable discounts, for guaranteed loans held by Sunlight’s Bank Partner and delinquent more than 90 days was $0.2 million.
Sunlight Rewards™ Program — Sunlight Rewards™ allows solar salespeople to earn points for selling Sunlight-facilitated loans. These individuals can gain “status” for their own overall loyalty, track their points, and choose to redeem points for quality awards. If all points earned under the Sunlight Rewards™ Program were redeemed at March 31, 2021 and December 31, 2020, Sunlight would pay $1.6 million and $1.3 million, respectively, of which Sunlight recorded liabilities of $1.0 million and $0.8 million.
Non-Cancelable Operating Leases — Sunlight’s non-cancelable operating leases consist of office space leases. Certain lease agreements include rent concessions and leasehold improvement incentives. In addition to base rentals, certain lease agreements are subject to escalation provisions and rent expense is recognized on a straight-line basis over the term of the lease agreement.
At March 31, 2021, the approximate aggregate annual minimum future lease payments required on the operating leases are as follows:
April 1 through December 31, 2021	$825
2022	1,010
2023	680
2024	700
2025	345
Thereafter	—
$3,560
During the three months ended March 31, 2021 and 2020, total lease expense was $0.3 million and $0.3 million, respectively, which Sunlight paid in full.

Note 10.   Recent Activities
The following events occurred subsequent to March 31, 2021 through June 1, 2021, the date at which Sunlight’s Unaudited Condensed Consolidated Financial Statements were available to be issued:
During April 2021, Sunlight entered into a Loan and Security Agreement with a new lender. The Loan and Security Agreement, which replaces Sunlight’s prior $15.0 million credit facility, has a borrowing capacity of up to $30.0 million and matures April 2023. Borrowings under the Loan and Security Agreement accrue interest at a rate equal to the greater of (i) 5.0% and (ii) the prime rate plus 1.75% per annum.
During the first quarter of 2020, the outbreak of a novel strain of coronavirus (COVID-19) has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. Depending on the severity and duration of the outbreak, the novel coronavirus could present material uncertainty and risk with respect to the Company, its performance, and its financial results.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Class A Common Stock being registered hereby.
Expense	Estimated Amount
Securities and Exchange Commission registration fee		$137,541.54
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Financial printing and miscellaneous expenses	$	*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.   Indemnification of Officers and Directors
The Second A&R Charter contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Second A&R Charter and our bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Sunlight Board.
We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and our bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
Item 15.   Recent Sales of Unregistered Securities.
Founder Shares
In August 2020, we issued an aggregate of 11,500,000 Founder Shares to the Sponsor in exchange for the payment of $25,000 of expenses on our behalf, or approximately $0.002 per share. In October 2020, the Sponsor transferred 50,000 Founder Shares to each of our two independent director nominees at their original purchase price. In November 2020, the Sponsor returned to us at no cost an aggregate of 4,312,500 Founder Shares, which we cancelled. In November 2020, we effected a stock dividend on its Founder Shares, which was waived by the independent director nominees, and resulted in the Sponsor owning 8,525,000 Founder Shares. All shares and associated amounts had been retroactively restated to reflect the share surrender and the stock dividend. Of the 8,625,000 Founder Shares outstanding, up to 1,125,000 shares were subject to forfeiture to the extent that the IPO over-allotment option was not exercised by the underwriters, so that the Founder Shares would represent 20.0% of our issued and outstanding shares after the IPO. On November 30, 2020, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 shares were no longer subject to forfeiture.
The shares of our Class B Common Stock that we issued prior to the IPO automatically converted into shares of our Class A Common Stock upon consummation of the Business Combination on a one-for-one basis. In connection with the execution of the Business Combination Agreement, but effective as of the Closing, pursuant to the Founder Stock Agreement, the Sponsor agreed to surrender up to 25% of the

Class B Common Stock held by the Sponsor (at a 1:4 ratio to the percentage, if any, of redemptions by holders of Class A Common Stock); provided that no such surrender shall occur unless more than 5% of the outstanding shares of Class A Common Stock are actually redeemed by Sunlight. As a result, an aggregate of 1,187,759 of the Founder Shares were surrendered for cancellation. The issuance of Class A Common Stock upon automatic conversion of Class B Common Stock at the Closing was not registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.
Private Placement Warrants
The Sponsor purchased an aggregate 9,900,000 private placement warrants for a purchase price of $1.00 per warrant in private placements that occurred simultaneously with the closing of the IPO and the sale of the over-allotment options. As such, the Sponsor’s interest in this transaction was valued at approximately $9.9 million. Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combination.
Subscription Agreements
In connection with the execution of the Business Combination Agreement, on January 23, 2021, we entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and we agreed to sell to the Subscribers, an aggregate of 25,000,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $250 million, in a private placement (the “PIPE”). The PIPE was consummated concurrently with the Closing. The shares of Class A Common Stock issued in the PIPE were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.
Working Capital Loans
As of the Closing, there were no amounts outstanding under any working capital loans.
Class C Common Stock (and Class EX Units)
At the Closing, 47,595,455 shares of Class C Common Stock (in addition to an equal number of Class EX Units) were issued to the Unblocked Sunlight Unitholders in the Business Combination and were not registered under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. In accordance with the Sunlight A&R LLC Agreement, holders of Class EX Units have the right to redeem such units, when accompanied by a corresponding number of shares of Class C Common Stock, for shares of Class A Common Stock on a one-for-one basis.
Tech Capital Warrants
On July 8, 2021, Sunlight LLC and Tech Capital LLC entered into Amendment No. 1 to Warrant to Purchase Units (the “TCU Amendment”), which amended the Warrant to Purchase Units, dated February 27, 2021. Pursuant to the TCU Amendment, Tech Capital LLC holds outstanding warrants, exercisable for an aggregate of 627,780 shares of Class A Common Stock at an exercise price of $7.715 per share.
Item 16.   Exhibits and Financial Statements.
(a)
Exhibits.

Exhibit No.	Description
2.1*+	Business Combination Agreement, dated as of January 23, 2021, by and among Spartan, the Spartan Subsidiaries, FTV Blocker, Tiger Blocker and Sunlight (incorporated by reference to Annex A to the Company’s proxy statement/prospectus on Form 424(b)(3) (File No. 333-254589) filed with the SEC on June 21, 2021).

Exhibit No.	Description
3.1*	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).
3.2*	Amended and Restated Bylaws of the Company, effective as of July 9, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).
3.3*	Fifth Amended and Restated Limited Liability Company Agreement of Sunlight Financial LLC (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).
4.1*	Warrant Agreement, dated November 24, 2020, between Spartan and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Spartan’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on December 1, 2020).
4.2*	Warrant to Purchase Units, dated February 27, 2021 between Sunlight Financial LLC and Tech Capital LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).
4.3*	Amendment No. 1 to Warrant to Purchase Units, dated July 8, 2021 between Sunlight Financial and Tech Capital LLC (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).
5.1	Opinion of Hunton Andrews Kurth LLP with respect to the legality of the securities being registered.
10.1†*	Sunlight Financial Holdings Inc.’s 2021 Equity Incentive Plan (incorporated by reference to Annex C to the Company’s proxy statement/prospectus on Form 424(b)(3) (File No. 333-254589), filed with the SEC on June 21, 2021).
10.2†*	Sunlight Financial Holdings Inc.’s Employee Stock Purchase Plan (incorporated by reference to Annex D to the Company’s proxy statement/prospectus on Form 424(b)(3) (File No. 333-254589), filed with the SEC on June 21, 2021).
10.3* ***	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to Spartan’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on January 25, 2021).
10.4*	Letter Agreement, dated November 24, 2020, among the Spartan, its officers and directors and the Sponsor (incorporated by reference to Exhibit 10.1 to Spartan’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on December 1, 2020).
10.5*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to Spartan’s Registration Statement on Form S-1 (File No. 333-249430) filed with the SEC on October 9, 2020).
10.6*	Securities Purchase Agreement, dated August 17, 2020 between Spartan and Sponsor (incorporated by reference to Exhibit 10.5 to Spartan’s Registration Statement on Form S-1 (File No. 333-249430) filed with the SEC on October 9, 2020).
10.7*	Private Placement Warrants Purchase Agreement, dated November 24, 2020, between Spartan and the Sponsor (incorporated by reference to Exhibit 10.5 to Spartan’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on December 1, 2020).
10.8*	Form of Lock-Up Agreement for large shareholders (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on June 1, 2021).
10.9*	Form of Lock-Up Agreement for small shareholders (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on June 1, 2021).
10.10*	Form of Lock-Up Agreement for Sunlight Executives (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on June 1, 2021).

Exhibit No.	Description
10.11*	Founders Stock Agreement, dated January 23, 2021 by and between Spartan, the Sponsor and the initial stockholders (incorporated by reference to Exhibit 10.1 to Spartan’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on December 1, 2020).
10.12**	Letter Agreement Amendment, dated January 23, 2021 among Spartan, its officers and directors and the Sponsor (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).
10.13* **	Tax Receivable Agreement by and among the Company, the TRA Holders and the Agent (incorporated by reference to Exhibit 10.13 to the Company’s Current Report Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021.
10.14*	Indemnity Agreement, dated January 23, 2021, among Spartan, the Blockers, FTV Blocker Holder, the Spartan Subsidiaries and Sunlight (incorporated by reference to as Exhibit 10.16 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on March 22, 2021).
10.15*	Company Support Agreement, dated January 23, 2021, among Spartan, the Spartan Subsidiaries, the Blockers and Sunlight (incorporated by reference to Exhibit 10.17 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589), filed with the SEC on March 22, 2021).
10.16*	Investor Rights Agreement, dated July 9, 2021, by and among the Company, and certain stockholders and equityholders of the Company (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).
10.17* **	Amended and Restated Loan Sale Agreement, dated as of February 12, 2018, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.18* **	First Amendment to Amended and Restated Loan Sale Agreement, dated as of August 28, 2019, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.19* **	Seventh Amendment to First Amended and Restated Loan Program Agreement and Second Amendment to Amended and Restated Loan Sale Agreement, dated as of June 3, 2020, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.20* **	Omnibus Waiver and Tenth Amendment to First Amended and Restated Loan Program Agreement and Waiver and Third Amendment to Amended and Restated Loan Sale Agreement, dated January 28, 2021, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.21* **	First Amended and Restated Loan Program Agreement, dated as of February 12, 2018, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.22* **	Third Amendment to Residential Solar Energy Loan Program Agreement, undated, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.23* **	Fee Letter to First Amended and Restated Loan Program Agreement, as amended, dated February 18, 2020 (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).

Exhibit No.	Description
10.24* **	Fee Letter to First Amended and Restated Loan Program Agreement, as amended, dated June 18, 2018 (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.25* **	Fourth Amendment to Loan Program Agreement, dated March 8, 2019, by and between Cross River Bank and Sunlight (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.26* **	Fifth Amendment to First Amended and Restated Loan Program Agreement, dated December 1, 2019, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.28 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.27* **	Sixth Amendment to First Amended and Restated Loan Program Agreement, dated March 31, 2020, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.28* **	Seventh Amendment to First Amended and Restated Loan Program Agreement and Second Amendment to Amended and Restated Loan Sale Agreement, dated June 3, 2020, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.30 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.29* **	Eighth Amendment to First Amended and Restated Loan Program Agreement, dated January 5, 2021, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.30*	Ninth Amendment to First Amended and Restated Loan Program Agreement, dated February 17, 2021, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.31* **	Omnibus Waiver and Tenth Amendment to First Amended and Restated Loan Program Agreement and Waiver and Third Amendment to Amended and Restated Loan Sale Agreement, dated January 28, 2021, by and between Cross River Bank and Sunlight LLC (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.32* **	Loan and Security Agreement, dated as of April 26, 2021, between Sunlight Financial LLC and Silicon Valley Bank (incorporated by reference to Exhibit 10.34 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.33*	Form of Employment Agreement (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.34*	Form of Restrictive Covenants Agreement (incorporated by reference to Exhibit 10.36 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
10.35*	Form of Day 1 RSU Agreement (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589) filed with the SEC on May 12, 2021).
14.1*	Sunlight Financial Holdings Inc. Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).

Exhibit No.	Description
16.1*	Letter from WithumSmith+Brown, PC to the U.S. Securities and Exchange Commission dated July 15, 2021(incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K (File No. 001-39739) filed with the SEC on July 15, 2021).
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of RSM US LLP.
23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
23.4	Consent of Wood Mackenzie Ltd.
99.1* ***	Schedule of New PIPE Investors (incorporated by reference to Exhibit 99.11 to Amendment No. 2 to Spartan’s Registration Statement on Form S-4 (File No. 333-254589), filed with the SEC on June 1, 2021).

*
Incorporated by reference to prior filing.

**
Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit (indicated by asterisks) have been omitted.

***
The Subscription Agreements are substantially identical in all material respects to the form of Subscription Agreement filed as Exhibit 10.3 hereto, except as to the identity of each PIPE Investor, the number of PIPE Shares subscribed for by each PIPE Investor and the purchase price to be paid by each New PIPE Investor. Pursuant to Instruction 2 to Item 601 of Regulation S-K, we have omitted filing copies of each such Subscription Agreement as exhibits to this Registration Statement on Form S-4/A and have filed a schedule as Exhibit 99.11 hereto identifying each PIPE Investor, the number of PIPE Shares subscribed for by each PIPE Investor and the purchase price to be paid by each PIPE Investor.

†
Management Contracts.

+
The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b)
Financial Statements.    The financial statements filed as part of this Registration Statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.   Undertakings.
The undersigned registrant, hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on the 30th day of July, 2021.
SUNLIGHT FINANCIAL HOLDINGS INC.
By:
      /s/ Matthew Potere

Name:
Matthew Potere

Title:
Chief Executive Officer
(Principal Executive Officer)

By:
      /s/ Barry Edinburg

Name:
Barry Edinburg

Title:
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Potere, Barry Edinburg and Nora Dahlman, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2021.
Name	Title
/s/ Matthew Potere Matthew Potere	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Barry Edinburg Barry Edinburg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Brad Bernstein Brad Bernstein	Director
/s/ Jeanette Gorgas Jeanette Gorgas	Director
/s/ Emil W. Henry, Jr. Emil W. Henry, Jr.	Director
/s/ Toan Huynh Toan Huynh	Director

Name	Title
/s/ Jennifer D. Nordquist Jennifer D. Nordquist	Director
/s/ Philip Ryan Philip Ryan	Director
/s/ Kenneth Shea Kenneth Shea	Director
/s/ Joshua Siegel Joshua Siegel	Director